US-DOCS\168420049.45 Exhibit 2.1 Execution Version PURCHASE AND SALE AGREEMENT AND AGREEMENT AND PLAN OF MERGER by and among OBAGI HOLDINGS COMPANY LTD. as the Seller, WALDENCAST PLC as the Parent, OBAGI COSMECEUTICALS LLC, OBAGI NETHERLANDS B.V. and OBAGI ASIAPAC LIMITED as the Companies, WAYPOINT BIDCO, LLC as Purchaser, WAYPOINT MERGER SUB I, LLC as Merger Sub I, WAYPOINT MERGER SUB II, LLC as Merger Sub II, and GORE RANGE CAPITAL FUND III LLC as Purchaser Co-Investor Dated as of June 1, 2026

i TABLE OF CONTENTS Page Article I DEFINITIONS Section 1.1 Certain Defined Terms .............................................................................................3 Section 1.2 Table of Definitions ...............................................................................................24 Article II TRANSACTIONS Section 2.1 Mergers; Equity Purchase; Seller Payables Assumption .......................................30 Section 2.2 Purchase Price; Allocation Statement; Reinvestment Amount. .............................31 Section 2.3 Closing; Mergers Effective Times; Merger Conversions ......................................33 Section 2.4 Estimated Purchase Price .......................................................................................36 Section 2.5 Purchase Price Adjustments ...................................................................................37 Section 2.6 Earnout ...................................................................................................................41 Section 2.7 Closing Deliverables and Actions ..........................................................................44 Section 2.8 Withholding Taxes .................................................................................................47 Article III REPRESENTATIONS AND WARRANTIES OF THE SELLER Section 3.1 Company Organization ..........................................................................................47 Section 3.2 Due Authorization ..................................................................................................47 Section 3.3 No Conflict.............................................................................................................48 Section 3.4 Governmental Authorities; Consents .....................................................................48 Section 3.5 Acquired Equity Interests ......................................................................................49 Section 3.6 Litigation and Proceedings ....................................................................................49 Section 3.7 Concord Agreement ...............................................................................................49 Section 3.8 Brokers’ Fees .........................................................................................................49 Section 3.9 Business Assets ......................................................................................................49 Section 3.10 Exclusivity of Representations and Warranties .....................................................49 Article IV REPRESENTATIONS AND WARRANTIES OF THE PARENT Section 4.1 Company Organization ..........................................................................................50 Section 4.2 Due Authorization ..................................................................................................50 Section 4.3 No Conflict.............................................................................................................51 Section 4.4 Brokers’ Fees .........................................................................................................51

ii Section 4.5 Litigation and Proceedings ....................................................................................51 Section 4.6 Exclusivity of Representations and Warranties .....................................................52 Article V REPRESENTATIONS AND WARRANTIES OF THE COMPANIES Section 5.1 Company Organization ..........................................................................................53 Section 5.2 Company Subsidiaries ...........................................................................................53 Section 5.3 Due Authorization ..................................................................................................53 Section 5.4 No Conflict.............................................................................................................54 Section 5.5 Governmental Authorities; Consents .....................................................................54 Section 5.6 Capitalization of the Companies ............................................................................54 Section 5.7 Capitalization of Subsidiaries ................................................................................55 Section 5.8 Financial Statements ..............................................................................................56 Section 5.9 No Undisclosed Liabilities .....................................................................................57 Section 5.10 Litigation and Proceedings ....................................................................................57 Section 5.11 Legal Compliance ..................................................................................................57 Section 5.12 Contracts; No Defaults ...........................................................................................58 Section 5.13 Benefit Plans ..........................................................................................................60 Section 5.14 Labor Relations; Employees ..................................................................................62 Section 5.15 Taxes ......................................................................................................................64 Section 5.16 Insurance ................................................................................................................66 Section 5.17 Permits ...................................................................................................................66 Section 5.18 Equipment and Other Tangible Property ...............................................................67 Section 5.19 Real Property .........................................................................................................67 Section 5.20 Intellectual Property ...............................................................................................68 Section 5.21 Privacy and Data Security ......................................................................................69 Section 5.22 Environmental Matters...........................................................................................71 Section 5.23 Absence of Changes ...............................................................................................71 Section 5.24 Anti-Bribery Compliance .......................................................................................72 Section 5.25 Sanctions and International Trade Compliance; Security Clearances ...................72 Section 5.26 Customers and Vendors .........................................................................................73 Section 5.27 Health Care Regulatory..........................................................................................73 Section 5.28 Sufficiency of Assets .............................................................................................75 Section 5.29 Government Contracts ...........................................................................................75 Section 5.30 CFIUS ....................................................................................................................76 Section 5.31 Brokers’ Fees .........................................................................................................76 Section 5.32 Transactions with Affiliates ...................................................................................76 Section 5.33 No Additional Representation or Warranties .........................................................76 Article VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES Section 6.1 Organization ...........................................................................................................77 Section 6.2 Due Authorization ..................................................................................................78

iii Section 6.3 No Conflict.............................................................................................................78 Section 6.4 Governmental Authorities; Consents .....................................................................79 Section 6.5 Litigation and Proceedings ....................................................................................79 Section 6.6 Financing................................................................................................................79 Section 6.7 Investment Intent; Accredited Investor ..................................................................81 Section 6.8 Solvency .................................................................................................................82 Section 6.9 Investigation, Reliance and Disclaimer .................................................................82 Section 6.10 Brokers’ Fees .........................................................................................................83 Article VII COVENANTS Section 7.1 Conduct of Business Prior to the Closing ..............................................................84 Section 7.2 Governmental Consents and Filings ......................................................................89 Section 7.3 Covenants Regarding Information .........................................................................91 Section 7.4 Termination of Affiliated Party Transactions ........................................................93 Section 7.5 Concord Agreement ...............................................................................................94 Section 7.6 Confidentiality .......................................................................................................94 Section 7.7 Non-Disparagement ...............................................................................................97 Section 7.8 Mail and Other Communications ...........................................................................97 Section 7.9 Public Announcements ..........................................................................................97 Section 7.10 Contact With Vendors, Suppliers or Other Business Relations .............................98 Section 7.11 Wrong Pockets .......................................................................................................98 Section 7.12 Misallocated Assets ...............................................................................................99 Section 7.13 Unassigned Assets ...............................................................................................100 Section 7.14 Certain Specified Obligations ..............................................................................102 Section 7.15 Directors’ and Officers’ Indemnification and Insurance .....................................102 Section 7.16 Employee Matters ................................................................................................104 Section 7.17 Financing Activities .............................................................................................109 Section 7.18 Financing Cooperation .........................................................................................111 Section 7.19 R&W Insurance Policy ........................................................................................114 Section 7.20 Payoff/Lien Release .............................................................................................114 Section 7.21 Certain Assurances...............................................................................................115 Section 7.22 Company Trademarks ..........................................................................................115 Section 7.23 Exclusivity ...........................................................................................................116 Section 7.24 Non-Competition; Non-Solicitation ....................................................................117 Section 7.25 Covenants Relating to the Earnout ......................................................................119 Section 7.26 Pre-Closing Reorganization .................................................................................120 Section 7.27 Insurance ..............................................................................................................121 Section 7.28 Data Room Copy..................................................................................................122 Article VIII TAX MATTERS Section 8.1 Cooperation ..........................................................................................................122

iv Section 8.2 Straddle Periods ...................................................................................................122 Section 8.3 Transfer Taxes .....................................................................................................122 Section 8.4 Purchase Price Allocation ....................................................................................123 Section 8.5 Tax Treatment of Earnout Consideration ............................................................124 Section 8.6 Vietnam Withholding Tax ...................................................................................124 Section 8.7 Post-Closing Actions ...........................................................................................124 Section 8.8 Certain Specified Tax Matters .............................................................................124 Section 8.9 Intercompany Trade Payables and Receivables ...................................................125 Article IX CONDITIONS TO CLOSING Section 9.1 Conditions to Obligations of Each Party .............................................................125 Section 9.2 Conditions to Obligations of the Parent, the Seller and the Companies ..............125 Section 9.3 Conditions to Obligations of the Purchaser .........................................................126 Article X TERMINATION Section 10.1 Termination ..........................................................................................................128 Section 10.2 Notice of Termination ..........................................................................................130 Section 10.3 Effect of Termination ...........................................................................................130 Section 10.4 Termination Fee ...................................................................................................130 Article XI SURVIVAL; INDEMNIFICATION Section 11.1 Survival ................................................................................................................131 Section 11.2 Indemnification by the Seller ...............................................................................132 Section 11.3 Indemnification by the Purchaser ........................................................................133 Section 11.4 Procedures ............................................................................................................133 Section 11.5 Exclusive Remedy and Release ...........................................................................137 Section 11.6 Additional Indemnification Provisions ................................................................137 Section 11.7 Limitation on Liability .........................................................................................138 Section 11.8 Indemnity Payments.............................................................................................138 Section 11.9 Indemnification Obligations Net of Insurance Proceeds and Other Amounts ...............................................................................................................138 Section 11.10 Setoff ....................................................................................................................139 Article XII GENERAL PROVISIONS Section 12.1 Fees and Expenses ...............................................................................................140 Section 12.2 Amendments; Waivers .........................................................................................140

Section 12.3	Notices	141
Section 12.4	Interpretation; Rules of Construction	143
Section 12.5	Entire Agreement	143
Section 12.6	Parties in Interest	144
Section 12.7	Governing Law	144
Section 12.8	Submission to Jurisdiction; Service of Process	144
Section 12.9	Waiver of Jury Trial	145
Section 12.10	Disclosure Generally	145
Section 12.11	Assignment; Successors	146
Section 12.12	No Recourse	146
Section 12.13	Releases	147
Section 12.14	Specific Performance	148
Section 12.15	Debt Financing	149
Section 12.16	Severability	150
Section 12.17	Electronic Delivery	151
Section 12.18	Counterparts	151
Section 12.19	Time of Essence	151
Section 12.20	Legal Representation	151
Section 12.21	No Presumption Against Drafting Party	152
Section 12.22	Purchaser Parties Guaranty	152
Section 12.23	Notarial independence	153

Exhibits:

Exhibit A – Form of First Certificate of Merger
Exhibit B – Form of Second Certificate of Merger
Exhibit C – Accounting Principles and Sample Statement
Exhibit D – Form of Escrow Agreement
Exhibit E – Form of Fixed Vendor Note
Exhibit F – Form of Adjustable Vendor Note
Exhibit G-1 – Form of Dutch Notarial Deed
Exhibit G-2 – Form of Hong Kong Instrument of Transfer and Bought and Sold Notes
Exhibit H – Form of Transition Services Agreement
Exhibit I – Form of Transitional Trademark License Agreement
Exhibit J – Earnout Accounting Principles
Exhibit K – Illustration Calculation of Closing Payment.

Schedules:

Schedule TA – Transferred Assets
Schedule EA – Excluded Assets
Schedule AL – Assumed Liabilities
Schedule RL – Retained Liabilities

Disclosure Letters:

v

vi Companies Disclosure Letter Purchaser Disclosure Letter

1 US-DOCS\168420049.45 PURCHASE AND SALE AGREEMENT AND AGREEMENT AND PLAN OF MERGER This PURCHASE AND SALE AGREEMENT AND AGREEMENT AND PLAN OF MERGER, dated as of June 1, 2026 (this “Agreement”), is entered into by and among (i) Obagi Holdings Company Ltd., a private limited company formed under the laws of the Cayman Islands (the “Seller”), (ii) Waldencast plc, a public limited company incorporated under the laws of the Bailiwick of Jersey (the “Parent”), (iii) Obagi Cosmeceuticals LLC, a Delaware limited liability company (“Obagi Cosmeceuticals”), Obagi Netherlands B.V., a Netherlands private limited company (besloten vennootschap) (“Obagi Netherlands”), Obagi AsiaPac Limited, a limited company formed under the laws of Hong Kong (“Obagi AsiaPac” and together with Obagi Cosmeceuticals and Obagi Netherlands, the “Companies” and each, a “Company”), (iv) Waypoint Bidco, LLC, a Delaware limited liability company (the “Purchaser”) and Waypoint Merger Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Purchaser (“Merger Sub I”), and (v) Gore Range Capital Fund III LLC, a Delaware limited liability company (the “Purchaser Co-Investor”) and Waypoint Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Purchaser Co-Investor (“Merger Sub II” and together with Merger Sub I, the “Merger Subs” and together with the Purchaser and the Purchaser Co-Investor, the “Purchaser Parties”). Each of the Seller, the Parent, the Companies, the Purchaser, the Purchaser Co-Investor, Merger Sub I and Merger Sub II is sometimes referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I. RECITALS WHEREAS, the Companies and the Company Subsidiaries are engaged in, among other things, the Business; WHEREAS, as of the date hereof, the Seller and Obagi Global Holdings Limited, a limited company incorporated under the laws of the Cayman Islands (“Obagi Global”), own all of the issued and outstanding equity interests, membership interests or share capital, as applicable, of Obagi Cosmeceuticals (the “OC Equity Interests”), Obagi Netherlands (the “ON Equity Interests”) and Obagi AsiaPac (the “OAP Equity Interests” and together with the ON Equity Interests, the “Purchased Equity Interests” and the Purchased Equity Interests together with the OC Equity Interests, the “Acquired Equity Interests”); WHEREAS, the Parties desire to enter into a series of transactions pursuant to which (i) the Purchaser will assume the Assumed Liabilities and the Seller Group will retain the Retained Liabilities and (ii) the Purchaser will purchase and acquire the Transferred Assets from the Seller Group and the Seller Group will retain the Excluded Assets, in each case, subject to the terms and conditions set forth in this Agreement; WHEREAS, prior to the Closing, the Parent, the Seller, Obagi Global, the Companies and certain other Subsidiaries of the Seller will consummate the Pre-Closing Reorganization (as defined herein) as contemplated in Section 7.26 of the Companies Disclosure Letter, following which: (i) the Seller will own all of the Acquired Equity Interests, (ii) Obagi Cosmeceuticals will own all of the issued and outstanding limited liability company interests in Obagi Holdings LLC,

2 a Delaware limited liability company (“Obagi Holdings” and such limited liability company interests, the “OH Equity Interests”), (iii) certain intercompany payables owed to Obagi Cosmeceuticals by the Parent and its Affiliates will be assigned to the Seller, and (iv) the Seller will assume and accept to pay and discharge the remaining intercompany payables owed by Parent and its Affiliates to Obagi Cosmeceuticals following the Pre-Closing Reorganization (the “Seller Payables”); WHEREAS, the Seller desires to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser desires to purchase and acquire from the Seller, the Purchased Equity Interests in exchange for the payment by the Purchaser to the Seller of the Equity Purchase Consideration (as defined herein), on the terms and subject to the conditions set forth in this Agreement; WHEREAS, immediately following the Equity Purchase (as defined herein), the Parties desire to consummate the First Merger (as defined herein) whereby Merger Sub I shall be merged with and into Obagi Cosmeceuticals, with Obagi Cosmeceuticals surviving the First Merger as a subsidiary of the Purchaser and the Seller, on the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA; WHEREAS, immediately following the consummation of the First Merger, the Parties desire to consummate the Second Merger (as defined herein) whereby Merger Sub II shall be merged with and into Obagi Cosmeceuticals, with Obagi Cosmeceuticals surviving the Second Merger as a subsidiary of the Purchaser and the Purchaser Co-Investor, on the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA; WHEREAS, immediately following the consummation of the Second Merger, in consideration for the Transaction, the Purchaser shall assume and accept to pay, perform and discharge, as and when due, the Seller Payables; WHEREAS, the Seller, will be the sole member of Obagi Cosmeceuticals as of the Closing and has approved (or caused to be approved) the adoption of this Agreement and the transactions contemplated hereby, including the First Merger and the Second Merger, in accordance with the DLLCA; WHEREAS, the Parent and each of the Companies has approved the adoption of this Agreement, including the transactions contemplated hereby; WHEREAS, the Purchaser, as manager and sole member of Merger Sub I, has approved the adoption of this Agreement and the transactions contemplated hereby, including the First Merger, in accordance with the DLLCA; WHEREAS, the Purchaser Co-Investor, as manager and sole member of Merger Sub II, has approved the adoption of this Agreement and the transactions contemplated hereby, including the Second Merger, in accordance with the DLLCA; WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the Purchaser Parties’ willingness to enter into this Agreement, the Key Executives (as defined herein) are each entering into the Reinvestment Agreement (as defined herein) pursuant to which each Key Executive has committed, subject to the terms and conditions

3 thereof, to reinvest, directly or indirectly, alongside the Equity Investors into the Purchaser (the “Reinvestment”); WHEREAS, concurrently with the execution of this Agreement, as a material inducement to the Parent’s, the Seller’s and each Company’s willingness to enter into this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby, Bridgepoint Europe VII LP and Bridgepoint Europe VII 2 LP (collectively, the “Bridgepoint Equity Investor” and together with the Purchaser Co-Investor, the “Equity Investors”) have entered into (i) an equity commitment letter, dated as of the date of this Agreement (the “Bridgepoint Equity Commitment Letter”) and (ii) a limited guarantee, dated as of the date of this Agreement (the “Bridgepoint Limited Guarantee”), pursuant to which, among other things, the Bridgepoint Equity Investors have committed to funding certain of the Purchaser’s payment obligations hereunder on the terms and subject to the conditions set forth in the Bridgepoint Equity Commitment Letter and the Bridgepoint Limited Guarantee; and WHEREAS, concurrently with the execution of this Agreement, as a material inducement to the Parent’s, the Seller’s and each Company’s willingness to enter into this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby, Purchaser Co-Investor has entered into an equity commitment letter, dated as of the date of this Agreement (the “GRC Equity Commitment Letter”, and together with the Bridgepoint Equity Commitment Letter, the “Equity Commitment Letters”), pursuant to which, among other things, the Purchaser Co-Investor has committed to funding certain of the Purchaser Co-Investor’s payment obligations hereunder on the terms and subject to the conditions set forth in the GRC Equity Commitment Letter. NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Certain Defined Terms. For purposes of this Agreement: “2025 Financial Statements” means the consolidated balance sheet of Obagi Global Holdings Ltd. as at December 31, 2025, as set out in Section 5.8(a)(ii) of the Companies Disclosure Letter. “Accounting Firm” means an independent accounting firm of international standing, mutually selected and appointed by the Purchaser and the Seller. “Accounting Principles” has the meaning set forth in Exhibit C attached hereto. “Accrued Income Taxes” means, with respect to each Company and each Company Subsidiary, the amount of unpaid income Taxes of such Company or such Company Subsidiary for any Pre-Closing Tax Period (which amount with respect to any Company or any Company

4 Subsidiary shall not be less than zero in any jurisdiction or taxable period, except for any jurisdiction and taxable period for which an originally filed Tax Return has not been filed, such amount may be less than zero for such Company or such Company Subsidiary for such jurisdiction and such period solely to the extent such Company or Company Subsidiary is entitled to an income Tax refund (or credit in lieu of a Tax refund) for such period as a result of an overpayment of estimated income Taxes), calculated (a) except as required by applicable Law, in a manner consistent with past practice (including reporting positions, elections and accounting methods), (b) in accordance with Section 8.2, (c) taking into account any payments made in respect of such income Taxes prior to the Closing, any available income Tax assets or attributes of any Company or any of the Company Subsidiaries, including net operating loss carryforwards, and the Transaction Tax Deductions, in each case, solely to the extent such payments, income Tax assets or other items actually reduce cash Taxes payable by such Company or such Company Subsidiary in respect of such taxable periods (or would reduce such cash Taxes if the relevant taxable periods closed on the Closing Date) and (d) without regard to any Taxes of the Companies or any Company Subsidiary solely to the extent attributable to the particular steps of the Pre-Closing Tax Steps Plan attributable to the assumption by Seller of the Seller Payables, and (e) action taken by the Purchaser or its Affiliates (including the Companies and the Company Subsidiaries) on the Closing Date following the Closing outside the Ordinary Course of Business. “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Purchaser), with respect to an Acquisition Transaction. “Acquisition Transaction” means (i) any acquisition or purchase of all or any material portion of the assets of the Business of the Companies and the Company Subsidiaries (other than any sales of assets in the ordinary course of business), (ii) any business combination however structured with the Seller or any of its Affiliates relating to the Companies and the Company Subsidiaries (including through any merger, reorganization, share purchase, asset purchase, consolidation, joint venture, exclusive license or otherwise), or (iii) any acquisition or purchase of all or any portion of the capital stock of the Companies and the Company Subsidiaries (in the case of each of clauses (i), (ii) and (iii), excluding (1) issuances of equity awards of any of the Companies or the Company Subsidiaries in the ordinary course of business, (2) transactions in connection with the vesting or exercise of equity awards of the Companies or the Company Subsidiaries in the ordinary course of business, (3) a Remainco Transaction) or (4) a Wholeco Transaction, solely to the extent permitted pursuant to Section 7.23(c). “Action” means any claim, litigation, lawsuit, action, suit, judgment, charge, complaint, citation, summons, notice of violation, arbitration, proceeding or any other action (including any investigations or inquiries of any nature, whether civil, criminal, regulatory, at law or in equity or otherwise). “Adjustable Vendor Note” means a promissory note in the principal amount of the Adjustable Vendor Note Amount, issued by the Purchaser to the Seller (or its permitted assigns), substantially in the form attached hereto as Exhibit F, which note shall be subject to adjustment, as applicable, from time to time pursuant to the terms of this Agreement.

5 “Adjustable Vendor Note Amount” means twenty million dollars ($20,000,000), as it may be adjusted from time to time pursuant to the terms of this Agreement and the Adjustable Vendor Note. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that in no event shall the Purchaser be considered an Affiliate of any portfolio company of or any investment fund or vehicle affiliated with or managed by, Bridgepoint Advisers Limited (and vice versa), in each case, other than for purposes of Section 4.6 (Exclusivity of Representations and Warranties), Section 10.3 (Effect of Termination), Section 11.7 (Limitation on Liability), Section 12.12 (No Recourse) and Section 12.13(b) (Seller Release), as applicable. “Ancillary Agreements” means any agreement, certificate or similar document that is required to be delivered pursuant to this Agreement, including the Transition Services Agreement, the Transitional Trademark License Agreement, the Escrow Agreement, the Equity Commitment Letters, the Bridgepoint Limited Guarantee, the Reinvestment Agreement and the Vendor Notes. “Antitrust Laws” means any Laws applicable to the Purchaser, any Seller, any Company, any of the Company Subsidiaries or the Business under any applicable jurisdiction that are designed to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or lessening competition, including any applicable antitrust, competition, merger control or foreign investment and national security Laws. “Assumed Liabilities” means (a) Liabilities of the Companies and the Company Subsidiaries to the extent arising out of, relating to or resulting from the Business and (b) all other Liabilities identified on Schedule AL. Notwithstanding the foregoing, “Assumed Liabilities” shall not include (i) any Liabilities for income Taxes or Transaction-related Taxes incurred prior to the Closing of any member of the Seller Group, (ii) any Liabilities under the Parent Benefit Plans, or (iii) any Retained Liabilities. “Base Purchase Price Amount” means three hundred ninety-six million dollars ($396,000,000). “Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), whether or not subject to ERISA, and any other plan, policy, program or agreement (including any employment, consulting, bonus, commission, incentive or deferred compensation, equity or equity-based compensation (including any stock option, stock purchase and restricted stock), severance, redundancy pay, retention, retirement, supplemental retirement, change in control, health or medical, dental, vision, sick leave, prescription, life insurance, fringe benefits, vacation, paid time off, insurance coverage, disability coverage, disability benefits, death benefits, pension, supplemental unemployment benefit, profit sharing, post-employment or retirement benefits or similar plan, policy, program or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee of any Company or any of the Company Subsidiaries or any Business Employee (or any spouse, dependent or beneficiary thereof), and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or

6 arrangement that is required under applicable Law and maintained or sponsored by any Governmental Authority. “Business” means the business, operations and activities of the Parent Group relating to medical-grade skin care and injectables through professional, retail, wholesale and e-commerce channels, including the development, manufacturing, import, export, advertisement, labeling, promotion, storage, distribution and/or sales of the Products, as conducted on the date hereof or as of the Closing Date or, in the case of injectables, as contemplated under the Parent Group’s business plan. “Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for general business in New York, New York, Toronto, (Ontario) Canada and London, England, provided that, for purposes of determining the Business Day on which the Purchaser is required to make a payment pursuant to this Agreement, “Business Day” shall exclude any day on which banks are not open for general business in Frankfurt, Germany, Munich, Germany, Luxembourg, Luxembourg or Paris, France. “Business Employee” means each of the individuals identified in Section 1.1(d) of the Companies Disclosure Letter, each of whom is employed to support the Business by the Parent or one of its Subsidiaries (other than the Companies and the Company Subsidiaries) in the United Kingdom or Spain. “Business Records” means (a) all business records and materials (or portions thereof), including customer records, files, invoices, customer and supplier lists, distribution lists, billing records, sales literature, manuals and customer and supplier correspondence, arrangements, drawings, reports, studies and plans and advertising, marketing and promotional materials, inventory data, Permit records (including application records), information and data, in each case (x) whether evidenced in writing, electronic data or otherwise and (y) to the extent relating to the Business, (b) all personnel records to the extent related to any of the Transferred Employees, to the extent not prohibited to be shared under applicable Law, and (c) all of the separate financial statements or other financial records to the extent relating to the Business, the Companies, the Company Subsidiaries, the Transferred Assets or the Assumed Liabilities that do not form a part of the general ledger of the Parent Group. “Closing Cash” means in relation to the Companies and the Company Subsidiaries, the (i) aggregate amount of the following combined assets as at the Reference Time and as determined in accordance with the Accounting Principles: all cash, bank deposits, and cash equivalents (whether in hand or credited to any account with any banking, financial, lending or similar institution), together with any interest accrued thereon; reduced by (ii)(x) the aggregate amount of any Restricted Cash and any outstanding checks, ACH transactions and other wire transfers and drafts drawn upon the account of any Company or any Company Subsidiary and (y) the amount of any Taxes that would be incurred by any Company or any Company Subsidiary that is organized or incorporated outside the United States if, and only to the extent, such items in excess of $250,000 per Company or Company Subsidiary were paid as a dividend or a distribution (through any intermediate companies in the chain of ownership) to Purchaser immediately after the Closing, in each case, as of the Reference Time. For the avoidance of doubt, Closing Cash shall not include any amounts owed to any Company or any Company Subsidiary under the Seller Payables. An

7 illustrative calculation of Closing Cash is set out in Part 3 of Exhibit C, with the items marked as “Closing Cash” in the Sample Statement representing the relevant components of Closing Cash. “Closing Indebtedness” means, in relation to the Companies and the Company Subsidiaries, the aggregate amount of Indebtedness as at the Reference Time and as determined in accordance with the Accounting Principles. An illustrative calculation of Closing Indebtedness is set out in Part 3 of Exhibit C, with the items marked as “Closing Indebtedness” in the Sample Statement representing the relevant components of Closing Indebtedness. “Code” means the Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreement” means any collective bargaining agreement, labor agreement, works council agreement, shop agreement, personnel representative agreement, memorandum of understanding, side letter, settlement agreement, or any other Contract or arrangement with any Union. “Company Benefit Plan” means each Benefit Plan that is maintained, sponsored or contributed to by any Company or any of the Company Subsidiaries, or to which any Company or any of the Company Subsidiaries is a party or has or may have any present or future Liability. “Company Board” means, with respect to a Company, the Board of Directors, Board of Managers or equivalent governing body of such Company. “Company Employee” means each employee of any Company or of any Company Subsidiary as of the date hereof. “Company Intellectual Property” means all Intellectual Property owned by any Company or any of the Company Subsidiaries. “Company Subsidiaries” means Waldencast (Thailand) Co., Limited., a limited company formed under the laws of Thailand, Waldencast Vietnam Company Limited, a limited company formed under the laws of Vietnam, Waldencast Singapore Pte. Ltd., a limited company formed under the laws of Singapore and Obagi Holdings LLC, a Delaware limited liability company. “Concord Agreement” means that certain Stock Purchase Agreement, dated as of July 22, 2025, by and among NVQ Investors Holding, LLC, a Delaware limited liability company, Croma- Pharma GmbH, a company organized under the laws of Austria, Novaestiq Corp., a Delaware corporation, the Seller and Novaestiq Holding LLC, a Delaware limited liability company. “Contract” means any written or legally binding agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, purchase order, sales order, license, sublicense, insurance policy, benefit plan or other commitment, obligation or arrangement. “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

8 “Debt Financing Sources” means each debt provider that commits to provide the Purchaser Group any Debt Financing in connection with the transactions contemplated hereby and is party to the Debt Financing Letters; provided, that neither the Purchaser nor any Affiliate thereof shall be a Debt Financing Source. “DLLCA” means the Delaware Limited Liability Company Act, Del. C § 18-101 et seq., as amended from time to time. “Earnout Accounting Principles” has the meaning set forth in Exhibit J. “Earnout Period” means the period beginning on the Closing Date and ending on December 31, 2027. “Entity” means any corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing. “Environmental Laws” means any Laws relating to the pollution of the environment or natural resources or the protection of human health and safety from the presence of any substance regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning. “ERISA Affiliate” means any Person, whether or not incorporated, which would be treated as a single employer with Seller, its Subsidiaries, and/or the Companies or the Company Subsidiaries under Section 414 of the Code or Section 4001(b) of ERISA. “Escrow Account” means the segregated escrow account maintained by the Escrow Agent to hold the Escrow Amount pursuant to the provisions of the Escrow Agreement. “Escrow Agent” means JPMorgan Chase Bank, N.A. “Escrow Agreement” means the Escrow Agreement substantially in the form attached hereto as Exhibit D, subject to adjustments required by the Escrow Agent mutually agreed by the Purchaser and the Seller. “Escrow Amount” means three million dollars ($3,000,000). “Escrow Funds” means, at any time, the Escrow Amount then remaining in the Escrow Account. “Excluded Assets” means, (a) all of the Parent Group’s right, title and interest in, to or under all assets of the Parent and its Affiliates (other than the Companies and the Company Subsidiaries) other than the assets of the Parent and its Affiliates that are used or held for use primarily in the conduct of the Business, and (b) all other assets identified on Schedule EA. “Existing Indebtedness” means Indebtedness arising in connection with that certain Credit Agreement, dated as of November 14, 2025 (as amended, restated, amended and restated or

9 otherwise modified from time to time), by and among Parent, Milk Makeup LLC (“Milk”), a Delaware limited liability company, Obagi Cosmeceuticals, the lenders from time to time party thereto, and LSSF II Offshore Investments, LP, an Ontario limited partnership acting by its general partner, Lumina Fund II GP Ltd. (“Lumina”), as administrative agent (the “Existing Credit Agreement”) and any other Loan Documents (as defined in the Existing Credit Agreement). “Fixed Vendor Note” means a promissory note in the principal amount of the Fixed Vendor Note Amount issued by the Purchaser to the Seller (or its permitted assigns), substantially in the form attached hereto as Exhibit E, which note shall represent a fixed, unconditional obligation of the Purchaser not subject to any adjustment, set off, reduction, or counterclaim arising under or in connection with this Agreement. “Fixed Vendor Note Amount” means ten million dollars ($10,000,000). “Fraud” means, with respect to a Party, an actual and deliberate misrepresentation of a material fact in the making of the representations and warranties expressly stated in Article III, Article V or Article VI, with actual knowledge (as opposed to constructive knowledge) of its falsity and the specific intent to deceive another Party hereto and induce reliance thereon and on which such other Party justifiably relies and suffers an economic loss as a result. “Fraud” shall not include any claim for equitable fraud, promissory fraud or any tort (including a claim for fraud), based on constructive knowledge, negligence, recklessness or a similar theory under the Laws of the State of Delaware, and only the Parties who committed Fraud shall be responsible for such Fraud. “Fundamental Representations of the Companies” means the representations and warranties of the Companies set forth in (a) Section 5.1 (Company Organization), (b) Section 5.2 (Company Subsidiaries), (c) Section 5.3 (Due Authorization), (d) Section 5.4 (No Conflict), (e) Section 5.6 (Capitalization of the Companies), (f) Section 5.7 (Capitalization of Subsidiaries) and (g) Section 5.31 (Brokers’ Fees). “Fundamental Representations of the Parent” means the representations and warranties of the Parent set forth in (a) Section 4.1 (Company Organization), (b) Section 4.2 (Due Authority), (c) Section 4.3 (No Conflict) and (d) Section 4.4 (Brokers’ Fees). “Fundamental Representations of a Purchaser Party” means the representations and warranties of the Purchaser Parties (to the extent applicable to such Purchaser Party) set forth in (a) Section 6.1 (Company Organization), (b) Section 6.2 (Due Authorization), (c) Section 6.3 (No Conflict) and (d) Section 6.10 (Brokers’ Fees). “Fundamental Representations of the Seller” means the representations and warranties of the Seller set forth in (a) Section 3.1 (Company Organization), (b) Section 3.2 (Due Authority), (c) Section 3.3 (No Conflict), (d) Section 3.5 (Acquired Equity Interests) and (e) Section 3.8 (Brokers’ Fees). “GAAP” means generally accepted accounting principles in the United States. “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the

10 “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation, the “Governing Documents” of an exempted company are its memorandum and articles of association and the “Governing Documents” of a Jersey company are its memorandum and articles of association. “Governmental Authority” means any supranational, national, federal, state, provincial, territorial, regional, county, municipal, local, domestic, or foreign government or governmental authority, body, commission, department, board, bureau, agency, instrumentality, political subdivision, branch or official thereof, (including any self-regulatory organization or stock exchange) exercising any regulatory, administrative, criminal, civil, taxing, or other governmental or quasi-governmental authority or powers, and any court, tribunal, arbitrator, arbitral panel, mediator, or other judicial body. “Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, (vii) per- and polyfluoroalkyl substances and (viii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law. “Health Care Regulatory Law” means all Laws relating to the development, testing, registration, licensure, approval, safety, efficacy, manufacture, quality, distribution, labeling, sale, advertising, marketing, publishing of reviews, import, export, or promotion of any Products (including any ingredient or component of a Product), including but not limited to (i) the Federal Food, Drug, and Cosmetic Act, (ii) the Federal Trade Commission Act (15 U.S.C. Section 41 et seq.), (iii) the Consumer Review Fairness Act (15 U.S.C. Section 45b et seq.), (iv) the Federal Trade Commission’s Guides Concerning the Use of Endorsements and Testimonials in Advertising (16 C.F.R. Part 255), (v) the Fair Packaging and Labeling Act, (vi) and all other comparable Laws administered, implemented or enforced by the Food and Drug Administration and Federal Trade Commission, or any other Governmental Authority exercising similar authority, (vii) all health care fraud and abuse Laws, including physician payment transparency Laws and state anti-kickback, self-referral, false claims, patient brokering and other fraud and abuse laws, including those that apply to all payors, including self-pay patients, (viii) analogous non-U.S. requirements of Law (including, for the avoidance of doubt, the Cosmetics Regulation (EC) No. 1223/2009 on cosmetic products and Commission Regulation (EU) No 655/2013 laying down common criteria for the justification of claims used in relation to cosmetic products, their implementing European Union member states national laws and comparable Laws applicable in the United Kingdom including any amendments thereto and all relevant guidance in the European Union and the United Kingdom), in each case of (i)-(viii), as amended and (ix) any regulations promulgated pursuant to any of the aforementioned Laws. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

11 “Indebtedness” means, in respect of the Companies and the Company Subsidiaries, the aggregate of the following combined liabilities, in each case, expressed as a positive number and excluding any unamortized issuance costs and to the extent unpaid at the Reference Time: (a) all amounts owed by any Company or any Company Subsidiary to any third party (other than a Company or a Company Subsidiary) in respect of borrowed money (which, for the avoidance of doubt, excludes normal trade credit incurred in the Ordinary Course of Business); (b) any non- trade intercompany and related-party balances payable by any Company or any Company Subsidiary to any member of the Seller Group (including any such Liabilities pursuant to any Affiliate Agreements); (c) any Accrued Income Taxes; (d) all obligations of any Company or any Company Subsidiary in respect of letters or lines of credit, to the extent drawn upon; (e) any capitalized lease obligations required to be capitalized on a balance sheet of any Company or any Company Subsidiary (excluding real property leases and operating leases); (f) all obligations evidenced by bonds, notes, debentures or similar instruments (including any purchase money obligation); (g) all obligations for deferred or unpaid purchase price of assets, properties, businesses, securities or services, including any earn-out obligations, milestones, seller notes or similar consideration but excluding any amount in relation to Article II of Exhibit B of the Concord Agreement; (h) any accrued dividends or distributions to any member of the Seller Group or any Affiliate of the Seller by any Company or any Company Subsidiary; (i) all deferred compensation obligations for any current or former director, officer or employee for any periods prior to the Closing that are payable by the Companies or the Company Subsidiaries but are unpaid at the Reference Time, and the employer portion of any payroll or employment Taxes payable with respect to such amounts; (j) all obligations in respect of any hedging, swap, cap, collar, forward, future or derivative transaction or similar arrangements, but excluding the embedded derivative related to the Existing Indebtedness to the extent it is not payable by any Company or any Company Subsidiary or to the extent that such amounts are otherwise included under any other clause of this definition of Indebtedness, so as to avoid any double deduction, (k) any liabilities or obligations related to the Existing Indebtedness calculated in accordance with Exhibit C, Part 2, Para. 17; (l) any guarantee or surety of other Persons in respect of any of the foregoing liabilities of such other Person; (m) all liabilities (including outstanding third party advisor costs) of any Company or any Company Subsidiary in respect of settled and/or concluded Actions that remain unpaid as of the Reference Time; (n) any VAT Liabilities arising from the sale or distribution of Products to Rohto Pharmaceuticals Co., Ltd; (o) the Liabilities set forth in Section 1.1(o) of the Companies Disclosure Letter (for the avoidance of doubt, under no circumstances shall the amounts included in Indebtedness in respect of this clause (o) deviate from the amounts set out in Section 1.1(o) of the Companies Disclosure Letter); (p) any unpaid costs, fees or expenses incurred in connection with the separation of the Companies and the Company Subsidiaries (and the Business) from the Seller Group, including the establishment of standalone corporate, operational, IT, finance, tax, legal or administrative arrangements, including any outstanding costs in respect of the Pre-Closing Reorganization to the extent unpaid at the Reference Time; (q) any accrued interest, fees, prepayment premiums, penalties, expenses, breakage costs or other amounts payable related to any of the foregoing; and (r) any costs, fees and expenses incurred by the Parent or any of its Subsidiaries in connection with the SPAC Transaction. Notwithstanding the foregoing, “Indebtedness” shall not include any (i) Net Working Capital, (ii) Purchaser Fees and Expenses or (iii) Transaction Expenses. “Indemnified Party” means a party entitled to seek indemnification under Article XI.

12 “Indemnified Taxes” means any cash Tax liability, including penalties and interest and any reasonable defense costs, attributable, as determined in accordance with Section 8.2, to taxable periods (or portions thereof) of the Companies or any Company Subsidiary ending on or prior to the Closing that are not covered by the R&W Insurance Policy (the “Tax Losses”) as finally determined, net of any available Tax attributes attributable to such pre-Closing periods (or portions thereof) that are actually available to be utilized to reduce such cash Tax liabilities under applicable Law (or that would have been available but for their utilization in a post-Closing Date Tax period) (“Pre-Closing Tax Attributes”), in each case, excluding (a) any such Tax liabilities or Tax attributes taken into account in the calculation of the Final Purchase Price or for which the economic cost or benefit thereof was otherwise previously borne by or for the account of Seller under the Agreement, (b) any Tax liabilities that are Specified Liabilities, (c) any Transfer Taxes, (d) any Retained Liabilities, (e) any Taxes that are not recoverable under the R&W Insurance Policy solely by reason of any deductible, retention, self-insured retention, aggregate cap, sublimit, per-occurrence limit, or similar monetary threshold or ceiling applicable thereunder, (f) any insurance proceeds in respect of such Taxes that are unavailable, reduced, or denied as a result of any failure by the Purchaser to comply with any notice, reporting, cooperation, claims-submission, or other procedural or administrative requirement under the R&W Insurance Policy, or (g) such Taxes that would have been covered under the draft R&W Insurance Policy that was made available to the Seller (or its Representatives) in connection with the transactions contemplated hereby prior to the date hereof, but are not covered (or are subject to reduced or limited coverage) as a result of any amendment, endorsement, rider, modification, or renewal of such R&W Insurance Policy following such date. For purposes of the foregoing, Pre-Closing Tax Attributes that are not taken into account under the R&W Insurance Policy as an offset to recovery thereunder, shall be treated as used first to reduce any Tax Losses that would otherwise be described in the prior sentence, and only thereafter as reducing any Tax liability covered by the R&W Insurance Policy. “Indemnifying Party” means a party hereto from whom indemnification or recovery is sought under Article XI. “Injectables Revenues” means with respect to each Relevant Period, the revenue recognized by the Companies and the Company Subsidiaries during such Relevant Period from sales of the injectable products, as determined in accordance with the Earnout Accounting Principles. “Insolvency Event” means, in respect of any Person, (a) the passage of any resolution by such Person, or the making of any Order, for the liquidation, winding up, dissolution, administration or reorganization of such Person or the declaration of any moratorium in relation to any indebtedness of such Person, (b) the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager, trustee or similar officer in respect of such Person or any of its assets, or (c) any analogous procedure or action to those set forth in the foregoing clauses (a) and (b) in any jurisdiction. “Intellectual Property” means any and all of the following throughout the world: (a) trademarks and service marks, trade names, service names, brand names, corporate names, logos, social media handles, domain names, trade dress and similar designations of source, and registrations and applications to register any of the foregoing (“Trademarks”); (b) patents and

13 patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re- examinations, substitutions, and extensions thereof; (c) copyrights and registrations and applications for registration thereof; (d) rights in computer programs, software, firmware, and middleware (whether in source code, object code, or other form) (“Software”), algorithms, models, methodologies, databases, and compilations of data; (e) rights in confidential and proprietary information, including trade secrets, know-how, inventions, discoveries, formulae, processes, procedures, ideas, and specifications; (f) rights of publicity (including name and likeness); and (g) all other intellectual property rights, whether registered or unregistered. “International Trade Laws” means (a) all Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology, administered or enforced by the U.S. government, including but not limited to the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, the Foreign Trade Regulations (15 C.F.R. Part 30) any other export or import controls administered by an agency of the United States government, and the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury, and (b) all applicable Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the United States Laws described above, except to the extent inconsistent with U.S. Law. “IRS” means the Internal Revenue Service of the United States. “IT Systems” means the computers, Software, databases, compilations of data, hardware, networks, telecommunications equipment, and other information technology equipment, systems and infrastructure owned by, leased or licensed to or used by, any Company or any of the Company Subsidiaries. “Key Executives” means the individuals listed on Section 1.1(a) of the Companies Disclosure Letter. “Knowledge” means the actual knowledge, after due inquiry, of (a) with respect to the Companies, those Persons set forth on Section 1.1(b)(i) of the Companies Disclosure Letter, (b) with respect to the Seller or Parent, those Persons set forth on Section 1.1(b)(ii) of the Companies Disclosure Letter and (c) with respect to the Purchaser Parties, those Persons set forth on Section 1.1(b)(iii) of the Purchaser Disclosure Letter. “Law” means any constitution, treaty, statute, law (including common law), ordinance, regulation, rule, code, injunction, judgment, decree, or requirement having the force of law, in each case, enacted, issued, adopted, promulgated, implemented, or enforced by or under any Governmental Authority, and any Order. “Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied (except for Owned Land) by the Companies or any of the Company Subsidiaries.

14 “Liability” means all obligations, guarantees, commitments, indebtedness and other liabilities, whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due, including any fines, penalties, losses, costs, interest, charges, expenses, damages, assessments, deficiencies, judgments, awards or settlements. “Lien” means all liens, mortgages, pledges, encumbrances, security interests, claims or other liens of any kind whether consensual, statutory or otherwise; provided that “Lien” does not include non-exclusive licenses of Intellectual Property. “Losses” means all losses, damages, judgments, deficiencies, obligations, penalties, Liabilities, fines, costs and expenses actually suffered or incurred and paid (including reasonable attorneys’ fees, reasonable expenses of investigation, accountants’ fees, cost of pursuing any insurance claims, interest and penalties), whether or not arising out of third party claims and including amounts paid in settlement of any claim. “Material Adverse Effect” means any event, change, development or effect (each, an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities, or results of operations of the Companies and the Company Subsidiaries or the Business, taken as a whole or (ii) the ability of the Parent Group to consummate the transactions contemplated by this Agreement; provided, however, that, with respect to preceding clause (i), no Effect resulting from, arising out of or relating to any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (a) general changes or developments in any of the industries or markets in which any Company or the Company Subsidiaries operate, taken as a whole, (b) changes in regional, national or international political, social, economic, business, regulatory, or market conditions or in national or international financial or banking markets (including (i) changes or prospective changes in interest or currency exchange rates, monetary or fiscal policy, inflation, tariffs or trade wars or (ii) any suspension of trading in securities, whether equity, debt, derivative or hybrid securities), in each case, in the United States or anywhere else in the world and including disruptions thereof, (c) any cyber-attack or computer, network or system hacking, hostilities or acts of war (whether or not declared), terrorism, protests, unrest, riots, sabotage, political instability or other regional, national or international calamity, crisis or emergency, conflict, military action or any governmental or other response to any of the foregoing or any outbreak, escalation, worsening or diminution of the same, (d) natural disasters or calamities, including volcanoes, tsunamis, earthquakes, floods, hurricanes, wildfires, blackouts, tornadoes or other natural disasters, weather-related events, force-majeure events or other comparable events or pandemics, epidemics, disease outbreaks or other public health conditions, or any worsening of the foregoing, (e) changes in GAAP, IFRS or other applicable accounting regulations or principles or interpretations thereof, (f) any failure by the Companies or the Company Subsidiaries, taken as a whole, to meet financial forecasts, projections, guidance, milestones, budgets, operating statistics, earnings, cash flows, cash positions or estimates (financial, operational, performance or otherwise) for any period (it being understood that, to the extent not otherwise excluded by any other clause herein, the Effect giving rise to any such failure may be taken into account in determining whether a Material Adverse Effect has occurred), (g) any changes in the credit ratings of any Company and/or any Company Subsidiary, (h) the negotiation, execution, announcement, pendency, consummation or performance of this

15 Agreement and the transactions contemplated hereby, (i) compliance with the terms of, or the taking of any action required or expressly contemplated by, or failure to take any action due to, the express terms of this Agreement or with the consent of the Purchaser, (j) the initiation of an Action by any Person with respect to this Agreement or any of the transactions contemplated hereby, or (k) any actions taken by the Purchaser or any of its Affiliates or Representatives after the date of this Agreement; provided, however, in the case of the foregoing clauses (a) through (g), in the event that the Companies and the Company Subsidiaries, taken as a whole, are materially and disproportionately affected by such Effect relative to other participants in the industries in which any Company and the Company Subsidiaries operate, such Effect may be taken into account in determining whether there has been a Material Adverse Effect. “Net Working Capital” means in relation to the Companies and the Company Subsidiaries, the aggregation of the combined current assets of (i) accounts receivable; (ii) inventory; and (iii) all other current assets including but not limited to prepayments and other indirect tax receivable; less the aggregation of the combined current liabilities of: (a) accounts payable and (b) all other current liabilities, including payroll-related liabilities, accrued expenses and other indirect tax payable; in each case, as at the Reference Time and determined in accordance with the Accounting Principles; provided, that (i) no income Tax or deferred Tax asset or income Tax or deferred Tax liability of any Company or Company Subsidiary shall be included in the determination of Net Working Capital and (ii) no amounts included in the calculation of Closing Indebtedness, Transaction Expenses, Restricted Cash or Closing Cash shall be included in the determination of Net Working Capital. An illustrative calculation of Net Working Capital is set out in Part 3 of Exhibit C, with the items marked as “Net Working Capital” in the Sample Statement representing the relevant components of Net Working Capital. Notwithstanding the foregoing, “Net Working Capital” shall not include any (i) Indebtedness (ii) Purchaser Fees and Expenses, (iii) Transaction Expenses, (iv) any liabilities in respect of sublease security deposits paid by tenants to the extent they specifically relate to a sublease security deposit included within Restricted Cash, up to a maximum value of such specific sublease security deposit, or (v) any amounts owed to the Companies or the Company Subsidiaries by the Seller or any of its Affiliates (other than the Companies and the Company Subsidiaries), including any amounts owed under the Seller Payables. “Non-Injectables Revenues” means, with respect to each Relevant Period, the revenue recognized by the Companies and the Company Subsidiaries during such Relevant Period from all sales of the Business (other than the Injectables Revenues), as determined in accordance with the Earnout Accounting Principles. “Notary” means Michel Pieter van Agt or another civil law notary (notaris) (or such notary’s substitute) of Loyens & Loeff N.V. in the Netherlands. “Order” means any order (including any temporary restraining order), decision, judgment, ruling, consent, writ, injunction (including any preliminary or permanent injunction), directive, stipulation, decree, award, settlement or conciliation agreement, or other determination of or by any Governmental Authority. “Ordinary Course of Business” means the ordinary course of a Person’s business generally consistent with such Person’s past practice, including actions taken or omitted to be taken by such Person (including, for the avoidance of doubt, with respect to quantity and frequency). References

16 to the “Ordinary Course of Business” of the Companies and the Company Subsidiaries shall be deemed to include the ordinary course of operations of the Business generally consistent with the past practices of the Business but taking into account, where applicable, additional Product offerings within the Business, including the launch of the Saypha injectable(s). “Parent Benefit Plan” means each Benefit Plan that is maintained, sponsored or contributed to by the Parent or any of its Affiliates (other than the Companies or the Company Subsidiaries), or to which the Parent or any of its Affiliates (other than the Companies or the Company Subsidiaries) is a party or has or may have any present or future Liability, in each case, that is not a Company Benefit Plan (including, in each case, any Benefit Plan applicable to any Business Employee). “Parent Board” means the Board of Directors of the Parent. “Parent Group” means Parent and each of its Subsidiaries, including the Companies and the Company Subsidiaries prior to the Closing. “Parent Material Adverse Effect” means any Effect that has had, or would reasonably be expected to have, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement, or would prevent or materially impede, interfere with, hinder or delay the consummation by the Seller of the transactions contemplated hereby. “Permits” means permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, clearances, exemptions, orders, listings, monographs, registrations, notices, notifications to, and filings with, or other authorizations of any Governmental Authority necessary for each of the Companies and the Company Subsidiaries to own, lease and operate its properties and to, collectively, carry on the Business as currently conducted. “Permitted Lien” means (a) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Financial Statements in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens not yet due and payable and incurred in the Ordinary Course of Business, (c) pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (d) with respect to real property, zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities that are not, individually or in the aggregate, violated by the Business as currently conducted, (e) Liens disclosed in the Financial Statements, (f) Liens created by or through the Purchaser or any of its Affiliates, (g) Liens listed on Section 1.1(c) of the Companies Disclosure Letter, (h) with respect to real property, exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other similar minor non-monetary Liens that do not, individually or in the aggregate, materially interfere with the present use and presently expected future use or value of the assets of the Companies or the Company Subsidiaries or the Business as currently conducted, and (i) other Liens to the extent released at or prior to the Closing. “Person” means any individual or Entity.

17 “Personal Information” means any data or information that (a) identifies (or could be used to identify), relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with a particular individual, device or household, or (b) is defined as “personal data,” “personal information” or “personally identifiable information” or a similar term under applicable Laws pertaining to privacy or data security. “Pre-Closing Tax Period” means any Tax period that ends on or before the Closing Date and the portion of any Straddle Period that ends on (and includes) the Closing Date. “Pro Rata Portion” means (a) with respect to the Purchaser, the ratio, expressed as a percentage, of (i) the Total Commitments under the Bridgepoint Equity Commitment Letter and (ii) the sum of the Total Commitments under the Equity Commitment Letters, and (b) with respect to the Purchaser Co-Investor, the ratio, expressed as a percentage, of (i) the Total Commitments under the GRC Equity Commitment Letter and (ii) the sum of the Total Commitments under the Equity Commitment Letters. “Products” means all products currently developed, manufactured, marketed, advertised, distributed, promoted, imported, exported or sold by or on behalf of the Companies or any of the Company Subsidiaries. “Purchase Price” means the amount equal to (a) the Base Purchase Price Amount, plus (b) Closing Cash, minus (c) Closing Indebtedness, minus (d) Transaction Expenses, plus (e) if the Net Working Capital as of the Reference Time is greater than the Target Net Working Capital, then an amount equal to the Net Working Capital as of the Reference Time, less the Target Net Working Capital, minus (f) if the Target Net Working Capital is greater than the Net Working Capital as of the Reference Time, then an amount equal to the Target Net Working Capital, less the Net Working Capital as of the Reference Time. “Purchaser Fees and Expenses” means any fees or expenses: (a) incurred by, at the direction of or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby (including any fees and expenses relating to the Purchaser’s and/or its Affiliates’ financing, refinancing, hedging or related arrangements); (b) relating to advisors to the management of the Companies or any of the Company Subsidiaries in connection with this Agreement or the transactions contemplated hereby (including any fees and expenses relating to the negotiation of the management incentive plan or any rollover terms) (inclusive of any Taxes thereon) in an amount not to exceed three hundred fifty thousand dollars ($350,000) in the aggregate; or (c) specified in this Agreement to be incurred at the cost or expense of Purchaser or any of its Affiliates, including by way of reimbursement, indemnification or otherwise, in each case, whether incurred before, on or following Closing. Notwithstanding the foregoing, any item or amounts that constitute “Purchaser Fees and Expenses” shall not be included in (i) Indebtedness, (ii) Net Working Capital, (iii) Transaction Expenses or (iv) any amount constituting Retained Liabilities. “Purchaser Group” means Purchaser and its Subsidiaries, including, after the Closing, the Companies and the Company Subsidiaries.

18 “Purchaser Holdco” means BTG Holdco 1 S.à r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg 1 and the indirect parent company of the Purchaser. “Purchaser Material Adverse Effect” means any Effect that has had, or would reasonably be expected to have, a material adverse effect on the ability of the Purchaser Parties to perform their obligations under this Agreement, or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Purchaser Parties of the transactions contemplated hereby. “Purchaser Parent” means Waypoint Intermediate, Inc., a Delaware corporation and the parent company of the Purchaser. “R&W Insurance Policy” means the representation and warranties insurance policy(ies) issued in the name of the Purchaser or any of its Affiliates in connection with the Closing and the transactions contemplated hereby. “Reference Time” means 12:01 a.m. Eastern Time on the Closing Date. “Reinvestment Agreement” means the reinvestment agreement, entered into on or around the date hereof, by and between the Purchaser, each Key Executive and the other parties thereto for the purposes stated therein. “Reinvestment Amount” means the Subscription Amount (as defined in the Reinvestment Agreement). “Relevant Employees” means (a) all (i) Company Employees and (ii) Company Contractors who are natural persons, and (b) any employees of the Parent or any of its Subsidiaries (other than the Companies and the Company Subsidiaries) who was employed, engaged or provided services to the Business, in each case, at any time during the twelve (12)-month period immediately prior to the Closing Date. “Relevant Period” means (a) in respect of the 2026 Earnout Amount, January 1, 2026 to (and including) December 31, 2026; and (b) in respect of the 2027 Earnout Amount, January 1, 2027 to (and including) December 31, 2027. “Remainco Transaction” means (i) any acquisition or purchase of all or any material portion of the assets of the Business of the Parent or its Affiliates (other than the Companies and the Company Subsidiaries) (other than any sales of assets in the ordinary course of business), (ii) any business combination however structured with the Parent or any of its Affiliates (other than the Companies and the Company Subsidiaries) (including through any merger, reorganization, share purchase, asset purchase, consolidation, joint venture, exclusive license or otherwise), or (iii) any acquisition or purchase of all or any portion of the capital stock of the Parent or any of its Affiliates (other than the Companies and the Company Subsidiaries) (in the case of each of clauses (i), (ii) and (iii), (A) if the consummation thereof in accordance with its terms would not impede the ability of the parties to pursue the Transactions and (B) excluding (1) issuances of the equity awards of the Parent or its Affiliates in the ordinary course of business, (2) transactions in

19 connection with the vesting or exercise of equity awards of the Parent or its Affiliates in the ordinary course of business). “Representatives” means, with respect to any Person, the officers, managers, directors, principals, employees, agents, auditors, accountants, advisors, bankers and other representatives of such Person. “Restricted Cash” means any (i) cash and cash equivalents collateralizing any obligation or liability, including in respect of corporate credit cards, (ii) cash and cash equivalents comprising or representing any rent, lease or security deposit, (iii) cash and cash equivalents in reserve or escrow accounts, (iv) cash and cash equivalents subject to any lender-imposed lockbox, dominion, control or similar contract, (v) cash and cash equivalents of any Company or any Company Subsidiary that is otherwise subject to any legal or contractual restriction on the ability to freely transfer or use such cash and cash equivalents or (vi), cash and cash equivalents which is not convertible to cash without penalty within thirty (30) days, in each case, excluding any unrestricted portion of such cash and cash equivalents. “Restricted Person” means any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List, Entity List, the Military End User List or the U.S. Department of State’s Debarred List. “Retained Business” means all businesses of the Parent Group other than the Business. “Retained Liabilities” means (a) Liabilities of the Parent Group to the extent arising out of, relating to or resulting from the business of the Parent Group other than the Business, which shall include any Liabilities contemplated hereunder to be the responsibilities of the Parent, the Seller or any of their Affiliates (other than the Companies), regardless of (i) when or where such Liabilities arose or arise (whether arising prior to, at or after the Closing), (ii) where or against whom such Liabilities are asserted or determined, (iii) regardless of whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, Fraud or misrepresentation by the Seller and its Subsidiaries (including the Companies and the Company Subsidiaries), as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates, (iv) which entity is named in any Action associated with any Liability, (b) all Liabilities (including Taxes) arising out of, relating to or resulting from the Pre-Closing Reorganization other than any Taxes of any Company or any Company Subsidiary solely to the extent attributable to the particular steps of the Pre-Closing Reorganization attributable to the assumption by Seller of the Seller Payables, (c) with the exception of any Assumed Liabilities, in relation to any Business Employee who is not a Senior Employee, any Liabilities relating to any Business Employee who fails to transfer to Purchaser or any of its Affiliates via acceptance of an Offer of employment made in accordance with Section 7.16(b) of this Agreement (provided, that Purchaser and/or any of its relevant Affiliates has complied with its or their obligations which are expressly required under Section 7.16(b) in order to seek to facilitate such transfer; save that, for the avoidance of doubt, Section 7.16(b) does not require Purchaser or any of its Affiliates to compel any Business Employee to accept an Offer of employment made under Section 7.16(b)); (d) with the exception of any Assumed Liabilities arising solely due to any failure by Purchaser or any of its Affiliates (other than the Company or any Company Subsidiary prior to Closing) to make an Offer to any Senior Employee in accordance

20 with Section 7.16(b) of this Agreement, all Liabilities relating to the employment or termination of employment of any Senior Employee who is deemed to have transferred to Purchaser or any of its Affiliates under TUPE; (e) all Liabilities relating to any current or former employee of Parent or any of its Affiliates (other than any Business Employee) who claims or is deemed to have transferred to Purchaser or any of its Affiliates under TUPE in relation to, or as a result of, the consummation of the transactions contemplated by this Agreement, (provided that, to the extent applicable in relation to any such Liabilities arising after the Closing Date, Purchaser and/or any of its relevant Affiliates has complied with its or their obligations which are expressly required under Section 7.16(c) in relation to such employee); (f) all Liabilities relating to any Retained Employees (provided that, to the extent applicable in relation to any such Liabilities arising after the Closing Date, Purchaser and/or any of its relevant Affiliates has complied with its or their obligations which are expressly required under Section 7.16(c) in relation to such employee); (g) all Liabilities arising out of, relating to or resulting from the Indemnified Taxes other than the Specified Liabilities; and (h) all other Liabilities identified on Schedule RL. “Sanctioned Country” means at any time, a country or territory which is itself the target of comprehensive Sanctions Laws (at the time of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic). “Sanctioned Person” means (a) any Person identified in any sanctions list maintained by (i) the United States (including through the Department of the Treasury’s Office of Foreign Assets Control or the Department of State); (ii) the United Kingdom; (iii) the United Nations Security Council; or (iv) the European Union or any European Union member state; (b) any Person located, organized, or resident in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; (c) the Government of Venezuela; and (d) any Person directly or indirectly, individually or in the aggregate, owned fifty percent (50%) or more, or controlled by, or acting for the benefit or on behalf of, one or more Person(s) described in clause (a) or (b) above. “Sanctions Laws” means any trade, economic and financial sanctions Laws and trade embargoes administered, enacted or enforced from time to time by (a) the United States (including through the Department of the Treasury’s Office of Foreign Assets Control or the Department of State), (b) the European Union or any European Union member state, (c) the United Nations Security Council or (d) the United Kingdom. “Second Merger Consideration” means fifty million dollars ($50,000,000), minus the Working Capital Funding Amount. “Security Incident” means any (i) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other processing of Personal Information and/or material confidential information; (ii) accidental, unlawful or unauthorized occurrence or series of related occurrences on or conducted through the Companies’ IT Systems that jeopardizes or impacts the confidentiality, integrity, or availability of the Companies’ IT Systems or any Personal Information or material confidential information stored or otherwise processed therein; or (iii) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law.

21 “Seller Board” means the Board of Directors of the Seller. “Seller Group” means the Seller and its respective Affiliates (other than the Companies and the Company Subsidiaries). “Seller Material Adverse Effect” means any Effect that has had, or would reasonably be expected to have, a material adverse effect on the ability of the Seller to perform its obligations under this Agreement, or would prevent or materially impede, interfere with, hinder or delay the consummation by the Seller of the transactions contemplated hereby. “Seller Shareholder” means the holder of the issued and outstanding shares of the Seller. “Senior Employee” means the persons set forth on Section 1.1(s) of the Companies Disclosure Letter, both of whom are Business Employees. “Straddle Period” means any Tax period that begins on or before and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any other Person of which at least fifty percent (50%) of the outstanding voting securities or other voting equity interests that generally entitle their holder to vote for the election of the board of directors or other governing body of such Person, are owned, directly or indirectly, by such first Person. “Target Net Working Capital” means twenty-two million two hundred thousand dollars ($22,200,000). “Tax Benefit” means, for any Tax year, the amount by which the cash Tax liability of the relevant Person (or its direct or indirect equity owners) for such Tax year is actually reduced as a result of the relevant Loss, calculated by comparing (a) the Taxes payable by such Person (or its direct or indirect equity owners) in respect of such Tax year without giving effect to any deductions or credits for the payment or accrual of the Loss giving rise to the relevant indemnity payment and (b) the Taxes payable by such Person (or its direct or indirect equity owners) in respect of such Tax year giving effect to such deductions or credits allowed as a result of such payment or accrual of such Loss and net of any Taxes incurred by such Person in connection with obtaining, receiving or accruing such reduction in Tax liability. “Tax Proceeding” means any audit, examination, contest, litigation or other proceeding, in each case, that is related to Taxes. “Tax Return” means any return, declaration, report, statement, information statement, claim for refund or other document, in each case, relating to Taxes that is filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto and any amendment thereof. “Taxes” means any U.S., federal, state or local or non-U.S. tax, charge, duty, fee, levy, impost or other assessment in the nature of a tax, including income, sales and use, value added, goods and services, excise, franchise, real and personal property, estimated, gross receipt, capital gain, transfer, documentary, stamp, production, business and occupation, disability, employment,

22 unemployment, net worth, customs duties, payroll, severance, unclaimed property, escheat or withholding or similar tax (together with any and all interest, penalties, additions to tax and additional amounts with respect thereto). “Transaction” means, collectively, the Equity Purchase, the First Merger and the Second Merger. “Transaction Expenses” means the aggregate amount of all unpaid fees, costs and expenses that are actually incurred or payable by the Companies or the Company Subsidiaries to the extent unpaid as at the Reference Time, in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement (including the Pre-Closing Reorganization), in each case expressed as a positive number, including: (a) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and experts; (b) any retention, change in control or transaction bonuses, severance or termination benefits or similar compensatory payments payable by the Companies or the Company Subsidiaries to any current or former employee, officer, director or other individual service providers of the Companies or the Company Subsidiaries, in each case, payable in connection with the consummation of the transactions contemplated by this Agreement, together with the employer portion of the amount of any withholding, payroll, employment or similar Taxes payable in connection with such amounts, with such payments computed as though all such amounts were payable as at the Reference Time; and (c) the employer portion of the amount of any withholding, payroll, employment or similar Taxes payable in connection with the Reinvestment Amount deemed to be paid to Key Executives pursuant to the Reinvestment computed as though all such amounts were payable as at the Reference Time (in the case of each of clauses (a), (b) and (c), excluding any Liabilities or obligations arising as a result of actions taken by Purchaser or its Affiliates after the Closing, but including, for clarity, any severance that becomes due or payable as a result of a resignation by any employee, officer, director or other individual service provider of any Company or any Company Subsidiary for “good reason” solely as a result of the consummation of the transactions contemplated by this Agreement (and not due to any action by Purchaser or any of its Subsidiaries)). Notwithstanding the foregoing, “Transaction Expenses” shall not include any (i) Indebtedness, (ii) Net Working Capital, (iii) Purchaser Fees and Expenses or (iv) the Reinvestment Amount deemed to be paid to Key Executives pursuant to the Reinvestment. “Transaction Tax Deductions” means, to the extent deductible by any Company or any Company Subsidiary for applicable income Tax purposes on a “more likely than not” basis in the Pre-Closing Tax Period, (a) all fees, expenses and interest, original issue discount, unamortized debt financing costs, breakage fees, tender premiums, consent fees, redemption, retirement or make-whole payments, defeasance in excess of par or similar payments incurred in connection with or resulting from the Closing, and (b) all Transaction Expenses (or expenses that would have been treated as Transaction Expenses but were paid prior to Closing), and other fees, costs and expenses incurred by the Companies or the Company Subsidiaries in connection with or incident to this Agreement and the transactions contemplated hereby, including, to the extent currently deductible, any such legal, accounting and investment banking fees, costs and expenses, but in each case (a)-(b), only if and to the extent such fees, expenses and costs were (i) paid prior to the Reference Time, (ii) included as a current liability in Net Working Capital as finally determined, (iii) included in the final determination of Closing Indebtedness taken into account in the Final

23 Purchase Price or (iv) included in the final determination of Transaction Expenses taken into account in the Final Purchase Price. “Transferred Assets” means (a) all of the Parent Group’s right, title and interest in, to or under all assets of the Companies and the Company Subsidiaries other than the Excluded Assets, (b) all of the Parent Group’s right, title and interest in, to or under all assets of Parent and its Affiliates that are used or held for use primarily in the conduct of the Business, (c) all other assets identified on Schedule TA. “TUPE” means the Acquired Rights Directive pursuant to EC Directive no. 2001/23 dated March 12, 2001, and domestic legislation implementing such directive into the national Law of any country in the European Union and the U.K.’s Transfer of Undertakings (Protection of Employment) Regulations 2006. “Union” means any union, labor organization, works council, employee representative body, staff association, bargaining unit, or similar organization, committee or group (whether certified, recognized, pending certification or recognition) that has authority to represent any employees. “Vendor Note Amounts” means, collectively, the Adjustable Vendor Note Amount and the Fixed Vendor Note Amount. “Vendor Notes” means, collectively, the Fixed Vendor Note and the Adjustable Vendor Note. “Vietnam Matter” has the meaning given to it in Section 5.10 of the Companies Disclosure Letter. “WARN” means the Worker Adjustment and Retraining Notification Act of 1988 and similar state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses. “Wholeco Transaction” means (i) any acquisition or purchase of all or any material portion of the assets of the business of the Parent or its Affiliates (other than any sales of assets in the ordinary course of business), (ii) any business combination however structured with the Parent or any of its Affiliates (including through any merger, reorganization, share purchase, asset purchase, consolidation, joint venture, exclusive license or otherwise), or (iii) any acquisition or purchase of all or any portion of the capital stock of the Parent or any of its Affiliates (in the case of each of clauses (i), (ii) and (iii), (A) if the consummation thereof in accordance with its terms would impede the ability of the parties to pursue the Transactions and (B) excluding (1) issuances of the equity awards of the Parent or its Affiliates in the ordinary course of business, (2) transactions in connection with the vesting or exercise of equity awards of the Parent or its Affiliates in the ordinary course of business). “Willful and Material Breach” means (a) an intentional action or failure to act by one of the Parties that constitutes a material breach of this Agreement, and such action was taken or such failure to act occurred with such Party’s actual knowledge that such action or failure to act would, or would reasonably be expected to, constitute a material breach of this Agreement, or (b) any

24 failure by any Party to this Agreement to consummate the Closing when required hereunder after the applicable conditions thereto have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at such time), which failure, in the event of a failure by the Purchaser, gives rise to a right of termination by the Companies pursuant to Section 10.1(e). “Working Capital Funding Amount” means a dollar amount not to exceed five million dollars ($5,000,000), as agreed by the Purchaser and the Purchaser Co-Investor prior to the Closing, that will be paid to, and remain with, Obagi Cosmeceuticals for general working capital purposes and shall not constitute a portion of the Closing Payment. Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below: Term Section 2025 Financial Statements .............................................................................................. Section 1.1 2026 Earnout Amount ..................................................................................................... Section 2.6 2026 Non-Injectables Sales ......................................................................................... Section 2.6(a) 2026 Non-Injectables Sales Earnout ........................................................................... Section 2.6(a) 2026 Non-Injectables Sales Floor ...................................................................... Section 2.6(a)(i)(1) 2027 Earnout Amount ..................................................................................................... Section 2.6 2027 Injectables Sales ............................................................................................. Section 2.6(b)(i) 2027 Injectables Sales Floor .............................................................................. Section 2.6(b)(i)(1) Accounting Firm ............................................................................................................. Section 1.1 Accounting Firm's Report ..................................................................................... Section 2.5(b)(iii) Accounting Principles .................................................................................... Section 1.1, Exhibit C Accrued Income Taxes ................................................................................................... Section 1.1 Acquired Equity Interests .................................................................................................... Recitals Acquisition Proposal ....................................................................................................... Section 1.1 Acquisition Transaction .................................................................................................. Section 1.1 Action .............................................................................................................................. Section 1.1 Adjustable Vendor Note ................................................................................................. Section 1.1 Adjustable Vendor Note Amount ................................................................................... Section 1.1 Affiliate ........................................................................................................................... Section 1.1 Affiliate Agreement ...................................................................................................... Section 5.32 Agreement .......................................................................................................................... Preamble Alternative Communication Efforts ............................................................................ Section 7.3(c) Ancillary Agreements ..................................................................................................... Section 1.1 Anti-Bribery Laws .................................................................................................... Section 5.24(a) Applicable Taxes .......................................................................................................... Section 7.29 Antitrust Laws ................................................................................................................. Section 1.1 Assignment of Shares ........................................................................................... Section 2.7(b)(iii) Assumed Incentive Amount ....................................................................................... Section 7.16(i) Assumed Liabilities ........................................................................................................ Section 1.1 Available Insurance Policies ..................................................................................... Section 7.27(a) Back-to-Back Arrangement ...................................................................................... Section 7.13(b) Base Purchase Price Amount .......................................................................................... Section 1.1

25 Benefit Plan ..................................................................................................................... Section 1.1 Bridgepoint ................................................................................................................. Section 7.6(a) Bridgepoint Equity Commitment Letter .............................................................................. Recitals Bridgepoint Equity Investor ................................................................................................. Recitals Bridgepoint Limited Guarantee ........................................................................................... Recitals Business .......................................................................................................................... Section 1.1 Business Day ................................................................................................................... Section 1.1 Business Records ............................................................................................................ Section 1.1 Business Relationship ............................................................................................... Section 7.24(b) Claim Notice ............................................................................................................. Section 11.4(a) Clean Team Agreement .............................................................................................. Section 7.6(a) Closing ............................................................................................................................ Section 2.3 Closing Cash ................................................................................................................... Section 1.1 Closing Date.................................................................................................................... Section 2.3 Closing Indebtedness ...................................................................................................... Section 1.1 Closing Statement ....................................................................................................... Section 2.5(a) Code ................................................................................................................................ Section 1.1 Collective Bargaining Agreement................................................................................... Section 1.1 Companies.......................................................................................................................... Preamble Companies Disclosure Letter ............................................................................................ Article III Company ............................................................................................................................ Preamble Company Benefit Plan .................................................................................................... Section 1.1 Company Board .............................................................................................................. Section 1.1 Company Contractor ................................................................................................. Section 5.14(d) Company Employee ........................................................................................................ Section 1.1 Company Intellectual Property ....................................................................................... Section 1.1 Company Registered Intellectual Property ............................................................... Section 5.20(a) Company Subsidiaries .................................................................................................... Section 1.1 Company Trademarks ................................................................................................... Section 7.22 Competing Business.................................................................................................. Section 7.24(a) Concord Agreement ........................................................................................................ Section 1.1 Confidentiality Agreement.......................................................................................... Section 7.6(a) Continuation Period .................................................................................................. Section 7.16(e) Contract ........................................................................................................................... Section 1.1 control ............................................................................................................................. Section 1.1 controlled by ............................................................................................................ Def. of 'control' Current Insurance ...................................................................................................... Section 7.15(c) D&O Indemnitees ..................................................................................................... Section 7.15(a) Data Partners ............................................................................................................. Section 5.21(a) Datasite ......................................................................................................................... Section 7.28 Debt Commitment Letter(s) ........................................................................................ Section 6.6(a) Debt Financing ............................................................................................................ Section 6.6(a) Debt Financing Letters ..................................................................... Section 6.6(a), Section 7.17(b) Debt Financing Sources .................................................................................................. Section 1.1 Defense Notice .......................................................................................................... Section 11.4(a) Definitive Agreements .............................................................................................. Section 7.17(a)

26 Direct Claim .............................................................................................................. Section 11.4(h) Disclosing Party .......................................................................................................... Section 7.6(d) Disputed Item ........................................................................................................ Section 2.5(b)(iii) Disputed Items ...................................................................................................... Section 2.5(b)(iii) Draft Allocation Statement ............................................................................................. Section 8.4 Earnout ............................................................................................................................ Section 2.6 Earnout Accounting Principles ....................................................................... Section 1.1, Exhibit J Earnout Consideration .................................................................................................... Section 2.6 Earnout Dispute Notice ............................................................................................... Section 2.6(e) Earnout Disputes ......................................................................................................... Section 2.6(e) Earnout Period ................................................................................................................ Section 1.1 Earnout Resolution Period .......................................................................................... Section 2.6(e) Earnout Review Period ............................................................................................... Section 2.6(d) Earnout Statement ....................................................................................................... Section 2.6(d) Effect ............................................................................................. Def. of 'Material Adverse Effect' Electronic Delivery ..................................................................................................... Section 12.17 Entity ............................................................................................................................... Section 1.1 Environmental Laws ....................................................................................................... Section 1.1 Equity Commitment Letters ................................................................................................. Recitals Equity Financing ......................................................................................................... Section 6.6(b) ERISA .............................................................................................................. Def. of 'Benefit Plan' ERISA Affiliate .............................................................................................................. Section 1.1 Escrow Account .............................................................................................................. Section 1.1 Escrow Agent .................................................................................................................. Section 1.1 Escrow Agreement .......................................................................................................... Section 1.1 Escrow Amount .............................................................................................................. Section 1.1 Escrow Funds .................................................................................................................. Section 1.1 Estimated Closing Statement ...................................................................................... Section 2.4(a) Estimated Purchase Price ............................................................................................ Section 2.4(a) Excess Amount ....................................................................................................... Section 2.5(c)(i) Excluded Assets .............................................................................................................. Section 1.1 Existing Credit Agreement .............................................................. Def. of 'Existing Indebtedness' Existing Indebtedness ..................................................................................................... Section 1.1 Existing Indebtedness Prepayment Amount ............................................................. Section 7.20(a) Export Approvals ...................................................................................................... Section 5.25(a) FDA........................................................................................................................... Section 5.27(e) Fee Letter .................................................................................................................... Section 6.6(a) Final Allocation Statement ............................................................................................. Section 8.4 Final Purchase Price .................................................................................................... Section 2.5(c) Financial Statements ................................................................................................... Section 5.8(a) Financing..................................................................................................................... Section 6.6(b) Financing Commitments .................................................................. Section 6.6(b), Section 7.17(b) FIRPTA Certificate ................................................................................................ Section 2.7(b)(x) Fixed Vendor Note .......................................................................................................... Section 1.1 Fixed Vendor Note Amount............................................................................................ Section 1.1 Foreign Benefit Plan ................................................................................................. Section 5.13(h)

27 Fraud ............................................................................................................................... Section 1.1 Fundamental Representations of the Companies ............................................................ Section 1.1 Fundamental Representations of the Parent .................................................................... Section 1.1 Fundamental Representations of the Purchaser .............................................................. Section 1.1 Fundamental Representations of the Seller ..................................................................... Section 1.1 GAAP .............................................................................................................................. Section 1.1 Governing Documents .................................................................................................... Section 1.1 Governmental Authority ................................................................................................. Section 1.1 Governmental Authorization .......................................................................................... Section 3.4 GRC Equity Commitment Letter ......................................................................................... Recitals Guaranteed Obligations .............................................................................................. Section 12.22 Hazardous Material ......................................................................................................... Section 1.1 Health Care Regulatory Law .......................................................................................... Section 1.1 HSR Act .......................................................................................................................... Section 1.1 Indebtedness .................................................................................................................... Section 1.1 Indemnified Party............................................................................................................ Section 1.1 Indemnified Party Defense Matter ............................................................................ Section 11.4(c) Indemnifying Party ......................................................................................................... Section 1.1 Indemnity Payment ....................................................................................................... Section 11.9 Injectables Revenues ....................................................................................................... Section 1.1 Insolvency Event ............................................................................................................. Section 1.1 Insurance Proceeds........................................................................................................ Section 11.9 Integrated Records ...................................................................................................... Section 7.3(d) Intellectual Property ........................................................................................................ Section 1.1 International Trade Laws ................................................................................................ Section 1.1 IRS .................................................................................................................................. Section 1.1 IT Systems ...................................................................................................................... Section 1.1 Key Executives ............................................................................................................... Section 1.1 Knowledge ...................................................................................................................... Section 1.1 Law ................................................................................................................................. Section 1.1 Leased Real Property ...................................................................................................... Section 1.1 Liability ........................................................................................................................... Section 1.1 Lien ................................................................................................................................. Section 1.1 Losses .............................................................................................................................. Section 1.1 Lumina ............................................................................................. Def. of 'Existing Indebtedness' Material Adverse Effect .................................................................................................. Section 1.1 Material Contract ...................................................................................................... Section 5.12(a) Milk .................................................................................................. Def. of 'Existing Indebtedness' Multiemployer Plan .................................................................................................. Section 5.13(c) Net Working Capital ....................................................................................................... Section 1.1 Non-Injectables Revenues .............................................................................................. Section 1.1 Nonparty ..................................................................................................................... Section 12.12 Notary ............................................................................................................................. Section 1.1 Notice Period ............................................................................................................ Section 11.4(a) Obagi AsiaPac .................................................................................................................... Preamble Obagi Cosmeceuticals ........................................................................................................ Preamble

28 Obagi Global ........................................................................................................................ Recitals Obagi Netherlands ............................................................................................................. Preamble Objection ................................................................................................................ Section 2.5(b)(ii) Objection Notice .................................................................................................... Section 2.5(b)(ii) Occurrence-Based Insurance Policies ....................................................................... Section 7.27(a) Order ............................................................................................................................... Section 1.1 Ordinary Course of Business .......................................................................................... Section 1.1 Outside Date.............................................................................................................. Section 10.1(d) Owed Amounts ....................................................................................................... Section 11.10(a) Owned Land .............................................................................................................. Section 5.19(b) Parent ................................................................................................................................. Preamble Parent Benefit Plan ......................................................................................................... Section 1.1 Parent Board.................................................................................................................... Section 1.1 Parent Group ................................................................................................................... Section 1.1 Parent Material Adverse Effect ....................................................................................... Section 1.1 Parent SEC Financial Statements................................................................................ Section 5.8(c) Parties ................................................................................................................................. Preamble Party ................................................................................................................................... Preamble Pay-off and Release Letter ........................................................................................ Section 7.20(a) Permits ............................................................................................................................ Section 1.1 Permitted Lien ................................................................................................................. Section 1.1 Person .............................................................................................................................. Section 1.1 Personal Information ....................................................................................................... Section 1.1 Post-Closing Covenants ............................................................................................ Section 11.1(b) Pre-Closing Reorganization ...................................................................................... Section 7.26(a) Pre-Closing Reorganization Documents ................................................................... Section 7.26(b) Pre-Closing Tax Period ................................................................................................... Section 1.1 Privacy and Cybersecurity Requirements ................................................................. Section 5.21(a) Product Registrations ................................................................................................ Section 5.27(b) Products........................................................................................................................... Section 1.1 Purchase Price ................................................................................................................. Section 1.1 Purchaser ............................................................................................................................ Preamble Purchaser Claims .................................................................................................... Section 12.13(a) Purchaser Confidential Information ............................................................................ Section 7.6(b) Purchaser Disclosure Letter .............................................................................................. Article VI Purchaser Fees and Expenses.......................................................................................... Section 1.1 Purchaser Group.............................................................................................................. Section 1.1 Purchaser Indemnified Parties ...................................................................................... Section 11.2 Purchaser Material Adverse Effect ................................................................................. Section 1.1 Purchaser Released Parties ..................................................................................... Section 12.13(b) Purchaser Releasing Party....................................................................................... Section 12.13(a) R&W Insurance Policy ................................................................................................... Section 1.1 Real Property Leases........................................................................................... Section 5.12(a)(iv) Receiving Party ........................................................................................................... Section 7.6(d) Reference Time ............................................................................................................... Section 1.1 Reinvestment Agreement ................................................................................................ Section 1.1

29 Related Party ............................................................................................................... Section 12.12 Relevant Employees........................................................................................................ Section 1.1 Relevant Period ............................................................................................................... Section 1.1 Rejecting Business Employee ................................................................................... Section 7.16(b) Representatives ............................................................................................................... Section 1.1 Required Amount ........................................................................................................ Section 6.6(d) Resolution Period ................................................................................................... Section 2.5(b)(ii) Restricted Cash ............................................................................................................... Section 1.1 Restricted Person ............................................................................................................ Section 1.1 Retained Business ........................................................................................................... Section 1.1 Retained Employee ................................................................................................... Section 5.14(c) Retained Employee List ............................................................................................ Section 5.14(c) Retained Liabilities ......................................................................................................... Section 1.1 Reverse Termination Fee .......................................................................................... Section 10.4(a) Review Period ......................................................................................................... Section 2.5(b)(i) Safety Notices ........................................................................................................... Section 5.27(f) Sanctioned Country ......................................................................................................... Section 1.1 Sanctioned Person ........................................................................................................... Section 1.1 Sanctions Laws ............................................................................................................... Section 1.1 Securities Act .................................................................................................................. Section 6.7 Security Incident ............................................................................................................. Section 1.1 Seller .................................................................................................................................. Preamble Seller Board .................................................................................................................... Section 1.1 Seller Claims ........................................................................................................... Section 12.13(b) Seller Confidential Information .................................................................................. Section 7.6(c) Seller Group .................................................................................................................... Section 1.1 Seller Indemnified Parties ............................................................................................. Section 11.3 Seller Material Adverse Effect ........................................................................................ Section 1.1 Seller Released Parties ............................................................................................ Section 12.13(a) Seller Releasing Party ............................................................................................. Section 12.13(b) Seller Shareholder ........................................................................................................... Section 1.1 Senior Employee ............................................................................................................. Section 1.1 Settlement ................................................................................................................. Section 11.4(b) Shared Matter ............................................................................................................ Section 11.4(g) Shortfall Amount ................................................................................................... Section 2.5(c)(ii) Skadden ........................................................................................................................... Section 2.3 Software .............................................................................................. Def. of 'Intellectual Property' Specified Liabilities ...................................................................................................... Section 11.2 Straddle Period ................................................................................................................ Section 1.1 Submission ............................................................................................................ Section 2.5(b)(iii) Subrogation Provision ................................................................................................... Section 7.19 Subsidiary ....................................................................................................................... Section 1.1 Survival Expiration Date........................................................................................... Section 11.1(b) Surviving Representations ........................................................................................ Section 11.1(a) Tail Insurance............................................................................................................ Section 7.15(c) Target Net Working Capital............................................................................................ Section 1.1

30 Tax Benefit...................................................................................................................... Section 1.1 Tax Proceeding ............................................................................................................... Section 1.1 Tax Return ...................................................................................................................... Section 1.1 Taxes ............................................................................................................................... Section 1.1 Terminated Affiliated Party Transactions ................................................................... Section 7.4(a) Third Party Proceeds ..................................................................................................... Section 11.9 Third-Party Claim ..................................................................................................... Section 11.4(a) Third-Party Consents ................................................................................................ Section 7.21(b) Title IV Plan .............................................................................................................. Section 5.13(c) Top Customers .......................................................................................................... Section 5.26(a) Top Vendors.............................................................................................................. Section 5.26(a) Trademarks ......................................................................................... Def. of 'Intellectual Property' Transaction Expenses...................................................................................................... Section 1.1 Transaction Tax Deductions ........................................................................................... Section 1.1 Transferred Assets .......................................................................................................... Section 1.1 Transferred Employee ............................................................................................... Section 7.16(e) Transition Records ...................................................................................................... Section 7.3(d) Transition Services Agreement ............................................................................. Section 2.7(a)(vi) TUPE............................................................................................................................... Section 1.1 Unassigned Assets .................................................................................................... Section 7.13(a) under common control with ..................................................................................... Def. of 'control' Unexpected Employee .............................................................................................. Section 7.16(c) Union............................................................................................................................... Section 1.1 Vendor Note Amounts .................................................................................................... Section 1.1 Vendor Notes .................................................................................................................. Section 1.1 WARN ............................................................................................................................ Section 1.1 Willful and Material Breach ........................................................................................... Section 1.1 ARTICLE II TRANSACTIONS Section 2.1 Mergers; Equity Purchase; Seller Payables Assumption. (a) Upon the terms and subject to the conditions set forth in this Agreement and the DLLCA, at the Closing, the Parties shall consummate the following transactions in the following order, with each step occurring immediately following the preceding step: (i) First, the Seller shall (x) sell, assign, transfer, convey and deliver to the Purchaser the ON Equity Interests, free and clear of any Liens (other than any Liens (1) arising under applicable securities Laws and (2) imposed at the Closing by action, or on behalf, of the Purchaser or any of its Affiliates), and the Purchaser shall purchase and acquire the ON Equity Interests in exchange for the payment by the Purchaser, in cash by wire transfer of immediately available funds, to the Seller of the Dutch Equity Purchase Consideration (such acquisition, the “Dutch Equity Purchase”) and (y) sell, assign, transfer, convey and deliver to the Purchaser the OAP Equity Interests, in each case, free and clear

31 of any Liens (other than any Liens (1) arising under applicable securities Laws and (2) imposed at the Closing by action, or on behalf, of the Purchaser or any of its Affiliates), and the Purchaser shall purchase and acquire the OAP Equity Interests in exchange for the payment by the Purchaser, in cash by wire transfer of immediately available funds, to the Seller of the AsiaPac Equity Purchase Consideration (such acquisition, the “AsiaPac Equity Purchase” and together with the Dutch Equity Purchase, the “Equity Purchase”). (ii) Second, immediately following the Equity Purchase, at the First Merger Effective Time, Merger Sub I will be merged with and into Obagi Cosmeceuticals, with Obagi Cosmeceuticals surviving the merger and continuing as a subsidiary of the Purchaser and the Seller (the “First Merger Surviving Entity” and such merger transaction, the “First Merger”). (iii) Third, immediately following the First Merger, at the Second Merger Effective Time, Merger Sub II will be merged with and into the First Merger Surviving Entity, with the First Merger Surviving Entity surviving the merger and continuing as a subsidiary of Purchaser and the Purchaser Co-Investor (the “Surviving Company” and such merger transaction, the “Second Merger”). (iv) Fourth, immediately following the Second Merger, in consideration for the Transaction, the Purchaser shall assume and accept to pay, perform and discharge, as and when due, the Seller Payables set forth on Section 2.1(a)(iv) of the Companies Disclosure Letter (the “Seller Payables Assumption”). (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Surviving Company shall assume and agree to pay, perform and discharge, as and when due, any and all Assumed Liabilities. (c) Notwithstanding anything to the contrary herein, none of the Purchaser Parties nor any of their respective Affiliates (including the Companies and the Company Subsidiaries) shall assume or be obligated to pay, perform or otherwise discharge any Retained Liability, and the Seller Group (excluding, for the avoidance of doubt, the Companies and the Company Subsidiaries) shall retain and solely be responsible for paying, performing and discharging, and the Seller Group shall indemnify and hold harmless the Purchaser Parties and the other Purchaser Indemnified Parties with respect to any Loss suffered by any Purchaser Indemnified Party in respect of, all Retained Liabilities in accordance with Article XI. Section 2.2 Purchase Price; Allocation Statement; Reinvestment Amount. (a) Subject to the adjustments set forth in Section 2.8 and in consideration of the Transaction, at the Closing, (i) the Purchaser shall (x) pay, or cause to be paid, to the Seller an aggregate amount in cash equal to (1) the Estimated Purchase Price, minus (2) the Escrow Amount, minus (3) the Vendor Note Amounts, minus (4) the Reinvestment Amount, minus (5) the Second Merger Consideration (the “Purchaser Closing Payment”) and (y) issue (or cause its applicable Affiliate to issue) the Vendor Notes to the Seller, and (ii) the Purchaser Co-Investor shall pay, or cause to be paid, to the Seller an aggregate amount in cash equal to the Second Merger Consideration (the “Purchaser Co-Investor Closing Payment” and together with the Purchaser

32 Closing Payment, the “Closing Payment”). The Closing Payment shall be paid and allocated among the AsiaPac Equity Purchase Consideration, the Dutch Equity Purchase Consideration, the First Merger Consideration and the Second Merger Consideration, in accordance with Section 2.2(b). (b) The Estimated Purchase Price and the Final Purchase Price (as applicable) shall be allocated among: (i) the First Merger, (ii) the Second Merger, (iii) the Dutch Equity Purchase, and (iv) the AsiaPac Equity Purchase in accordance with the following: (i) the aggregate consideration attributable to the Mergers (the “Merger Consideration”) shall be equal to (1) the Estimated Purchase Price or the Final Purchase Price (as applicable) minus the Vendor Note Amounts minus the Escrow Amount minus the Reinvestment Amount, minus (2) the aggregate consideration attributable to the Equity Purchase (the “Equity Purchase Consideration”); (ii) the consideration attributable to the First Merger (the “First Merger Consideration”) shall be equal to (1) the Merger Consideration, minus (2) the Second Merger Consideration; (iii) the Working Capital Funding Amount shall be paid, or caused to be paid, to Obagi Cosmeceuticals as part of the Second Merger and shall be used by Obagi Cosmeceuticals for working capital purposes; (iv) the Equity Purchase Consideration shall be equal to the sum of (1) the consideration attributable to the Dutch Equity Purchase (the “Dutch Equity Purchase Consideration”), plus (2) the consideration attributable to the AsiaPac Equity Purchase (the “AsiaPac Equity Purchase Consideration”) as determined in accordance with Section 8.4; (v) (x) the sum of (1) the First Merger Consideration, (2) the Second Merger Consideration, (3) the Dutch Equity Purchase Consideration, and (4) the AsiaPac Equity Purchase Consideration, shall be equal to (y)(1) the Estimated Purchase Price or the Final Purchase Price (as applicable), minus (2) the Vendor Note Amounts minus (3) the Escrow Amount minus (4) the Reinvestment Amount; and (vi) the reduction of the Estimated Purchase Price and the Final Purchase Price for the Escrow Amount, the Vendor Note Amounts and the Reinvestment Amount, as well as the adjustment to the Estimated Purchase Price in accordance with Section 2.5, shall adjust only (1) the First Merger Consideration and (2) the Equity Purchase Consideration, but not the Second Merger Consideration. (c) At the Closing, each of the Purchaser and the Seller hereby agrees that the Closing Payment will be reduced by the Reinvestment Amount and that such amount shall be contributed to Purchaser Holdco in the manner set forth in the Reinvestment Agreement, in consideration for which Purchaser Holdco shall issue to each such Key Executive the equity interests of Purchaser Holdco issuable to such Key Executives pursuant to and in accordance with the Reinvestment Agreement. Notwithstanding anything herein or otherwise to the contrary, and without limiting the foregoing, at Closing, the Reinvestment shall be deemed to occur automatically, subject to the substantially concurrent consummation of the Closing in accordance

33 with the terms of this Agreement and the Reinvestment Agreement, without any further action by Seller or the Purchaser; and upon the Closing, the Reinvestment Amount shall be deemed to have been paid in full to the Seller, and the Purchaser’s obligations under Section 2.2(a) shall be immediately discharged and fully satisfied. (d) At the Closing, as consideration for the Class B Units in Obagi Cosmeceuticals issued to the Purchaser Co-Investor in the Second Merger, the Purchaser Co- Investor shall pay, or cause to be paid, the Working Capital Funding Amount directly to Obagi Cosmeceuticals by wire transfer of immediately available funds. The Working Capital Funding Amount shall be contributed to Obagi Cosmeceuticals as a capital contribution and shall be retained by Obagi Cosmeceuticals following the Closing for general working capital purposes. Section 2.3 Closing; Mergers Effective Times; Merger Conversions. (a) First Merger. (i) First Merger Effective Time. On the Closing Date, immediately following the Equity Purchase, the Seller shall cause Obagi Cosmeceuticals to file a properly executed certificate of merger in substantially the form attached hereto as Exhibit A (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA. The First Merger shall become effective at the date and time of filing the First Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as specified in the First Certificate of Merger (the time the First Merger becomes effective being referred to herein as the “First Merger Effective Time”). (ii) Effect of the First Merger. The First Merger shall have the effects set forth in this Agreement, the First Certificate of Merger and the applicable provisions of the DLLCA. As a result of the First Merger, Obagi Cosmeceuticals shall continue as the surviving company of the First Merger and shall continue its existence under the Laws of the State of Delaware, and the separate existence of Merger Sub I shall cease. Without limiting the generality of the foregoing and subject thereto, by virtue of the First Merger and without further act or deed, at the First Merger Effective Time all the property, rights, privileges, immunities, powers and franchises of each of Obagi Cosmeceuticals and Merger Sub I shall vest in the First Merger Surviving Entity and all debts, liabilities, obligations and duties of each of Obagi Cosmeceuticals and Merger Sub I shall become the debts, liabilities, obligations and duties of the First Merger Surviving Entity. (iii) Organizational Documents. At the First Merger Effective Time, by virtue of the First Merger and without any action on the part of any constituent company, (1) the certificate of formation of Obagi Cosmeceuticals as in effect immediately prior to the First Merger Effective Time shall be the certificate of formation of the First Merger Surviving Entity until duly amended or repealed in accordance with the provisions thereof and applicable Law, and (2) the operating agreement of Obagi Cosmeceuticals as in effect immediately prior to the First Merger Effective Time shall remain in effect and shall be the operating agreement of the First Merger Surviving Entity until thereafter amended as provided therein and under the DLLCA.

34 (iv) Managers and Officers. The managers and officers of Merger Sub I immediately prior to the First Merger Effective Time shall be installed as the initial manager and officers of the First Merger Surviving Entity, each to hold office in accordance with its certificate of formation and operating agreement. (v) Effect of the First Merger on OC Equity Interests. At the First Merger Effective Time, by virtue of the First Merger and without any action on the part of any other Person: (1) such number of OC Equity Interests (the “Merged OC Equity Interests”) issued and outstanding immediately prior to the First Merger Effective Time and held by the Seller as are equal in value to the First Merger Consideration, shall automatically be cancelled and cease to exist, and shall automatically be converted into the right to receive (i) an amount equal to (w) the First Merger Consideration, minus (x) the Escrow Amount, minus (y) the Vendor Note Amount, minus (z) the Reinvestment Amount, and (ii) the issuance of the Vendor Notes to the Seller; (2) each OC Equity Interest issued and outstanding immediately prior to the First Merger Effective Time other than the Merged OC Equity Interests (the “Remaining OC Equity Interests”) shall remain outstanding and unaffected by the First Merger, so that the Seller continues to hold Remaining OC Equity Interests representing the same economic interests in the First Merger Surviving Entity immediately after the First Merger that such Remaining OC Equity Interests represented in Obagi Cosmeceuticals immediately prior to the First Merger; (3) each limited liability company interest of Merger Sub I that is issued and outstanding immediately prior to the First Merger Effective Time shall be converted into and exchanged for an aggregate number of limited liability company interests of the First Merger Surviving Entity (the “Purchaser Exchanged Interests”) equal in number and type to the Merged OC Equity Interests cancelled pursuant to Section 2.3(a)(v)(1) and will, collectively with the Remaining OC Equity Interests constitute the only outstanding limited liability company interests in the First Merger Surviving Entity immediately following the First Merger Effective Time; and (4) the Seller shall cease to have any rights with respect to such Merged OC Equity Interests, except the right to receive the consideration in respect of such Merged OC Equity Interests in accordance with the terms and subject to the conditions of this Agreement. (b) Second Merger. (i) Second Merger Effective Time. On the Closing Date, following the Equity Purchase and the First Merger Effective Time, the Purchaser shall cause the First Merger Surviving Entity to file a properly executed certificate of merger in substantially the form attached hereto as Exhibit B (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA. The Second Merger shall become effective at the date and time of filing the

35 Second Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as specified in the Second Certificate of Merger (the time the Second Merger becomes effective being referred to herein as the “Second Merger Effective Time”). (ii) Effect of the Second Merger. The Second Merger shall have the effects set forth in this Agreement, the Second Certificate of Merger and the applicable provisions of the DLLCA. As a result of the Second Merger, the First Merger Surviving Entity shall continue as the surviving company of the Second Merger and shall continue its existence under the Laws of the State of Delaware, and the separate existence of Merger Sub II shall cease. Without limiting the generality of the foregoing and subject thereto, by virtue of the Second Merger and without further act or deed, at the Second Merger Effective Time all the property, rights, privileges, immunities, powers and franchises of each of the First Merger Surviving Entity and Merger Sub II shall vest in the Surviving Company and all debts, liabilities, obligations and duties of each of the First Merger Surviving Entity and Merger Sub II shall become the debts, liabilities, obligations and duties of the Surviving Company. (iii) Organizational Documents. At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of any constituent company, (1) the certificate of formation of the First Merger Surviving Entity as in effect immediately prior to the Second Merger Effective Time shall be amended and restated in its entirety in the form of the certificate of formation of Merger Sub II as in effect immediately prior to the Second Merger Effective Time, and as so amended shall be the certificate of formation of the First Merger Surviving Entity until duly amended or repealed in accordance with the provisions thereof and applicable Law after the Second Merger Effective Time, and (2) the operating agreement of the First Merger Surviving Entity as in effect immediately prior to the Second Merger shall be amended and restated in its entirety immediately following the Second Merger Effective Time in a form to be prepared by Purchaser, and as so amended shall be the operating agreement of the Surviving Company until thereafter amended as provided therein and under the DLLCA. (iv) Managers and Officers. The managers and officers of the First Merger Surviving Entity immediately prior to the Second Merger Effective Time shall be installed as the initial manager and officers of the Surviving Company, each to hold office in accordance with its certificate of formation and operating agreement. (v) Effect on Second Merger Surviving Entity Equity Interests. At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of any other Person: (1) each Remaining OC Equity Interest issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be cancelled and cease to exist, and shall automatically be converted into the right to receive an amount in cash equal to the Second Merger Consideration and the Seller shall cease to have any rights with respect to such Remaining OC Equity Interests, except the right to receive the Second Merger Consideration, immediately after the Second Merger in respect of such

36 Remaining OC Equity Interests in accordance with the terms and subject to the conditions of this Agreement; (2) each limited liability company interest of Merger Sub II (“Merger Sub II Units”) issued and outstanding immediately prior to the Second Merger Effective Time and held by the Purchaser Co-Investor shall automatically be cancelled and cease to exist, and shall automatically be converted into the right to receive (i) a number of Class A Interests of the Surviving Company as are equal in value to the Second Merger Consideration, and (ii) a number of Class B Interests of the Surviving Company as are equal in value to the Working Capital Funding Amount (the “Purchaser Co-Investor Equity Interests”), and the Purchaser Co-Investor shall cease to have any rights with respect to such Merger Sub II Units, except the right to receive the Class A Interests and the Class B Interests immediately after the Second Merger in respect of such Merger Sub II Units in accordance with the terms and subject to the conditions of this Agreement; and (3) each Purchaser Exchanged Interest that is issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into and exchanged for an aggregate number of Class A Interests as are equal in value to the Purchaser Exchanged Interests, so that the Purchaser continues to hold equity interests in the Surviving Company representing the same economic interests in the Surviving Company immediately after the Second Merger that such equity interests represented in Obagi Cosmeceuticals immediately prior to the Second Merger and will, collectively with the Purchaser Co-Investor Equity Interests held by the Purchaser Co-Investor as of the Second Merger Effective Time, constitute the only outstanding limited liability company interests in the Surviving Company immediately following the Second Merger Effective Time. (c) The closing (the “Closing”) of the Transaction shall take place by electronic exchange of documents and signatures by Electronic Delivery or, if such exchange is not practicable, at a closing to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), located at One Manhattan West, New York, New York 10001 (a) at 10:00 a.m. Eastern Time, on the fifteenth (15th) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article IX (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing), or (b) at such other place or at such other time or on such other date as the Purchaser and the Seller mutually may agree in writing; provided that, without the Purchaser’s prior written consent, the Closing shall in no event occur earlier than the date that is forty-five (45) calendar days after the date hereof. The day on which the Closing actually takes place is referred to herein as the “Closing Date.” Section 2.4 Estimated Purchase Price. (a) At least ten (10) Business Days prior to the anticipated Closing Date, the Seller shall prepare, or cause to be prepared, and deliver to the Purchaser (on behalf of the Purchaser Parties) a written statement (the “Estimated Closing Statement”) setting forth (i) the Seller’s good faith estimate of (A) Closing Cash, (B) Closing Indebtedness, (C) Net Working

37 Capital and (D) Transaction Expenses; and (ii) on the basis of the foregoing, the resulting calculation of the Purchase Price (the “Estimated Purchase Price”), together with reasonable supporting detail with respect to each of the components thereof. The Estimated Closing Statement shall be based on the accounting books and records of the Companies and the Company Subsidiaries and prepared in accordance with this Agreement, including the Accounting Principles and materially in the form of the Sample Statement. Attached hereto as Exhibit K is an illustrative calculation of the Estimated Purchase Price and the Closing Payment as estimated by the Parties as of the date hereof. (b) Following delivery of the Estimated Closing Statement, the Seller shall provide the Purchaser (on behalf of the Purchaser Parties) and its Representatives with reasonable access upon reasonable advance written notice during normal business hours to any relevant personnel of the Parent Group (including its finance personnel) involved in the preparation of the Estimated Closing Statement and, to the extent reasonably requested by the Purchaser (on behalf of the Purchaser Parties), pertinent financial information on which the Estimated Closing Statement was based, in each case, in connection with the Purchaser’s review of the Estimated Closing Statement; provided that in no event shall any request for information or review of the Estimated Closing Statement or other information by the Purchaser (on behalf of the Purchaser Parties), or any disagreement relating thereto, delay or prevent the Closing. The Seller shall consider in good faith any reasonable comments of the Purchaser (on behalf of the Purchaser Parties) to the Estimated Closing Statement notified to it at least three (3) Business Days prior to the Closing Date, and, to the extent the Seller and the Purchaser (on behalf of the Purchaser Parties) agree on any changes (which agreements shall be without prejudice to the Closing Statement), such changes shall amend the Estimated Closing Statement and the resulting Estimated Purchase Price for all purposes hereunder. Section 2.5 Purchase Price Adjustments. (a) As promptly as practicable and in any event within seventy-five (75) days after the Closing Date, the Purchaser (on behalf of the Purchaser Parties) shall prepare and deliver to the Seller a written statement (the “Closing Statement”) setting forth (i) the Purchaser’s (on behalf of the Purchaser Parties) good faith calculation of (A) Closing Cash, (B) Closing Indebtedness, (C) Net Working Capital and (D) Transaction Expenses; and (ii) on the basis of the foregoing, the resulting calculation of the Purchase Price, together with supporting calculations and schedules with respect to each of the components thereof, and a reconciliation of the components of the Purchase Price to the components of the Estimated Purchase Price. The Closing Statement shall be prepared in accordance with the Accounting Principles and in the form of the Sample Statement. (b) The following procedures shall apply with respect to the review of the Closing Statement: (i) The Seller shall have a period of forty-five (45) days after receipt by the Seller of the Closing Statement for its review thereof (the “Review Period”). During the Review Period, the Purchaser (on behalf of the Purchaser Parties) shall provide (subject to the execution of a customary access letters, as applicable) to the Seller and its Representatives reasonable access upon reasonable advance written notice during normal

38 business hours to any relevant personnel and Representatives of the Purchaser (on behalf of the Purchaser Parties) who are knowledgeable about the information contained in, and the preparation of the Closing Statement, books and records, work papers, schedules, memoranda and other documents, in each case, prepared by the Purchaser (on behalf of the Purchaser Parties) or its Representatives in connection with its preparation of the Closing Statement and its and their calculations of the amounts shown in the Closing Statement, and other items reasonably requested by the Seller in connection with the Seller’s review of the Closing Statement and any dispute with respect thereto as contemplated by this Section 2.5(b)(i); provided that, in each case, such access does not unreasonably disrupt or interfere with the normal operations of the Purchaser Parties or their Affiliates or Representatives. (ii) If the Seller does not deliver to the Purchaser (on behalf of the Purchaser Parties) a written statement describing any objections the Seller has to the Closing Statement and the Seller’s calculation of the Purchase Price (including reasonable detail of each item or amount in dispute) (an “Objection Notice,” and each such objection raised in the Objection Notice, an “Objection”) on or before the final day of the Review Period, then the Seller shall be deemed to have irrevocably accepted such Closing Statement, and such Closing Statement shall be deemed to be final for purposes of the payment (if any) contemplated by Section 2.5(c). Any amount, determination or calculation contained in the Closing Statement and not disputed on or before the final day of the Review Period by way of an Objection shall be final, conclusive and binding on the Parties. During the Review Period, the Seller may provide an Objection Notice and include an Objection, including on the basis that it has not been provided with adequate information to reasonably understand and evaluate the differences between the calculations contained in the Estimated Closing Statement, on the one hand, and the calculations contained in the Closing Statement (and/or Closing Cash, Closing Indebtedness, Net Working Capital and Transaction Expenses), on the other hand. If the Seller delivers to the Purchaser (on behalf of the Purchaser Parties) an Objection Notice on or before the final day of the Review Period, then the Purchaser (on behalf of the Purchaser Parties) and the Seller shall discuss in good faith the matters contained in the Objection Notice within forty-five (45) days after the Purchaser’s receipt of the Objection Notice (the “Resolution Period”). If the Purchaser (on behalf of the Purchaser Parties) and the Seller reach a resolution with respect to all such disputed matters on or before the final day of the Resolution Period, then the Closing Statement, as modified by such resolution, shall be deemed to be final for purposes of the payment (if any) contemplated by Section 2.5(c). (iii) If such a resolution is not reached on or before the final day of the Resolution Period (or such longer period as the Purchaser and the Seller may mutually agree in writing), then the Purchaser (on behalf of the Purchaser Parties) and the Seller shall promptly retain the Accounting Firm to act as an expert in accounting and not an arbitrator (including by executing a customary agreement with the Accounting Firm in connection with its engagement) and submit any unresolved Objections (the “Disputed Items”) to the Accounting Firm for resolution in accordance with this Section 2.5(b)(iii). Each of the Purchaser (on behalf of the Purchaser Parties) and the Seller may make a written submission, including a supporting brief and any other material to the Accounting Firm (a “Submission”), in which case the Purchaser (on behalf of the Purchaser Parties) or

39 the Seller, as applicable, must provide prompt prior notice of such Submission to the other Party. The Purchaser (on behalf of the Purchaser Parties) and the Seller will instruct the Accounting Firm to render its decision as to the Disputed Items and the effect of its decision on the Closing Statement to the Purchaser (on behalf of the Purchaser Parties) and the Seller on an expedited basis (and in any event within forty-five (45) days after submission of the Disputed Items). Any item that is not a Disputed Item shall be deemed final, conclusive and binding on the Parties; provided that neither Party shall be deemed to have agreed with any items that are directly or indirectly impacted by the resolution of the Disputed Items, and any such component shall be considered a “Disputed Item” to the extent affected by a Disputed Item. The Accounting Firm will be instructed to (A) (1) make a final determination that is in accordance with the Accounting Principles, (2) not determine any Disputed Items to be a value higher than the highest value or lower than the lowest value proposed by the Purchaser (on behalf of the Purchaser Parties) and the Seller in their written submissions, (3) make a final determination based solely on written submissions by the Purchaser (on behalf of the Purchaser Parties) and the Seller with respect to the Disputed Items (and only the Disputed Items) to the Accounting Firm no later than fifteen (15) Business Days after submission of the Disputed Items to the Accounting Firm; and (B) prepare and deliver to the Purchaser (on behalf of the Purchaser Parties) and the Seller a written statement setting forth its final determination (and a reasonably detailed description of the basis therefor) with respect to each Disputed Item (the “Accounting Firm’s Report”); provided that the failure of the Accounting Firm to abide by such deadline shall not render its determination in the Accounting Firm’s Report ultra vires. The Seller and the Purchaser (on behalf of the Purchaser Parties) shall provide the Accounting Firm with such financial and other relevant information of the Seller and the Purchaser (on behalf of the Purchaser Parties) as the Accounting Firm shall reasonably request for purposes of making its final determination with respect to the Disputed Items, and the Seller and the Purchaser (on behalf of the Purchaser Parties) shall otherwise reasonably cooperate with the Accounting Firm in connection therewith. All information (including answers to questions from the Accounting Firm) submitted by a Party to the Accounting Firm must be concurrently delivered to the other Party. Neither the Purchaser (on behalf of the Purchaser Parties) nor the Seller, nor any of their respective Representatives, will correspond, meet or discuss any substantive matters with the Accounting Firm without the Purchaser (on behalf of the Purchaser Parties) and the Seller and their respective Representatives present or copied on any such correspondence, as applicable. Each of the Seller and the Purchaser (on behalf of the Purchaser Parties) agrees that, except in the case of fraud or manifest error, (1) the Accounting Firm’s determination with respect to each Disputed Item as reflected in the Accounting Firm’s Report shall be deemed to be final, conclusive, binding and non-appealable, (2) the Closing Statement, as modified by any changes thereto in accordance with the Accounting Firm’s Report, shall be deemed to be final for all purposes hereunder, including for purposes of the payment (if any) contemplated by Section 2.5(c), (3) the procedures set forth in this Section 2.5(b)(iii) shall be the sole and exclusive remedy with respect to the final determination of the Closing Statement and (4) the Accounting Firm’s determination under this Section 2.5(b)(iii) shall be enforceable, and judgment may be entered thereupon in any court having jurisdiction over the Party against which such determination is to be enforced. The Parties acknowledge that all discussions and offers to compromise related to any Objection are

40 without prejudice communications made in confidence with the intent of attempting to resolve a litigious dispute and are subject to settlement privilege. (iv) The costs, fees and expenses (including applicable Taxes thereon) of the Accounting Firm shall be borne by Purchaser (on behalf of the Purchaser Parties) and the Seller based on the inverse of the percentage that the Accounting Firm’s resolution of the Disputed Items bears to the total amount of such Disputed Items as originally submitted to the Accounting Firm. For example, if the total amount of the Disputed Items as originally submitted to the Accounting Firm equals $1,000 and the Accounting Firm awards $600 in favor of the Seller’s position, sixty percent (60%) of the fees and expenses of the Accounting Firm would be borne by Purchaser (on behalf of the Purchaser Parties) and forty percent (40%) of the fees and expenses of the Accounting Firm would be borne by the Seller. (c) Within three (3) Business Days after the final determination of the Purchase Price in accordance with this Section 2.5 (including by failure to timely deliver an Objection Notice) (the “Final Purchase Price”): (i) if the Final Purchase Price exceeds the Estimated Purchase Price (such amount, the “Excess Amount”), then (a) the Purchaser (on behalf of the Purchaser Parties) and the Seller shall submit joint instructions to the Escrow Agent providing for the disbursement to the Seller of the Escrow Funds and (b) the Purchaser (on behalf of the Purchaser Parties) shall pay (or cause to be paid) an amount in cash equal to the Excess Amount to the Seller by wire transfer of immediately available funds to an account of the Seller designated in writing by the Seller to the Purchaser (on behalf of the Purchaser Parties); (ii) if the Final Purchase Price is less than the Estimated Purchase Price (the absolute value of the difference, the “Shortfall Amount”), then (1) the Purchaser (on behalf of the Purchaser Parties) and the Seller shall submit joint instructions to the Escrow Agent providing for the disbursement (A) to the Purchaser (on behalf of the Purchaser Parties), of an amount in cash equal to the lesser of (x) the Escrow Funds or (y) the Shortfall Amount, and (B) to the Seller, of an amount in cash equal to the balance of the Escrow Funds following the disbursement provided in clause (A), if any, (2) in the event the Shortfall Amount is greater than the Escrow Funds, Seller shall pay (or cause to be paid) to the Purchaser (on behalf of the Purchaser Parties), by wire transfer of immediately available funds to an account of the Purchaser designated in writing by the Purchaser (on behalf of the Purchaser Parties) to the Seller an amount equal to the lesser of (x) $3,000,000 and (y) the difference between the absolute value of the Shortfall Amount, minus the amount disbursed to the Purchaser pursuant to clause (1)(A) (the lesser of (x) and (y), the “Excess Cash Amount”) and (3) in the event the Shortfall Amount is greater than the sum of the Escrow Funds plus $3,000,000, the Adjustable Vendor Note Amount shall be reduced on a dollar-for-dollar basis by an amount equal to the difference between the absolute value of the Shortfall Amount, minus the total amounts disbursed to the Purchaser (on behalf of the Purchaser Parties) pursuant to clauses (1)(A) and (1)(B); or

41 (iii) if the Final Purchase Price is equal to the Estimated Purchase Price, then the Purchaser (on behalf of the Purchaser Parties) and the Seller shall submit joint instructions to the Escrow Agent providing for the disbursement of an amount in cash equal to the balance of the Escrow Funds to the Seller; (d) Except as otherwise required by applicable Law, the Seller, the Purchaser (on behalf of the Purchaser Parties) and their respective Affiliates shall treat any and all payments pursuant to this Section 2.5 or Section 2.6 as an adjustment to the Purchase Price for U.S. federal (and applicable state and local and non-U.S.) income Tax purposes. (e) For the avoidance of doubt, the Escrow Amount, the Excess Cash Amount, and the Adjustable Vendor Note, collectively shall serve as the sole and exclusive source of recovery for any amounts owed to the Purchaser (on behalf of the Purchaser Parties) in connection with the final determination of the Final Purchase Price pursuant to this Section 2.5 and in no event shall Parent, the Seller or their respective Affiliates have an obligation to replenish the Escrow Amount or repay any portion of Purchase Price to the Purchaser (on behalf of the Purchaser Parties) or any of its Affiliates. Section 2.6 Earnout. As additional consideration for the transactions contemplated hereby (the “Earnout”), Purchaser and the Companies (following the Closing) shall, jointly and severally, pay or cause to be paid, at such times and on the terms set forth in this Section 2.6, an amount of Earnout (if any) calculated as set forth in Section 2.6(a) (such amount, the “2026 Earnout Amount”) and an amount of Earnout (if any) calculated as set forth in Section 2.6(b) (the “2027 Earnout Amount” and together with the 2026 Earnout Amount, the “Earnout Consideration”). (a) 2026 Earnout Amount. The 2026 Earnout Amount shall be equal to the sum of an amount, if any, based on the Non-Injectables Revenue for the financial year ending December 31, 2026 (the “2026 Non-Injectables Sales” and such amount, the “2026 Non-Injectables Sales Earnout”), which shall be calculated as follows: (i) 2026 Non-Injectables Sales Earnout. If the 2026 Non-Injectables Sales are: (1) less than one hundred and eighty-five million two hundred and nineteen thousand five hundred and ninety six dollars ($185,219,596) (the “2026 Non- Injectables Sales Floor”), the 2026 Non-Injectables Sales Earnout shall be zero dollars ($0); (2) equal to or greater than the 2026 Non-Injectables Sales Floor but less than one hundred and ninety million two hundred and nineteen thousand five hundred and ninety six dollars ($190,219,596), the 2026 Non-Injectables Sales Earnout shall be equal to the product of (x) ten million dollars ($10,000,000), times (y)(A) 2026 Non-Injectables Sales minus 2026 Non-Injectables Sales Floor, divided by (B) five million dollars ($5,000,000); and (3) equal to or greater than one hundred and ninety million two hundred and nineteen thousand and five hundred and ninety six dollars ($190,219,596), the 2026 Non-Injectables Sales Earnout shall be equal to ten million dollars ($10,000,000);

42 (ii) Illustrative Calculation of the 2026 Earnout Amount. Solely for illustrative purposes, attached as Section 2.6(a) of the Companies Disclosure Letter is an illustrative calculation of the 2026 Earnout Amount. (b) 2027 Earnout Amount. The 2027 Earnout Amount shall be calculated as follows: (i) if the Injectables Revenues for the fiscal year ending December 31, 2027 (the “2027 Injectables Sales”) is: (1) less than forty-seven million four hundred and fifty four thousand five hundred and twenty one dollars ($47,454,521) (the “2027 Injectables Sales Floor”), the 2027 Earnout Amount shall be zero dollars ($0); (2) equal to or greater than the 2027 Injectables Sales Floor but less than fifty million four hundred and fifty four thousand five hundred and twenty one dollars ($50,454,521), the 2027 Earnout Amount shall be equal to the product of (x) fifty- four million dollars ($54,000,000), times (y)(A) 2027 Injectables Sales minus 2027 Injectables Sales Floor, divided by (B) three million dollars ($3,000,000); and (3) equal to or greater than fifty million four hundred and fifty four thousand five hundred and twenty one dollars ($50,454,521), the 2027 Earnout Amount shall be equal to fifty-four million dollars ($54,000,000). (ii) Illustrative Calculation of the 2027 Earnout Amount. Solely for illustrative purposes, attached as Section 2.6(b) of the Companies Disclosure Letter is an illustrative calculation of the 2027 Earnout Amount. (c) Earnout Caps. Notwithstanding anything herein or otherwise to the contrary, in no event shall (i) the amount payable, if any, pursuant to Section 2.6(a)(i) exceed ten million dollars ($10,000,000), (ii) the amount payable, if any, pursuant to Section 2.6(b)(i) exceed fifty-four million dollars ($54,000,000), and (iii) in no event shall the aggregate amount of Earnout payable pursuant to this Agreement exceed sixty-four million dollars ($64,000,000). (d) Manner of Payment. Promptly following completion of the Companies’ and their Subsidiaries’ consolidated audited financial statements (but in no event later than thirty (30) days following completion of such audited financial statements) (i) for the Relevant Period ending December 31, 2026 (included), the Purchaser (on behalf of the Purchaser Parties) shall cause to be prepared and delivered to the Seller a schedule setting forth a reasonably detailed calculation of each of the 2026 Non-Injectables Sales and its corresponding calculation of the 2026 Earnout Amount and (ii) for the Relevant Period ending December 31, 2027 (included), the Purchaser (on behalf of the Purchaser Parties) shall cause to be prepared and delivered to the Seller a schedule setting forth a reasonably detailed calculation of the 2027 Injectables Sales and its corresponding calculation of the 2027 Earnout Amount (a schedule described in either of the foregoing clauses (i) or (ii), an “Earnout Statement”). During a period of sixty (60) days following the delivery of an Earnout Statement (the “Earnout Review Period”), upon advance notice to the Purchaser (on behalf of the Purchaser Parties), the Seller (x) shall be permitted to discuss with Purchaser (on behalf of the Purchaser Parties) and its accountants the Earnout Statement and (y)

43 shall be provided electronic copies of, and have access, upon reasonable advance notice, during normal business hours and in a manner that does not unduly interfere with the normal business operations of the Purchaser Parties, the Companies or any of their respective Affiliates or Representatives, to review the work papers and supporting records of the Purchaser Parties and its accountants and the relevant books and records of the Companies and the Company Subsidiaries, in each case to the extent relating to the 2026 Earnout Amount and 2027 Earnout Amount, as applicable; provided, however, that the external accountants of the Purchaser Parties, the Companies and the Company Subsidiaries shall not be obligated to give access or make any working papers or supporting records available to the Seller or its accountants unless and until the Seller has signed a customary confidentiality agreement relating to such access in form and substance reasonably acceptable to such accountants. Subject to Section 11.10, within five (5) Business Days following the Purchaser (on behalf of the Purchaser Parties) and the Seller’s agreement to the Earnout Statement or the date on which the Purchaser (on behalf of the Purchaser Parties) and the Seller receive from the Accounting Firm its written report pursuant to Section 2.6(e), as applicable, the Seller shall designate an account for the payment of the Earnout Consideration, and the Purchaser (on behalf of the Purchaser Parties) shall make prompt payment (and in any event within five (5) Business Days of the designation of such account) of the Earnout Consideration by wire transfer of immediately available funds to such account designated by the Seller. All Earnout Statements shall be prepared and calculated in accordance with the Earnout Accounting Principles. (e) Earnout Dispute. In the event of any objection by the Seller with respect to the determination of the Earnout Statements or the Earnout Consideration (or any component thereof) payable to the Seller, the Seller shall, prior to the expiry of the Earnout Review Period, deliver to the Purchaser (on behalf of the Purchaser Parties) a written statement describing any objections the Seller has to the applicable Earnout Statement and the Seller’s calculation of the applicable amount of Earnout Consideration (including reasonable detail of each item or amount in dispute) (an “Earnout Dispute Notice”). Any amount, determination or calculation contained in the Earnout Statement and not disputed on or before the final day of the Review Period by way of an Earnout Dispute Notice shall be final, conclusive and binding on the Parties. The Purchaser (on behalf of the Purchaser Parties) and the Seller shall discuss, in good faith, the matters contained in the Earnout Dispute Notice. If the Seller does not timely deliver an Earnout Dispute Notice within the Earnout Review Period, then the Earnout Statement and the Earnout Consideration payable to the Seller shall be deemed to have been accepted and shall be final and binding on the Parties. If, for any reason, the Purchaser (on behalf of the Purchaser Parties) and the Seller cannot resolve any disputed items indicated in the Earnout Dispute Notice within thirty (30) days of the date of delivery of the Earnout Dispute Notice (or such longer period of time as the Parties may mutually agree in writing, the “Earnout Resolution Period”), then such unresolved items (“Earnout Disputes”) shall be resolved by the Accounting Firm in the manner provided in Section 2.5(b)(iii) and Section 2.5(b)(iv), mutatis mutandis, except as modified in this Section 2.6(e). If the Purchaser (on behalf of the Purchaser Parties) and the Seller reach a resolution with respect to all such disputed matters contained in the Earnout Dispute Notice on or before the final day of the Earnout Resolution Period, then the Earnout Statement, as modified by such resolution, shall be deemed to be final for purposes of the payment (if any) contemplated by the third sentence of Section 2.6(d). The Accounting Firm shall issue a written report, which shall constitute the Accounting Firm’s Report for purposes of the Earnout Disputes and shall include a revised Earnout Statement as adjusted (i) pursuant to any resolutions to the Earnout Disputes that may be agreed

44 upon by the Purchaser (on behalf of the Purchaser Parties) and the Seller and (ii) pursuant to the Accounting Firm’s resolution of the Earnout Disputes that are not otherwise resolved and agreed upon by the Parties. The Accounting Firm shall be instructed to make a final determination that is in accordance with the Earnout Accounting Principles. The Accounting Firm shall review only those matters specified in the Earnout Disputes and shall make no changes to the Earnout Statement, except as are required to resolve the Earnout Disputes. Each of the Seller and the Purchaser agrees that, except in the case of fraud or manifest error, (1) the Accounting Firm’s determination with respect to each Earnout Dispute as reflected in the Accounting Firm’s Report shall be deemed to be final, conclusive, binding and non-appealable, (2) the Earnout Statement, as modified by any changes thereto in accordance with the Accounting Firm’s Report, shall be deemed to be final for all purposes hereunder, including for purposes of the payment (if any) contemplated by Section 2.6(d), (3) the procedures set forth in this Section 2.6(e) (including the applicable provisions of Section 2.5(b)(iii)) shall be the sole and exclusive remedy with respect to the final determination of the Earnout Statement and (4) the Accounting Firm’s determination under this Section 2.6(e) shall be enforceable, and judgment may be entered thereupon in any court having jurisdiction over the Party against which such determination is to be enforced. The Parties acknowledge that all discussions and offers to compromise related to any Objection are without prejudice communications made in confidence with the intent of attempting to resolve a litigious dispute and are subject to settlement privilege. Section 2.7 Closing Deliverables and Actions. On the Closing Date, each of the Purchaser, the Companies and the Seller, as applicable, shall deliver and perform (or cause to be delivered and performed) all of the documents, instruments, actions and other deliverables set forth in this Section 2.7, it being understood that all such documents, instruments, actions and other deliverables shall be deemed to have been delivered and performed simultaneously, and no such document, instrument, action or other deliverable shall be deemed to have been delivered and performed until all have been delivered and performed. (a) Deliverables of the Purchaser. At or prior to the Closing, the Purchaser and the Purchaser Co-Investor (as applicable) shall: (i) pay, or cause to be paid, by wire transfers of immediately available funds to the account(s) of the Seller or one of its Affiliates designated in writing by the Seller to the Purchaser, of a cash amount equal to the Closing Payment and the Purchaser Co-Investor shall pay or cause to be paid to Obagi Cosmeceuticals, by wire transfer of immediately available funds to the account designated in writing by Obagi Cosmeceuticals, a cash amount equal to the Working Capital Funding Amount; (ii) pay, or cause to be paid, by wire transfers of immediately available funds to the account(s) of Lumina or one of its Affiliates designated in writing by Lumina to the Purchaser, of a cash amount equal to the Existing Indebtedness Prepayment Amount; (iii) deliver, or cause to be delivered, to the Seller each of the Vendor Notes, duly executed by Purchaser Parent;

45 (iv) pay, or cause to be paid, by wire transfers of immediately available funds to the Escrow Account designated in writing by the Escrow Agent, a cash amount equal to the Escrow Amount; (v) deliver, or cause to be delivered, to the Seller the Escrow Agreement, duly executed by the Purchaser; (vi) deliver, or cause to be delivered, to the Seller, the Transition Services Agreement substantially in the form attached as Exhibit H (the “Transition Services Agreement”), duly executed by the Purchaser; (vii) deliver, or cause to be delivered, to the Seller, the Transitional Trademark License Agreement substantially in the form attached as Exhibit I (the “Transitional Trademark License Agreement”), duly executed by the Purchaser or its Affiliate; (viii) deliver, or cause to be delivered, to the Seller, the certificate required to be delivered by the Purchaser pursuant to Section 9.2(c); and (ix) the Purchaser shall deliver to the Notary a power of attorney duly executed on behalf of the Purchaser and, as and where required by the Notary, legalised and apostilled, authorising the Notary (and each other (deputy) civil law notary and employee associated with Loyens & Loeff N.V.) to enter into and execute the deed pursuant to which the shares in the capital of Obagi Netherlands are transferred on its behalf; and (x) a sale and purchase agreement in respect of the OAP Equity Interests subject to the Laws of Hong Kong to be entered into between the Seller and the Purchaser, the terms of which shall be agreed upon between the Seller and the Purchaser in good faith prior to the Closing and consistent with the terms hereunder, duly signed by the Purchaser (the “OAP SPA”). (b) Deliverables of the Seller and the Companies. At or prior to the Closing, the Seller or the Companies, as applicable, shall deliver, or cause to be delivered, to the Purchaser: (i) each of the Vendor Notes, duly executed by the Seller; (ii) the certificates required to be delivered by the Seller, the Parent and the Companies pursuant to Section 9.3(f)(i), (ii) and (iii), respectively; (iii) (x) certificates representing the Purchased Equity Interests, duly endorsed in blank or accompanied by transfer powers and otherwise sufficient to transfer the Purchased Equity Interests to the Purchaser free and clear of all Liens (other than Permitted Liens) and (y) an Assignment of the Purchased Equity Interests, in substantially the form attached hereto as Exhibit G-1 and G-2 (the “Assignment of Shares”), duly executed by the applicable Seller;

46 (iv) evidence of the Terminated Affiliated Party Transactions, in each case in form and substance satisfactory to the Purchaser, duly executed by the applicable parties thereto; (v) a resignation, effective as of the Closing, of each of the directors and officers of the Companies and Company Subsidiaries designated by the Purchaser at least five (5) Business Days prior to the Closing, resigning from his or her position as director, officer or manager, as applicable, of the applicable Company or the applicable Company Subsidiary; (vi) the Pay-off and Release Letters; (vii) the Escrow Agreement, duly executed by Seller or an Affiliate thereof (other than any Company or a Company Subsidiary); (viii) the Transition Services Agreement, duly executed by the Parent or an Affiliate thereof (other than any Company or a Company Subsidiary); (ix) the Transitional Trademark License Agreement, duly executed by the Parent or an Affiliate thereof (other than any Company or a Company Subsidiary); (x) in respect of Obagi Cosmeceuticals, (A) a duly executed certificate dated as of the Closing Date from Obagi Cosmeceuticals satisfying the requirements set forth in Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h), certifying that Obagi Cosmeceuticals is not nor has been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) at any time during the five (5) years preceding the date of the certificate, and (B) a form of notice from Obagi Cosmeceuticals to the United States Internal Revenue Service in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), along with written authorization for the applicable Purchaser, as agent for Obagi Cosmeceuticals, to deliver such notice form to the United States Internal Revenue Service on behalf of Obagi Cosmeceuticals following Closing (collectively, the “FIRPTA Certificate”); (xi) the Seller shall deliver to the Notary the original shareholders register of Obagi Netherlands which reflects the Seller as the owner of the shares in the capital of Obagi Netherlands and that the shares in the capital of Obagi Netherlands are not encumbered; (xii) the Seller shall deliver to the Notary powers of attorney duly executed on behalf of the Seller and Obagi Netherlands, respectively, and, as and where required by the Notary, legalised and apostilled, in each case authorising the Notary (and each other (deputy) civil law notary and employee associated with Loyens & Loeff N.V.) to enter into and execute the deed pursuant to which the shares in the capital of Obagi Netherlands are transferred on their respective behalves; (xiii) the OAP SPA, duly signed by the Seller; and

47 (xiv) in respect of Obagi AsiaPac, (A) an instrument of transfer and (B) a sold note, in each case, duly signed by the Seller and in substantially the form attached hereto as Exhibit G-2. Section 2.8 Withholding Taxes. The Purchaser shall be permitted to deduct or withhold from any amounts payable to the Seller (or any of its Affiliates) pursuant to this Agreement such amounts as are required to be deducted or withheld by applicable Law. If the Purchaser is required by applicable Law to deduct or withhold any such amounts (other than any deduction or withholding with respect to amounts treated as compensation for relevant Tax purposes, as required under Vietnamese Law as set forth in Section 8.6 or attributable to the failure of the U.S. Company to deliver the FIRPTA Certificate at or prior to the Closing), the Purchaser shall use commercially reasonable efforts to (a) notify the Seller at least five (5) days prior to making any such deduction or withholding and (b) cooperate with such Seller to reduce or eliminate any such withholding, including by taking into account any relevant forms or other documentation provided to the Purchaser by or on behalf of any applicable Seller or its Affiliate. Any amounts that are deducted and withheld pursuant to this Section 2.8 shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Purchaser shall timely remit any such deducted or withheld amounts to the appropriate Governmental Authority. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER Except as set forth in the Companies Disclosure Letter attached hereto (the “Companies Disclosure Letter”), and subject to Section 12.10, the Seller hereby represents and warrants to the Purchaser, Purchaser Co-Investor, Merger Sub I and Merger Sub II as follows: Section 3.1 Company Organization. The Seller has been incorporated as an exempted company with limited liability under the laws of the Cayman Islands and is validly existing and in good standing under the laws of the Cayman Islands, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Section 3.2 Due Authorization. (a) The Seller has all requisite corporate power and authority to (i) execute and deliver this Agreement and the documents contemplated hereby, and (ii) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which the Seller is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby have been (A) duly and validly authorized and approved by the Seller Board and (B) determined by the Seller Board to be in the best interests of the Seller and recommended for approval by the Seller. No other company proceeding on the part of the Seller is necessary to authorize this Agreement and the documents contemplated hereby. This Agreement and the Ancillary Agreements to which the Seller is or is contemplated to be a party have been, at or prior to the Closing, or will be at Closing, duly and validly executed and

48 delivered by the Seller, and this Agreement and the Ancillary Agreements to which the Seller is or is contemplated to be a party constitutes, and at or prior to the Closing, the other documents contemplated hereby will constitute, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. (b) On or prior to the date of this Agreement, the Seller Board has duly adopted resolutions (i) determining that this Agreement and the Ancillary Agreements to which the Seller is or is contemplated to be a party and the transactions contemplated hereby and thereby are in the best interests of, the Seller and the Seller Shareholder, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which the Seller is or is contemplated to be a party and the transactions contemplated hereby and thereby. No corporate action is required on the part of the Seller or the Seller Shareholder to enter into this Agreement or the Ancillary Agreements to which the Seller is or is contemplated to be a party or to approve this Agreement. (c) On or prior to the date of this Agreement, the Seller Shareholder has duly adopted resolutions (i) determining that this Agreement and the Ancillary Agreements to which the Seller is or is contemplated to be a party and the transactions contemplated hereby and thereby are in the best interests of, the Seller and the Seller Shareholder, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which the Seller is or is contemplated to be a party and the transactions contemplated hereby and thereby. Section 3.3 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.4, the execution and delivery of this Agreement by the Seller and the Ancillary Agreements to which the Seller is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of the Seller, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Order applicable to the Seller, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Seller is a party or by which the Seller may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of the Seller, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Section 3.4 Governmental Authorities; Consents. Assuming the true and completeness of the representations and warranties of the Purchaser contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) is required on the part of the Seller with respect to the Seller’s execution or delivery of this Agreement or the consummation by the Companies of the transactions contemplated hereby, except for (i) applicable requirements of

49 the HSR Act, (ii) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect to perform or comply with on a timely basis any material obligation of the Seller under this Agreement or to consummate the transactions contemplated hereby. Section 3.5 Acquired Equity Interests. The Seller is, directly or indirectly, beneficially and of record, the owner of all of the issued and outstanding Acquired Equity Interests (free and clear of all Liens other than Permitted Liens and restrictions arising under applicable securities Laws) set forth opposite such Seller’s name on Section 3.5 of the Companies Disclosure Letter. The Seller has the right, authority and power to sell, assign and transfer the applicable Acquired Equity Interests to the Purchaser. Upon the consummation of the transactions contemplated by this Agreement, the Seller will deliver, and the Purchaser shall acquire, good and valid title to the Acquired Equity Interests, free and clear of any Liens other than Permitted Liens and Liens created by the Purchaser. The Seller is not party to any options, warrants, rights, contracts, calls, puts, performance shares, stock appreciation rights, restricted stock units, phantom equity, dividend equivalents, rights to subscribe, rights of first refusal, rights of first offer, conversion rights (including convertible notes or other similar convertible debt instruments), voting trust agreement or any other Contract, in each case, providing for the disposition or acquisition of any of the Acquired Equity Interests or any other equity interests of the Companies or the Company Subsidiaries, as applicable, or any rights or interests exercisable therefor or related thereto (other than by way of this Agreement). Section 3.6 Litigation and Proceedings. There is no, and since January 1, 2023, there has been (a) no pending or, to the Knowledge of the Seller, threatened Actions against or involving the Seller or its respective properties or assets, and (b) no outstanding Order imposed upon the Seller; nor are any properties or assets of the Seller or bound or subject to any Order, except, in each case, as would not be, and would not reasonably be expected to materially and adversely affect or delay the Seller’s ability to consummate the transactions contemplated by this Agreement. Section 3.7 Concord Agreement. Pursuant to Section 1.4(j)(iii)(C) of the Concord Agreement, the Seller caused the Seller (as defined in the Concord Agreement) to be promptly notified and invited to submit a bid to acquire the Companies in connection with the sale process that preceded the execution of this Agreement. Section 3.8 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller with respect to the Companies or the Company Subsidiaries. Section 3.9 Business Assets. Neither the Seller nor any of its Subsidiaries or Affiliates owns or possesses any assets used or held for use or otherwise necessary for the conduct of the Business (other than indirectly through the Companies and the Company Subsidiaries). Section 3.10 Exclusivity of Representations and Warranties. Except as provided in this Article III, Article IV or Article V (and any certificate delivered in connection therewith) neither the Seller nor any of its Affiliates, nor any of their respective directors, managers, officers,

50 employees, equityholders, partners, members or representatives has made, or is making, any other representation or warranty of any kind whatsoever, express or implied, at law or in equity, either written or oral, to the Purchaser, the Purchaser Co-Investor or any of their respective Affiliates and Representatives or, at law or in equity, with respect to matters relating to the Seller or any other matter related to or in connection with the transactions contemplated hereby, and the Seller hereby expressly disclaims any such other representations or warranties (including as to the accuracy or completeness of any information provided to the Purchaser or any of its Affiliates and Representatives) as to itself and all such other Persons and shall have no liability in respect thereof. Without limiting the generality of the foregoing, neither the Seller nor any other Person has made, is authorized to make, shall be deemed to have made or is making any representation or warranty with respect to other information or documents not expressly set forth in this Article III, Article IV or Article V (and any certificate delivered in connection therewith), but made available to the Purchaser or any of its Affiliates and Representatives with respect to the Seller (including as to the accuracy or completeness of any such information or documents), including any due diligence materials uploaded to any data room or otherwise provided to the Purchaser or any of its Affiliates and Representatives, any presentation with respect to the Seller or others in connection with this Agreement or the transactions contemplated by the Agreement, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Purchaser or any of its Affiliates and Representatives in executing, delivering and performing this Agreement and consummating the transactions contemplated by the Agreement. Except as set forth expressly in this Agreement, the condition of the assets of the Seller shall be “as is” and “where is” and the Seller makes no warranty of merchantability, sustainability, fitness for any particular purpose or quality with respect to any assets of the Seller or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 3.10 OR ELSEWHERE IN THIS AGREEMENT, LIMITS ANY CLAIM, RIGHT OR REMEDY THAT A PERSON MAY HAVE AGAINST ANOTHER PERSON FOR FRAUD. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT Except as set forth in the Companies Disclosure Letter, and subject to Section 12.10, the Parent hereby represents and warrants to the Purchaser, Purchaser Co-Investor, Merger Sub I and Merger Sub II as follows: Section 4.1 Company Organization. The Parent has been continued as a public company with limited liability under the laws of the Bailiwick of Jersey and is validly existing and in good standing under the laws of the Bailiwick of Jersey, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Section 4.2 Due Authorization. (a) The Parent has all requisite corporate power and authority to (i) execute and deliver this Agreement and the documents contemplated hereby, and (ii) consummate its

51 obligations contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which the Parent is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby have been (A) duly and validly authorized and approved by the Parent Board and (B) determined by the Parent Board to be in the best interests of the Parent. No other company proceeding on the part of the Parent is necessary to authorize this Agreement and the documents contemplated hereby. This Agreement and the Ancillary Agreements to which the Parent is or is contemplated to be a party have been, at or prior to the Closing, or will be at Closing, duly and validly executed and delivered by the Parent, and this Agreement and the Ancillary Agreements to which the Parent is or is contemplated to be a party constitutes, and at or prior to the Closing, the other documents contemplated hereby will constitute, a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. (b) On or prior to the date of this Agreement, the Parent Board has duly adopted resolutions (i) determining that this Agreement and the Ancillary Agreements to which the Parent is or is contemplated to be a party and the transactions contemplated hereby and thereby are in the best interests of the Parent and (ii) authorizing and approving the execution, delivery and performance by the Parent of this Agreement and the Ancillary Agreements to which the Parent is or is contemplated to be a party and the transactions contemplated hereby and thereby. Section 4.3 No Conflict. The execution and delivery of this Agreement by the Parent and the Ancillary Agreements to which the Parent is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of the Parent, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Order applicable to the Parent, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Parent is a party or by which the Parent may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of the Parent, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 4.4 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Parent with respect to the Companies or any Company Subsidiary. Section 4.5 Litigation and Proceedings. There is no, and since January 1, 2023, there has been (a) no pending or, to the Knowledge of the Parent, Actions against or involving the Parent or its respective properties or assets, and (b) no outstanding Order imposed upon the Parent; nor are any properties or assets of the Parent or bound or subject to any Order, except, in each case, as

52 would not be, and would not reasonably be expected to materially and adversely affect or delay the Parent’s ability to perform its obligations contemplated by this Agreement. Section 4.6 Exclusivity of Representations and Warranties. Except as provided in Article III, this Article IV or Article V (and any certificate delivered in connection therewith), neither the Parent nor any of its Affiliates, nor any of its respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any other representation or warranty of any kind whatsoever, express or implied, at law or in equity, either written or oral, to the Purchaser Parties or any of their respective Affiliates and Representatives or, at law or in equity, with respect to matters relating to the Parent or any other matter related to or in connection with the transactions contemplated hereby, and the Parent hereby expressly disclaims any such other representations or warranties (including as to the accuracy or completeness of any information provided to the Purchaser Parties or any of their respective Affiliates and Representatives) as to itself and all such other Persons and shall have no liability in respect thereof. Without limiting the generality of the foregoing, neither the Parent nor any other Person has made, is authorized to make, shall be deemed to have made or is making any representation or warranty with respect to other information or documents not expressly set forth in Article III, this Article IV or Article V (and any certificate delivered in connection therewith), but made available to the Purchaser or any of its Affiliates and Representatives with respect to the Parent (including as to the accuracy or completeness of any such information or documents), including any due diligence materials uploaded to any data room or otherwise provided to the Purchaser or any of its Affiliates and Representatives, any presentation with respect to the Parent or others in connection with this Agreement or the transactions contemplated by the Agreement, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by any Purchaser Party or any of their respective Affiliates and Representatives in executing, delivering and performing this Agreement and consummating the transactions contemplated by the Agreement. Except as set forth expressly in this Agreement, the condition of the assets of the Parent shall be “as is” and “where is” and the Parent makes no warranty of merchantability, sustainability, fitness for any particular purpose or quality with respect to any assets of the Parent or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 4.6 OR ELSEWHERE IN THIS AGREEMENT, LIMITS ANY CLAIM, RIGHT OR REMEDY THAT A PERSON MAY HAVE AGAINST ANOTHER PERSON FOR FRAUD. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANIES Except as set forth in the Companies Disclosure Letter, and subject to Section 12.10, the Companies hereby represent and warrant to the Purchaser, Purchaser Co-Investor, Merger Sub I and Merger Sub II as set forth in this Article V. Each of the representations and warranties set forth in this Article V is made by each Company severally (and not jointly) with respect to itself; provided, however, that for purposes of determining whether any such representation or warranty has been breached (including for purposes of any qualification as to “materiality,” “Material Adverse Effect” or similar qualifiers contained therein), such determination shall be made by reference to the Companies, taken as a whole, rather than with respect to any individual Company.

53 Section 5.1 Company Organization. Each Company has been incorporated as (a) in the case of Obagi Cosmeceuticals, a Delaware limited liability company, (b) in the case of Obagi Netherlands, a Netherlands private limited liability company and (c) in the case of Obagi AsiaPac, a Hong Kong limited company and, in each case, is validly existing and in good standing under the laws of Delaware, Netherlands and Hong Kong, respectively, to the extent such concept exists under applicable law, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. True, correct and complete copies of the Governing Documents of each Company have been made available to the Purchaser by or on behalf of the Companies. Each Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing has not had, and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. Section 5.2 Company Subsidiaries. A complete list of the Company Subsidiaries and their respective jurisdiction of incorporation, formation or organization, as applicable, is set forth on Section 5.2 of the Companies Disclosure Letter. The Company Subsidiaries have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Company Subsidiaries have been previously made available to the Purchaser by or on behalf of the Companies. Each Company Subsidiary is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing has not had, and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. Section 5.3 Due Authorization. (a) Each Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party and (subject to the approvals described in Section 5.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by such Company Board, and no other company or corporate proceeding on the part of such Company is necessary to authorize this Agreement and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party. This Agreement has been, and on or prior to the Closing, and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party will be, duly and validly executed and delivered by such Company and this Agreement constitutes, and on or prior to the Closing,

54 and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party will constitute, a legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. (b) On or prior to the date of this Agreement, each Company Board has duly adopted resolutions (i) determining that this Agreement and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party and the transactions contemplated hereby and thereby are advisable and in the best interests of, such Company and the Seller, as applicable and (ii) authorizing and approving the execution, delivery and performance by such Company of this Agreement and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party and the transactions contemplated hereby and thereby. Section 5.4 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.5, the execution and delivery by such Company of this Agreement and the Ancillary Agreements to which such Company or any of the Company Subsidiaries is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of such Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law, Order or material Permit applicable to such Company or any of the Company Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 5.12(a) to which such Company or any of the Company Subsidiaries is a party or by which such Company or any of the Company Subsidiaries may be bound, or terminate or result in the termination of any such contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Company or any of the Company Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to be, in the aggregate, material to such Company and the Company Subsidiaries, taken as a whole. Section 5.5 Governmental Authorities; Consents. Assuming the true and completeness of the representations and warranties of the Purchaser contained in this Agreement, no Governmental Authorization is required on the part of such Company or the Company Subsidiaries with respect to such Company’s execution or delivery of this Agreement or the consummation by such Company of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, and (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which has not had, and would not reasonably be expected to be, in the aggregate, material to such Company and the Company Subsidiaries, taken as a whole on the ability of such Company to perform or comply with on a timely basis any material obligation of such Company under this Agreement or to consummate the transactions contemplated hereby. Section 5.6 Capitalization of the Companies.

55 (a) As of the date of this Agreement, the authorized share capital of (i) Obagi Cosmeceuticals consists of one hundred (100) common interest units, of which one hundred (100) are issued and outstanding, (ii) Obagi Netherlands consists of one hundred (100) shares, of which one hundred (100) are issued and outstanding, and (iii) Obagi AsiaPac consists of one hundred (100) shares, of which one hundred (100) are issued and outstanding. All of the issued and outstanding Acquired Equity Interests (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (x) the Governing Documents of each Company and (y) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each Company or any Contract to which such Company is a party or otherwise bound; and (iv) are free and clear of any Liens (other than Permitted Liens). (b) (i) There are no (x) outstanding shares of capital stock (or other equity or voting interests), subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for any capital stock of any Company, (y) any other commitments, calls, puts, conversion rights, rights of exchange or privilege (whether pre- emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests of, or for the repurchase or redemption of shares or other equity interests of, any Company or the value of which is determined by reference to shares or other equity interests of any Company, or (z) promised or outstanding stock appreciation, phantom stock, profit participation, compensatory equity or similar rights with respect to any capital stock (or other equity or voting interests), subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for any capital stock of any Company or any promise to issue or sell any of the foregoing, and (ii) there are no voting trusts, proxies, stockholder agreements or agreements, Contracts or understandings of any kind with respect to the issuance, purchase, registration for sale, redemption or other acquisition of any shares or other equity interests of any Company (other than by way of this Agreement). (c) The Companies and the Company Subsidiaries, taken in the aggregate, have no outstanding Indebtedness for borrowed money (or guarantee thereof) nor do they have any commitment or obligation to incur or guarantee any such Indebtedness for borrowed money. There are no off balance sheet financing arrangements to which any Company or any Company Subsidiary is a party and that are material to the Companies and to the Company Subsidiaries, taken as a whole. Section 5.7 Capitalization of Subsidiaries. (a) The outstanding shares of capital stock or equity interests of the Company Subsidiaries, the record and beneficial ownership with respect thereto is set forth on Section 5.7(a) of the Companies Disclosure Letter, (i) have been duly authorized and validly issued, and, to the extent applicable, are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the issuing Company Subsidiary, and (2) any other

56 applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Company Subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound; and (iv) are free and clear of any Liens (other than Permitted Liens). (b) (i) There are no (x) outstanding shares of capital stock (or other equity or voting interests), subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for any capital stock of the Company Subsidiaries, (y) any other commitments, calls, puts, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests of, or for the repurchase or redemption of shares or other equity interests of, the Company Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Company Subsidiaries, or (z) promised or outstanding stock appreciation, phantom stock, profit participation, compensatory equity or similar rights with respect to any capital stock (or other equity or voting interests), subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for capital stock of such Company Subsidiaries or any promise to issue or sell any of the foregoing, and (ii) there are no voting trusts, proxies, stockholder agreements or agreements, Contracts or understandings of any kind with respect to the issuance, purchase, registration for sale, redemption or other acquisition of any equity interests of any Company Subsidiary (other than by way of this Agreement). Section 5.8 Financial Statements. (a) Attached as Section 5.8(a)(i) of the Companies Disclosure Letter are true and complete copies of the consolidated unaudited monthly management accounts of Obagi Global Holdings Ltd, insofar as they relate to the Companies and Company Subsidiaries, as of and for the years ended December 31, 2024 and December 31, 2025 and for the fiscal quarter ended March 31, 2026, in each case comprising a balance sheet and statement of profit and loss (the “Financial Statements”). (b) The Financial Statements and the 2025 Financial Statements (i) do not materially misstate the balance sheets of the Companies and the Company Subsidiaries, as at the respective dates thereof, and the statements of operations and comprehensive loss for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved, (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Companies and the Company Subsidiaries and fairly present in all material respects the financial position and results of operations of the Business as of the respective dates and for the respective periods indicated therein, and (iv) have been prepared on a basis consistent for each month of the periods to which they relate and do not omit financial information relating to the Business, the Companies or the Company Subsidiaries which could reasonably be expected to be material in nature or amount. (c) The consolidated financial statements of Parent contained in Parent’s Annual Report on Form 20-F filed with the SEC on March 13, 2026 comprising a consolidated

57 balance sheet as at December 31, 2025, a consolidated statement of operations and comprehensive loss and a consolidated statement of cash flows for the period ended on December 31, 2025 (the “Parent SEC Financial Statements”) fairly presents, in all material respects, the financial condition as at December 31, 2025 and the results of operations and cash flows of the Business within the “Obagi Medical” reporting segment for the period ended on December 31, 2025. The Parent SEC Financial Statements were prepared in conformity with GAAP as at December 31, 2025. (d) The Companies and each of the Company Subsidiaries make and keep accurate books and records, in all material respects, and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) reconciliations of physical assets to records are performed on a routine basis at reasonable intervals, and adjusted for any differences. Section 5.9 No Undisclosed Liabilities. There is no other material Liability of, the Companies or any of the Company Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or become due) except for Liabilities (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the Ordinary Course of Business, of such Company and the Company Subsidiaries, none of which are or would reasonably be expected to be material, in the aggregate, to the Companies and the Company Subsidiaries taken as a whole or (c) that will be discharged or paid off prior to or at the Closing. Section 5.10 Litigation and Proceedings. There is no, and since January 1, 2023, there has been (a) no pending or, to the Knowledge of such Company, threatened, Actions against or involving such Company or any of the Company Subsidiaries or their respective properties or assets (or any other assets or properties of the Business), and (b) no outstanding Order imposed upon such Company or any of the Company Subsidiaries (or any assets or properties of the Business); nor are any properties or assets of such Company or any of the Company Subsidiaries’ respective businesses (and of the Business) bound or subject to any Order, except, in each case, as would not reasonably be expected to be, material to the business of such Company and the Company Subsidiaries, taken as a whole. Section 5.11 Legal Compliance. (a) Each Company and each of the Company Subsidiaries are, and at all times for the past three (3) years, have been, in compliance with all applicable Laws, except where such violation has not been and would not reasonably be expected to be material to the business of such Company and the Company Subsidiaries, taken as a whole. (b) For the past three (3) years, no Company nor any of the Company Subsidiaries has received any written notice of, or been charged with, the violation of any Laws, except where such violation has not been and would not reasonably be expected to be material to the business of such Company and the Company Subsidiaries, taken as a whole.

58 Section 5.12 Contracts; No Defaults. (a) Section 5.12(a) of the Companies Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xvi) below to which, as of the date of this Agreement, such Company or any of the Company Subsidiaries is a party or by which they or any of their property or assets are bound (each a “Material Contract”). True, correct and complete copies of the Contracts listed on Section 5.12(a) of the Companies Disclosure Letter have previously been delivered to or made available to the Purchaser or its agents or representatives, together with all amendments thereto. (i) Any Contract with any of the Top Vendors or Top Customers; (ii) Each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by such Company or any of the Company Subsidiaries, including any agreement or commitment for future loans, credit or financing, in each case, in excess of $20,000; (iii) Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of such Company or any of the Company Subsidiaries in the last two (2) years, other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, (B) dispositions of obsolete assets in the Ordinary Course of Business or (C) between such Company and the Company Subsidiaries; (iv) Each material lease, lease guaranty, sublease, agreement for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Property by or to such Company and the Company Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), in each case with an annual base rent in excess of $50,000; (v) Each Contract involving the formation of a (A) joint venture, (B) partnership, or (C) limited liability company, except for those between entities corresponding to the Parent Group; (vi) Affiliate Agreements; (vii) Contracts with each current officer, manager, director or current employee or worker of or consultant to such Company or any of the Company Subsidiaries whose annual base compensation, on an individual basis, (excluding bonus and other benefits) is in excess of $200,000; (viii) Contracts with any employee or consultant of such Company or any of the Company Subsidiaries that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the transactions contemplated hereby; (ix) Contracts containing covenants of such Company or any of the Company Subsidiaries (A) prohibiting or limiting the right of such Company or any of the

59 Company Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting such Company’s and the Company Subsidiaries’ ability to conduct their business with any Person in any geographic area in any material respect; (x) Any Collective Bargaining Agreement; (xi) Each material Contract, including license agreements, settlement agreements, coexistence agreements, and agreements with covenants not to sue pursuant to which such Company or any of the Company Subsidiaries (A) grants to a third party ownership of or the right to use or register any material Intellectual Property of such Company and the Company Subsidiaries or (B) is granted by a third party ownership of or the right to use or register Intellectual Property, in each case of (A) and (B), excluding (v) non-disclosure agreements entered into in the Ordinary Course of Business, (w) incidental Trademark licenses in sales, distribution, marketing, printing or advertising contracts, (x) non-exclusive licenses granted by or to employees or service providers in connection with their provision of services to such Company or the Company Subsidiaries and (y) standard commercial off-the-shelf Software licenses, including click-wrap, shrink-wrap, or browse- wrap license agreements, in each case entered into in the Ordinary Course of Business on standard terms and conditions offered by the applicable licensor; (xii) Each Contract requiring capital expenditures by such Company or any of the Company Subsidiaries after the date of this Agreement in an amount in excess of $500,000 in any calendar year; (xiii) Any Contract that (A) grants to any third-party any “most favored nation rights” or (B) grants to any third-party price guarantees for a period greater than one year from the date of this Agreement; (xiv) Contracts granting to any Person a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in such Company or any of the Company Subsidiaries; (xv) Any Contract (A) obligating such Company or the Company Subsidiaries to purchase or otherwise obtain any product or service exclusively from a third-party, (B) establishing an exclusive sale or purchase obligation of such Company with respect to any product or geographic area, (C) granting any third party the exclusive right to develop, market, sell or distribute any of such Company’s or the Company Subsidiaries’ Products or services, solely in the case of clause (C), involving a payment to a third party, or the receipt of funds by such Company or any of the Company Subsidiaries, in each case, in excess of $500,000 per year or (D) containing covenants obligating such Company not to solicit customers or employees other than in the Ordinary Course of Business; and (xvi) Any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xv) of this Section 5.12(a). (b) Except for any Contract that will automatically terminate upon the expiration of the stated term thereof prior to the Closing Date, all of the Contracts listed pursuant

60 to Section 5.12(b) of the Companies Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of such Company or the Company Subsidiaries that is a party thereto and, to the Knowledge of the Companies, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be, and would not reasonably be expected to be, in the aggregate, material to such Company and the Company Subsidiaries, taken as a whole, (x) such Company and the Company Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Contracts listed pursuant to Section 5.12(a) and neither such Company, the Company Subsidiaries, nor, to the Knowledge of such Company, any other party thereto is in breach of or default under any such Contract, (y) during the last twelve (12) months, neither such Company nor any of the Company Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Contract, and (z) to the Knowledge of such Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Contract by such Company or the Company Subsidiaries or, to the Knowledge of such Company, any other party thereto (in each case, with or without notice or lapse of time or both). Section 5.13 Benefit Plans. (a) Section 5.13(a) of the Companies Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan and material Parent Benefit Plan (and denotes which is a Company Benefit Plan and which is a Parent Benefit Plan), excluding any individual employment or consulting related agreement or letter based substantially on the same forms as provided to the Purchaser and included under Section 5.13(a) of the Companies Disclosure Letter. For each material Parent Benefit Plan, such Company has delivered to the Purchaser a copy of the plan document and all amendments thereto (or, if not written, a written summary of the material terms of such Parent Benefit Plan). For each material Company Benefit Plan, such Company has delivered to the Purchaser, to the extent applicable, true, complete and correct copies of (A) the plan document, trust agreement, insurance Contract(s) or other funding vehicle and all amendments thereto, (B) the most recent summary plan description, including any summary of material modifications, (C) the most recent annual report filed with the IRS with respect to such Company Benefit Plan, (D) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter and (F) all material, non routine correspondence with any Governmental Authority. (b) (i) Each Company Benefit Plan has been maintained, operated and administered in all material respects in compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in such Company’s financial statements to the extent required by GAAP; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the Knowledge of such Company, no fact or event has

61 occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan; (iv) to the Knowledge of such Company, there has not been any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan; and (v) neither such Company nor, to the Knowledge of such Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan. (c) No Company Benefit Plan is (i) a multiemployer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) subject to Title IV of ERISA (a “Title IV Plan”), (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, and neither such Company nor any ERISA Affiliate has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Neither such Company nor any ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied. (d) With respect to the Company Benefit Plans, no material actions, suits or claims (other than routine claims for benefits in the Ordinary Course of Business) are pending or, to the Knowledge of such Company, threatened, and to the Knowledge of such Company, no facts or circumstances exist that would reasonably be expected to give rise to any such material actions, suits or claims. (e) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of such Company or the Company Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary). (f) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder. (g) The consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as an employment termination following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other individual service provider of such Company or any of the Company Subsidiaries to any severance pay or any other compensation payable by such Company or any of the Company Subsidiaries, except as expressly provided in this Agreement or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due any such employee, officer or other individual service provider by any of the Companies or any of the Company Subsidiaries, which shall be paid in accordance with the Company Benefit Plan effective prior to Closing.

62 (h) The consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as an employment termination following the consummation of the transactions contemplated hereby), result in any “excess parachute payment” under Section 280G of the Code to any “disqualified individual” within the meaning of Section 280G of the Code. No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment, including with respect to the Taxes imposed under Sections 409A or 4999 of the Code. (i) With respect to each Company Benefit Plan established or maintained outside of the United States primarily for benefit of employees of such Company or any of the Company Subsidiaries residing outside the United States (a “Foreign Benefit Plan”), except as would not, and would not reasonably be expected to, individually or in the aggregate, be material to such Company and the Company Subsidiaries, taken as a whole: (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. (j) Neither such Company nor any Company Subsidiary: (i) is or has ever been an “employer”; (ii) is, or has in the last six years been, an “associate of” or “connected with” an “employer”; or (iii) owes, nor is reasonably expected to owe, any liabilities or obligations to or in respect of (in each case for the purposes of every limb of this Section 5.13(j)) any UK defined benefit pension arrangement for the purposes of the U.K.’s Pensions Act 1995 or 2004. (k) No current or former employee of such Company or any Company Subsidiary has ever transferred to such Company or any Company Subsidiary under TUPE having been a member of any UK defined benefit pension arrangement with any former employer and no Business Employee is or has ever been a member of any UK defined benefit pension arrangement with his or her current or any former employer in circumstances where any Liabilities which derive from any such pension arrangement will or could transfer to the Purchaser or its Affiliates pursuant to TUPE. Section 5.14 Labor Relations; Employees. (a) As of the date of this Agreement, (i) neither such Company nor any of the Company Subsidiaries is or has ever been a party to or bound by any Collective Bargaining Agreement and no Collective Bargaining Agreement is applicable to any Business Employee, (ii) no current or former Company Employee or any Business Employee is or ever was represented by or purported to be represented by any Union with respect to their employment with such Company or any Company Subsidiary (or, in relation to any Business Employee, any other Affiliate of

63 Parent), (iii) to the Knowledge of such Company, there is, and in the last three (3) years there has been, no material labor organization activity involving any employees of such Company or any of the Company Subsidiaries or any Business Employee currently pending and (iv) there is no actual or, to the Knowledge of such Company, threatened strike, organized slowdown, work stoppage, lockout or other material labor dispute against or affecting such Company or any of the Company Subsidiaries. No member of the Parent Group is required to consult with or provide notice to any Union or any Company Employees or Business Employee as a result of the transactions contemplated by this Agreement. (b) Section 5.14(b) of the Companies Disclosure Letter contains a complete and correct list of all persons who are current Company Employees and each Business Employee as of the date hereof, providing for each Company Employee and Business Employee, their (i) employee identification number, (ii) position or title, (iii) principal place of employment, including country, state/province, and city, (iv) employing entity, (v) date of hire, (vi) exempt or non-exempt classification under the Fair Labor Standards Act of 1938, as amended, and other applicable wage and hour Law (if applicable), (vii) current annualized salary or hourly wage rate, as applicable, (viii) employment status (e.g., full-time, part-time, temporary), (ix) current target bonus or commissions, (x) visa or work permit status (if applicable), and (xi) whether on leave (and if so, the type of leave and expected return to work date). (c) Section 5.14(c) of the Companies Disclosure Letter sets forth a complete and accurate list of each Company Employee who does not provide services to the Business (each, a “Retained Employee” and such list, the “Retained Employee List”) as of the date hereof. Except with respect to the Retained Employees, each Company Employee is employed with respect to the Business. Other than the Business Employees, neither the Parent nor any of its Affiliates (excluding such Company and the Company Subsidiaries) employ or engage any employees, consultants or other service providers who spend more than half of their working time providing services to the Business. (d) Each Company has provided a complete and correct list of all individual independent contractors, consultants, and other non-employee service providers directly engaged by each Company or any Company Subsidiary as of the date hereof (each a “Company Contractor”). Each Company Contractor is engaged with respect to the Business. The Parent Group (other than such Company and the Company Subsidiaries) do not engage any individual independent contractors, consultants, and other non-employee service providers with respect to the Business. (e) In the past three (3) years such Company and the Company Subsidiaries (or, in relation to the Business, Seller and the Seller’s Affiliates) have not received written (i) notice of any material unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Authority against them, (ii) notice of any material grievances or Action arising out of any collective bargaining agreement, works council agreement, or any similar agreement or any other grievances or labor or employment-related Actions against them, (iii) notice of any material Action with respect to or relating to them pending before the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing or any other Governmental Authority responsible for the prevention of unlawful employment practices and/or enforcement of any labor or employment-related Laws, or

64 (iv) notice of any material Action pending in any forum by or on behalf of any present or former employee, worker or independent contractor of such entities, any applicant for employment or classes of the foregoing. (f) During the past three (3) years, (i) such Company and each Company Subsidiary and, with respect to the Business, the Seller and the Seller’s Affiliates, have been in compliance in all material respects with all applicable Laws relating to employment and labor, including Laws relating to wages and hours, overtime classification, worker classification, equal employment opportunity, discrimination, harassment, retaliation, immigration and work authorization, leaves of absence, workplace safety and health, unemployment insurance, workers’ compensation, plant closings and mass layoffs (including WARN), and collective bargaining. To the Knowledge of such Company, no material allegation, complaint, charge, or claim of sexual harassment, sexual assault, sexual misconduct, or gender discrimination has been made during the past three (3) years against any current or former officer, director, or employee of such Company or any Company Subsidiary or any Business Employee. (g) During the past three (3) years, neither such Company nor any Company Subsidiary and, with respect to the Business, neither the Seller nor any of the Seller’s Affiliates, has implemented, announced, or effectuated a “mass layoff”, “plant closing”, as defined under WARN, or furlough, layoff, reduction in force, or other employment decision sufficient in number to trigger application of the WARN, and no such acts are currently contemplated. (h) To the Knowledge of such Company, no current employee of such Company or any Company Subsidiary nor any Business Employee with an annual base salary in excess of $200,000 (or local currency equivalent) has given written notice of intent to terminate his or her employment. Section 5.15 Taxes. (a) All income and other material Tax Returns required to be filed by or with respect to any such Company or any of the Company Subsidiaries have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and all material Taxes required to be paid by such Company and the Company Subsidiaries (whether or not shown as due on such Tax Return) have been timely paid. (b) Each Company and the Company Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld by them, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and otherwise complied in all material respects with all applicable withholding and related reporting requirements with respect to Taxes. (c) There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of any Company or any of the Company Subsidiaries. (d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against any Company or any of the Company Subsidiaries that remains unpaid.

65 (e) There are no ongoing or pending audits, examination or other Actions with respect to any material Taxes of any Company or any of the Company Subsidiaries and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of any Company or any of the Company Subsidiaries. (f) No Company nor any of the Company Subsidiaries has made a request for an advance tax ruling, request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any Taxes that would reasonably be expected to be material to the Companies and the Company Subsidiaries, taken as a whole. (g) No Company nor any of the Company Subsidiaries is a party to, or bound by, any Tax indemnification agreement, Tax allocation agreement, Tax sharing agreement or similar agreement (other than any such agreement solely between the Companies and the Company Subsidiaries and customary commercial Contracts entered into in the Ordinary Course of Business not primarily related to Taxes). (h) No Company nor any of the Company Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two (2) years prior to the date of this Agreement. (i) No Company nor any of the Company Subsidiaries (i) is liable for material Taxes of any other Person (other than the Companies and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, by Contract or otherwise by operation of applicable Law or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group for Tax purposes, other than a group the common parent of which was or is a Company. (j) No written claim has been made by any Governmental Authority within the last thirty-six (36) months where any Company or any of the Company Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. (k) No Company nor any of the Company Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). (l) No Company nor any of the Company Subsidiaries will be required to include any material amount in taxable income, exclude any material item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, excess loss account, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received or deferred revenue recognized on or prior to the Closing Date, (iii) change in method of accounting made, requested or required for a taxable period ending on or prior to the Closing Date, or use of an impermissible method of accounting prior to

66 the Closing, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date, or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or foreign Law), and to the Knowledge of the Companies, the IRS has not proposed any such adjustment or change in accounting method. (m) Section 5.15(m) of the Companies Disclosure Letter sets forth the entity classification and each change in entity classification within the past five (5) years of each Company and each Company Subsidiary for U.S. federal and applicable state and local income tax purposes. (n) No Company nor any Company Subsidiary has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become resident for Tax purposes in a country other than the country of its formation. (o) No Company nor any Company Subsidiary that is not organized in the United States is a “surrogate foreign corporation” within the meaning of Section 7874(a) of the Code or treated as a domestic corporation pursuant to Section 7874(b) of the Code. Section 5.16 Insurance. Section 5.16 of the Companies Disclosure Letter contains a list of, as of the date hereof, all material policies of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, such Company or any of the Company Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof (or, to the extent that policies are not available, binders) have previously been made available to the Purchaser. All such policies are in full force and effect, all premiums due thereon have been paid in full, the limits of each such policy are fully in place without any erosion, and no notice of cancellation or termination has been received by such Company or any of the Company Subsidiaries with respect to any such policy. During the last three (3) years, such Company and the Company Subsidiaries have complied with all terms and conditions of such insurance policies, including by providing due, proper and timely notice of any material claims and occurrences covered or potentially covered thereunder. No insurer has denied or disputed coverage of any material insurance claim under an insurance policy during the last twelve (12) months. Section 5.17 Permits. Except as would not reasonably be expected to be material to the business of such Company and the Company Subsidiaries, taken as a whole: (a) such Company and the Company Subsidiaries hold, and maintain, all of the Permits required to permit such Company and the Company Subsidiaries to acquire, own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of such Company and the Company Subsidiaries as currently conducted; (b) each Permit held by such Company or any of the Company Subsidiaries is valid, binding and in full force and effect; (c) neither such Company nor any of the Company Subsidiaries (i) is in default or violation (and to the Knowledge of such Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, (ii) is or, during the past three (3) years, has been the subject of any pending or to the Knowledge of such Company, threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, non-renewal or impairment of any Permit,

67 or (iii) has received during the past three (3) years any written notice that any Governmental Authority that has issued any material Permit intends to cancel, suspend, modify, terminate, or not renew any such Permit, except to the extent such Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby. Section 5.18 Equipment and Other Tangible Property. Each Company or one of the Company Subsidiaries owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other tangible property reflected on the books of such Company and the Company Subsidiaries as owned by such Company or one of the Company Subsidiaries, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of such Company and the Company Subsidiaries are structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use. Section 5.19 Real Property. (a) Section 5.19 of the Companies Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Leased Real Property and all Real Property Leases pertaining to such Leased Real Property. With respect to each parcel of Leased Real Property: (i) Each Company or one of the Company Subsidiaries holds a good and valid leasehold estate in, and enjoys peaceful and undisturbed possession of, such Leased Real Property, free and clear of all Liens, except for Permitted Liens. (ii) Each Company’s and the Company Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed. (iii) Each Company and the Company Subsidiaries have delivered to the Purchaser true, correct and complete copies of all Real Property Leases, and none of such Real Property Leases have been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to the Purchaser. (iv) Each Company and the Company Subsidiaries are in compliance with all Real Property Leases and all Liens, encumbrances, easements, restrictions, and other matters of record affecting the Leased Real Property, and neither such Company nor any of the Company Subsidiaries has received any notice alleging any default or breach under any of such Real Property Leases, Liens, encumbrances, easements, restrictions, or other matters and, no default or breach, nor any event that with notice or the passage of time would result in a default or breach, by such Company or such Company Subsidiary or, to the Knowledge of such Company, any other contracting parties, has occurred thereunder. Each Company’s and the Company Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, there are no material disputes with respect to such Real Property Leases.

68 (v) As of the date of this Agreement, no party, other than such Company or the Company Subsidiaries, has any right to use or occupy the Leased Real Property or any portion thereof. (vi) No Company nor any of the Company Subsidiaries have received written notice of any current, pending or threatened condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property. (b) No Company nor any of the Company Subsidiaries owns any land (“Owned Land”). Section 5.20 Intellectual Property. (a) Section 5.20(a) of the Companies Disclosure Letter sets forth a true and complete list of each item of Company Intellectual Property that is registered and applied-for with a Governmental Authority or with a domain name registrar, whether applied for or registered in the United States or internationally (“Company Registered Intellectual Property”). Such Company or one of the Company Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property, free and clear of all Liens (other than Permitted Liens), and all Company Registered Intellectual Property is subsisting and, except to the extent not material to the Business and excluding any pending applications included in the Company Registered Intellectual Property, is valid and enforceable. Such Company or one of the Company Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property used or held for use in or reasonably necessary for the conduct of the Business. (i) Such Company or a Company Subsidiary has timely made all filings and payments and taken all other actions required to be made or taken (without extensions) to maintain each item of the Company Registered Intellectual Property in full force and effect and (ii) no issuance or registration obtained and no application filed for any Company Registered Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except in each case of (i) and (ii) where such Company has in its reasonable business judgement determined to cancel, abandon, allow to lapse or not renew such issuance, registration or application and such cancellation, abandonment, lapse or failure to renew is not material to the Business. (b) The consummation of the transactions contemplated by this Agreement will not and could not reasonably be expected to give rise to, result in or serve as a basis for the material limitation, termination or impairment of (or give rise to any right of any Person to materially limit, terminate or impair) any rights of such Company or any of the Company Subsidiaries in or to any Company Intellectual Property or other Intellectual Property that is material to the Business, or otherwise result in the imposition on Purchaser, such Company or any of the Company Subsidiaries of any new or additional material requirements with respect to any such Intellectual Property. (c) Each Company or a Company Subsidiary is the owner of or has the right under a valid written Contract to use all formulae and manufacturing processes necessary for the manufacture of the Products presently manufactured by or on behalf of such Company and the

69 Company Subsidiaries in the conduct of the Business, except where the failure to own or have such rights would not be material to the Business. (d) Each Company and the Company Subsidiaries, and their conduct of the Business, have not within the three (3) years preceding the date of this Agreement (or earlier, if presently unresolved) infringed upon, diluted, misappropriated or otherwise violated in any material respect any Intellectual Property of any third Person. Within the three (3) years preceding the date of this Agreement (or earlier, if presently unresolved), no Action to which such Company or any of the Company Subsidiaries is a named party has been filed, or threatened in writing, (i) alleging such Company’s or the Company Subsidiaries’ infringement, dilution, misappropriation or other violation of any Intellectual Property in any material respect or (ii) challenging the validity, enforceability, registration, scope or ownership of any Company Intellectual Property (other than non-final office actions made in the ordinary course prosecution of any Company Registered Intellectual Property). (e) As of the date of this Agreement, (i) no Person is infringing upon, diluting, misappropriating or otherwise violating any Company Intellectual Property or other Intellectual Property purported to be owned by such Company or any Company Subsidiary in any material respect and (ii) neither such Company nor any Company Subsidiary has in the three (3) years preceding the date of this Agreement (or earlier, if presently unresolved) sent to any Person any written notice, charge, complaint, claim or other written assertion or filed any Action against such Person claiming infringement, dilution, misappropriation or other violation of any such Intellectual Property. (f) Each Company and the Company Subsidiaries take commercially reasonable measures to protect the confidentiality of trade secrets and other material confidential information included in the Company Intellectual Property and the material confidential information of any other Person obtained by or on behalf of such Company or any of the Company Subsidiaries, including requiring all Persons having access thereto to execute written non- disclosure agreements or otherwise be bound by other commercially reasonable confidentiality obligations. Except as would not be, and would not reasonably be expected to be, material to the Business, there has not been any unauthorized disclosure of or unauthorized access to any such trade secrets or confidential information to or by any Person. (g) Each current and former officer, director, founder, owner, employee and contractor of such Company or any of Company Subsidiary that has contributed to the development of any Intellectual Property for such Company or any of the Company Subsidiaries or the Business has assigned all of such Person’s rights, title and interest in and to such Intellectual Property to the applicable Company or Company Subsidiary or ownership of such Intellectual Property has vested to the applicable Company or Company Subsidiary by operation of Law, except, in each case, as would not be, and would not reasonably be expected to be, material to the Business. Section 5.21 Privacy and Data Security. (a) Each Company and the Company Subsidiaries, and to the Knowledge of such Company, all Affiliates and/or third parties processing Personal Information on behalf of

70 such Company and the Company Subsidiaries and/or sharing Personal Information with such Company and the Company Subsidiaries (collectively, “Data Partners”) are and have been for the past three (3) years in compliance in all material respects with, (i) the Payment Card Industry Data Security Standard and other applicable card association rules and all applicable Laws relating to the privacy and/or security, collection, retention, protection and use of Personal Information, data breach notification, restrictions on access to Personal Information collected, used, or held for use in connection with the Business of such Company and the Company Subsidiaries, consumer protection, wiretapping, the interception of electronic communications, and email, text message, or telephone communications, (ii) such Company’s and the Company Subsidiaries’ posted or publicly facing privacy, cybersecurity and data security policies, and (iii) such Company’s and the Company Subsidiaries’ contractual obligations concerning cybersecurity, data security and the security of the IT Systems and Personal Information (the foregoing (i)-(iii), “Privacy and Cybersecurity Requirements”). Such Company and the Company Subsidiaries have not notified or been required to notify any Person, and have not received written notice of any Actions, notice, inquiry, complaint, or correspondence by any Person (including any Governmental Authority) to which such Company or any of the Company Subsidiaries alleging a material violation of any Privacy and Cybersecurity Requirements and/or in relation to a Security Incident. (b) Except as would not be, and would not reasonably be expected to be, material to the business of such Company and the Company Subsidiaries, the execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) conflict with or result in a violation or breach of any Privacy and Cybersecurity Requirements; (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; (iii) give rise to any right of termination or other right to impair or limit the Purchaser’s rights to own and process any Personal Information used in or necessary for the operation of such Company’s and the Company Subsidiaries’ business; or (iv) otherwise prohibit the transfer of Personal Information to the Purchaser. (c) Except as would not be, and would not reasonably be expected to be, material to the business of such Company and the Company Subsidiaries, such Company and the Company Subsidiaries own or have the right to use all IT Systems currently used in the Business. During the past three (3) years preceding the date of this Agreement (i) there have been no Security Incidents affecting such Company and Company Subsidiaries or to the Knowledge of such Company any Data Partners, (ii) there have been no failures, breakdown, performance reduction, disruptions or other adverse event in any IT Systems, and (iii) the IT Systems have been free from malicious code or any other code intentionally designed to permit unauthorized access to a computer or network or unauthorized disablement or corruption or erasure of software, hardware or date, except in each case in subsections (i), (ii) and (iii) where any such occurrence would not be expected to be material to the Business. (d) Except as would not be, and would not reasonably be expected to be, material to the business of such Company and the Company Subsidiaries, such Company and the Company Subsidiaries have at all times in the past three (3) years implemented, maintained and complied with, and required all Data Partners to at all times implement, maintain and comply with, commercially reasonable technical, physical, and organizational measures, plans, procedures, controls, and programs, including a written information security program, which (i) at a minimum are consistent with industry standard practice, (ii) protect the integrity, availability and security of

71 the IT Systems (and the data or information contained therein or processed thereby, including Personal Information) against Security Incidents, and (iii) identify and address internal and external risks to the privacy and security of Personal Information. The IT Systems (x) and have been maintained, in all material respects as required for the conduct of the Business and (y) are sufficient for the immediate and currently anticipated future needs of the Business. Each Company and the Company Subsidiaries have implemented and maintain commercially reasonable data backup and recovery, disaster recovery, maintenance and support, and business continuity plans procedures, systems and facilities with respect to the IT Systems, in each case materially in compliance with all applicable contractual obligations. Section 5.22 Environmental Matters. (a) Each Company and the Company Subsidiaries are and, except for matters which have been fully resolved, have been in material compliance with all Environmental Laws. (b) There has been no material release of any Hazardous Materials (i) at, in, on or under any Owned Land or Leased Real Property or in connection with such Company’s or the Company Subsidiaries’ operations off-site of the Owned Land or the Leased Real Property or (ii) to the Knowledge of such Company, at, in, on or under any formerly owned or Leased Real Property during the time that such Company owned or leased such property or at any other location where Hazardous Materials generated by such Company or any of the Company Subsidiaries have been transported to, sent, placed or disposed of. (c) No Company nor the Company Subsidiaries are subject to any current Order relating to any material non-compliance with Environmental Laws or any permits issued pursuant to Environmental Laws by such Company or the Company Subsidiaries or to any investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials. (d) No material Action is pending or, to the Knowledge of such Company, threatened with respect to such Company’s or the Company Subsidiaries’ compliance with or liability under Environmental Laws, and, to the Knowledge of such Company, there are no facts or circumstances which could reasonably be expected to form the basis of such an Action. (e) Each Company has made available to the Purchaser all material environmental reports, assessments, audits and inspections and any material communications or notices from or to any Governmental Authority concerning any non-compliance of such Company or any of such Company Subsidiaries with, or liability of such Company or any of the Company Subsidiaries under, Environmental Law. Section 5.23 Absence of Changes. Since the date of the most recent balance sheet included in the Financial Statements, (a) there has not been any Material Adverse Effect, (b) the business and the properties of such Company and the Company Subsidiaries taken as a whole, has been conducted and operated, in all material respects, in the Ordinary Course of Business and (c) no member of the Seller Group (with respect to the Business) nor such Company or any of the Company Subsidiaries has taken any action (or omitted to take any action) which, if taken (or omitted to be taken) after the date hereof, but prior to the Closing, would require the consent of the Purchaser under Section 7.1.

72 Section 5.24 Anti-Bribery Compliance. (a) For the previous five (5) years, no Company nor any of the Company Subsidiaries, nor, any director, officer, employee or, to the Knowledge of such Company, agent acting on behalf of such Company or any of the Company Subsidiaries, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof or any candidate for political office, (ii) any other Person while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority, candidate for political office or other Person, or (iii) any other Person as an unlawful contribution, gift, entertainment or other unlawful expense relating to official political or commercial activity, or an unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, in each case, in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), as amended, or any other applicable anti-bribery or anti-corruption Laws (collectively, the “Anti-Bribery Laws”). (b) For the previous five (5) years, there have been no internal investigations, internal or external audits, or, to the Knowledge of such Company, allegations, complaints, or reports that address any allegations or information concerning possible violations of the Anti- Bribery Laws related to such Company or any of the Company Subsidiaries. To the Knowledge of such Company, there have been no third-party investigations (including by any Governmental Authority) concerning possible violations of the Anti-Bribery Laws in the previous five (5) years. (c) Each Company and the Company Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with the Anti-Bribery Laws. Section 5.25 Sanctions and International Trade Compliance; Security Clearances. (a) Each Company and the Company Subsidiaries (i) are, and have been since April 24, 2019, in compliance with all applicable International Trade Laws and Sanctions Laws and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any required filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws or Sanctions Laws (the “Export Approvals”). There are no pending or, to the Knowledge of such Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Actions against such Company or any of the Company Subsidiaries related to any International Trade Laws or Sanctions Laws or any Export Approvals. (b) Since April 24, 2019 and in each case with respect to such Company’s and the Company Subsidiaries’ businesses, such Company and the Company Subsidiaries, and all of their respective directors, and officers, and, to the Knowledge of such Company, employees or agents, have been in compliance with applicable International Trade Laws and Sanctions Laws. (c) With respect to such Company’s and the Company Subsidiaries’ businesses, such Company has maintained and implemented in place written policies, controls and systems reasonably designed to provide assurance to prevent, detect, and deter violations of applicable

73 International Trade Laws and Sanctions Laws in each jurisdiction in which such Company or any of the Company Subsidiaries conducts business. (d) To the Knowledge of such Company, neither such Company nor any of the Company Subsidiaries has, since April 24, 2019, (i) made a voluntary, directed or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any non-compliance with any International Trade Laws or Sanctions Laws, (ii) been the subject of an actual or threatened investigation, inquiry, or enforcement proceedings for violations of International Trade Laws or Sanctions Laws or (iii) violated or received any notice, request, penalty, or citation for any actual or potential non- compliance with International Trade Laws or Sanctions Laws. (e) No Company nor any of the Company Subsidiaries nor any of their respective directors or officers, or to the Knowledge of such Company, any of such Company’s or the Company Subsidiaries’ respective employees, agents, representatives or other Persons acting on behalf of such Company or any of the Company Subsidiaries, (i) is, or has been since April 24, 2019, a Sanctioned Person or Restricted Person and (ii) has, since April 24, 2019, transacted directly or indirectly with or involving any Sanctioned Person, Restricted Person or Sanctioned Country. Section 5.26 Customers and Vendors. (a) Section 5.26(a) of the Companies Disclosure Letter sets forth, as of the date of this Agreement, the ten (10) largest customers (the “Top Customers”); and the ten (10) largest vendors (the “Top Vendors”), in each case, based on the aggregate Dollar revenue and expenditure, respectively, in accordance with the Financial Statements, with such counterparty during the trailing twelve (12) months for the period ending December 31, 2025. (b) None of the Top Customers or Top Vendors has informed such Company or any of the Company Subsidiaries that it will, or, to the Knowledge of such Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with such Company or any of the Company Subsidiaries (other than due to the expiration of an existing contractual arrangement), and none of the Top Customers or Top Vendors is otherwise involved in or threatening a material dispute against such Company or the Company Subsidiaries or their respective businesses. Section 5.27 Health Care Regulatory. (a) Each Company, the Company Subsidiaries and the Products are, and for the last three (3) years have been, in compliance in all material respects with all applicable Health Care Regulatory Laws. For the last three (3) years, no Company nor any of the Company Subsidiaries has received written notice of, and there is no pending, or to the Knowledge of such Company, threatened Action, injunction or investigation against such Company or any of the Company Subsidiaries by any Governmental Authority or other Person alleging or asserting a non- compliance with any Health Care Regulatory Laws, and no injunctions, cautions or remarks by any Governmental Authority have been directed towards such Company nor any of the Company Subsidiaries, except where such non-compliance would not reasonably be expected to be material

74 to the Companies and the Company Subsidiaries, taken as a whole, and there are no outstanding, or to the Knowledge of such Company, threatened, orders, decrees or judgments against such Company nor any of the Company Subsidiaries. (b) Except as it would not reasonably be expected to be material to the Companies and the Company Subsidiaries, taken as a whole, (i) such Company and the Company Subsidiaries possess and are in compliance with the terms of all material Permits required pursuant to any applicable Health Care Regulatory Laws to carry on their Business as presently conducted (collectively, “Product Registrations”), including, all such Product Registrations required to utilize, apply and/or substantiate any claims used in the marketing, promotion, advertising or labeling of such Company’s and the Company Subsidiaries’ Products, or to sell, market or distribute any of such Company’s and Company Subsidiaries’ Products, and all such Product Registrations are in full force and effect; and (ii) for the last three (3) years, no Company nor any of the Company Subsidiaries has received any written notice of non-compliance with the terms of such Product Registrations or that any such Product Registration is being revoked, withdrawn or not renewed in the ordinary course, except where such written notice of non-compliance would not be reasonably be expected to be material to the Companies and the Company Subsidiaries taken as a whole. To the Knowledge of such Company, no event has occurred which allows, or after notice or lapse of time would reasonably be expected to allow, cancellation, revocation or termination or any impairment of the rights of the holder of any such Product Registration, except where such impairment would not be reasonably be expected to be material to the Companies and the Company Subsidiaries taken as a whole. (c) Each Company and the Company Subsidiaries have, and for the last three (3) years have had, competent and reliable substantiation (including, where applicable under Health Care Regulatory Laws, scientific, technical, clinical, or other documentary evidence) sufficient to support all material claims made in connection with the advertising, marketing, promotion, or labeling of any Products, in each case as required by applicable Health Care Regulatory Laws. All such substantiation was in the possession of such Company or the applicable Company Subsidiary at the time the relevant claim was first made or disseminated. No Company nor any of the Company Subsidiaries has received any written notice, demand, letter, civil investigative demand, or inquiry from any Governmental Authority challenging or questioning the adequacy of substantiation for any advertising, marketing, promotional, or labeling claims relating to any Products. (d) To the Knowledge of such Company, all contract manufacturers of any Product (including any material components or ingredients thereof) are, and for the last three (3) years have been, in compliance in all material respects with all applicable Health Care Regulatory Laws and, to the Knowledge of such Company, no contract manufacturer, is subject to any pending, or to the Knowledge of such Company, threatened, Action, injunction or inspection alleging or asserting material noncompliance with respect to any Product. (e) For the last three (3) years, no Company nor any of the Company Subsidiaries has made any materially false statements in, or material omissions from, any Product Registration, or in any reports or other submissions, notifications, registrations, listings, declarations, or applications made, submitted to, or filed with the United States Food and Drug Administration (“FDA”) or any other comparable Governmental Authority.

75 (f) For the last three (3) years, all manufacturing, development, testing, labeling, packaging, import, export, distribution and marketing operations conducted by the Companies or any of the Company Subsidiaries or on behalf of the Companies such Company or any of the Company Subsidiaries with respect to the Products have been conducted in material compliance with all applicable Health Care Regulatory Laws, and there has not been any material written notice or other correspondence from FDA or any other Governmental Authority requesting or requiring such Company or any of the Company Subsidiaries to recall, withdraw, suspend or otherwise restrict the use, manufacture, distribution, import, export, testing or marketing of any Product. For the last three (3) years, (i) such Company and the Company Subsidiaries have neither voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, any material recall, market withdrawal, field notification, field correction, warning, safety alert or other material written notice or action relating to an alleged lack of safety, efficacy, quality or regulatory compliance of any Product (collectively “Safety Notices”), (ii) there have been no Safety Notices relating to any Product, and (iii) to the Knowledge of such Company, there are no facts that would be reasonably likely to lead to a forthcoming material Safety Notice with respect to any Product, or lead to a material termination or suspension in the marketing or distribution of any Product. (g) No Company nor any of the Company Subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non- prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority, or has been excluded, suspended or debarred from participation in any government health care program or by the General Services Administration or, to the Knowledge of such Company, is subject to a governmental inquiry, investigation, proceeding, or other similar Action that could reasonably be expected to result in debarment, suspension, or exclusion. Section 5.28 Sufficiency of Assets. The tangible and intangible properties and assets owned, licensed or leased by such Company and the Company Subsidiaries, taken as a whole, constitute all of the assets and properties used or employed in the Business reasonably necessary and sufficient for the continued conduct of the Business as of the date hereof and as of the Closing Date. Immediately after the consummation of the transactions contemplated by this Agreement anticipated to be effected at or prior to the Closing, the tangible and intangible properties and assets owned, licensed or leased by such Company and the Company Subsidiaries, constitute all of the assets and properties used or employed in the Business reasonably necessary and sufficient for the continued conduct of the Business in all material respects as conducted prior to the Closing in all geographic regions worldwide other than the People’s Republic of China. Section 5.29 Government Contracts. No Company is party to: (i) any Contract between such Company or any of the Company Subsidiaries, on one hand, and any Governmental Authority, on the other hand, or (ii) any subcontract or other Contract by which such Company or one of the Company Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services. No Company nor any of the Company Subsidiaries have provided any offer, bid, quotation or proposal to sell products made or services provided by such Company or any of the Company Subsidiaries that, if accepted or awarded, would lead to any Contract or subcontract of the type described by the foregoing sentence.

76 Section 5.30 CFIUS. No Company is a TID U.S. business as defined in Title 31 of the Code of Federal Regulations, part 800 et seq. Section 5.31 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by such Company, any of the Company Subsidiaries or any of their Affiliates for which the Purchaser, such Company, any of the Company Subsidiaries or any of their respective Affiliates (after the Closing) has any obligation. Section 5.32 Transactions with Affiliates. In respect of equity ownership, or legal representation or pursuant to the Governing Documents of the Parent Group or customary director indemnification or ordinary course compensation agreements, no (a)(i) member of the Seller Group, (ii) Person beneficially owning five percent (5%) or more of the outstanding equity securities of such Company, (iii) member, director, manager, officer or salaried employee of any member of the Parent Group or Affiliate thereof, (iv) any Affiliate of any Person listed in clauses (i) – (iii), or (v) any family member of any such Persons: (x) is a party to any Contract (other than any Benefit Plan) with or binding upon such Company or any Company Subsidiary or (y) has any material interest (other than under any Benefit Plan) in any material property or assets which is used or held for use by any member of the Parent Group (with respect to the Business), such Company or any Company Subsidiary or in connection with, relating to, their respective businesses (any such Contract or material interest, other than any Benefit Plan, an “Affiliate Agreement”). Section 5.33 No Additional Representation or Warranties. Except as provided in Article III, Article IV or this Article V (and any certificate delivered in connection therewith), none of the Companies nor any of their Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to any Purchaser Party or any of their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Purchaser Parties or their respective Affiliates. Each Company acknowledges and agrees that no Purchaser Party nor any of their respective Affiliates or Representatives or any other Person has made, is making, shall be deemed to have made or is authorized to make any representation or warranty, express or implied, as to the accuracy or completeness of any information concerning the Purchaser Parties contained herein or made available to the Parent, the Seller and the Companies, except as expressly set forth in Article VI of this Agreement (in each case, as may be modified by the Purchaser Disclosure Letter) and in any certificate delivered in connection therewith, and the Purchaser Parties and their respective Affiliates and Representatives expressly disclaim any and all liability that may be based on such information or errors therein or omissions therefrom. Each Company hereby expressly acknowledges and agrees that the Purchaser Parties and their respective Affiliates have not made, are not making, shall not be deemed to have made, have not authorized any other Person to make and do not make, and expressly disclaim any other representations and warranties whatsoever, express or implied, of any kind or nature to the Parent, the Seller, the Companies or any of their respective Affiliates or Representatives, at law or in equity, with respect to matters relating to the Purchaser Parties or any other matter related to or in connection with the transactions contemplated hereby and that the Parent, the Seller, the Companies and their respective Affiliates and Representatives have not relied and are not relying upon any representation or warranty or

77 omission by, or information from, the Purchaser Parties or any of their respective Affiliates, employees or Representatives, whether oral or written, express or implied, except for the representations and warranties specifically and expressly set forth in Article VI (in each case, as modified by the Purchaser Disclosure Letter) and in any certificate delivered in connection therewith, in its entry into this Agreement, its sale (as applicable) of the Acquired Equity Interests and the consummation of the transactions contemplated hereby. The Parent, the Seller and each Company acknowledges and agrees that if any representation or warranty relating to the Purchaser Parties or any of their respective Affiliates or otherwise in connection with the transactions contemplated hereby has been made by someone other than the Person signing this Agreement on behalf of the Purchaser Parties, it has not relied and shall not rely on such representation or warranty. No Purchaser Party or any of its Affiliates or Representatives shall have any liability to the Parent, the Seller, any Company or any of their respective Affiliates or Representatives resulting from the use of any information, documents or materials made available to the Parent, the Seller or any Company, whether orally or in writing, in any due diligence discussions or in any other form in expectation of the transactions contemplated by this Agreement. Each Company acknowledges that the Purchaser Parties and their respective advisors have made their own investigation of such Company and the Company Subsidiaries and, except as provided in Article III, Article IV or this Article V (and any certificate delivered in connection therewith), are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the equity or assets of the Companies or any of the Company Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Companies and the Company Subsidiaries as conducted after the Closing, as contained in any materials provided by the Companies or any of their Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 5.33 OR ELSEWHERE IN THIS AGREEMENT, LIMITS ANY CLAIM, RIGHT OR REMEDY THAT A PERSON MAY HAVE AGAINST ANOTHER PERSON FOR FRAUD. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES Except as set forth in the Purchaser Disclosure Letter attached hereto (the “Purchaser Disclosure Letter”), and subject to Section 12.10, each Purchaser Party hereby represents and warrants, severally but not jointly (or jointly and severally), solely with respect to itself, to the Seller and the Companies as follows (it being understood that each Purchaser Party hereby only makes those representations and warranties that specifically relate to such Purchaser Party): Section 6.1 Organization. Such Purchaser Party is a limited liability company duly organized and is validly existing and in good standing under the laws of the State of Delaware, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of the Governing Documents of such Purchaser Party previously delivered by such Purchaser Party to the Companies, are true, correct and complete. Such Purchaser is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except

78 where failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to such Purchaser Party. Section 6.2 Due Authorization. (a) Such Purchaser Party has all requisite corporate or similar power and authority to (i) execute and deliver this Agreement and the documents contemplated hereby, and (ii) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which such Purchaser Party is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby have been (A) duly and validly authorized and approved by the managing member (or equivalent governing body) of such Purchaser Party and (B) determined by the managing member (or equivalent governing body) of such Purchaser Party to be in the best interests of such Purchaser Party. No other company proceeding on the part of such Purchaser Party is necessary to authorize this Agreement and the documents contemplated hereby. This Agreement and the Ancillary Agreements to which such Purchaser Party is or is contemplated to be a party have been, and at or prior to the Closing, or will be at Closing, duly and validly executed and delivered by such Purchaser Party, and this Agreement and the Ancillary Agreements to which such Purchaser Party is or is contemplated to be a party constitutes, and at or prior to the Closing, the other documents contemplated hereby will constitute, a legal, valid and binding obligation of such Purchaser Party, enforceable against such Purchaser Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. (b) On or prior to the date of this Agreement, the managing member (or equivalent governing body) of such Purchaser Party has duly adopted resolutions (i) determining that this Agreement and the Ancillary Agreements to which such Purchaser is or is contemplated to be a party and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, such Purchaser Party and its sole member, as applicable, and (ii) authorizing and approving the execution, delivery and performance by such Purchaser Party of this Agreement and the Ancillary Agreements to which such Purchaser Party is or is contemplated to be a party and the transactions contemplated hereby and thereby. No corporate action is required on the part of such Purchaser Party to enter into this Agreement or the Ancillary Agreements to which such Purchaser Party is or is contemplated to be a party or to approve this Agreement. Section 6.3 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.4, the execution and delivery of this Agreement by such Purchaser Party and the Ancillary Agreements to which such Purchaser Party is or is contemplated to be a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Purchaser Party, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Order applicable to such Purchaser Party, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Purchaser Party is a party or by which such

79 Purchaser Party may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of such Purchaser Party, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 6.4 Governmental Authorities; Consents. Assuming the true and completeness of the representations and warranties of the Seller contained in this Agreement, no Governmental Authorization is required on the part of such Purchaser Party with respect to such Purchaser Party’s execution or delivery of this Agreement or the consummation by such Purchaser Party of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, and (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 6.5 Litigation and Proceedings. As of the date of this Agreement (a) there are no pending or, to the Knowledge of the Purchaser Parties, threatened in writing, Actions against or involving such Purchaser Party or its respective properties or assets, and (b) there is no outstanding Order imposed upon such Purchaser Party; nor are any properties or assets of such Purchaser Party or bound or subject to any Order, except, in each case, as would not be, and would not reasonably be expected to be, material to the business of such Purchaser Party, taken as a whole. Section 6.6 Financing. (a) As of the date hereof, the Purchaser has delivered to the Seller and the Companies true, correct and complete copies of (i) debt commitment letter(s) duly executed by and among the Debt Financing Sources party thereto and additional facility notice(s) duly executed by and among the relevant members of the Purchaser Group and the Debt Financing Sources party thereto (including all exhibits, schedules, term sheets and annexes thereto, collectively, the “Debt Commitment Letter(s),” and together with any Fee Letter referenced below, collectively the “Debt Financing Letters”), pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein to the relevant members of the Purchaser Group (the “Debt Financing”) for the purpose of, inter alia, funding the transactions contemplated hereby and (ii) any fee letters (which may be redacted in a customary manner for transactions of this type, including with respect to the fee amounts, the amount of the pricing flex (but not the covenants or other terms) and other commercially sensitive terms agreed by the parties hereto, none of which involve the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing) related to the Debt Commitment Letter(s) (any such fee letter, a “Fee Letter”). (b) Each of the Purchaser and the Purchaser Co-Investor has delivered to the Seller and the Companies a true, correct and complete copy of a duly executed the Bridgepoint Equity Commitment Letter and the GRC Equity Commitment Letter, respectively (together with the Debt Financing Letters, the “Financing Commitments”), pursuant to which the Equity Investors have committed, on the terms and subject to the conditions set forth therein, to fund (in the case of the GRC Equity Investor) and provide the Purchaser (in the case of the Bridgepoint

80 Equity Investor) cash amount set forth therein in connection with the transactions contemplated by this Agreement (the “Equity Financing”, and together with the Debt Financing, the “Financing”). (c) As of the date hereof, none of the Financing Commitments, nor any of the respective commitments or obligations thereunder, have been withdrawn, reduced, rescinded, terminated, repudiated or otherwise amended or modified in any respect and no provisions or rights thereunder have been waived, no such withdrawal, reduction, rescission, termination, repudiation, amendment, modification or waiver is contemplated by the Purchaser or the Purchaser Co-Investor or, to the Knowledge of the Purchaser Parties, the other parties thereto. Other than the Financing Commitments, there are no other Contracts, side letters, arrangements or understandings of any kind, directly or indirectly, related to the Financing Commitments or the Financing that could affect the conditionality, enforceability, availability or termination of the Debt Financing on the Closing Date. As of the date hereof, the Equity Investors have not notified the Purchaser or any of its Affiliates of their intention to terminate any Equity Commitment Letter or not to provide their respective portions of the Equity Financing. (d) The Financing, when funded in accordance with the Financing Commitments and on-lent or contributed, as the case may be, to the Purchaser, shall provide the Purchaser and the Purchaser Co-Investor with net cash proceeds on the Closing Date sufficient and available to satisfy all payment obligations of the Purchaser and the Purchaser Co-Investor under this Agreement and the Financing Commitments that are due and payable on the Closing Date, including the aggregate consideration required to be paid by the Purchaser and the Purchaser Co-Investor under Section 2.7(a), the Purchaser Fees and Expenses and any and all other fees and expenses required to be paid by the Purchaser and the Purchaser Co-Investor in connection with the transactions contemplated hereby and the Financing (the amount contemplated, collectively, the “Required Amount”). (e) As of the date of this Agreement, the Debt Financing Letters constitute the legal, valid, binding and enforceable obligations of the relevant member of the Purchaser Group party thereto and, to the Knowledge of such relevant member of the Purchaser Group, all of the other parties thereto, and will be in full force and effect, subject, in each case, to the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws (including laws relating to an Insolvency Event) affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Equity Commitment Letters constitute the legal, valid, binding and enforceable obligations of the Purchaser and the Purchaser Co-Investor (as applicable) and, to the Knowledge of the Purchaser Parties, all of the other parties thereto and are in full force and effect, subject, in each case, to the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws (including laws relating to an Insolvency Event) affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Other than as expressly set forth in the Financing Commitments, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing on the Closing Date. The Purchaser Co-Investor and the relevant member of the Purchaser Group party to any Financing Commitment is not, nor, to the Knowledge of the Purchaser Parties, are any other parties to such Financing Commitment, in default under such Financing Commitment, and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, constitutes or could

81 constitute or result in a default under or breach on the part of the Purchaser Co-Investor or such member of the Purchaser Group or, to the Knowledge of the Purchaser Parties, on the part of any other party under any Financing Commitment. As of the date of this Agreement, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, constitutes or could constitute or result in a failure by the Purchaser Co-Investor or such member of the Purchaser Group party to any Financing Commitment or, to the Knowledge of the Purchaser Parties, a failure by any other party to any Financing Commitment to satisfy any term, condition or other contingency to the full funding of the Financing. Neither the Purchaser Co-Investor nor such member of the Purchaser Group has any reason to believe that any term or condition contained in the Financing Commitments will be unable to be satisfied on a timely basis (and in any event, not later than the Closing) or that the full amounts committed pursuant to the Financing Commitments will not be available at the Closing. The Purchaser Co-Investor and such member of the Purchaser Group has paid or caused to be paid in full any and all commitment or other fees required to be paid on or prior to the date of this Agreement, or will pay or cause to be paid in full any and all commitment or other fees required to be paid pursuant to the terms of the Financing Commitments on the Closing Date. (f) Each of the Purchaser Co-Investor and the Purchaser acknowledges and agrees that (i) obtaining the Financing is not a condition to the Closing and (ii) notwithstanding anything in this Agreement to the contrary, its obligations under this Agreement, including the obligation to consummate the transactions contemplated hereby and to pay the Final Purchase Price and any and all other payments required of the Purchaser and the Purchaser Co-Investor pursuant to this Agreement, are not conditioned upon the Financing or any other financing being made available to the Purchaser, the Purchaser Co-Investor or any other Person. (g) Concurrently with the execution of this Agreement, the Bridgepoint Equity Investor has delivered to the Seller the Bridgepoint Limited Guarantee, duly executed by the Bridgepoint Equity Investor, with respect to the performance by the Purchaser of its obligations pursuant to Section 10.4. The Bridgepoint Limited Guarantee is a valid, effective and binding on the Bridgepoint Equity Investor. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Bridgepoint Equity Investor under the Limited Guarantee. Section 6.7 Investment Intent; Accredited Investor. Such Purchaser Party is acquiring the Acquired Equity Interests for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Acquired Equity Interests in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Such Purchaser Party acknowledges that the Acquired Equity Interests have not been registered under the Securities Act or any other applicable securities Laws, and agrees that the Acquired Equity Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other applicable securities Laws, except pursuant to an exemption from such registration under the Securities Act and such other securities Laws. Such Purchaser Party is able to bear the economic risk of holding the Acquired Equity Interests for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Such Purchaser Party acknowledges that it is informed as to the

82 risks of the transactions contemplated hereby and of the ownership of the Acquired Equity Interests. Such Purchaser Party is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act. Section 6.8 Solvency. Such Purchaser Party is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Companies or any of the Company Subsidiaries. Assuming the satisfaction of the conditions set forth in Section 9.1 and Section 9.3, upon consummation of the transactions contemplated hereby (including the payment of the Final Purchase Price and any other amounts payable pursuant to this Agreement) and after giving effect thereto (including the Financing), (a) the Purchaser, the Purchaser Co-Investor, the Companies and the Company Subsidiaries will be able to pay their indebtedness and Liabilities as such indebtedness and Liabilities become absolute and matured and (b) the then-present fair saleable value of the assets of the Purchaser, the Purchaser Co-Investor, the Companies and the Company Subsidiaries will, on a consolidated basis, exceed the amount that will be required to pay their probable Liabilities (including the probable amount of all contingent Liabilities) and indebtedness as such Liabilities and indebtedness become absolute or matured. Section 6.9 Investigation, Reliance and Disclaimer. The Purchaser Parties are sophisticated purchasers and have made their own independent investigation, review and analysis regarding the Companies and the Company Subsidiaries and the transactions contemplated hereby, which investigation, review and analysis were conducted by the Purchaser Parties together with expert advisors, including legal counsel, that they have engaged for such purpose. The Purchaser Parties and their Representatives have been provided with access to the Representatives, properties, offices, plants and other facilities, books and records of the Companies and the Company Subsidiaries and other information that they have requested in connection with their investigation of the Companies and the Company Subsidiaries and the transactions contemplated hereby. Each Purchaser Party acknowledges and agrees that neither the Seller, the Companies nor any of their respective Affiliates or Representatives or any other Person has made, is making, shall be deemed to have made or is authorized to make any representation or warranty, express or implied, as to the accuracy or completeness of any information concerning the Companies contained herein or made available in connection with such Purchaser Party’s investigation of the Companies, except as expressly set forth in Article III, Article IV and Article V of this Agreement (in each case, as may be modified by the Companies Disclosure Letter) and in any certificate delivered in connection therewith, and the Seller, the Companies and their respective Affiliates and Representatives expressly disclaim any and all liability that may be based on such information or errors therein or omissions therefrom. Each Purchaser Party hereby expressly acknowledges and agrees that the Seller and the Companies and their respective Affiliates have not made, are not making, shall not be deemed to have made, have not authorized any other Person to make and do not make, and expressly disclaim any other representations and warranties whatsoever, express or implied, of any kind or nature to such Purchaser Party or any of its Affiliates or Representatives, at law or in equity, with respect to matters relating to the Companies or any other matter related to or in connection with the transactions contemplated hereby and that such Purchaser Party and its Affiliates and Representatives have not relied and are not relying upon any representation or warranty or omission by, or information from, the Seller, the Companies or any of their respective Affiliates, employees or Representatives, whether oral or written, express or implied, including any implied warranty of merchantability or of fitness for a particular purpose, except for the

83 representations and warranties specifically and expressly set forth in Article III, Article IV and Article V (in each case, as modified by the Companies Disclosure Letter) and in any certificate delivered in connection therewith, in its entry into this Agreement, its purchase or acquisition of the Acquired Equity Interests and the consummation of the transactions contemplated hereby. Each Purchaser Party acknowledges and agrees that if any representation or warranty relating to the Seller, the Companies or any of their Affiliates or their respective businesses or otherwise in connection with the transactions contemplated hereby has been made by someone other than the Person signing this Agreement on behalf of the Seller and the Companies, as applicable, it has not relied and shall not rely on such representation or warranty. None of the Seller, the Companies or any of their respective Affiliates or Representatives shall have any liability to such Purchaser Party or any of its Affiliates or Representatives resulting from the use of any information, documents or materials made available to the Purchaser Parties, whether orally or in writing, in any confidential information presentations, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the transactions contemplated by this Agreement. In connection with such Purchaser Party’s investigation, such Purchaser Party has received certain projections, including projected statements of operating revenues and income from operations of the Companies and the Company Subsidiaries and certain business plan information. Each Purchaser Party acknowledges that none of the Seller, the Companies or any of their respective Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Companies and the Company Subsidiaries, including the reasonableness of the assumptions underlying such estimates, projections and forecasts, and that such Purchaser Party and its Affiliates and Representatives have not relied on any such estimates, projections or other forecasts or plans, except as expressly set forth in Article III, Article IV and Article V of this Agreement (in each case, as may be modified by the Companies Disclosure Letter) and in any certificate delivered in connection therewith. Each Purchaser Party acknowledges that there are inherent uncertainties in attempting to make such estimates, projections and forecasts, that such Purchaser Party is familiar with such uncertainties and that it takes full responsibility for making its own evaluation of the adequacy and accuracy of any such estimates, projections or forecasts (including the reasonableness of the assumptions underlying any such estimates, projections and forecasts). Each Purchaser Party acknowledges that, should the Closing occur, the Purchaser Parties shall acquire the Companies and the Company Subsidiaries without any representation or warranty as to merchantability or fitness for any particular purpose of its assets, on an “as is” and “where is” basis, except as otherwise expressly set forth in Article III, Article IV and Article V of this Agreement (in each case, as may be modified by the Companies Disclosure Letter) and in any certificate delivered in connection therewith. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 6.9 OR ELSEWHERE IN THIS AGREEMENT, LIMITS ANY CLAIM, RIGHT OR REMEDY THAT A PERSON MAY HAVE AGAINST ANOTHER PERSON FOR FRAUD. Section 6.10 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by such Purchaser Party or any of its Affiliates.

84 ARTICLE VII COVENANTS Section 7.1 Conduct of Business Prior to the Closing. (a) From and after the date of this Agreement through the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to and in accordance with Article X, except (i) as otherwise expressly contemplated or permitted by this Agreement (including as necessary to effect the Pre-Closing Reorganization), (ii) as required by Order or applicable Law, including any Antitrust Law, (iii) pursuant to any Benefit Plan or collective bargaining agreement, (iv) as set forth in Section 7.1(a) of the Companies Disclosure Letter, or (v) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall and shall cause the Companies, the Company Subsidiaries and each other member of the Parent Group (with respect to the Business) to (x) use commercially reasonable efforts to (A) preserve substantially intact the Business and the organization and material assets and properties of the Business in good working order and condition and (B) preserve in all material respects the, the relationships of the Companies, the Company Subsidiaries and the Business with any employees, customers, suppliers, vendors, licensors and licensees with which it has material business relations, and (y) conduct the Business in the Ordinary Course of Business. The Parties hereby agree that no action by any Company or any Company Subsidiary with respect to matters specifically disclosed in Section 7.1(b) of the Companies Disclosure Letter shall be deemed a breach of this Section 7.1(a) unless such action would constitute a breach of Section 7.1(b). (b) From and after the date of this Agreement through the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to and in accordance with Article X, except (i) as otherwise expressly contemplated by this Agreement (including as necessary to effect the Pre-Closing Reorganization), (ii) required by Order or applicable Law, including any Antitrust Law, (iii) set forth in Section 7.1(b) of the Companies Disclosure Letter or (iv) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause each Company, each Company Subsidiary and each other member of the Parent Group (with respect to the Business) not to: (i) change or amend the Governing Documents of any Company or any Company Subsidiary, other than immaterial changes; (ii) enter into, conduct, engage in or otherwise operate any material new line of business; (iii) issue, transfer, pledge, grant, dispose of, encumber or sell, or authorize any of the foregoing with respect to, any shares or other equity interests of any Company or any of the Company Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or equity interests, other than issuances of such securities by a Company Subsidiary to a Company or another Company Subsidiary;

85 (iv) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, any Company or any Company Subsidiary or any securities of any Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, any Company or any Company Subsidiary, or any warrants, calls, options, “phantom” stock or units, stock appreciation rights or other equity or equity-based rights to acquire any such capital stock, securities, interests or rights, except for transactions between any Company and any Company Subsidiary or a Company Subsidiary and another Company Subsidiary; (v) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of any Company’s or any of the Company Subsidiaries’ capital stock or equity interests, except for any such transaction by a wholly-owned Company Subsidiary that remains a wholly-owned Company Subsidiary after consummation of such transaction; (vi) adopt or recommend a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other restructuring or reorganization of any Company or any of the Company Subsidiaries; (vii) except in the Ordinary Course of Business, acquire (by merger, consolidation or acquisition of equity or assets or otherwise) or purchase any financial instruments (including stocks, bonds and bank products) or assets; (viii) except in the Ordinary Course of Business or in connection with transactions between or among any Company and any of the Company Subsidiaries sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose (including by merger, consolidation or disposition of equity interests or assets) of any properties or assets of a Company and the Company Subsidiaries (other than Company Intellectual Property) with a value in excess of $250,000; (ix) sell, assign, encumber, dispose of, fail to timely maintain, abandon or allow to lapse any Company Intellectual Property, other than (A) entering into Contracts entered in the Ordinary Course of Business containing non-exclusive licenses to customers and service providers of the Business where such license is incidental to the transaction or primary purpose contemplated by the Contract or (B) expiration of Company Intellectual Property in accordance with the applicable statutory term or abandoning or allowing to lapse Company Registered Intellectual Property that is not otherwise commercially reasonable to maintain, as determined by any Company or any of the Company Subsidiaries in the Ordinary Course of Business; (x) create, assume, incur or guarantee any Indebtedness for borrowed money, other than (A) (B) refinancings or replacements of existing indebtedness upon maturity, or (B) intercompany Indebtedness between or among any Company or any of the Company Subsidiaries;

86 (xi) make, incur or agree to make or incur any capital expenditures, except (A) capital expenditures in an aggregate amount of up to $500,000 in the aggregate or (B) capital expenditures related to operational emergencies; (xii) except in the Ordinary Course of Business, (A) materially amend or modify in any manner, waive, release or assign any rights under, voluntarily terminate (other than any expiration in accordance with its terms) or cancel, any Material Contract or (B) enter into any Contract that would be a Material Contract if entered into prior to or in effect on the date of this Agreement; (xiii) make any material loans or material advances of money to any Person (other than a Company or the Company Subsidiaries), except for advances to employees or officers of any Company or any Company Subsidiary in the Ordinary Course of Business; (xiv) except as required by the terms of any Benefit Plan or Collective Bargaining Agreement, (A) materially increase the compensation or benefits of any Company Employee or Business Employee other than merit-based increases in base salary or wage rate (and corresponding increases to target bonus opportunities) of up to 3% for Company Employees with annual base compensation of two hundred thousand dollars ($200,000) (or local currency equivalent) or less, in the Ordinary Course of Business, (B) adopt, enter into, amend or terminate any Company Benefit Plan (or any plan or arrangement that would constitute a Company Benefit Plan if in effect on the date hereof) or Collective Bargaining Agreement, other than renewals of any Company Benefit Plans that are health and welfare plans in the ordinary course of business that do not materially increase the cost of such Company Benefit Plan, (C) grant or pay, or enter into any agreement to grant or pay, equity or equity-based compensation, severance, or any retention, change-in-control, or transaction bonus or similar payment to or with any Company Employee or Business Employee in excess of $200,000 (or local currency equivalent), or (D) take any action to accelerate the vesting, funding or timing of payment of any compensation or benefit payable to any Company Employee or Business Employee; (xv) (A) terminate the employment of any Company Employee or any Business Employee (other than in accordance with Section 7.16(b)) who has an annual salary or annualized base wages in excess of two-hundred thousand dollars ($200,000) (or local currency equivalent), (B) hire any employee who would have an annual salary or annualized base wages in excess of two hundred thousand dollars ($200,000), in each case other than to replace any Company Employee who dies, becomes disabled, resigns or whose employment is or was terminated (in each case, following the date of this Agreement), (C) transfer any employee of the Seller Group into any Company or any Company Subsidiary (except in connection with the Pre-Closing Reorganization) or assign, transfer or deploy any UK or Spain based employee into the Business or to the Company or any Company Subsidiary other than the Business Employees, or (D) transfer any Company Employee out of any Company or any Company Subsidiary (other than the Retained Employees or in connection with the Pre-Closing Reorganization);

87 (xvi) make, change or revoke any material Tax election with respect to any Company or any Company Subsidiary; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; change any annual Tax accounting period; adopt or change any material method of Tax accounting; file any material Tax Return in a manner materially inconsistent with past practice of any Company and any Company Subsidiary or file any amended Tax Return; make any voluntary Tax disclosure; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax (other than customary commercial Contracts entered into in the Ordinary Course of Business not primarily related to Taxes); surrender any right to claim a material refund, credit or similar Tax benefit; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax or Tax Return; (xvii) make any change in any method of accounting or accounting practice or policy, except as required by applicable Law or GAAP; (xviii) other than as required by Law, enter into, adopt, assume, amend, extend or renew any Collective Bargaining Agreement, or voluntarily recognize any Union as the bargaining representative of any Company Employee or Company Contractor; (xix) implement or announce any plant closing, mass layoff or other reduction in force that would reasonably be expected to trigger obligations under WARN; (xx) waive, release, amend or modify in any material respect any restrictive covenant (including any non-competition, non-solicitation, non-hire, confidentiality or assignment of inventions provision) applicable to any current or former (A) Company Employee or (B) Company Contractor; (xxi) settle, compromise, discharge, waive, release or assign any pending or threatened Action relating to a Company, the Company Subsidiaries or the Business, other than (A) those that only contemplate payment of monetary damages up to an amount of $200,000 individually and $300,000 in the aggregate, without any ongoing limits on the conduct or operation of the Business, that would not impose equitable or injunctive relief, or behavioral commitments, on the Companies, the Company Subsidiaries or the Business, and results in a release of all claims relating to such Action, (B) those that involve the payment of liabilities to the extent reflected or reserved against in the Financial Statements or that are fully covered by insurance policies of any Seller or its Subsidiaries (including the Companies and the Company Subsidiaries), or (C) to the extent such Action and any associated Losses are Retained Liabilities; (xxii) take any action, or fail to take any action, which action or failure to act is (whether as a direct or indirect consequence), or could reasonably be expected to be, materially inconsistent with the business plan of the Companies and the Company Subsidiaries provided to the Purchaser and set forth in Section 7.1(b)(xxii) of the Companies Disclosure Letter;

88 (xxiii) take any action, or fail to take any action, which has the effect of: (A) delaying, postponing or accelerating the payment of accounts payable or accrued expenses outside the Ordinary Course of Business, (B) delaying, postponing or accelerating the collection of, or discounting, accounts receivable outside the Ordinary Course of Business or factoring any accounts receivable, (C) engaging in any pricing practices or altering credit terms of any customer or distributor, or otherwise dispose of products (or any part thereof) to wholesalers, distributors or retailers at prices differing substantially from standard selling prices consistent with past practice, (D) otherwise changing cash management, marketing, selling, billing or collection policies or practices material to the Companies or the Companies, taken as a whole (other than in the Ordinary Course of Business), or (E) otherwise knowingly engaging in any activity that has the effect of accelerating to earlier periods or postponing to later periods any sales or the collection of accounts or notes receivable that otherwise would be expected to occur in subsequent or current periods, as applicable, other than in the Ordinary Course of Business; and (xxiv) agree or commit to take any of the foregoing actions prohibited under this Section 7.1(b), except where such agreement or commitment is contingent upon receipt of the Purchaser’s prior written consent. (c) Other than in connection with the Pre-Closing Reorganization, from and after the Reference Time through the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to Article X, none of the Companies or any of the Company Subsidiaries shall (i) make or declare any dividend or distribution to the shareholders or equityholders of the Company Subsidiaries or make any other distributions in respect of any of any Company’s or any of the Company Subsidiaries’ capital stock or equity interests or (ii) take any action or omit to take any action with the purpose or effect of increasing or decreasing Closing Indebtedness, Closing Cash, Net Working Capital or Transaction Expenses, in each case, as if such amounts were measured as of immediately prior to Closing rather than as of the Reference Time. (d) The Purchaser hereby acknowledges and agrees on its behalf and on behalf of its Affiliates that, other than the Purchaser’s right to consent or withhold consent with respect to the foregoing matters (which consent shall not be unreasonably withheld, conditioned or delayed), (i) nothing contained in this Agreement shall give the Purchaser or its Affiliates, directly or indirectly, the right to control or direct the business or operations of any Company or any Company Subsidiary prior to the Closing and (ii) prior to the Closing, the Companies shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over the Companies’ and the Company Subsidiaries’ respective businesses and operations. (e) Each of the Purchaser and the Purchaser Co-Investor hereby agrees, on behalf of itself and its Subsidiaries, that between the date of this Agreement and the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to Article X, the Purchaser and the Purchaser Co-Investor shall not and shall not permit any of their respective Subsidiaries to, enter into agreements with respect to, or consummate, any acquisitions which would prevent or materially delay the Purchaser’s or the Purchaser Co-Investor’s ability to consummate the transactions contemplated hereby.

89 (f) Notwithstanding anything herein to the contrary, from and after the date of this Agreement through the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to Article X, Obagi Cosmeceuticals shall not make any “distribution” within the meaning of Treasury Regulations Section 1.7874-10(k) that could result in a non-ordinary course distribution for purposes of such Treasury Regulations, including in connection with the Pre-Closing Reorganization, without the prior written consent of Purchaser. Section 7.2 Governmental Consents and Filings. (a) Each of the Parties shall take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate (other than, in the case of Parent, to procure compliance with documentation to implement) and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, waivers, actions, non-actions, qualifications and other orders or authorizations as are necessary to consummate the transactions contemplated hereby as promptly as reasonably practicable, in a timely manner and no later than would allow the closing conditions set forth in Article IX to be satisfied prior to the Outside Date (including as may be necessary to avoid an Action by any Governmental Authority), (ii) promptly make all necessary registrations, submissions and filings, and thereafter make any other required submissions, required with respect to the transactions contemplated by this Agreement under the HSR Act (in no event later than twenty (20) Business Days after the date hereof) and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby in accordance with the terms of this Agreement and to fully carry out the purposes of this Agreement. The Purchaser shall pay all filing fees incurred by the Parties in connection with any notices, filings and applications required under the HSR Act. (b) Without limiting the generality of the Parties’ undertaking pursuant to Section 7.2(a), the Purchaser agrees to take any steps necessary in relation to the Purchaser and its Subsidiaries (including the Companies and the Company Subsidiaries) to be acquired to avoid or eliminate each and every impediment under the HSR Act that may be asserted by any Governmental Authority, so as to enable the Parties hereto to close the transactions contemplated by this Agreement as promptly as practicable and in no event later than would allow the closing conditions set forth in Article IX to be satisfied prior to the Outside Date (such that the Closing would occur prior thereto), including by: (i) (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, license, hold separate or disposition of the assets, properties or businesses to be acquired by it pursuant hereto, or otherwise offering or offering to commit to any action, non-action, condition or conduct requirement that limits the Purchaser and its Subsidiaries (including the Companies and the Company Subsidiaries) freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the assets, properties or businesses to be acquired by it pursuant hereto, and if the offer is accepted, take or comply with, or commit to take or comply with, such action, non-action, condition or conduct requirement, (B) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of the Purchaser and its Subsidiaries (including the

90 Companies and the Company Subsidiaries), (C) not creating any relationships, ventures, contractual rights, obligations or other arrangements of the Purchaser and its Subsidiaries (including the Companies and the Company Subsidiaries (including the businesses or the assets, properties or businesses to be acquired by it pursuant hereto)), and (D) entering or offering to enter into agreements and stipulating to the entry of an order or decree or file appropriate applications with any Governmental Authority in connection with any of the actions contemplated by the foregoing clauses (A) through (C) (provided that, notwithstanding any other provision of this Agreement to the contrary, the Purchaser or the Companies shall not be obligated to take any such action (i) unless the taking of such action is conditioned upon the Closing or (ii) if such action would materially and adversely affect the Companies and the Company Subsidiaries, taken as a whole), in each case, as may be necessary to obtain clearance under the HSR Act, other applicable Antitrust Laws or other applicable Law, to avoid any injunction (or to effect the dissolution thereof), temporary restraining order or other order or decision in any suit or proceeding, which would otherwise have the effect of materially delaying, restraining or preventing the consummation of the transactions contemplated by this Agreement, or to otherwise avoid the commencement of any Action thereunder that seeks to prevent, restrain or prohibit the consummation of the transactions contemplated hereby; (ii) defending through litigation on the merits any claim asserted in court by any Person, or overturn any regulatory Action, in order to avoid entry of, or to have vacated or terminated, any decree, order, Law or judgment (whether temporary, preliminary or permanent) that would have the effect of delaying, restraining or preventing the consummation of the transactions contemplated by this Agreement; and (iii) not directly or indirectly acquiring or agreeing to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquiring or agreeing to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (1) impose any delay in the obtaining of, or increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate, order or other approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (2) increase the risk of any Governmental Authority seeking an order prohibiting the consummation of the transactions contemplated by this Agreement or (3) increase the risk of not being able to remove any such order on appeal or otherwise. (c) Each of the Parties shall and, to the extent applicable, shall cause their respective Affiliates and Subsidiaries to (i) respond as promptly as practicable to all inquiries and requests received from any Governmental Authority in connection with any consents, approvals, authorizations, designations, declarations, waivers or filings (including those consents and filings contemplated by Section 9.1(a)) or applicable Laws and (ii) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except, in each case, with the prior written consent of the other Parties. Subject to the Confidentiality Agreement, each of the Parties shall

91 promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other Parties to review such communication and review in advance any proposed communication by such Party to any Governmental Authority. Each of the Parties shall give the other Parties reasonable prior notice of any filing, submission or other document provided to any Governmental Authority, including in connection with any proceeding by a Person who is not a Governmental Authority, and, to the extent reasonably practicable and subject to the Confidentiality Agreement, permit the other Parties to review and discuss in advance, and consider in good faith the views, and secure the participation, of the others in connection with any such filing, submission, document or communication, including any meeting or conference with any Governmental Authority. No Party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing, in seeking early termination of any applicable waiting periods and in connection with any filing or submission with any Governmental Authority, including under the HSR Act. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall pay all filing fees incurred by the Parties in connection with the filing required under the HSR Act in connection with the transactions contemplated by this Agreement. (d) Certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to Contracts to which the Companies or any of the Company Subsidiaries is a party that have not been and may not be obtained. None of the Seller, the Parent or the Companies nor any of their Affiliates shall have any liability to the Purchaser arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Contract as a result thereof, and no such failure or termination shall result in the failure of any condition set forth in Article IX, except as specifically set forth in this Agreement. Section 7.3 Covenants Regarding Information. (a) For a period of seven (7) years after the Closing, the Purchaser shall (i) retain the books and records relating to the Companies and the Company Subsidiaries relating to periods prior to the Closing and (ii) afford, upon reasonable advance notice, the Seller and their Affiliates and their respective Representatives reasonable access, during normal business hours, to employees and such books and records (including the right to make copies thereof, at such Person’s expense) for a reasonable business or commercial purpose (which shall not include any dispute in connection with this Agreement and the transactions contemplated hereby); provided, however, that nothing in this Section 7.3 shall limit access to the Companies’ books and records in accordance with the procedures set forth in Section 2.5, but subject in all cases to the provisions set forth therein. (b) For a period of seven (7) years after the Closing, the Parent shall and shall cause its Affiliates to (i) retain the Integrated Records that were not delivered to the Purchaser and

92 (ii) afford, upon reasonable advance notice, the Purchaser and its Affiliates and their respective Representatives reasonable access, during normal business hours, to employees to the extent related to the Business and such Integrated Records (including the right to make copies thereof, at such Person’s expense) for a reasonable business or commercial purpose; provided, however, that nothing in this Section 7.3 shall limit access to the Parent Group’s books and records in connection with the procedures set forth in Section 2.5, but subject in all cases to the provisions set forth therein. (c) After the date of this Agreement until the Closing, and subject to the requirements of applicable Laws, the Parent Group shall afford the Purchaser and its Representatives reasonable access, upon reasonable advanced request and notice, to the records, files and properties, and personnel of the Parent Group to the extent related to the Companies, the Company Subsidiaries or the Business during normal business hours consistent with applicable Laws and in accordance with the reasonable procedures established by the Parent Group solely for the Purchaser to have the opportunity to make such investigation as it reasonably requests in connection with the consummation of the transactions contemplated hereby; provided that none of the Parent, the Seller, any of their Affiliates or any of their respective Representatives shall be required to provide access to or disclose information if, in the opinion of counsel, (i) such access or disclosure would contravene any applicable Laws, jeopardize attorney-client privilege or obligation of confidentiality or (ii) such information is competitively sensitive and unrelated to the Business; provided, that the Parent shall identify any such withheld access or information to the Purchaser at such time and shall use reasonable best efforts to communicate the substance of such withheld access or information to the Purchaser via an alternative method whether by redacting parts of such materials or otherwise in a manner that does not violate the foregoing (such efforts, “Alternative Communication Efforts”). Notwithstanding the foregoing, (i) the Parent group shall not be required to make available employee personnel files until after the Closing; and (ii) the Parent Group shall not be required to make available medical records, workers compensation records, the results of any drug testing or other sensitive information if doing so could reasonably be expected to result in a violation of applicable Law (upon the written opinion of outside legal counsel). The Purchaser agrees that any investigation undertaken pursuant to the access granted under this Section 7.3(c) shall not be conducted in such a manner as to interfere unreasonably with the operation of the Business or any other business of the Parent Group. The Purchaser shall not, and shall direct its Affiliates and Representatives not to, communicate with any of the employees of the Parent Group (other than the Companies and the Company Subsidiaries) without the prior written consent of the Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that nothing herein shall prohibit any such contacts (x) in the Ordinary Course of Business or unrelated to the transactions contemplated hereby, (y) with senior management and officers of the Parent Group in connection with integration and transition planning activities or (z) in connection with any discussions or negotiations relating to employment arrangements following the Closing. (d) As promptly as reasonably practicable following the Closing, the Parent Group shall transfer, or cause to be transferred, to the Purchaser Group the Business Records; provided, that, if requested by the Purchaser, the Parent Group shall transfer all or any portion of the Business Records that is in electronic form to the computer or electronic file systems of the Purchaser designated by the Purchaser; provided, however, that the following Business Records shall not be transferred to the Companies: (i) Business Records that are integrated into the records

93 of any member of the Parent Group and that cannot be separated from the records and files of the Parent Group containing information related to the Parent Group without undue burden (the “Integrated Records”); (ii) Business Records necessary to be retained by the Parent Group in order to provide any aspect of the services that will be provided by the Parent Group under the Transition Service Agreement (the “Transition Records”), in which case such Transition Records will be transferred to the Purchaser to the extent provided in the Transition Services Agreement following the termination of the applicable services; (iii) Business Records which are obsolete or otherwise only of historical significance (and not material to the Business); and (iv) Business Records that, if transferred, would contravene any Laws or obligation of confidentiality; provided, that the Parent Group shall use Alternative Communication Efforts to transfer such Business Records. Without limiting the foregoing, the Purchaser acknowledges and agrees that (1) certain records may contain information relating to the members of the Parent Group or their respective Affiliates, other than the Business, the Companies and the Company Subsidiaries, and that the Parent Group may retain copies thereof, and (2) prior to making any records available to the Purchaser, the Parent Group may redact any portions thereof to the extent relating to any member of the Parent Group or any of their respective Affiliates (other than the Business, the Companies or the Company Subsidiaries) or the Retained Business. The Parent Group will, at its election, either (x) deliver copies of Integrated Records to the Purchaser promptly following the Closing (portions of which may be redacted to the extent related to any member of the Parent Group or any of their respective Affiliates (other than the Business, the Companies or the Company Subsidiaries) or the Retained Business) or (y) make the portion of the Integrated Records related to the Business, the Companies or the Company Subsidiaries available to the Purchaser in accordance with Section 7.3(b). Section 7.4 Termination of Affiliated Party Transactions. (a) The Parent shall, and shall cause its Affiliates to, effective at or prior to the Closing, take such actions and execute and deliver such releases, termination agreements and discharges as are necessary to terminate, eliminate and release, as applicable (by way of capital contribution, cash settlement or as otherwise determined by the Parent in their sole discretion), each Affiliate Agreement and any other arrangements, transactions, accounts, commitments or balances between any Company or any of the Company Subsidiaries, on the one hand, and the Parent, the Seller or any of their Affiliates (other than the Companies and the Company Subsidiaries), on the other hand (collectively, the “Terminated Affiliated Party Transactions”) and without any continuing Liability or other obligation on the part of the Company or the Company Subsidiaries, in each case except (i) for any obligation of any Company or any of the Company Subsidiaries to indemnify, exculpate or advance expenses to any D&O Indemnitees, which shall survive such termination (it being understood that advancement of expenses shall be solely with respect to indemnification and exculpation matters), (ii) for this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, (iii) as set forth in Section 7.4(a) of the Companies Disclosure Letter, and (iv) the Seller Payables set forth on Section 2.1, Section 2.1(a), and Section 2.1(a)(iv) of the Companies Disclosure Letter. (b) Except (i) as otherwise set forth in this Section 7.4 and (ii) the Seller Payables set forth on Section 2.1, Section 2.1(a), Section 2.1(a)(iv) of the Companies Disclosure Letter (which shall be treated as set forth in Section 2.1, Section 2.1(a), Section 2.1(a)(iv) hereof), effective as of the Closing, the Purchaser, on behalf of itself and its Affiliates, including the Companies and the Company Subsidiaries, on the one hand, and the Parent, on behalf of

94 themselves and their respective Affiliates, on the other hand, hereby fully and finally waive and release (to the extent permitted under applicable Law), any and all direct or indirect claims, causes of action, losses, Liabilities or other rights arising under any Terminated Affiliated Party Transaction (including such claims, causes of action, losses, Liabilities or other rights that may arise as a result of the termination of such Terminated Affiliated Party Transactions). (c) Prior to the Closing, all intercompany accounts (including all of the receivables, payables, indebtedness, loans and other accounts, rights and Liabilities), except for (x) those accounts listed in Section 7.4(c) of the Companies Disclosure Letter and (y) the Seller Payables set forth on Section 2.1, Section 2.1(a), Section 2.1(a)(iv) of the Companies Disclosure Letter (which shall be treated as set forth in Section 2.1, Section 2.1(a), Section 2.1(a)(iv) hereof) (and, for the avoidance of doubt, this Agreement and the Ancillary Agreements), between any member of the Parent Group (other than the Companies and the Company Subsidiaries), on the one hand, and any of the Companies and the Company Subsidiaries, on the other hand, shall be settled or otherwise eliminated such that as of the Closing there are no intercompany accounts outstanding or further assets or Liabilities of any of the Companies or any of the Company Subsidiaries or, after the Closing, the Purchaser Group with respect to such intercompany accounts. Notwithstanding the foregoing or anything else herein to the contrary, the intercompany accounts set forth on Section 7.26 of the Companies Disclosure Letter to be settled as part of the Pre-Closing Reorganization shall be settled in accordance with Section 7.26 and not this Section 7.4. Section 7.5 Concord Agreement. For purposes of Section 1.4(j) of the Concord Agreement, the transactions contemplated by this Agreement shall constitute an Obagi Change in Control and not a Waldencast Change in Control (as each such term is defined in the Concord Agreement). Accordingly, effective as of the Closing, (a) in accordance with clause (i) of Section 1.4(j) of the Concord Agreement, the Seller, Obagi Cosmeceuticals and Parent hereby assigns, and the Purchaser hereby assumes, all rights and obligations of the Seller, Obagi Cosmeceuticals and Parent pursuant to the Concord Agreement, except as modified pursuant to Section 1.4(j) thereof and (b) each Party agrees that the Purchaser or the Companies, and not the Seller or Obagi Cosmeceuticals, shall be solely responsible for any payment of cash contemplated by clause (iii)(B) of Section 1.4(j) of the Concord Agreement, except as specifically set forth in this Agreement. Section 7.6 Confidentiality. (a) Each Party shall hold, and shall cause its Affiliates and Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other Parties in connection with the transactions contemplated hereby (including information provided or obtained pursuant to Section 7.3) pursuant to the terms of the (i) Confidentiality Agreement, dated as of October 29, 2025 by and between Bridgepoint SAS (“Bridgepoint”) and the Parent (the “Confidentiality Agreement”) and (ii) Clean Team Confidential Disclosure Agreement, dated as of January 5, 2026 by and between Bridgepoint and the Parent (the “Clean Team Agreement”), each of which shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement and the Clean Team Agreement and the obligations of the Purchaser under this Section 7.6 shall terminate. If, for any reason, this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement and the Clean Team Agreement shall continue in full

95 force and effect in accordance with their respective terms; provided, that the term of the Confidentiality Agreement and the Clean Team Agreement (relating to confidentiality and use of information) shall automatically be deemed extended to the date that is two (2) years from the date the Confidentiality Agreement and the Clean Team Agreement would otherwise terminate (and this proviso represents the parties’ mutual agreement to amend the Confidentiality Agreement and the Clean Team Agreement in such regard). (b) Except as provided in Section 7.6(d) or Section 7.10, for a period commencing on the Closing Date and terminating on the date that is five (5) years after the Closing Date, the Seller Group shall maintain all non-public, proprietary or confidential information, data and knowledge relating to the Purchaser Group, the Purchaser, the Purchaser Co-Investor, the Companies, the Company Subsidiaries, their respective Representatives and/or the Business or the Transferred Assets, including any information, data or knowledge disclosed to the Parent, the Seller or any of their respective Affiliates or Representatives in connection with this Agreement or made available to or in the possession of the Parent, the Seller or any of their respective Affiliates or Representatives (collectively, “Purchaser Confidential Information”), in confidence and safeguard and not disclose to any other Person (other than their respective Affiliates and Representatives), or use for any purpose, any Purchaser Confidential Information; provided that the foregoing restriction shall not prevent the Parent, the Seller or any of its Affiliates from using such information in connection with any activity permitted under Section 2.5 or Section 8.3, but subject in all cases to the provisions set forth therein; provided, further, that the Parent, the Seller and its Affiliates may disclose such portion of the Purchaser Confidential Information to the extent: (A) it is required by Law to disclose such information in connection with the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority having jurisdiction over the Parent, the Seller and its Affiliates, as applicable; and (B) it promptly notifies the Purchaser of the existence of such requirement and gives the Purchaser a reasonable opportunity to take steps available under applicable Law, at the Purchaser’s sole cost and expense, to resist or narrow such request. (c) Except as provided in Section 7.6(d) or Section 7.10, for a period commencing on the Closing Date and terminating on the date that is five (5) years after the Closing Date, the Purchaser shall, and shall cause the Companies and the Company Subsidiaries and their respective Representatives to, maintain all non-public, proprietary and confidential information exclusively relating to the Seller Group, the Seller, its Affiliates and Representatives and/or the Seller’s business other than the Business (collectively, “Seller Confidential Information”) disclosed to the Purchaser or any of its Affiliates in connection with this Agreement or made available to or in the possession of the Companies or any of the Company Subsidiaries, in confidence and safeguard and not disclose to any other Person (other than their respective Affiliates and Representatives), or use for any purpose, any Seller Confidential Information; provided that the foregoing restriction shall not prevent the Purchaser or any of its Affiliates (including the Companies and the Company Subsidiaries) from using such information in connection with any activity permitted under Section 7.3 or Section 8.1 hereof; provided, further, that the Purchaser and its Affiliates may disclose such portion of the Seller Confidential Information as the Purchaser reasonably determines it is legally obligated to disclose to the extent: (A) it is required by Law to disclose such information in connection with the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority having jurisdiction over the Purchaser and its Affiliates, as applicable; and (B) it promptly notifies the Parent of the

96 existence of such requirement and gives the Parent a reasonable opportunity to take steps available under applicable Law, at the Parent’s sole cost and expense, to resist or narrow such request. (d) The obligations of each Party (a “Receiving Party”) set forth in Section 7.6(b) and Section 7.6(c) shall not apply to (i) any information that becomes available to the general public prior to, on or after the Closing Date (other than as a result of disclosure by the Receiving Party or any of its Representatives in violation of Section 7.6(b) or Section 7.6(c), as applicable), (ii) any information that becomes available to the Receiving Party or any of its Representatives after the Closing Date on a non-confidential basis from a source other than the other Party (the “Disclosing Party”) or its Representatives; provided that such source was not, to the Knowledge of the Receiving Party, prohibited from disclosing such information by a legal, contractual, fiduciary or other obligation, (iii) except as provided in clause (vi) below, any disclosure requested or required by applicable Law or any Governmental Authority, including any applicable Tax Laws, securities Laws or securities exchange or listing regulations or requirements; provided that, to the extent such disclosure is requested or required in connection with an Order, the Receiving Party shall, to the extent reasonably practicable and legally permissible, promptly notify the Disclosing Party of such disclosure under this clause (iii) prior to making such disclosure with reasonably sufficient time, where reasonably practicable, to allow the Disclosing Party to seek protective measures for such Seller Confidential Information or Purchaser Confidential Information (as applicable) (and the Receiving Party and its Representatives shall cooperate with the Disclosing Party in seeking such protection, at the Disclosing Party’s sole cost and expense), (iv) any Order in connection with the enforcement of a Party’s rights or remedies under this Agreement or the Ancillary Agreement (provided that, to the extent possible, the applicable Party shall request that such Governmental Authority treat such Seller Confidential Information or Purchaser Confidential Information (as applicable) as confidential and non-public), (v) any disclosure or use of Seller Confidential Information or Purchaser Confidential Information (as applicable) in connection with the preparation of financial statements, (vi) any disclosure or use in connection with and to the extent necessary for a Party or any of its Representatives to prepare or file Tax Returns or other Tax filings, (vii) any disclosure or use of Seller Confidential Information or Purchaser Confidential Information (as applicable) that is necessary for a Party to perform or satisfy any of its obligations under this Agreement or any of the Ancillary Agreement or (viii) any information that is independently developed by the Receiving Party or its Representatives without reference to or use of any Seller Confidential Information or Purchaser Confidential Information (as applicable). (e) Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement, the Clean Team Agreement or any other agreement, the Purchaser Group and the Purchaser Co-Investor may disclose this Agreement (and any disclosure letters and related acquisition documents), and any other documents and information furnished to it by or on behalf of the other Parties in connection with the transactions contemplated hereby if reasonably required for the purposes of the Debt Financing, to any bank, financial institution, fund or other debt investor, hedging counterparty or any other actual or prospective financier to the Purchaser Group, the Purchaser Co-Investor and/or any of their or their respective affiliates (and any agent, security trustee or trustee of any such person), any arrangers of actual or potential financings (or their respective affiliates), together with, in each case, their directors, officers, creditor representatives and professional advisers.

97 Section 7.7 Non-Disparagement. From and after the Closing, the Seller, the Parent and the Purchaser shall not, and each of them shall cause their respective controlled Affiliates not to, disparage, call into disrepute, defame, slander or publish any statement (whether in writing, orally, via electronic transmission or otherwise) that portray any of them, in their capacities as such, in a negative light: (a) in the case of the Seller and the Parent, the Purchaser, the Companies, the Company Subsidiaries, any of their Affiliates or any of their respective businesses or any of their respective current or former management, equityholders, partners, members, officers, directors, employees, parents, agents, Representatives and (b) in the case of the Purchaser, the Seller, the Parent or any of their respective businesses, management, equityholders, officers, directors, employees, parents or Subsidiaries; in each case, except to the extent necessary for any such party to (i) truthfully testify in an Action in response to a subpoena or other lawful process and answer or respond to questions from a Governmental Authority, (ii) provide information as and to the extent otherwise required by applicable Law or communicate with, provide information to, or participate in any Action conducted by any Governmental Authority (including pursuant to applicable whistleblower provisions of Law), or (iii) make any statements in connection with, and bring or defend, any claims, including any Fraud claims, under or in connection with this Agreement or any Ancillary Agreement. Section 7.8 Mail and Other Communications. From and after the Closing Date, in the event that the Seller or any of its Affiliates, on the one hand, or the Purchaser or any of its Affiliates, on the other hand, receives mail, packages or other communications (including electronic communications) properly belonging to the Purchaser or any of its Affiliates (including the Companies or any Company Subsidiary) or to the Seller or any of its Affiliates, respectively, each of the Seller and the Purchaser authorizes the other and their respective Affiliates to receive and, to the extent reasonably necessary to identify the proper recipient in accordance with this Section 7.8, open all mail, packages and other communications received by it and not unambiguously intended for the other party (or its Affiliates) or any of the other party’s (or its Affiliates’) officers or directors, and to the extent that they relate to the Business (in the case of receipt by the Seller and its Affiliates), or to the extent that they do not relate to the Business (in the case of receipt by the Purchaser and its Affiliates), the receiving party shall promptly after becoming aware thereof refer, forward or otherwise deliver such mail, packages or other communications to the other party. The provisions of this Section 7.8 are not intended to, and shall not be deemed to, constitute an authorization by either the Seller or the Purchaser (or any of their respective Affiliates) to permit the other (or its Affiliates) to accept service of process on its behalf, and none of the parties hereto (or any of their respective Affiliates) is or shall be deemed to be the agent for service of process of any other party or Affiliate thereof. Section 7.9 Public Announcements. The initial press release to be issued by the Parent Group and the initial press release to be issued by the Purchaser Parties with respect to the execution and delivery of this Agreement shall be reasonably agreed upon by the Purchaser and the Parent, respectively, prior to the date of this Agreement. Following the issuance of such initial press releases, neither the Parent Group nor any of the Purchaser Parties shall issue any press release or make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser or the Parent, respectively, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) nothing herein will prohibit any Party from issuing or causing the publication of any such press release or public announcement to the extent disclosure is required by applicable Law or the

98 rules of a securities exchange upon which the securities of a Party or any of its Affiliates are listed, in which case the disclosing Party shall use its reasonable best efforts to give the other Parties the opportunity to review and comment on any such release or announcement in advance, (b) the Purchaser and the Parent may provide general information about the subject matter of this Agreement in connection with their marketing or informational activities, (c) the Purchaser, the Parent, the Seller and their respective Affiliates may make statements that are substantially identical in form and substance to the previous press releases, public disclosures or public statements made by the Parties in compliance with this Section 7.9 and (d) the Parent, the Seller and the Purchaser may make any announcement to its employees, customers, suppliers and other business relations with respect to the Agreement or the transactions contemplated hereby to the extent the Parent or the Seller reasonably determines in good faith that such announcement is necessary or advisable; provided, that, any such communication shall only include information that is consistent with, and was previously disclosed in, any previous press releases, public disclosures or public statements made by the parties and approved in accordance with this Section 7.9. Notwithstanding anything contained herein to the contrary, prior to the Closing, in no event shall (x) the Purchaser or its Affiliates or (y) the Parent or its Affiliates have any right to use the name or mark of (A) the Parent, the Seller, the Companies or any of their respective Affiliates or (B) the Purchaser or any of its Affiliates, or in each case any abbreviation, variation or derivative thereof, in any press release, public announcement or other public document or communication without the express written consent of the Parent or the Purchaser, as applicable. Section 7.10 Contact With Vendors, Suppliers or Other Business Relations. Prior to the Closing, the Purchaser Parties will not, and will cause their respective Representatives not to initiate, solicit, maintain contact or otherwise communicate with, or cause to be initiated, solicited or communicated with, any employee, vendor, supplier, landlord, distributor, customer, client, co- contractor, consultant or creditor of the Parent Group in connection with the transactions contemplated hereby without the prior written consent of the Seller; provided, that such consent shall not be required in connection with contacts or communications that are (i) substantially identical in form and substance to the previous press releases, public disclosures or public statements made by the Parties in compliance with this Section 7.10 or (ii) unrelated to the transactions contemplated hereby. Section 7.11 Wrong Pockets. (a) If at any time after the Closing, any member of the Parent Group receives (i) any refund or other amount which is a Transferred Asset or is otherwise properly due and owing to the Purchaser or any of its Affiliates in accordance with the terms of this Agreement, or (ii) any refund or other amount which is related to claims or other matters for which the Purchaser or any of its Affiliates is responsible hereunder, and which amount is not an Excluded Asset, or is otherwise properly due and owing to the Purchaser or any of its Affiliates in accordance with the terms of this Agreement, the Parent shall promptly remit, or shall cause to be remitted, such amount to the Purchaser, net of any reasonable out-of-pocket expenses and costs (including Taxes) incurred in connection with determining, collecting or obtaining such refund or other amount. (b) If at any time after the Closing, the Purchaser receives (i) any refund or other amount which is an Excluded Asset or is otherwise properly due and owing to any member of the Parent Group in accordance with the terms of this Agreement, or (ii) any refund or other

99 amount which is related to claims or other matters for which a member of the Parent Group is responsible hereunder, and which amount is not a Transferred Asset, or is otherwise properly due and owing to any member of the Parent Group in accordance with the terms of this Agreement, the Purchaser shall promptly remit, or shall cause to be remitted, such amount to the Parent, net of any reasonable out-of-pocket expenses and costs (including Taxes) incurred in connection with determining, collecting or obtaining such refund or other amount. (c) The Parent, the Seller and the Purchaser Parties agree that at all times from and after the Closing, if any Action is commenced by a third party naming the Parent or the Seller, on the one hand, and any Purchaser Party, on the other hand (or any Affiliate of such Party) as defendants and with respect to which a named Party (or any Affiliate of such Party) is a nominal defendant or such Action is otherwise not a Liability allocated to such named party under this Agreement, then the other Party shall reasonably cooperate with such nominal defendant in such nominal defendant’s efforts to be removed from such Action. (d) Each Party shall reasonably cooperate with each other Party and shall set up procedures and notifications as are reasonably necessary or advisable to effectuate the transfers contemplated by this Section 7.11 and Section 7.12. For the avoidance of doubt, the transfer or assumption of any assets or Liabilities under this Section 7.11 or Section 7.12 shall be effected without any additional consideration payable by any Party. Section 7.12 Misallocated Assets. (a) If at any time within thirty-six (36) months after the Closing, any Party discovers that any asset or Liability primarily related to (or, additionally, in the case of Intellectual Property, related to and used or held for use in) the Business is held by the Parent, the Seller or any of their Subsidiaries (other than any Company or any Company Subsidiary), such Party shall promptly notify the other Parties and the Seller and Purchaser will promptly procure the transfer of the relevant asset or Liability (including, in the case of Intellectual Property, to the extent such Intellectual Property cannot be transferred or assigned, exclusive licensing of such Intellectual Property) to the Purchaser or an Affiliate of the Purchaser designated by the Purchaser for no additional consideration, unless the transfer of any such asset or Liability is prohibited by applicable Law; provided that, except as otherwise expressly provided herein, neither the Seller nor any of its Affiliates shall have any obligation to make any payments or incur any Liability or offer or grant any concession or accommodation (financial or otherwise) or commence or participate in any Action with respect to any such transfer. Prior to any such transfer of assets pursuant to this Section 7.12(a), the Parties agree that the Person receiving or possessing such asset shall treat such asset as an Unassigned Asset in accordance with Section 7.13 to be transferred after the Closing. (b) If at any time within thirty-six (36) months after the Closing, any Party discovers that any asset or Liability to be retained by the Seller pursuant to this Agreement is held by the Purchaser or any of its other Affiliates, such Party shall promptly notify the other Parties and the Purchaser will promptly procure the transfer of the relevant asset or Liability (including, in the case of Company Intellectual Property, to the extent such Company Intellectual Property cannot be transferred or assigned, exclusive licensing of such Company Intellectual Property) to the Seller or an Affiliate of the Seller designated by the Seller for no additional consideration,

100 unless the transfer of any such asset or Liability is prohibited by applicable Law; provided that, except as otherwise expressly provided herein, none of the Purchaser Parties nor any of their respective Affiliates shall have any obligation to make any payments or incur any Liability or offer or grant any concession or accommodation (financial or otherwise) or commence or participate in any Action with respect to any such transfer. Prior to any such transfer of assets pursuant to this Section 7.12(b), the Parties agree that the Person receiving or possessing such asset shall treat such asset as an Unassigned Asset in accordance with Section 7.13 to be transferred after the Closing. (c) In the case of any trade accounts receivable (whether current or non-current) and trade accounts payable of the Business as of the Closing, the Purchaser and the Seller shall, or cause their applicable Affiliates to, as applicable, use commercially reasonable efforts to collect such accounts receivable and pay such accounts payable as promptly as reasonably practicable after the Closing and, upon such collection or payment, pay the funds received therefor to the Seller or the Purchaser or their respective designee or submit an invoice to the Seller or the Purchaser for any such payment made (which the Seller or the Purchaser shall pay as promptly as reasonably practicable), as applicable (it being understood and agreed that any such amounts collected or otherwise received shall be paid and delivered, and any amounts paid shall be invoiced, on a monthly basis, in each case, to the Seller or the Purchaser). Without limiting the foregoing, Purchaser shall cause any amounts received after the Reference Time from Obagi Hong Kong Limited (to the extent relating to the period prior to the Reference Time) to be paid over to the Seller within ten (10) Business Days of such receipt. Section 7.13 Unassigned Assets. (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the conveyance, transfer, assignment, assumption or delivery to Purchaser or from any of the Companies or the Company Subsidiaries of any Transferred Assets, Assumed Liabilities, Excluded Assets or Retained Liabilities, as applicable, in connection with or pursuant to the Pre-Closing Reorganization, the transactions contemplated by this Agreement or the Ancillary Agreements is prohibited by any applicable Law or would result in a material violation or breach of any applicable Contract, or would require the removal of any material legal impediment, novation or consent of any third party (including any Governmental Authority, except with respect to such consents, approvals, waivers, actions, non-actions, qualifications and other orders or authorizations governed by Section 7.2), and such novation or consent of any third party has not been obtained, such impediment has not been removed or such violation or breach has not been cured or waived, prior to the Closing (all such Transferred Assets, Assumed Liabilities, Excluded Assets or Retained Liabilities, as the case may be, and rights, and the associated Liabilities attendant thereto, being hereinafter referred to collectively as the “Unassigned Assets”), subject to Section 9.3, the Closing shall proceed without the conveyance, transfer, assignment, assumption or delivery of each such Unassigned Asset and the conveyance, transfer, assignment, assumption or delivery of each such Unassigned Asset will automatically be deferred and will not occur until the earlier of (i) all such legal impediment are removed, such novation or consent of any third party has been obtained or such violation or breach has been cured or waived and (ii) the expiration of such Unassigned Asset in accordance with its terms. Without limiting the foregoing, the Parties shall use commercially reasonable efforts for thirty-six (36) months following the Closing, and cooperate with each other, to obtain promptly such novation or consent of any third party, remove any material legal impediment or cure or waive any such violation or breach as

101 necessary to convey, transfer, assign, assume, or deliver such Unassigned Assets; provided, that the Seller shall not be required to commence, defend or participate in any litigation, or offer or grant any additional consideration or other accommodation to any third party in connection herewith; provided, further, that, except with the prior written consent of the Purchaser, the Seller shall not agree to any material modification of any Unassigned Asset or commit on behalf of the Purchaser or its Affiliates to any material obligation, in each case, in order to obtain any such consent or novation, remove any such impediment or cure any such violation or breach. Pending such novation or consent of any third party, removal of any such impediment or the cure of any such violation or breach, the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to assert any rights under such Unassigned Asset and, to the extent permitted by the terms of the applicable Unassigned Asset and applicable Law, subject the intended transferee, or provide to the intended transferee, as applicable, the benefits of use, burdens and obligations of such Unassigned Asset such transferee would have been subject to or provided, as applicable, as if such Unassigned Asset had been conveyed, transferred, assigned, assumed or delivered to the intended transferee at the Closing; provided, that, to the extent that any Ancillary Agreement contemplates the terms of any such arrangement in respect of an Unassigned Asset, the terms set forth in the applicable Ancillary Agreement shall govern with respect to such Unassigned Asset. Once such novation or consent of any third party for the conveyance, transfer, assignment, assumption, or delivery of any such Unassigned Asset not conveyed, transferred, assigned, assumed or delivered at the Closing is obtained, such impediment is removed or such violation or breach is cured or waived, the Parent or the Purchaser, as applicable, shall, or shall cause their applicable Subsidiaries to, complete the conveyance, transfer, assignment, assumption, or delivery of such Unassigned Asset to the intended transferee in accordance with the terms of this Agreement or the applicable Ancillary Agreements for no additional cost. (b) To the extent that any such Unassigned Asset cannot be transferred or the benefits of use, burdens and obligations of any such Unassigned Asset cannot be provided to any intended transferee at or following the Closing pursuant to Section 7.13(a), then the Purchaser, the Seller or one of their applicable Subsidiaries shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the intended transferee the operational and economic equivalent, to the extent permitted by applicable Law (including Antitrust Laws), of obtaining such consent or novation, removal of the legal impediment or cure of such violation or breach, and the performance by the intended transferee of the obligations thereunder in each case, to place the Parties in the same position as if such Unassigned Asset had been conveyed, transferred, assigned, assumed or delivered to the intended transferee at the Closing in the manner contemplated by this Agreement. Subject to the Parties’ intent set forth in the preceding sentence, unless otherwise agreed in writing by the Parties: (i) the intended transferor holding the Unassigned Asset shall hold in trust for and pay to, or cause one or more of its applicable Affiliates to hold in trust for and to pay to, the intended transferee all income, proceeds and other monies received by the intended transferor or any of its Affiliates in connection with its continuing ownership, operation or use of the Unassigned Asset in connection with the arrangements under this Section 7.13; and (ii) the intended transferee shall assume and pay to the intended transferor, promptly upon receipt of any invoice from the intended transferor, all Liabilities associated with owning, operating or using the Unassigned Asset by the intended transferee in connection with the arrangements under this Section 7.13. Obligations pursuant to this Section 7.13(b) with respect to any such Unassigned Asset shall continue for the duration of the term of such Unassigned Asset;

102 provided, that neither Party may extend or renew the term of an Unassigned Asset or exercise any option or provide notice for such extension or renewal without the consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) (any such arrangement, a “Back- to-Back Arrangement”). No Party shall have any Liability to any other Party or any of its Affiliates arising out of or relating to any Unassigned Asset or Back-to-Back Arrangement. (c) Notwithstanding anything to the contrary contained in this Section 7.13: (i) no Party shall have any obligation to make payments or incur any Liability to obtain any consent or novation or to effect any of the other transfers or transactions contemplated by this Section 7.13 (other than mandated filing, recordation or similar fees payable to any Governmental Authority or as otherwise expressly contemplated by this Agreement or any other Ancillary Agreement); (ii) no Party shall be required to seek any consent or novation or to cure any violation or breach for any Contract that: (1) involved payments received or made by the Business of less than $250,000 during the twelve (12)-month period ended December 31, 2025; (2) involves payments to be received or made by the Business reasonably expected to be less than $250,000 during the twelve (12)-month period ending December 31, 2026; or (3) is scheduled to expire within 120 days of the Closing Date or can be terminated by a non-Affiliate counterparty of such party on 120 days or less notice without material monetary penalty (compared to the aggregate value of any outstanding payments owed under such Contract); (iii) the failure to receive any such consents or novations or to effect any of the other transfers or transactions contemplated by this Section 7.13 shall not be taken into account with respect to whether any condition to the Closing set forth in Article IX shall have been satisfied, other than as a result of the consummation of any of the transactions contemplated by this Agreement or a breach or violation of such Contract; and (iv) none of the Parent or the Seller nor any of the Purchaser Parties shall have any Liability to any other Party or any of its Affiliates arising out of or relating to any Unassigned Asset, including any failure to obtain any consent or novation or any failure to effect any transfer or transaction contemplated by this Section 7.13, except as set forth in this Agreement. Section 7.14 Certain Specified Obligations. The Parties agree as set forth on Section 7.14 of the Companies Disclosure Letter. Section 7.15 Directors’ and Officers’ Indemnification and Insurance. (a) From the Closing Date until the sixth (6th) anniversary of the Closing Date, the Purchaser shall, and shall cause the Companies and the Company Subsidiaries to, and the Companies and the Company Subsidiaries shall, exculpate, indemnify and hold harmless, and provide advancement of costs and expenses to, all current and former directors, officers, managers, and employees of the Companies and/or the Company Subsidiaries (collectively, the “D&O Indemnitees”) to the fullest extent permitted by applicable Law and the Governing Documents of the applicable Company and the applicable Company Subsidiary, with respect to all act, omissions, facts, circumstances and other matters arising out of or relating to their services as directors, officers, managers or employees of the Companies and/or the Company Subsidiaries or their service, at the request or with the knowledge and consent of a Company or a Company Subsidiary, as a director, officer, manager or employee, whether asserted or claimed at or after or occurring before the Closing (including in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement or otherwise). The Purchaser, the Companies and the Company Subsidiaries shall advance such costs

103 and expenses incurred by or on behalf of the D&O Indemnitees on a current basis to the fullest extent permitted by applicable Law and the Governing Documents of the Companies and the Company Subsidiaries. Notwithstanding the foregoing or anything herein to the contrary, the obligations of the Purchaser, the Companies and the Company Subsidiaries under this Section 7.15 shall not apply in respect of, and none of the Purchaser Parties nor any of their respective Affiliates (including the Companies and the Company Subsidiaries) shall assume or be obligated to pay, perform or otherwise discharge any amount under this Section 7.15 to the extent such amount constitutes, Retained Liabilities. (b) From the Closing Date until the sixth (6th) anniversary of the Closing Date, the Purchaser shall, and shall cause the Companies and the Company Subsidiaries to, and the Companies and the Company Subsidiaries shall: (i) maintain provisions in the applicable Company’s and the Company Subsidiaries’ Governing Documents no less favorable with respect to the exculpation, advancement of costs and expenses and indemnification of the D&O Indemnitees than as set forth in such Governing Documents in effect as of the date hereof, which provisions shall not be amended or repealed in any manner that could adversely affect the rights of any D&O Indemnitee thereunder; and (ii) maintain in effect all rights to exculpation, advancement of costs and expenses and indemnification as provided in any indemnification agreements with any D&O Indemnitee, as in effect immediately prior to the date hereof with respect to acts, omissions, facts, circumstances and other matters existing or occurring on or prior to the Closing, it being the intent of the Parties that the D&O Indemnitees shall continue to be entitled to such exculpation, advancement of costs and expenses and indemnification to the fullest extent permitted by applicable Law and the Governing Documents of the Companies and the Company Subsidiaries. (c) At or prior to the Closing Date, the Companies shall purchase, the cost of which shall be borne (x) equally, fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser up to an aggregate amount of $400,000, and (y) one hundred percent (100%) by the Seller for such costs in excess of $400,000, non-cancelable directors’ and officers’ liability, employment practices liability and fiduciary liability “tail” insurance (the “Tail Insurance”) with an extended reporting period of no less than six (6) years from and after the Closing Date covering those Persons who are, or shall be prior to or upon Closing, covered by the current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance of the Companies and the Company Subsidiaries as of the Closing (such insurance “Current Insurance”) with respect to acts, omissions, facts, circumstances and other matters existing or occurring on or prior to the Closing, on terms and conditions, including limits and retentions, not less favorable to such Persons than the terms of the Current Insurance; provided, however, that if the Tail Insurance is not reasonably available, then the Companies shall obtain the most advantageous coverage that is reasonably available, which shall not cost, in the aggregate, more than 200% of the annual premium under the existing policies covering the Companies and the Company Subsidiaries as of the date hereof. The Companies shall, and the Purchaser shall cause the Companies to, maintain the Tail Insurance in full force and effect and shall not take any action or fail to take any action that could adversely affect coverage thereunder. (d) The Purchaser, the Companies and the Company Subsidiaries hereby acknowledge that the D&O Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by other Persons. The Purchaser, the Companies and the

104 Company Subsidiaries hereby agree that (i) the Purchaser, the Companies and the Company Subsidiaries are the indemnitors of first resort (i.e., their obligations to the D&O Indemnitees are primary and any obligation of such other Persons to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by any such D&O Indemnitee are secondary), (ii) the Purchaser, the Companies and the Company Subsidiaries shall be required to advance the full amount of expenses incurred by any such D&O Indemnitee and shall be liable for the full indemnifiable amounts, without regard to any rights any such D&O Indemnitee may have against any such other Person and (iii) the Purchaser, the Companies and the Company Subsidiaries irrevocably waive, relinquish and release such other Persons from any and all claims against any such other Persons for contribution, subrogation or any other recovery of any kind in respect thereof. The Purchaser, the Companies and the Company Subsidiaries further agree that no advancement or payment by any of such other Persons on behalf of any such D&O Indemnitee with respect to any claim for which such D&O Indemnitee has sought indemnification from the Purchaser, the Companies or the Company Subsidiaries shall affect the foregoing, and such other Persons shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such D&O Indemnitee against the Purchaser, the Companies and the Company Subsidiaries. (e) In the event that the Purchaser or (following the Closing) the Companies or any of the Company Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Purchaser shall take all necessary action so that the successors or assigns of the Purchaser or (following the Closing) the Companies or any of the Company Subsidiaries, as the case may be, shall succeed to the obligations set forth in this Section 7.15. (f) The obligations of the Purchaser, the Companies and the Company Subsidiaries under this Section 7.15 shall not be terminated or modified in any manner that could adversely affect any Person to whom this Section 7.15 applies without the prior written consent of the affected Person(s) (it being expressly agreed that each such Person to whom this Section 7.15 applies and their respective heirs, administrators, executors, successors, assigns and representatives shall be a third-party beneficiary of this Section 7.15). Section 7.16 Employee Matters. (a) Seller shall provide Purchaser an updated Retained Employee List to reflect all Retained Employees through the Closing Date, no later than ten (10) Business Days prior to the Closing Date. Effective as of no later than the day immediately prior to the Closing Date in connection with the Pre-Closing Reorganization, the employment of each Retained Employee shall be transferred to a member of the Parent Group (other than the Companies and the Company Subsidiaries) in accordance with applicable Law. (b) Between the date of this Agreement and the Closing Date, Purchaser (or any of its relevant Affiliates) shall be given all reasonably requested access to each Business Employee to, no later than thirty (30) days prior to the Closing Date, and may make (and negotiate with) such Business Employee(s) as the Purchaser may determine an offer of employment with Purchaser or

105 any of its relevant Affiliates (or, at the request of Purchaser and as procured by Seller, the Company or any Company Subsidiary). Any such offer shall be subject to Closing taking place in accordance with this Agreement, would commence on the Closing Date, shall honor each Business Employee’s existing continuity of service with Parent or its applicable Affiliate, shall: (i) in relation to every Business Employee other than the Senior Employees, be on terms that are not less favorable in the aggregate than the Business Employee’s existing terms and conditions of employment; and (ii) in relation to the Senior Employees be on terms that are consistent with customary market terms for U.S. and UK leveraged buy-out practices and shall, in each case, where permitted by applicable law, include customary post-termination restrictive covenants (an “Offer”). If any such Offer is accepted by any Business Employee, Seller shall procure that, to the extent necessary in accordance with applicable Law, any relevant Business Employee is released from his or her existing employment with Parent or any of its Affiliates (other than the Company or any Company Subsidiary) immediately prior to Closing (with Seller procuring the waiver of any notice period or post-termination restrictive covenants) to enable each relevant Business Employee to commence employment with Purchaser or any of its relevant Affiliates on the Closing Date. If any such Offer is rejected by any Business Employee who is not a Senior Employee (any, a “Rejecting Business Employee”), such Rejecting Business Employee shall remain employed by Parent or any of its relevant Affiliates (other than the Company or any Company Subsidiary) and Parent or its relevant Affiliate may, no later than 30 Business Days following the Closing Date, terminate the employment of such Rejecting Business Employee, and provided that Parent shall and shall procure that its applicable Affiliate shall use commercially reasonable efforts to follow a fair dismissal process and mitigate the costs of such termination, any Liabilities relating to the employment of such terminated Rejecting Business Employee following the Closing Date and its termination in accordance with this Section 7.16(b) shall be Assumed Liabilities (except that, if Parent fails to terminate or procure the termination of any Rejecting Business Employee in accordance with the immediately foregoing, any Liabilities relating to the employment and termination of employment of any relevant Rejecting Business Employee shall be Retained Liabilities). If any Senior Employee rejects an Offer, he or she shall remain employed by Parent or any of its relevant Affiliates and any Liabilities relating to his or her employment or termination of employment shall be Retained Liabilities. However, if: (i) any Business Employee who is not a Senior Employee is deemed by a tribunal or court of relevant jurisdiction to have transferred to Purchaser or any of its Affiliates (including the Company or any Company Subsidiary) under TUPE in relation to, or as a result of, the consummation of the transactions contemplated by this Agreement or, but for such Business Employee objecting to their transfer by refusing an Offer that is not compliant with TUPE (any such Business Employee, an “Objecting Employee”), would have so transferred, or in each case the Parent and Purchaser agree in writing (each acting reasonably) that this is the case, any Liabilities (A) relating to the employment of such Business Employee from the Closing Date and (B) relating to the termination of such Business Employee’s employment (y) in connection with the consummation of the transactions contemplated by this Agreement at any time or (z) on or after the Closing Date, shall be Assumed Liabilities (save that: (i) any Liabilities relating to breach by Parent or its Affiliates (including, prior to Closing, the Company or any Company Subsidiary) of any of its or their applicable obligations under TUPE shall be a Retained Liability; and (ii) if, as a result of rejecting an Offer made under this Section 7.16(b), any Objecting Employee remains employed by Parent or any of its Affiliates on the Closing Date, any Liabilities relating to his or her employment or its termination shall only be Assumed Liabilities to the extent that an Objecting Employee is terminated by Parent or any of its

106 Affiliates on the same basis as a Rejecting Business Employee pursuant to this Section 7.16(b) and if this is not the case, any such Liabilities shall be Retained Liabilities); and (ii) any Senior Employee is deemed by a tribunal or court of relevant jurisdiction to have transferred to Purchaser or any of its Affiliates (including the Company or any Company Subsidiary) under TUPE, any Liabilities relating to his or her employment or its termination shall be Retained Liabilities, provided that no later than 30 Business Days following Purchaser becoming aware of any relevant deemed TUPE transfer date in respect of either Senior Employee, Purchaser terminates or procure the termination of the employment of such Senior Employee, and provided that Purchaser shall and shall procure that its applicable Affiliate shall use commercially reasonable efforts to follow a fair dismissal process and mitigate the costs of such termination. (c) If: (i) any Retained Employee remains an employee of the Company or a Company Subsidiary following the Closing Date due to any failure by Sellers to have transferred his or her employment to a Seller Group Company by the Closing Date; or (ii) any employee of Parent or its Affiliates who is not a Business Employee claims that they have or are deemed to have transferred to Purchaser or its Affiliates under TUPE in relation to, or as a result of, the consummation of the transactions contemplated by this Agreement (each an “Unexpected Employee”), on becoming aware of any such Unexpected Employee, Purchaser shall procure that it or its applicable Affiliate (including the Company or any Company Subsidiary in respect of the period following the Closing Date): (i) shall reasonably promptly notify Parent and give parent an opportunity to offer a role to such Unexpected Employee; and (ii) may after 15 days of such notification but no later than 30 Business Days following the date of such notification (or the Closing Date in relation to any such Unexpected Employee who is a Retained Employee), terminate the employment of such Unexpected Employee, provided that Purchaser shall and shall procure that its applicable Affiliate shall use commercially reasonable efforts to follow a fair dismissal process and mitigate the costs of such termination, save always that, subject to the Purchaser or its Affiliate’s compliance with this Section 7.16(c), any Liabilities in respect of any Unexpected Employees shall be Retained Liabilities. (d) Without duplication to any Assumed Liabilities, the Purchaser hereby agrees to indemnify and hold harmless the Parent and its Affiliates (excluding the Company or any Company Subsidiary) for all Liabilities (including, for the avoidance of doubt, all statutory and contractual severance and/or other termination costs) and without limitation all legal expenses and other professional fees (together with any VAT payable thereon) in relation to: (i) the employment of the Transferred Employees (as defined below) from the Closing Date; and (ii) Purchaser’s failure to comply with its obligations under Section 7.16(b) in relation to the Business Employees (save that, for the avoidance of doubt, Section 7.16(b) does not require Purchaser or any of its Affiliates to compel any Business Employee to accept an offer of employment made under Section 7.16(b)). (e) In addition to any requirements to maintain terms and conditions of employment imposed by applicable Law or Collective Bargaining Agreement, with respect to (x) each employee of any Companies or of any Company Subsidiary immediately following the Closing, and the Business Employees who do not object to their transfer, and (y) each employee of any member of the Parent Group (other the Companies or the Company Subsidiaries) who commences employment with the Purchaser or its Affiliate (including the Companies and the Company Subsidiaries following the Closing) in connection with the Closing (including any

107 Business Employee who accepts of an Offer made under Section 7.16(b) and becomes employed by Purchaser or any of its relevant Affiliates on the Closing Date) (in each case, a “Transferred Employee”), the Purchaser shall provide, or shall cause its applicable Affiliate to provide, each Transferred Employee who remains in employment with the Purchaser or its Affiliate (including the Companies and the Company Subsidiaries following the Closing), for a period of twelve (12) months following the Closing Date, or such longer period as required by applicable Law or Collective Bargaining Agreement (such period, the “Continuation Period”), with (i) at least the same base salary or wage rate as in effect for such Transferred Employee immediately prior to the Closing, (ii) target annual cash incentive compensation opportunity (excluding equity-based compensation and specific performance goals) for each Transferred Employee that are, in each case, no less favorable than that in effect immediately prior to the Closing, and (iii) other employee benefits (other than defined benefit pension, non-qualified deferred compensation, equity or equity-based compensation, severance, annual bonus, change in control, transaction or retention bonus plans or arrangements) that are substantially comparable, in the aggregate, to those in effect immediately prior to the Closing. In the event a Transferred Employee’s employment is terminated during the Continuation Period, the Purchaser shall provide, or shall cause its applicable Affiliate to provide, each such Transferred Employee with severance payments and benefits equal to the greater of (A) the severance payments and benefits as set forth under Section 7.16(e) of the Companies Disclosure Letter, and (B) the severance payments and benefits required by applicable Law or Collective Bargaining Agreements (if any). (f) As of and after the Closing, the Purchaser shall provide, or shall cause its applicable Affiliate to provide, to each Transferred Employee full credit for all purposes (including eligibility, vesting and entitlement to benefits, including the determination of the level of vacation and severance pay benefits) under each employee benefit plan, policy, program or arrangement sponsored by the Purchaser or any of its Affiliates for such Transferred Employee’s service prior to the Closing with any Company, any Company Subsidiary or any of their respective Affiliates (or any of their predecessors), to the same extent such service was recognized by any Company, any Company Subsidiary or any of their respective Affiliates (or any of their predecessors) immediately prior to the Closing; provided that such service shall not be credited to the extent that such credit would result in any duplication of compensation or benefits. (g) The Purchaser shall cause each Transferred Employee and their eligible dependents to be covered on and after the Closing by the group health plan or plans maintained by the Purchaser or any of its Affiliates (including the Companies and the Company Subsidiaries) that (i) comply with the provisions of Section 7.16(e), and (ii) do not limit or exclude coverage on the basis of any preexisting condition of such Transferred Employee or any of their dependents (other than any limitation already in effect under the applicable group health benefits plan) or on the basis of any other exclusion or waiting period not in effect under the applicable group health benefits plan. In addition, the Purchaser shall use commercially reasonable efforts to provide each Transferred Employee full credit under the Purchaser’s or such Affiliate’s group health plans, for the year in which the Closing Date occurs, for any deductible or co-payment already incurred by the Transferred Employee under the applicable group health benefits plan and for any other out- of-pocket expenses that count against any maximum out-of-pocket expense provision of the applicable group health benefits plan or the Purchaser’s or such Affiliate’s group health plans.

108 (h) The Purchaser shall, or shall cause its applicable Affiliate to, assume all unpaid cash incentive amounts, including cash bonuses, commissions and short-term incentives, that are earned, credited or accrued (including incentives with in-progress performance and / or service periods) as of the Closing Date in respect of each Transferred Employee to the extent such amounts are included in Net Working Capital (the “Assumed Incentive Amount”). The Purchaser shall, or shall cause its applicable Affiliate to, pay to the Transferred Employees their respective Assumed Incentive Amount in accordance with the terms of the applicable arrangements in effect immediately prior to the Closing at such time as the Assumed Incentive Amounts would have been paid to the Transferred Employees by the Companies or the Company Subsidiaries had the Closing not occurred; provided that the aggregate cash incentive amount paid to Transferred Employees in respect of the portion of the year preceding the Closing Date shall not be less than the Assumed Incentive Amount; provided further that, in the event that such a Transferred Employee’s employment is terminated by the Purchaser or its applicable Affiliate (including the Companies and the Company Subsidiaries) without “Cause” (as such term is defined under the Waldencast plc 2022 Incentive Award Plan, as amended and restated from time to time) after the Closing Date and prior to the payment date for such Assumed Incentive Amount, the Purchaser and its applicable Affiliate shall pay such Transferred Employee the Assumed Incentive Amount, subject to such Transferred Employee’s execution of a general release of claims in favor of the Purchaser, the Seller and their respective applicable Affiliates, which payment shall be made at such time as the Assumed Incentive Amounts would have been paid to the Transferred Employee by the Companies or the Company Subsidiaries had the Closing and termination not occurred, but in no event later than March 15 of the year following the year when the termination occurs. (i) From and after the Closing Date, the Purchaser shall cause the Companies and the Company Subsidiaries, as applicable, to honor the terms of each employment agreement or employment letter in effect as of the Closing until such agreement or letter otherwise expires or is modified pursuant to its terms. (j) From and after the Closing Date, Transferred Employees shall cease to actively participate in or accrue benefits under any Parent Benefit Plan. Additionally, from and after the Closing Date, any Retained Employee and any employee of the Companies, the Company Subsidiaries or any of their respective Affiliates who is not a Transferred Employee shall cease to actively participate in or accrue benefits under any Company Benefit Plan. (k) As soon as reasonably practicable following the date hereof and prior to the Closing Date, the Seller shall deliver to the Purchaser a list of Transferred Employees who are “disqualified individuals” (as defined in Section 280G of the Code) of the Companies and the Company Subsidiaries, and (i) the Companies’ reasonable, good faith estimate of the applicable amount that could be paid to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event) and (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual. Following the date hereof, the Seller and the Companies shall reasonably cooperate with the Purchaser to minimize any negative tax consequences under Sections 280G and 4999 of the Code. (l) The Seller and the Purchaser acknowledge and agree that all provisions contained in this Section 7.16(l) with respect to the Transferred Employees are included for the sole benefit of the Seller and the Purchaser and that nothing in this Agreement, whether express or

109 implied, shall (i) create any third-party beneficiary or other rights in any other Person, including any current or former employees of the Seller, the Purchaser or any of their respective Affiliates, any participant in any Benefit Plan, Purchaser employee benefit plan or any other employee benefit plan, or any dependent or beneficiary thereof or (ii) require the Seller, the Purchaser or any of their respective Affiliates to continue any such plan or prevent or require or constitute the amendment, modification or termination thereof, except as specifically set forth herein. (m) The Seller or its applicable Affiliates (other than the Companies and the Company Subsidiaries) shall, prior to and effective as of the Closing, release any Transferred Employee of any non-competition, customer and vendor non-solicitation, employee non- solicitation and non-hire covenants and any other similar restrictive covenants in favor of the Seller Group relating to the Business, the Companies or the Company Subsidiaries. For the avoidance of doubt, nothing herein shall be deemed a waiver of any member of the Seller Group’s rights under such covenants relating to the business of the Seller Group other than the Business. Section 7.17 Financing Activities. (a) The Purchaser shall use, and shall cause its Subsidiaries and each of their respective Representatives and Affiliates to use, commercially reasonable efforts to consummate the Financing on or prior to the Closing on the terms and, subject only to the conditions set forth in the Financing Commitments, in an amount sufficient to satisfy the Required Amount, including taking all necessary actions to: (i) maintain the Financing Commitments in full force and effect in accordance with the terms and subject only to the conditions thereof, (ii) where applicable, negotiate and enter into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) on a timely basis on the terms and subject only to the conditions set forth in the Debt Financing Letters, (iii) comply with and perform the obligations applicable to it pursuant to the Financing Commitments and the Definitive Agreements, (iv) use commercially reasonable efforts to enforce their respective rights under the Financing Commitments and the Definitive Agreements and (v) satisfy on a timely basis all conditions in the Financing Commitments and the Definitive Agreements. (b) The Purchaser shall not, and shall cause its Subsidiaries and each of their respective Representatives and Affiliates not to, without the Companies’ prior written consent permit, (i) consent to or agree to any withdrawal, rescission, termination, replacement, amendment, supplement to, or waiver of, any provision or remedy under the Financing Commitments or any Definitive Agreement if such withdrawal, recission, termination, replacement, amendment, supplement or waiver could, or could reasonably be expected to, when taken together with all such amendments, supplements, terminations and waivers: (A) materially delay, impede or prevent the Closing, (B) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) materially less likely to occur, (C) materially and adversely impact the ability of the members of the Purchaser Group party to the Financing Commitments to enforce their rights against the other parties to the Financing Commitments, their ability to consummate the transactions contemplated hereby or the likelihood of the consummation of the transactions contemplated hereby, (D) reduce (or have the effect of reducing) the aggregate amount of the Financing, or (E) impose new or additional conditions or expand, amend or modify any of the existing conditions to the funding of the Financing, or otherwise expand, amend or modify any existing condition or other provision of the Financing Commitments, in a manner that could be

110 expected to delay or prevent the funding of the Financing (or satisfaction of the conditions to the Financing) at the Closing; or (ii) terminate the Financing Commitments or any Definitive Agreement. The Purchaser Group shall promptly (but in any event, within two (2) Business Days) deliver a copy of any amendment, supplement, modification or replacement of any Financing Commitment to the Companies and the Seller. Upon any permitted amendment, supplement, modification or replacement or waiver of any Financing Commitment in accordance with this Section 7.17(b), the term “Financing Commitments” shall mean the Financing Commitments as so amended, supplemented, modified or replaced, and references to “Financing” shall include the financing contemplated by the Financing Commitments as so amended, supplemented, modified or replaced. Upon any permitted amendment, supplement, modification or replacement of any Financing Letter in accordance with this Section 7.17(b), the term “Debt Financing Letters” shall mean the Debt Financing Letters as so amended, supplemented, modified or replaced, and references to “Debt Financing” shall include the financing contemplated by the Debt Financing Letters as so amended, supplemented, modified or replaced. (c) Upon the request of the Companies or the Seller, Purchaser shall keep the Companies and the Seller informed as promptly as practicable in reasonable detail of the general status of its efforts to consummate the Debt Financing. Without limiting the generality of the foregoing, the Purchaser shall provide the Seller and the Companies with prompt (but in any event, within two (2) Business Days) written notice (i) upon becoming aware of any (A) actual breach, default, repudiation, reduction, withdrawal, cancellation or termination (or any event or circumstance that, with or without notice, lapse of time or both, could or could reasonably be expected to give rise to any such breach, default, repudiation, reduction, withdrawal, cancellation or termination) by any party to any of the Financing Commitments or such other agreements or documents (including any Definitive Agreement) relating to any of the Financing or (B) amendment, supplement, waiver, other modification or termination of any Financing Commitments or such other agreements or documents (including any Definitive Agreement) relating to the Financing, (ii) upon receipt by the Purchaser or any of its Affiliates or any of its Representatives of any written notice or other written communication of any such breach, default, repudiation, reduction, withdrawal, cancellation or termination, (iii) of any dispute or disagreement between or among the parties to any of the Financing Commitments or the definitive documents related to the Financing with respect to the obligation to fund the Financing or the amount thereof and (iv) if for any reason the Purchaser believes in good faith that it would not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments or the definitive documents related to the Financing. As soon as reasonably practicable, but in any event within two (2) Business Days after the date on which the Seller or the Companies deliver to the Purchaser a written request, the Purchaser shall provide any information reasonably requested by the Seller or the Companies relating to any circumstance referred to in clauses (i), (ii), (iii) or (iv) of the immediately preceding sentence; provided, that, in no event shall the Purchaser be required to share any information with the Seller or the Companies that is subject to attorney-client or other privilege if the Purchaser shall have used its commercially reasonable efforts to disclose such information in a way that would not waive such privilege. In addition, the Purchaser shall keep the Seller and the Companies informed on a reasonably current and timely basis and in reasonable detail of the status of its efforts to obtain and finalize the Financing and provide the Seller and the Companies with copies of the primary definitive documents related to the Financing, including by providing the Seller and the Companies

111 with drafts of such definitive documents relating to the Debt Financing a reasonable period of time prior to their execution or use. Section 7.18 Financing Cooperation. (a) During the period from the date of this Agreement until the Closing Date, at the Purchaser’s sole cost and expense, the Companies shall use (and the Seller and the Parent shall procure that the Companies use) commercially reasonable efforts, and shall cause the Company Subsidiaries to use commercially reasonable efforts, and each of them shall use their reasonable best efforts to cause their respective Representatives to use their reasonable best efforts, to provide such cooperation in connection with causing the conditions to the Debt Financing be satisfied or as is otherwise necessary, customary and reasonably requested by the Purchaser in writing in advance solely in connection with the Purchaser’s efforts to obtain the Debt Financing, which cooperation may include using reasonable best efforts to: (i) cause appropriate members of senior management of the Companies to participate in (which, at the Companies’ option, may be limited to teleconference or virtual meeting platforms), a reasonable number of lender meetings, presentations, drafting sessions, and calls and a reasonable number of other due diligence sessions with prospective lenders and sessions with ratings agencies, in each case, in connection with the Debt Financing and with reasonable advance notice and during normal business hours and at reasonable times and locations mutually agreed; (ii) provide (x) all information regarding the Companies and the Company Subsidiaries required in connection with Debt Financing by bank regulatory authorities under applicable “know your customer”, anti-money laundering rules and regulations and the USA PATRIOT Act of 2001, in each case, at least three (3) Business Days prior to the Closing Date if reasonably requested by the Purchaser in writing at least ten (10) Business Days prior to the Closing Date and (y) the financial information required by the Debt Commitment Letter(s) as in effect on the date hereof to the extent required to consummate the Debt Financing; (iii) provide reasonable and customary assistance to the Purchaser in its preparation of customary lender and investor presentations, rating agency presentations, bank information memoranda and similar customary marketing material for the Debt Financing, including customary authorization letters authorizing the distribution of information to prospective lenders; provided that any such information distributed (including any authorization letters) shall contain customary language which shall exculpate the Seller, the Companies, the Company Subsidiaries and their respective Representatives and Affiliates with respect to any liability related to or responsibility for the contents of such information or related marketing materials by the recipients thereof; and (iv) to the extent required by the Debt Financing, facilitate the pledging of certain assets owned by the Companies, effective no earlier than the Closing.

112 (b) Notwithstanding anything in this Agreement (including this Section 7.18) to the contrary, none of the Seller, any Company, any of the Company Subsidiaries, or their respective Affiliates or Representatives shall be required to: (i) pay any fees with respect to or in connection with the Debt Financing, including any commitment fee or similar fee, or reimburse any expenses (other than such fees that will be paid only after the Closing Date in the case of the Companies and the Company Subsidiaries), (ii) incur any Liability with respect to or in connection with the Debt Financing (other than such Liability that will be incurred only after the Closing Date in the case of the Companies and the Company Subsidiaries), (iii) approve or enter into any Contract, guarantee, binding commitment or similar undertaking, whether oral or in writing (other than (x) such undertaking that will be entered into only after the Closing Date in the case of the Companies and the Company Subsidiaries and (y) the authorization letters referred to in Section 7.18(a)(iii) above), (iv) provide or deliver any memorandum of law, legal opinion, reliance letter, certificate, comfort letter or similar document (other than certificates that will be provided only after the Closing Date in the case of the Companies and the Company Subsidiaries), (v) prepare any rating agency presentation, offering document, private placement memorandum or prospectus, (vi) take any action or provide any cooperation to the extent that it would unreasonably interfere with the business and operations of the Seller, any Company or any Company Subsidiary or cause competitive harm thereto, (vii) give any indemnity with respect to or in connection with the Debt Financing(other than such indemnity that will be given only after the Closing Date in the case of the Companies and the Company Subsidiaries), (viii) cause any of their officers, directors, employees, controlling persons, agents or other Representatives to take any action that could result in any personal Liability, (ix) require the Seller, any Company, any Company Subsidiary or any individual who is a member of the board of directors (or other similar governing body) of any Seller, any Company or any Company Subsidiary to pass resolutions or consents or otherwise take any corporate or similar actions to approve, or authorize the execution of, the Debt Financing or any definitive documentation related thereto (other than (x) such individual continuing in such roles at the Companies or the Company’s Subsidiaries after the Closing Date and (y) any Company or any Company Subsidiaries, in each case, solely with respect to Contracts contingent upon the Closing and that would not be effective prior to the Closing Date), (x) change any fiscal period, (xi) take any action that could (A) conflict with or violate the Seller’s, any Company’s, any of the Company Subsidiaries’ or any of their respective Affiliates’ Governing Documents or any Law or Order, (B) cause any representation, warranty or covenant in this Agreement to be breached by the Seller, any Company, any Company Subsidiary or any of their respective Affiliates or Representatives or cause any condition to the Closing set forth in Article IX not to be satisfied or otherwise cause any breach of this Agreement or (C) result in the contravention, violation or breach of, or cause a default under, any Material Contract to which the Seller, any Company, any Company Subsidiary or any of their respective Affiliates or Representatives is a party, whether written or oral, or require any waiver or amendment of the terms of this Agreement or any Material Contract to which the Seller, any Company, any Company Subsidiary or any of their respective Affiliates or Representatives is a party, (xii) provide access to or disclose information where a Company determines that such access or disclosure could jeopardize any attorney-client or similar privilege or protection of the Seller, any Company, any Company Subsidiary or any of their respective Affiliates or Representatives, (xiii) provide any solvency or other similar certificate of its chief financial officer or other officers or Representatives (other than such certificate that will be provided only after the Closing Date in the case of the Companies and the Company

113 Subsidiaries) or (xiv) provide or prepare any projections or pro forma financial statements or other forward-looking financial information. (c) Whether or not the Closing occurs, the Purchaser shall be responsible for all fees and expenses (including any Taxes thereon) related to the Financing (which, for the avoidance of doubt, shall not include costs and expenses incurred in connection with the preparation of historical financial statements and any costs and expenses incurred in the ordinary course of business or that would otherwise be incurred regardless of whether the Financing occurred). Promptly after the later of: (i) the earlier of the Closing Date and the Outside Date (as may be extended pursuant to any extension mechanics in this Agreement) and (ii) five (5) Business Days following written request by the Seller, the Purchaser shall reimburse each of the Seller, the Companies, the Company Subsidiaries, and their respective Affiliates and Representatives for all out-of-pocket costs and expenses (including any Taxes thereon) incurred by such Person prior to the Closing Date in connection with such Person’s cooperation contemplated by Section 7.18. The Purchaser shall indemnify and hold harmless the Seller, the Companies, the Company Subsidiaries and their respective Affiliates and Representatives from and against any and all claims, losses, damages, injuries, costs, liabilities, interest, awards, judgments, fines and penalties (including attorneys’ fees) (including any Taxes thereon) suffered or incurred by such Person in connection with (i) the Debt Financing, (ii) any action taken by any of the foregoing Persons at the request of the Purchaser Group pursuant to Section 7.18(a), in each case, prior to the Closing Date or (iii) any information used in connection therewith prior to the Closing Date; provided, however, that, the foregoing shall not apply in the case of the Seller’s, the Companies’ or the Company Subsidiaries’, or any of their respective Representatives’, willful misconduct or gross negligence, in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision. (d) The Purchaser expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Financing or any other financing is in any manner a condition to the Closing or the obligations of the Purchaser to consummate the transactions contemplated hereby. (e) None of the Seller, the Companies, the Company Subsidiaries or any of their respective Affiliates or Representatives shall have any liability to the Purchaser in respect of any financial statements, other financial information or data or other information provided pursuant to Section 7.18(a). Subject to Section 7.6(e)¸ all confidential or non-public information regarding the Companies and the Company Subsidiaries provided to the Purchaser pursuant to Section 7.18(a) shall be kept confidential by the Purchaser in accordance with the terms of the Confidentiality Agreement. (f) Subject to Section 7.6(e)¸ all non-public or other confidential information provided by or behalf of the Companies to the Purchaser, its Representatives or its Affiliates pursuant to this Section 7.18 shall be kept confidential in accordance with the terms of the Confidentiality Agreement. (g) Any non-customary use of the Companies’ and the Company Subsidiaries’ logos in connection with the Debt Financing shall require the Companies’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that such logos

114 are used in a manner that is not intended to or reasonably likely to harm or disparage the Companies and the Company Subsidiaries or the reputation or goodwill of the Companies and the Company Subsidiaries. Section 7.19 R&W Insurance Policy. The Parties acknowledge that the Purchaser may obtain the R&W Insurance Policy to provide the Purchaser with insurance coverage in respect of any inaccuracy or breach of any of the representations and warranties of the Parent, the Seller or the Companies contained herein, subject to the terms and conditions of the R&W Insurance Policy to the extent obtained. At the Closing, the Purchaser agrees to deliver to the Seller a copy of the fully executed R&W Insurance Policy. The Purchaser, or an Affiliate thereof, is solely responsible for all costs to procure, maintain and make claims under the R&W Insurance Policy, including all premiums, retention amounts, Taxes, expenses and costs of any nature, and such amounts shall not be a Transaction Expense. The R&W Insurance Policy names the Purchaser, or an Affiliate thereof, as an insured thereof. The R&W Insurance Policy, if obtained, shall include a provision whereby the insurer expressly waives, and irrevocably agrees, not to pursue, directly or indirectly, any and all rights of subrogation and contribution rights the insurer may have against the Parent, the Seller or any of their respective Affiliates or Representatives except in the case of Fraud by any such Person and then only to the extent of the Fraud by such Person (the “Subrogation Provision”), and such Persons shall be express third party-beneficiaries of such provision. The Subrogation Provision may not be amended or waived by any party in any manner adverse to the Parent, the Seller or any of their respective Affiliates or Representatives without the Parent’s prior written consent (which consent shall be in the sole and absolute discretion of the Parent). In the event that the Purchaser, its Affiliates or any of their respective Representatives amends, waives, modifies or cancels the R&W Insurance Policy, in no event shall the Parent, the Seller or its respective Affiliates or Representatives be liable for any Liabilities in excess of such Liabilities as they would have under this Agreement if the R&W Insurance Policy in the form as of the date of this Agreement had not been canceled. Section 7.20 Payoff/Lien Release. (a) On or prior to the date that is two (2) Business Days prior to the Closing Date, the Seller, the Parent and the Companies shall deliver or cause to be delivered to the Purchaser, an executed copy of the payoff and release letter with respect to the Existing Indebtedness in a form reasonably satisfactory to the Purchaser (a “Pay-off and Release Letter”), which shall (x) set forth the aggregate amount (including (i) break costs, accrued but unpaid interest, prepayment premium, fees, amounts in respect of any gross up provisions in the Existing Credit Agreement and other amounts (as applicable) and (ii) a “per diem” amount) to be paid on the Closing Date to satisfy the Existing Indebtedness and all other liabilities (other than obligations that are permitted to survive the termination of the Existing Credit Agreement) in full (the “Existing Indebtedness Prepayment Amount”), together with wire transfer instructions, and (y) provide that upon payment of the Existing Indebtedness Prepayment Amount to the agent under the Existing Credit Agreement on the Closing Date, all outstanding obligations (other than obligations that expressly survive the termination of such Existing Indebtedness pursuant to the terms thereof) of the Seller, the Parent, the Companies, the Company Subsidiaries and any other Person party to the Existing Credit Agreement, in respect of the Existing Indebtedness and all other liabilities under the Loan Documents (as defined in the Existing Credit Agreement) and of all Liens, guarantees and indemnities relating thereto, (other than obligations that are permitted to

115 survive the termination of the Existing Credit Agreement) shall be automatically and fully satisfied, released or discharged, as applicable. (b) The Parent shall (or shall cause the Seller or the Companies to) use commercially reasonable efforts to deliver to the Purchaser a draft of the Pay-off and Release Letter as soon as is reasonably practicable after the date of this Agreement and no later than five (5) Business Days before the Closing Date. The Purchaser shall be given reasonable opportunity to (i) share and discuss such draft Pay-off and Release Letter with its Representatives and (ii) propose to the Seller any comments or any amendments to such documentation that the Purchaser reasonably deems desirable. The Seller shall, acting reasonably, consider such comments and amendments. Section 7.21 Certain Assurances. (a) Each Party agrees to use, and to cause their respective Affiliates to use, its and their reasonable best efforts, during the period between the date hereof and the Closing Date, to perform all of its and their respective agreements, covenants and obligations under this Agreement, shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby and, without limiting any covenant contained herein, each Party shall, and shall cause their respective Affiliates to, use their reasonable best efforts to satisfy the conditions set forth in Article IX and otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable. (b) Prior to the Closing, the Parent and the Seller shall, and shall cause the other members of the Parent Group to, use their commercially reasonable efforts (and the Purchaser shall reasonably cooperate with such efforts), including the dedication of commercially reasonable resources thereto, to obtain any material consents required from third parties in connection with the consummation of the transactions contemplated by this Agreement under the Contracts that constitute Transferred Assets other than the consents set out in Section 7.21(b) of the Companies Disclosure Letter (the consents referred to in this Section 7.21(b), collectively, the “Third-Party Consents”); provided that, in connection with obtaining any Third-Party Consents, (A) none of the Parties or their respective Affiliates shall be required to commence, defend or participate in any litigation, or offer or grant any additional consideration or other accommodation (financial or otherwise) to any third party (other than the incurrence of ordinary course legal expenses, mandated filing, recordation or similar fees payable to any Governmental Authority or as otherwise expressly contemplated by this Agreement or any Ancillary Agreement) and (B) except with the prior written consent of the Purchaser, Parent shall not agree to any modification of any term of or condition of any Permit or Contract or commit on behalf of the Purchaser or its Affiliates, any Company or any of the Company Subsidiaries to any material obligation, in each case in connection with obtaining any Third-Party Consents. The Parties shall keep the other Parties reasonably informed regarding the status of obtaining Third-Party Consents. Section 7.22 Company Trademarks. As of the Closing Date, any existing rights of any member of the Parent Group (other than any Company or a Company Subsidiary) to use any Trademarks included in the Company Intellectual Property, including any Trademarks listed in Section 5.20(a) of the Companies Disclosure Letter (collectively, the “Company Trademarks”)

116 automatically terminate and revert to the applicable Company or the applicable Company Subsidiary, effective as of the Closing Date. After the Closing Date, no member of the Parent Group (other than any Company or a Company Subsidiary) shall have any right, or acquire any rights, to use Company Trademarks, except as may be agreed pursuant to a separate Contract, provided, that such restriction shall not apply to factual, non-promotional use of a Company Trademark as nominative fair use, including to make a nominative reference to the Companies or their respective products as may be required by the Parent Group in connection with any documents required to be filed or furnished to the SEC or any other applicable Governmental Authority pursuant to the U.S. Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities Laws. As of the Closing Date, the Parent shall, and shall cause all members of the Parent Group to cease any and all use (other than factual, non-promotional nominative fair use) of any Company Trademarks (including on any existing retained or distributed materials or websites or as a company name). As of the Closing Date, and for all times thereafter, no member of the Parent Group shall, and shall enable or request any other Person to: (i) register or file any application to register in any jurisdiction any Trademark that consists of, incorporates or is confusingly similar to, any Company Trademark; or (ii) contest the ownership or validity of any Company Trademark, including in any Action. The covenants and obligations in this Section 7.22 shall survive the Closing in accordance with Section 11.1(b) for twenty (20) years after the Closing Date. Section 7.23 Exclusivity. (a) During the period commencing on the date of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article X and the Closing, the Parent will, and will cause its Affiliates and its and their Representatives to, (i) cease any discussions or negotiations with any Person (other than Purchaser and its Representatives) that may be ongoing in connection with any Acquisition Proposal or any other proposal, offer, inquiry or request that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) request the prompt return or destruction of all non-public information concerning the Parent or its Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into, in connection with its consideration of an Acquisition Transaction or Acquisition Proposal, (iii) cease providing any further information with respect to the Parent or any of its Subsidiaries or any Acquisition Proposal to any such Person or its Representatives, and (iv) terminate all access granted to any such Person and its Representatives to any physical or electronic data room in connection with its consideration of an Acquisition Transaction or Acquisition Proposal. From the date of this Agreement until the earlier to occur of the valid termination of this Agreement pursuant to Article X and the Closing, except as expressly permitted pursuant to this Agreement, the Parent and its Subsidiaries will not, and will not instruct, authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (A) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal, offer, inquiry or request that constitutes an Acquisition Proposal; (B) furnish to any Person (other than to Purchaser and its Representatives) any non- public information relating to the Parent and its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Parent and its Subsidiaries (other than the Purchaser and its Representatives), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal, offer, inquiry or request that constitutes an Acquisition

117 Proposal or any inquiries or the making of any proposal that constitutes an Acquisition Proposal; (C) participate or engage in discussions or negotiations with any Person with respect to any proposal, offer, inquiry or request that constitutes an Acquisition Proposal (except, in each case, to notify such Person that the provisions of this Section 7.23 prohibit any such discussions or negotiations); (D) approve any proposal, offer, inquiry or request that constitutes an Acquisition Proposal; (E) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction); or (F) authorize or commit to do any of the foregoing. (b) It is expressly acknowledged that the Parent, the Seller, and their respective Affiliates shall remain free at all times to, directly or indirectly, (a) solicit, initiate, propose, seek, or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiry, proposal, indication of interest, or offer from any Person or group of Persons relating to a Remainco Transaction, (b) enter into, continue, or otherwise participate in any discussions or negotiations with any Person or group of Persons with respect to any Remainco Transaction, (c) enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, or other contract, arrangement, or understanding relating to a Remainco Transaction, and (d) consummate any Remainco Transaction, in each case, without the consent of, or notice to, the Purchaser. (c) Further, it is expressly acknowledged that the Parent, the Seller, and their respective Affiliates shall remain free at all times to take any action (including any such actions as are necessary to comply with applicable securities Laws) in connection with an unsolicited Wholeco Transaction; provided, however, that, notwithstanding anything to the contrary, the Parent, the Seller and their respective Affiliates shall not be permitted to enter into or consummate any Wholeco Transaction or enter into any agreement other than a confidentiality agreement with respect thereto and that, in the event of any unsolicited Acquisition Proposal in respect of a Wholeco Transaction, the Parent shall keep the Purchaser reasonably informed. Section 7.24 Non-Competition; Non-Solicitation. (a) Non-Competition. Parent agrees that, for a period commencing on the Closing Date and continuing for three (3) years after the Closing Date, it shall not, and shall cause its controlled Affiliates not to, without the prior written consent of the Purchaser, directly or indirectly, engage in, acquire or own an interest in (in whole or in part), manage, operate, control or participate in the ownership, management, operation or control of, any business or enterprise that sells, manufactures, markets or distributes (A) any product through professional, medical or physician-dispensed channels, (B) any product or technology marketed as medical-grade, prescription-strength or physician-dispensed skincare, or (C) any injectable or medical aesthetics product or (each, a “Competing Business”) or take any preparatory actions to compete with the Business; provided, that nothing in this Section 7.24 shall preclude any member of the Parent Group from (i) owning five percent (5%) or less of the outstanding publicly traded securities of any Person so long as such member of the Parent Group purchases and/holds such securities solely for passive investment purposes and no member of the Parent Group is in control or manages such Person, (ii) acquiring and owning any interest in any Person that is engaged in a Competing Business upon the consummation of such acquisition if (A) such Competing Business generated

118 less than five percent (5%) of such Person’s consolidated annual net revenue in the most recently competed fiscal year of such Person, and (B) such member of the Parent Group disposes of such Competing Business within twelve (12) months of such acquisition or ceases such Competing Business as conducted by such member of the Parent Group as promptly as practicable (and in any event within twelve (12) months) after completion of such acquisition, (iii) selling, leasing or licensing any of its assets or businesses to a Person engaged in a Competing Business in the ordinary course of business in the conduct of a business other than a Competing Business by such other Person, (iv) purchasing or otherwise obtaining any products or services in the ordinary course of business from a Person engaged in a Competing Business for Parent’s own use and he use of its Affiliates in a business other than a Competing Business, (v) taking any action contemplated by this Agreement or any Ancillary Agreement or (vi) conducting the business of Milk in the beauty and cosmetic fields that does not constitute a Competing Business. (b) Non-Solicitation. From the Closing Date until the date that is two (2) years after the Closing Date, the Parent shall not, and shall direct its controlled Affiliates not to, directly or indirectly (including through any other Person) without the prior written consent of the Purchaser: (i) encourage, induce, solicit or service, or assist any third party in taking any action to encourage, induce, solicit or service any person known by Parent or its controlled Affiliates, after due inquiry, to be a customer, supplier, vendor, contract manufacturer, formulator, licensee, licensor or other business relation of the Purchaser or any of its Subsidiaries at the time of such encouragement, inducement, solicitation, assistance or any similar actions or within twelve (12) months immediately preceding the time of encouragement, inducement, solicitation, assistance or any similar actions (each, a “Business Relationship”) with respect to products or services that have been provided by the Purchaser, the Companies or the Company Subsidiaries, are currently being provided by any of them or which any of them is in the process of, developing, commercializing, distributing, selling, promoting, marketing or providing, (ii) encourage, induce or solicit, or attempt to or assist any third party in taking any action to encourage, induce or solicit, any Business Relationship to reduce or cease doing business, or alter or limit its business relationship, with the Purchaser or any of its Affiliates, or discourage any Business Relationship from purchasing, using or investing in the products and services of the Purchaser or any of its Affiliates, or (iii) directly or indirectly, in any capacity, hire, solicit, induce or knowingly encourage (or knowingly assist headhunters, recruiters or other Persons involved in a “lift out” in soliciting, hiring, recruiting or partnering with) any Relevant Employee to leave the employment of the Purchaser or any of its Affiliates or terminate its arrangement (as a consultant or independent contractor) with or cease to provide services to the Purchaser or any of its Affiliates. (c) Notwithstanding anything to the contrary in the foregoing, nothing contained in Section 7.24(b) shall apply to the solicitation of any person (i) through general solicitations addressed to the public through media advertisements, internet job postings, employment search firms or similar methods of solicitation, provided that such activities are not specifically targeted at any Relevant Employee; (ii) who independently contacts Parent or any of its Affiliates without any direct or indirect solicitation, inducement, or encouragement by Parent or any of its Affiliates; (iii) whose employment or contractual arrangement with the Purchaser or any of its Affiliates was involuntarily terminated by the Purchaser or such Affiliate at least three (3) months prior to commencement of any solicitation by the Parent or any of its Affiliates; or (iv) who has not been employed by the Purchaser or any of its Affiliates at least six (6) months prior to commencement of any solicitation by the Parent or any of its Affiliates.

119 (d) Each Party acknowledges and agrees that the restraints imposed by Section 7.7 and this Section 7.24 are fair and reasonably required for the protection of the legitimate interests of the other Parties and constitute a material inducement for the Parties to enter into this Agreement and consummate the transactions contemplated hereby. If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 7.7 or this Section 7.24 is invalid or unenforceable, the Parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. Section 7.25 Covenants Relating to the Earnout. (a) Except as the Purchaser and the Seller may otherwise agree in writing, from the Closing Date through and including the last day of the Earnout Period, the Purchaser shall not, and shall cause each of its Subsidiaries (including the Companies and the Company Subsidiaries) not to: (i) take any action (or omit to take any action) intended to reduce (and not merely having the effect of reducing) the amount of Injectables Revenues or Non- Injectables Revenues; or (ii) take any action intended to divert (and not merely having the effect of diverting) from the Companies or any of its Subsidiaries to the Purchaser or a Subsidiary of the Purchaser (other than any Company or any of the Company Subsidiaries) any Injectables Revenues or Non-Injectables Revenues that would have been made in the Ordinary Course of Business of the Companies and the Companies’ Subsidiaries. (b) In addition, during the Earnout Period, the Purchaser shall use commercially reasonable efforts to conduct the Business in the ordinary course of business and shall: (i) maintain books and records of the Company and the Company Subsidiaries, which books and records shall be sufficient to calculate the Earnout Statement; and (ii) consult in good faith, and give due consideration to the views of the Key Executives, with respect to the operation of Business and material decisions that could materially affect the day-to-day operations of the Company and the Company Subsidiaries. (c) As promptly as practicable after the end of the fiscal year ending December 31, 2026, the Purchaser shall provide to the Seller financial information relevant for the calculation of the 2026 Earnout Amount and the 2027 Earnout Amount, as applicable, including the Injectables Revenue, for such fiscal year. (d) Without limiting Section 7.25(a), Section 7.25(b)(i) and Section 7.25(b)(ii) (except with respect to the lead-in to Section 7.25(b)), and in no event permitting actions designed to evade or contravene the provisions thereof, each of the Parent and the Seller acknowledges that

120 Purchaser may make changes in Purchaser’s and its Affiliates’ (including the Companies and the Company Subsidiaries) respective businesses, from time to time, in good faith in the ordinary course of business principally for a bona fide business purpose that have the collateral effect of reducing the amount of Injectables Revenues or Non-Injectables Revenues. Section 7.26 Pre-Closing Reorganization. (a) Subject in each case to the terms of this Section 7.26 and to Section 7.4 (Termination of Affiliated Party Transactions), Section 7.11 (Wrong Pockets), Section 7.12 (Misallocated Assets), Section 7.13 (Unassigned Assets), Section 7.16 (Employee Matters) and Section 7.21 (Certain Assurances), prior to the Closing, Parent shall, and shall cause its Subsidiaries to, effect the pre-closing reorganization in accordance with (1) the steps specified in Section 7.26 of the Companies Disclosure Letter (the “Pre-Closing Tax Steps”) and (2) the separation plan attached to Section 7.26 of the Companies Disclosure Letter (the “Separation Plan” or together with the Pre-Closing Tax Steps, the “Pre-Closing Reorganization”) and effect all such conveyances, transfers, assignments, assumptions or other transactions or actions necessary or appropriate to enable, in each case immediately prior to the Closing: (i) the Companies to possess the Transferred Assets and to be responsible for the Assumed Liabilities; and (ii) the Parent Group (other than the Companies and their Subsidiaries) to possess the Excluded Assets and to be responsible for the Retained Liabilities; provided, that notwithstanding anything to the contrary herein or in any of the Ancillary Agreements, the Parent Group shall not be entitled to amend or make any non-de minimis changes to the Pre-Closing Tax Steps, or implement any non-de minimis changes to the Pre-Closing Tax Steps, except with the Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, further, that with respect to any changes to the Pre-Closing Reorganization proposed by the Purchaser, the Parent will consider such proposed modifications in good faith, subject to its discretion. For the avoidance of doubt, the fair market value of any Company or any Company Subsidiary (including Obagi Holdings) to be used in connection with the Pre-Closing Reorganization shall be determined in accordance with Section 8.4. (b) Subject to Section 7.26(a), Parent shall (i) keep Purchaser reasonably informed of the status of the Pre-Closing Reorganization, (ii) provide or to cause to be provided to Purchaser for Purchaser’s review working drafts of the material agreements, documents and instruments proposed to be used to effect the Pre-Closing Reorganization, including the Governing Documents of any entity formed in connection with the Pre-Closing Reorganization (including the Pre-Closing Tax Steps Plan and the Separation Plan, collectively, the “Pre-Closing Reorganization Documents”), at least five (5) Business Days prior to the earlier of (x) the Closing Date or (y) the effective date of the transactions contemplated thereby, (iii) provide or cause to be provided to Purchaser for Purchaser’s review substantially complete drafts of the Pre-Closing Reorganization Documents at least three (3) Business Days prior to the earlier of (x) the Closing Date or (y) the effective date of the transactions contemplated thereby, and (iv) consider in good faith reasonable comments provided by Purchaser to the extent not inconsistent with the terms of this Agreement or any Ancillary Agreement and to the extent such reasonable comments are provided reasonably promptly (but no later than one (1) Business Days) after delivery of the applicable draft of the Pre- Closing Reorganization Document to Purchaser. Notwithstanding anything to the contrary contained in this Agreement, the Pre-Closing Tax Steps Plan, the Separation Plan, any Pre-Closing Reorganization Document or any Contract with respect to the Pre-Closing Reorganization, the

121 Parties agree that effective as of the Closing, the allocation of Transferred Assets, Excluded Assets, Assumed Liabilities and Retained Liabilities set forth in this Agreement shall supersede any inconsistent provision contained in the Pre-Closing Tax Steps Plan, the Separation Plan, the Pre- Closing Reorganization Documents or any other Contract with respect to the Pre-Closing Reorganization. Section 7.27 Insurance. (a) From and after the date hereof, the Parent and the Seller shall use commercially reasonable efforts to obtain consent (to the extent required) from the insurers under the Available Insurance Policies (as defined below) so that from and after the Closing Date, Purchaser, the Companies and the Company Subsidiaries will be entitled to the benefits of the insurance policies that are (i) occurrence-based (as opposed to “claims-made”) with respect to claims for loss with respect to Assumed Liabilities arising out of acts, omissions, circumstances events or occurrences that take place prior to the Closing or which could be deemed to have taken place prior to the Closing set forth on Section 7.27(a)(i) of the Companies Disclosure Letter (the “Occurrence-Based Insurance Policies”) and (ii) acquired directly by and in the name of any Company or any Company Subsidiary as set forth on Section 7.27(a)(ii) of the Companies Disclosure Letter (together with the Occurrence-Based Insurance Policies, the “Available Insurance Policies”), subject to, and solely to the extent permitted by, the terms and conditions of such Available Insurance Policies (including any caps or other limitations set forth in such Available Insurance Policies). Notwithstanding anything to the contrary in this Section 7.27, the Parties acknowledge and agree that any Available Insurance Policies procured or maintained for the benefit of the Purchaser following the Closing shall be at the Purchaser’s sole cost and expense, including, without limitation, all premiums, deductibles, retentions, and other costs and charges associated therewith. The Purchaser acknowledges that the terms and conditions of any Available Insurance Policies issued following the Closing, including the premiums payable thereunder, shall be determined by the applicable insurance carriers in their sole discretion, and neither the Seller, the Parent nor any of their Affiliates shall have any liability or obligation to the Purchaser with respect to any increase in premiums, reduction in coverage, or other changes in the terms applicable to such Available Insurance Policies. For the avoidance of doubt, nothing in this Section 7.27 shall be construed to obligate the Seller to subsidize, contribute to, or otherwise bear any portion of the costs associated with the Available Insurance Policies procured for or on behalf of the Purchaser after the Closing. (b) After the Closing, at the Purchaser’s sole cost and expense, the Parent and the Seller shall, and shall cause their controlled Affiliates to, cooperate with the Purchaser as reasonably requested by the Purchaser to allow the Purchaser, the Companies and the Company Subsidiaries, as applicable, to make claims under the Available Insurance Policies that are Occurrence Based Policies with respect to the claims that relate to the Pre-Closing periods, including in connection with the filing of insurance claims and the collection of insurance proceeds. The Parent Group shall retain all rights to control their respective Available Insurance Policies; provided, that the Parent and the Seller and their Affiliates (i) shall not, without the prior written consent of Purchaser, settle, release, commute, buyback or otherwise resolve disputes with respect to a claim that Purchaser is permitted to make under this Section 7.27 under any Available Insurance Policies; and (ii) shall permit Purchaser or the Companies to control any claim that

122 Purchaser is permitted to make under this Section 7.27 under any Available Insurance Policies (including the investigation and negotiation of the claim with the applicable insurer). Section 7.28 Data Room Copy. Within five (5) Business Days after the Closing, the Seller shall deliver or cause to be delivered to Purchaser a correct and complete copy of the contents of the electronic data room in the folder entitled “Waypoint” maintained by the Parent Group on the electronic platform “Datasite” in connection with the transactions contemplated by this Agreement, which shall be delivered to Purchaser on a USB drive or by other means reasonably acceptable to Purchaser. ARTICLE VIII TAX MATTERS Section 8.1 Cooperation. Following the Closing, the Purchaser and the Seller shall, and shall cause its Affiliates to, cooperate fully, as and to the extent reasonably requested by the other Parties or any Representatives of such Parties, in connection with the preparation of any Tax Returns and any Tax Proceeding with respect to any Company or any Company Subsidiary. Such cooperation shall also include the execution of any such Tax Returns, the retention and (upon another Party’s reasonable request) the provision of records and information which are reasonably relevant to any such Tax Returns or such Tax Proceedings and making employees and Representatives reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided pursuant to this Section 8.1. Notwithstanding anything to the contrary in this Agreement, in no event shall Purchaser or any of its Affiliates be entitled to receive or view, or have any rights with respect to any Tax Proceeding relating to, any Tax Returns (or copies thereof) of any of the Seller or any of their Affiliates (other than the Companies and the Company Subsidiaries). Section 8.2 Straddle Periods. For purposes of this Agreement, in the case of any Straddle Period, the amount of any Taxes for a Pre-Closing Tax Period shall be determined as follows: (a) in the case of any Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (b) in the case of any other Taxes (including Taxes based on or measured by income, receipts or payroll), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be determined based upon an interim closing of the books and hypothetical closing of the taxable period as if such taxable period ended as of the end of the day on the Closing Date. Section 8.3 Transfer Taxes. All transfer, documentary, sales, use, stamp and stamp duty Taxes, recording fees and other similar Taxes (but excluding any fee or Taxes based in whole or in part upon income, profits or gains), and any interest, additions, fees, penalties and costs thereto, that are imposed on the purchase and sale of the Acquired Equity Interests pursuant to this Agreement (“Transfer Taxes”) shall be borne fifty (50) per cent. by the Purchaser and fifty (50)

123 per cent. by the Seller, provided that any United Kingdom stamp duty (“UK Stamp Duty”) imposed on the purchase and sale of the Acquired Equity Interests pursuant to this Agreement shall be borne by the Person whose conduct caused or causes such UK Stamp Duty liability to be imposed or required. The Purchaser shall be responsible for filing all Tax Returns and other documentation in respect of any Transfer Taxes to the relevant Governmental Authority and may at its discretion (acting in good faith) determine the amount of any Transfer Taxes payable. The Seller shall cooperate to the extent reasonably requested in connection with the preparation and filing of such Tax Returns and other documentation, including if required by applicable Law, joining in the execution thereof. The Seller shall pay or reimburse (as the case may be) to the Purchaser an amount equal to fifty (50) per cent of Transfer Taxes payable as determined by the Purchaser within fifteen (15) Business Days of demand therefor. Section 8.4 Purchase Price Allocation. Within thirty (30) days of the date of this Agreement, the Seller shall prepare and deliver to the Purchaser for its review and comment a draft allocation of the Purchase Price (together with any liabilities properly taken into account as consideration for applicable Tax purposes) among the Acquired Equity Interests and the equity interests of each Company Subsidiary and the Parties shall thereafter work in good faith to agree on the applicable portion or portions of such allocation that are relevant to the Pre-Closing Reorganization and the determination of any payment or Taxes in connection with the Closing (including Vietnam withholding Taxes and any Transfer Taxes), and for the avoidance of doubt, any disagreement shall be referred to the Accounting Firm for determination as described below. As soon as reasonably practicable following the Closing, and in any event within ninety (90) days after the Final Purchase Price has been conclusively determined under Section 2.5, the Seller shall prepare and deliver to the Purchaser a draft allocation of the Final Purchase Price (together with any liabilities properly taken into account as consideration for applicable Tax purposes) among the Acquired Equity Interests and the equity interests of the Company Subsidiaries (the “Draft Allocation Statement”). The Seller and the Purchaser shall act in good faith to agree on the Draft Allocation Statement. If the Purchaser objects to the Draft Allocation Statement, it shall notify the Seller in writing, setting out in reasonable detail the matters in dispute, within thirty (30) Business Days after receipt of the Draft Allocation Statement. If no such notice is given within that period, the Draft Allocation Statement shall be final and binding on the parties for all purposes of this agreement. If such notice is given, the Seller and the Purchaser shall seek to resolve the matters in dispute in good faith and, if they fail to do so within twenty (20) Business Days after service of the Purchaser’s notice, the matters remaining in dispute shall be referred to the Accounting Firm for determination, mutatis mutandis, in accordance with Section 2.5. The allocation as agreed between the Seller and the Purchaser or, failing agreement, as determined by the Accounting Firm, shall be the final allocation statement (the “Final Allocation Statement”). The Seller and the Purchaser shall, and shall procure that each relevant member of the Seller Group and the Purchaser Group shall, prepare and file all Tax Returns on a basis consistent with the Final Allocation Statement and shall not take any position inconsistent with the Final Allocation Statement in any Tax Return, Tax audit, Tax enquiry, Tax claim or other proceeding with any Governmental Authority, except to the extent required following a “determination” within the meaning of Section 1313(a) of the Code. If any Earnout becomes payable pursuant to this Agreement after the Final Allocation Statement has been agreed or determined, the Seller shall prepare a revised allocation statement reflecting such adjustment in a manner consistent with the principles used in preparing the Final Allocation Statement and shall deliver it to the Purchaser as soon as reasonably practicable. The provisions of this clause shall apply to such revised allocation

124 statement as if it were the Draft Allocation Statement. Each Party shall provide the other with such cooperation and information as may be reasonably requested in connection with the preparation, agreement and implementation of the Draft Allocation Statement, the Final Allocation Statement and any revised allocation statement under this Section 8.4. Section 8.5 Tax Treatment of Earnout Consideration. The parties agree that for all U.S. federal and applicable state, local and non-U.S. income Tax purposes, the payment of any Earnout Consideration pursuant to this Agreement shall be treated as additional Purchase Price that is deferred contingent purchase price; and the parties shall treat a portion of any such payment as interest for such Tax purposes to the extent required under Sections 483 and 1274 of the Code. Section 8.6 Vietnam Withholding Tax. Notwithstanding anything to the contrary herein, the Parties agree that Purchaser will be required to withhold Taxes from amounts payable pursuant to this Agreement under Vietnamese Law. Any amount so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made. Following the Closing, Seller agrees to cooperate and cause its Affiliates to cooperate with Purchaser, the Companies and the Company Subsidiaries to make any filings in connection with such withholding pursuant to Vietnamese Law, including by furnishing any information necessary in connection therewith. Seller shall indemnify and hold harmless Purchaser, the Companies and the Company Subsidiaries in connection with any amounts owing in connection with such withholding. Section 8.7 Post-Closing Actions. Except as required by applicable Law or a Contract entered into by any Company or any Company Subsidiary prior to the Closing, without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser and its Affiliates shall not (and shall not permit any Company or any of the Company Subsidiaries to) (a) make, change or revoke any Tax election; (b) file any Tax Return in a manner inconsistent with past practice; (c) file any amended Tax Return; (d) settle or compromise any claim, notice, audit report or assessment in respect of Taxes; (e) adopt or change any material method of Tax accounting that shifts taxable income from a taxable period (or portion thereof) beginning after the Closing Date to a Pre-Closing Tax Period or shifts deductions or losses from a Pre-Closing Tax Period to a taxable period (or portion thereof) beginning after the Closing Date; (f) initiate any voluntary Tax disclosure or similar process with any taxing authority respect to any Pre-Closing Tax Period; (g) consent to any extension or waiver of the statute of limitations period applicable to any material Tax or Tax Return (for the avoidance of doubt, excluding extensions to file Tax Returns) in connection with any Tax audit or proceeding for which Seller is reasonably expected to be primarily liable for any resulting Taxes, in each case (a)-(g), with respect to the Taxes of any Company or Company Subsidiary for any Pre-Closing Tax Period to the extent that such action would reasonably be expected result in the reduction of the outstanding principal amount of the Adjustable Vendor Note pursuant to Section 6 of the Adjustable Vendor Note or an indemnification claim pursuant to Article XI. Purchaser shall provide a draft of any income or other material Tax Return of any Company or Company Subsidiary for a Pre-Closing Tax Period that is due after the Closing Date to Seller for Seller’s review and comment at least ten (10) days prior to the due date thereof and shall consider in good faith any comments provided by the Seller. Section 8.8 Certain Specified Tax Matters. The Parties agree as set forth on Section 8.8 of the Companies Disclosure Letter.

125 Section 8.9 Intercompany Trade Payables and Receivables. As soon as practicable after the date hereof, the Seller shall provide the Purchaser with a plan detailing any non-ordinary course settlements of intercompany trade payables and receivables held by the Companies or the Company Subsidiaries it intends to complete prior to the Closing for the Purchaser’s review and comment. The Seller shall consider any comments with respect thereto from the Purchaser in good faith. ARTICLE IX CONDITIONS TO CLOSING Section 9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, only be waived in writing by the Purchaser and the Seller (in their respective sole discretion): (a) Regulatory Approval. (i) The waiting period under the HSR Act shall have expired or been terminated and (ii) all other consents, authorizations, approvals, registrations, declarations or filings required in connection with the consummation of the transactions contemplated by this Agreement from or with the Governmental Authorities set forth in Section 9.1(a) of the Companies Disclosure Letter shall have been obtained or made (or the applicable waiting period thereunder shall have expired or been terminated). (b) No Orders. No Governmental Authority of competent authority and jurisdiction shall have issued an Order or enacted a Law that is in effect and prohibits, restricts, enjoins or makes illegal the consummation of the transactions contemplated by this Agreement. Section 9.2 Conditions to Obligations of the Parent, the Seller and the Companies. The obligations of the Parent, the Seller and the Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by Law, may be waived in writing by the Seller in its sole discretion: (a) Representations and Warranties of the Purchaser Parties. (i) The Fundamental Representations of the Purchaser Parties shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than the Fundamental Representations of the Purchaser Parties that address matters as of a particular date, which shall be so true and correct in all material respects as of such date), (ii) the representations and warranties of the Purchaser Parties in Article VI (other than the Fundamental Representations of the Purchaser Parties and those representations and warranties that address matters as of particular dates) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any qualifications as to materiality, Purchaser Material Adverse Effect or similar phrases or qualifications in such representations and warranties) and (iii) the representations and warranties of the Purchaser Parties in Article VI that address matters as of particular dates (other than the Fundamental Representations of the Purchaser Parties) shall be true and correct as of such dates

126 (without giving effect to any qualifications as to materiality, Purchaser Material Adverse Effect or similar phrases or qualifications in such representations and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (ii) and (iii) to be so true and correct has not, individually or in the aggregate, had a Purchaser Material Adverse Effect. (b) Covenants of the Purchaser Parties. The Purchaser Parties shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with by them under this Agreement at or prior to the Closing. (c) Officer’s Certificate. The Seller and the Companies shall have received from the Purchaser and the Purchaser Co-Investor, as applicable, a certificate, signed by a duly authorized officer of (i) the Purchaser (in respect of the representations and warranties and the covenants of the Purchaser and Merger Sub I) and (ii) the Purchaser Co-Investor (in respect of the representations and warranties and the covenants of the Purchaser Co-Investor), stating that the applicable conditions set forth in Section 9.2(a) and Section 9.2(b) have been satisfied. Section 9.3 Conditions to Obligations of the Purchaser Parties. The obligations of the Purchaser, the Purchaser Co-Investor, Merger Sub I and Merger Sub II to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable Law, may be waived in writing by the Purchaser in its sole discretion: (a) Representations and Warranties of the Seller. (i) the Fundamental Representations of the Seller (other than those Fundamental Representations of the Seller set forth in Section 3.5 (Acquired Equity Interests)) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, other than such Fundamental Representations of the Seller that address matters as of a particular date, which shall be so true and correct in all material respects as of such date (without giving effect to any qualifications as to materiality, Seller Material Adverse Effect or similar phrases or qualifications in such representations and warranties), (ii) the Fundamental Representations of the Seller set forth in Section 3.5 (Acquired Equity Interests) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, other than such Fundamental Representations of the Seller that address matters as of a particular date, which shall be so true and correct in all respects as of such date (without giving effect to any qualifications as to materiality, Seller Material Adverse Effect or similar phrases or qualifications in such representations and warranties), (iii) the representations and warranties of the Seller in Article III (other than the Fundamental Representations of the Seller and those representations and warranties that address matters as of particular dates) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any qualifications as to materiality, Seller Material Adverse Effect or similar phrases or qualifications in such representations and warranties) and (iv) the representations and warranties of the Seller in Article III that address matters as of particular dates (other than the Fundamental Representations of the Seller) shall be true and correct as of such dates (without giving effect to any qualifications as to materiality, Seller Material Adverse Effect or similar phrases or qualifications in such representations and

127 warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (iii) and (iv) to be so true and correct has not, individually or in the aggregate, had a Seller Material Adverse Effect. (b) Representations and Warranties of the Parent. (i) the Fundamental Representations of the Parent shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, other than such Fundamental Representations of the Parent that address matters as of a particular date, which shall be so true and correct in all material respects as of such date (without giving effect to any qualifications as to materiality, Parent Material Adverse Effect or similar phrases or qualifications in such representations and warranties), (ii) the representations and warranties of the Parent in Article IV (other than the Fundamental Representations of the Parent and those representations and warranties that address matters as of particular dates) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any qualifications as to materiality, Parent Material Adverse Effect or similar phrases or qualifications in such representations and warranties) and (iii) the representations and warranties of the Parent in Article IV that address matters as of particular dates (other than the Fundamental Representations of the Parent) shall be true and correct as of such dates (without giving effect to any qualifications as to materiality, Parent Material Adverse Effect or similar phrases or qualifications in such representations and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (ii) and (iii) to be so true and correct has not, individually or in the aggregate, had a Parent Material Adverse Effect. (c) Representations and Warranties of the Companies. (i) the Fundamental Representations of the Companies (other than those Fundamental Representations of the Companies set forth in Section 5.6 (Capitalization of the Companies) and Section 5.7 (Capitalization of Subsidiaries)) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, other than such Fundamental Representations of the Companies that address matters as of a particular date, which shall be so true and correct in all material respects as of such date (without giving effect to any qualifications as to materiality, Material Adverse Effect or similar phrases or qualifications in such representations and warranties), (ii) the representation and warranty set forth in clause (a) of Section 5.23 shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, (iii) the Fundamental Representations of the Companies set forth in Section 5.6 (Capitalization of the Companies) and Section 5.7 (Capitalization of Subsidiaries) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any qualifications as to materiality, Material Adverse Effect or similar phrases or qualifications in such representations and warranties), (iv) the representations and warranties of the Companies in Article V (other than the Fundamental Representations of the Companies and those representations and warranties that address matters as of particular dates) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any qualifications as to materiality, Material Adverse Effect or similar phrases or qualifications in such representations and warranties) and (iv) the representations and warranties of the Companies in Article V that address matters as of particular dates (other than the Fundamental Representations of the Companies and the representation and warranty in clause (a) of Section 5.23) shall be true and correct as of such dates (without giving

128 effect to any qualifications as to materiality, Material Adverse Effect or similar phrases or qualifications in such representations and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (iv) and (v) to be so true and correct has not, individually or in the aggregate, had a Material Adverse Effect. (d) Covenants of the Parent, the Seller and the Companies. The Parent, the Seller and the Companies shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with by them under this Agreement at or prior to the Closing. (e) Material Adverse Effect. From the date of this Agreement, there shall not have occurred a Material Adverse Effect. (f) Officer’s Certificate. The Purchaser shall have received (i) from the Seller, a certificate, signed by a duly authorized officer of the Seller, stating that the conditions set forth in Section 9.3(a) and Section 9.3(d) have been satisfied (in each case, with respect to the Seller), (ii) from the Parent, a certificate, signed by a duly authorized officer of the Parent, stating that the conditions set forth in (x) Section 9.3(b) and Section 9.3(d) have been satisfied (in each case, with respect to the Parent) and (y) Section 9.3(e) has been satisfied, and (iii) from the Companies, a certificate, signed by a duly authorized officer of each Company, stating that the conditions set forth in Section 9.3(c) and Section 9.3(d) (with respect to such Company) have been satisfied. (g) Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been consummated in accordance with the terms and conditions of this Agreement. ARTICLE X TERMINATION Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows: (a) by mutual written consent of the Purchaser, on the one hand, and the Seller, on the other hand; (b) by the Seller, if the Purchaser Parties shall have breached or failed to perform any of their representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 9.1 or Section 9.2 to be satisfied, (B) is incapable of being cured or has not been cured by the earlier of (I) the Outside Date and (II) the date that is twenty (20) Business Days after the Purchaser’s receipt of written notice from the Companies of such breach or failure to perform and (C) has not been expressly waived in writing by the Companies; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the Seller if the Parent, the Seller or a Company is then in material breach of any of their representations, warranties, covenants or agreements contained in this Agreement and such breach would result in the failure of any of the conditions set forth in Section 9.1 or Section 9.3 to be satisfied;

129 (c) by the Purchaser, if the Parent, the Seller or a Company shall have breached or failed to perform any of their representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 9.1 or Section 9.3 to be satisfied, (B) such breach or failure to perform is incapable of being cured or has not been cured by the earlier of (I) the Outside Date and (II) the date that is twenty (20) Business Days after the Seller’s receipt of written notice from the Purchaser of such breach or failure to perform and (C) it has not been expressly waived in writing by the Purchaser; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to the Purchaser if the Purchaser Parties are then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach would result in the failure of any of the conditions set forth in Section 9.1 or Section 9.3 to be satisfied; (d) by either the Seller or the Purchaser, if the Closing shall not have occurred on or prior to September 29, 2026 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 10.1(d) shall not be available to (x) the Seller if the failure of the Closing to occur on or prior to such date arises out of, or results from, any material breach by the Parent, the Seller or any Company of any representation, warranty, covenant or agreement contained in this Agreement and such breach would result in the failure of any of the conditions set forth in Sections 9.1 and 9.2 to be satisfied or (y) the Purchaser if the failure of the Closing to occur on or prior to such date arises out of, or results from, any material breach by the Purchaser Parties of any representation, warranty, covenant or agreement contained in this Agreement and such breach would result in the failure of any of the conditions set forth in Sections 9.1 and 9.3 to be satisfied; provided, that the “Outside Date” shall be automatically extended for an additional twenty (20) days, without further action by any Party, if as of the Outside Date all of the conditions set forth in Sections 9.1, 9.2 and 9.3, other than the condition set forth in Section 9.1(a), shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied assuming the Closing would occur); (e) by the Seller, if (i) all of the conditions set forth in Section 9.1 and Section 9.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied as of such date assuming the Closing would occur), (ii) the Purchaser Parties fail to consummate the Closing on the date the Closing should have occurred pursuant to Section 2.3, (iii) following such failure, the Seller shall have delivered written confirmation to the Purchaser that (A) all of the conditions set forth in Section 9.1 and Section 9.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied as of such date assuming the Closing would occur) and (B) the Seller and the Companies are ready, willing and able to consummate the Closing as of such date and at all times during the three (3) Business Day period immediately thereafter if the Purchaser Parties perform their obligations under this Agreement and (iv) the Purchaser Parties shall have failed to consummate the Closing on or before the later of (A) the date on which the Closing should have occurred pursuant to Section 2.3 and (B) the third (3rd) Business Day following delivery by the Seller of the written confirmation referred to in clause (iii) above (or, if earlier, the Outside Date); or (f) by either the Seller or the Purchaser, if a Law, injunction or other Order shall have been entered by any Governmental Authority of a competent jurisdiction permanently

130 restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Law, injunction or other Order shall have become final and non- appealable. Section 10.2 Notice of Termination. The Party seeking to terminate this Agreement pursuant to Section 10.1 (other than Section 10.1(a)) shall give prompt written notice of such termination to the other Parties. Section 10.3 Effect of Termination. In the event of a valid termination of this Agreement in accordance with Section 10.1 and Section 10.2, this Agreement shall immediately become null and void and of no further force or effect and there shall be no liability or further obligation on the part of any Party or their respective Subsidiaries or Affiliates arising under or out of this Agreement; provided that: (a) the provisions of Section 7.6(a) (Confidentiality), Section 7.9 (Public Announcements), Article XII (General Provisions), this Section 10.3 (Effect of Termination) and Section 10.4 (Termination Fee) shall survive termination of this Agreement; and (b) subject to Section 10.4, nothing herein shall relieve any Party from any liability for Losses incurred by another Party resulting from Fraud or a Willful and Material Breach of this Agreement prior to the date of termination, in which case the non-breaching Party shall be entitled to all rights and remedies available at Law or in equity. Section 10.4 Termination Fee. (a) Reverse Termination Fee. Each of the Purchaser and the Purchaser Co- Investor shall severally (and not jointly and severally) pay to the Seller their respective Pro Rata Portion of a fee of $16,000,000 (the “Reverse Termination Fee”) if: (i) the Seller terminates this Agreement pursuant to Section 10.1(b), and at such time all of the conditions set forth in Section 9.1 and Section 9.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied as of such date assuming the Closing would occur and other than conditions that are not satisfied as a result of a breach by the Purchaser); or (ii) the Seller terminates this Agreement pursuant to Section 10.1(e). Any Reverse Termination Fee due under this Section 10.4(a) shall be paid by wire transfer of immediately available funds no later than ten (10) Business Days following the date of termination. The Purchaser Parties acknowledge and agree that the agreements contained in this Section 10.4(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Seller would not enter into this Agreement. Accordingly, if the Purchaser Parties fail to reasonably promptly pay the amounts due pursuant to this Section 10.4(a), and, in order to obtain such payment, the Seller commences a suit, action or other proceeding that results in a judgment in its favor for such payment, the Purchaser Parties shall pay (severally, and not jointly and severally) to the Seller their respective Pro Rata Portion of the costs and expenses (including attorneys’ fees and expenses) (including any Taxes thereon) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime

131 interest rate published in The Wall Street Journal on the date such interest begins accruing in an amount not to exceed one million dollars ($1,000,000) (“Enforcement Costs”). Notwithstanding any other provision of this Agreement, the Parties agree that, including in the case of a Willful and Material Breach of this Agreement, the payment of the Reverse Termination Fee, as liquidated damages and not as a penalty, shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) available to the Parent, the Seller and the Companies with respect to this Agreement and the transactions contemplated by this Agreement in the event of any termination of this Agreement, and upon payment of the Reverse Termination Fee, if payable hereunder, the Purchaser Parties (and the Purchasers Parties’ Affiliates and their and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to the Parent, the Seller or the Companies under this Agreement, or obligation relating to or arising out of this Agreement, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the transactions contemplated by this Agreement; provided, however, that (i) the foregoing shall not prejudice in any manner the Seller’s rights to specific performance pursuant to Section 12.14 prior to the termination of this Agreement; provided that the Seller will in no event be entitled to both payment of the Reverse Termination Fee in accordance with this Section 10.4(a) and specific performance that results in the occurrence of the Closing pursuant to Section 12.14, (ii) in no circumstances will the amount payable by the Purchaser or the Purchaser Co-Investor under this Agreement (for clarity, including their respective Pro Rata Portion of the Reverse Termination Fee, if payable) exceed (x) with respect to the Purchaser or the Purchaser Co-Investor, individually, its Pro Rata Portion of the Reverse Termination Fee and (y) in the aggregate, the amount of the Reverse Termination Fee and (iii) in no event shall the Purchaser or the Purchaser Co-Investor be required to pay damages under this Agreement other than their respective Pro Rata Portion of the Reverse Termination Fee. Each of the Purchaser and the Purchaser Co-Investor expressly acknowledges and agrees that the Seller shall not need to prove damages to receive their respective Pro Rata Portion of the Reverse Termination Fee when it is payable under this Agreement, and hereby irrevocably waives any right to challenge the amount of actual damages represented by the Reverse Termination Fee. In no event shall the Purchaser or the Purchaser Co-Investor be obligated to pay its Pro Rata Portion of the Reverse Termination Fee on more than one occasion. (b) Each Party acknowledges and agrees that (i) the agreements contained in this Section 10.4 are an integral part of this Agreement and (ii) without these agreements, the other Parties would not enter into this Agreement. ARTICLE XI SURVIVAL; INDEMNIFICATION Section 11.1 Survival. (a) None of the representations or warranties of any Party contained in this Agreement or any document, certificate or instrument delivered pursuant to this Agreement shall survive the Closing (except as may otherwise be provided in any Ancillary Agreement), except for (i) the Fundamental Representations of the Seller and (ii) the Fundamental Representations of the Companies (collectively, the “Surviving Representations”), which, in each case, shall survive the Closing and continue in full force and effect until the date that is three (3) years following the

132 Closing Date. Except in the case of Fraud and the indemnification rights under this Article XI, the sole and exclusive remedy of the Purchaser under this Agreement in respect of any and all claims for any breach of, or inaccuracy in, any representation or warranty of the Seller or any Company set forth herein shall be the right to terminate this Agreement prior to the Closing in accordance with, and subject to the terms and conditions of, Article X. The foregoing is not intended to limit any survival periods contained in the R&W Insurance Policy, if obtained. Except in the case of Fraud, from and after the Closing, the rights provided under this Article XI and the R&W Insurance Policy, if obtained, shall be the Purchaser’s sole and exclusive recourse, and the Seller and their Affiliates shall have no other Liability, for any actual or alleged breach of, or inaccuracy in, any representation or warranty set forth in this Agreement or any document, certificate or instrument delivered pursuant to this Agreement. (b) The covenants and agreements contained in this Agreement shall not survive and immediately terminate upon the Closing, except that the covenants, obligations and agreements of the Seller, the Companies and the Purchaser set forth in this Agreement or any Ancillary Agreement that, by their terms, contemplate performance in whole or in part at or following the Closing (the “Post-Closing Covenants”) by the Seller, the Companies and the Purchaser, as applicable, shall survive the Closing in accordance with their terms and until they have been completely performed or complied with by the applicable Party (such dates in Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(b), the “Survival Expiration Date”). (c) The survival periods set forth in this Section 11.1 shall not apply to any claims for Fraud, which shall survive for six (6) years. In no event shall the termination of any representation, warranty or covenant affect any claim in connection therewith if notice is provided to the Indemnifying Party in accordance with Section 11.4 prior to the applicable Survival Expiration Date. Section 11.2 Indemnification by the Seller. Subject to the provisions of this Article XI, effective as of and after the Closing, the Parent and the Seller shall jointly indemnify, defend and hold harmless the Purchaser, the Purchaser Co-Investor and their respective Affiliates and their and their respective directors, officer, agents, shareholders, partners, members, employees, representatives, successors and assigns (collectively, the “Purchaser Indemnified Parties”) from and against, and in respect of, any and all Losses incurred or suffered by or asserted against any of the Purchaser Indemnified Parties in connection with, arising out of, relating to or resulting from: (a) any breach or violation of, or default in connection with, any Post-Closing Covenant made by or to be performed by the Seller in this Agreement, (b) any and all Retained Liabilities, (c) those Liabilities specified in Section 11.2(c) of the Companies Disclosure Letter (the “Specified Liabilities”), subject to the last sentence of this Section 11.2, or (d) any breach of a Fundamental Representation of the Companies, a Fundamental Representation of the Parent or a Fundamental Representation of the Sellers. The amount of any Losses with respect to the Companies and the Company Subsidiaries and for which indemnification is provided under this Section 11.2 shall be net of any Tax Benefit actually realized by the Purchaser Indemnified Parties or any of their Affiliates in the same taxable year that such Losses occur. If a Purchaser Indemnified Party’s claim may be properly characterized in multiple ways in accordance with this Article XI such that such claim may or may not be subject to different time limitations and other limitations depending on such characterization, then such Purchaser Indemnified Party shall have the right to characterize such claim in a manner that maximizes the recovery and time to assert

133 claims permitted in accordance with this Article XI; provided, however, that no Purchaser Indemnified Party shall be entitled to double recovery for any indemnifiable Losses even though such Losses may have resulted from the breach or inaccuracy of more than one of the representations, warranties and covenants in this Agreement or be subject to indemnification pursuant to multiple clauses of this Section 11.2. Notwithstanding anything to the contrary in the Agreement or herein, the Purchaser Indemnified Parties’ sole and exclusive remedy with respect to any Specified Liabilities shall be the Purchaser’s right to reduce the principal amount under the Adjustable Vendor Note pursuant to Section 11.10(a)(ii) of the Agreement. Section 11.3 Indemnification by the Purchaser and the Purchaser Co-Investor. Subject to the provisions of this Article XI, effective as of and after the Closing, the Purchaser and the Purchaser Co-Investor, severally (and not jointly and severally), shall indemnify, defend and hold harmless the Seller and its Affiliates and its and their respective directors, officer, agents, successors and representatives (collectively, the “Seller Indemnified Parties”) from and against their respective Pro Rata Portion of any and all Losses incurred or suffered by any of the Seller Indemnified Parties, to the extent arising out of, relating to or resulting from (a) any breach or violation of, or default in connection with, any Post-Closing Covenant made by or to be performed by Purchaser in this Agreement, (b) any and all Assumed Liabilities or (c) any breach of a Fundamental Representation of a Purchaser Party; provided, that the indemnity reduction and repayment provisions for Tax Benefits set forth in Section 11.2 shall apply mutatis mutandis to the Purchaser Parties and the Seller under this Section 11.3. If a Seller Indemnified Party’s claim may be properly characterized in multiple ways in accordance with this Article XI such that such claim may or may not be subject to different time limitations and other limitations depending on such characterization, then such Seller Indemnified Party shall have the right to characterize such claim in a manner that maximizes the recovery and time to assert claims permitted in accordance with this Article XI; provided, however, that no Seller Indemnified Party shall be entitled to double recovery for any indemnifiable Losses even though such Losses may have resulted from the breach or inaccuracy of more than one of the representations, warranties and covenants in this Agreement or be subject to indemnification pursuant to multiple clauses of this Section 11.3. Section 11.4 Procedures. (a) In the event that any Action for which an Indemnifying Party may have liability to any Indemnified Party hereunder is actually threatened, asserted against or sought to be collected from any Indemnified Party by a third party and such Indemnified Party has actual knowledge thereof (a “Third-Party Claim”), such Indemnified Party shall promptly (but no later than ten (10) Business Days after such Indemnified Party receives actual notice of such Third- Party Claim) notify the Indemnifying Party in a writing that (i) to the extent available to such Indemnified Party, describes such Third-Party Claim in reasonable detail (including the particular sections of this Agreement pursuant to which indemnification is being sought by the Indemnified Party), and (ii) sets forth the amount or the estimated amount sought thereunder to the extent then reasonably ascertainable (which estimate shall not be conclusive of the final amount recoverable in respect of, or otherwise limit the amount of recovery the Indemnified Party may seek in respect of, such Third-Party Claim) (a “Claim Notice”); provided, however, that a delay in providing a Claim Notice in accordance with this Section 11.4(a) shall not affect the rights of an Indemnified Party hereunder, except (and only to the extent that) any such delay has an actual and material prejudicial effect on the Indemnifying Party with respect to such Third-Party Claim (in which case,

134 the Indemnifying Party shall be relieved only of any portion of the indemnification liability hereunder that resulted from such delay). Except as otherwise provided in this Section 11.4, the Indemnifying Party shall then have the right in its sole discretion, upon written notice to the Indemnified Party (a “Defense Notice”) within twenty (20) days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the “Notice Period”), to investigate, contest, defend or settle the Third-Party Claim. (b) In the event that, prior to the expiration of the Notice Period, the Indemnifying Party delivers Defense Notice with respect to the applicable Third-Party Claim, subject to Section 11.4(c), (i) the Indemnifying Party shall have the right to investigate, contest, defend or settle such Third-Party Claim, including the appointment, removal or replacement of counsel (provided that the counsel is reasonably acceptable to the Indemnified Party) and the filing (at its reasonable discretion) of any counterclaim as part of a defense strategy; provided, further, that the Indemnifying Party acknowledges in writing that it is obligated to indemnify the Indemnified Party against any Losses that may be directly or indirectly suffered, paid, incurred or sustained by the Indemnified Party that, directly or indirectly, arise out of, result from or are related to such Third-Party Claim; (ii) the Indemnifying Party shall not settle or compromise or offer to settle or compromise (“Settlement”) or consent to the entry of any Order with respect to any Third- Party Claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (1) such Settlement or Order (I) does not include any criminal liability or injunctive or non-monetary relief against the Indemnified Party or any of its Affiliates, (II) does not require any admission of liability or a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates, (III) does not require any admission that would have an adverse effect on other claims then pending or threatened in writing against the Indemnified Party or any of its Affiliates that have been made known to the Indemnifying Party prior to the date of the Settlement or the issuance of the Order, or (IV) would not materially and adversely affect the ongoing business (including any dispute with any officers, managers, key employees, customers, suppliers, vendors and others having commercial relationships with the Indemnified Party or any of its Affiliates) of the Indemnified Party or any of its Affiliates and (2) the Indemnifying Party fully indemnifies the Indemnified Party for all Losses arising out of, resulting from or related to the Third-Party Claim that is the subject of such Settlement or Order and expressly and unconditionally releases the Indemnified Party and its Affiliates from all Liabilities and obligations with respect to such Third-Party Claim; (iii) the Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party and its Representatives in the investigation, defense and Settlement (if any) of such Third-Party Claim, including by, to the extent permitted by applicable Law, (x) furnishing documentary evidence to the extent reasonably available to the Indemnified Party or its Affiliates and (y) providing reasonable access to the Indemnified Party’s Representatives, as reasonably necessary to ensure the proper and adequate defense of a Third-Party Claim and (iv) the Indemnified Party shall have the right, but not the obligation, to participate in any such investigation and defense and to employ separate counsel of its choosing (at the Indemnified Party’s sole cost and expense, unless (A) there exists a conflict of interests between the Indemnified Party and the Indemnifying Party, (B) there are one or more legal defenses available to the Indemnified Party that are different or in addition to the defenses available to the Indemnifying Party, (C) the Third-Party Claim involves a Business Relationship of the Business or a then-active employee of the Purchaser or any of its Affiliates or (D) the Indemnified Party assumes the defense of a Third-Party Claim after the Indemnifying Party

135 has failed to defend in good faith a Third-Party Claim it has assumed, as provided in this Section 11.4(b), then in each case of (A) through (D), the Indemnifying Party shall be liable for the reasonable and documented out-of-pocket fees and expenses of the Indemnified Party for one separate counsel (in addition to any necessary local counsel)). (c) Notwithstanding Section 11.4(b), if a Third-Party Claim (i) is an Action by a Governmental Authority, (ii) seeks injunctive or other non-monetary relief that, if granted, would adversely affect the Indemnified Party or any of its Affiliates, (iii) seeks a finding or admission of liability or a violation of any criminal Law by the Indemnified Party or any of its Affiliates, (iv) seeks a finding or admission that would have an adverse effect on other claims actually made or threatened in writing against the Indemnified Party or any of its Affiliates or (v) would materially and adversely affect the ongoing business (including any dispute with any officers, managers, key employees, customers, suppliers, vendors and others having commercial relationships with the Indemnified Party or any of its Affiliates) of the Indemnified Party or any of its Affiliates (any such Third-Party Claim, an “Indemnified Party Defense Matter”) then, in each case of the foregoing clauses (i)-(v), the Indemnified Party shall be entitled to investigate, contest, defend or settle such Third-Party Claim and the Indemnifying Party shall have the right, but not the obligation, to participate in any such investigation and defense and to employ separate counsel of its choosing (at the Indemnifying Party’s sole cost and expense). Notwithstanding the foregoing, the Indemnified Party shall not effect a Settlement or consent to the entry of any Order of an Indemnified Party Defense Matter, unless such Settlement or Order complies with Section 11.4(b)(ii)(1) mutatis mutandis. (d) The Indemnified Party shall be entitled to receive copies of such pleadings, notices and communications with respect to any Third-Party Claim (including any Settlement thereof or any Order in connection therewith) as the Indemnifying Party may reasonably request and the Indemnifying Party shall give the Indemnified Party a reasonable period to review and comment upon drafts of any documentation relating to any Third-Party Claim, any Settlement that the Indemnifying Party proposed to enter into or Order that the Indemnifying Party proposed to consent to, and the Indemnifying Party shall consider any such comments in good faith. (e) If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third-Party Claim, whether by not delivery a Defense Notice in a timely manner or otherwise, (ii) is not entitled to defend the Third-Party Claim as provided in Section 11.4(c), or (iii) after assuming the investigation, contest, defense or settlement of a Third-Party Claim, fails to continue doing so in good faith then, in each case, the Indemnified Party shall have the right, but not the obligation, to investigate, contest, defend or settle such Third-Party Claim, and shall reasonably consult with the Indemnifying Party as it reasonably deems appropriate, it being understood that the Indemnified Party’s right to indemnification for a Third-Party Claim shall not be adversely affected by assuming the defense of such Third-Party Claim, at the Indemnifying Party’s sole expense. (f) The Indemnified Party and the Indemnifying Party shall reasonably cooperate in order to allow for the proper and adequate investigation, defense and resolution of a Third-Party Claim, including by providing reasonable access during normal business hours to each other’s relevant business records and other documents and employees to the extent reasonably relevant to such Third-Party Claim. The Indemnified Party and the Indemnifying Party shall keep

136 each other reasonably informed with respect to the status of such Third-Party Claim and shall, to the extent permitted by applicable Law, deliver to each other copies of all material written notices and documents (including court papers) received by the other that relate to the Third-Party Claim, and the Indemnifying Party, to the extent it is controlling the investigation and defense of such Third-Party Claim, shall in good faith allow the Indemnified Party to propose comments to the materials submitted in such defense (and shall consider such comments in good faith). (g) With respect to any Third-Party Claim or Action that implicates a member of the Parent Group on the one hand, and the Purchaser Parties and their Affiliates, on the other hand, in any material respect due to the allocation of Liabilities, responsibilities for management of defense, related indemnities or otherwise, in each case, pursuant to this Agreement (a “Shared Matter”), the Parent Group and the Purchaser Parties shall use commercially reasonable efforts to cooperate fully and maintain a joint defense (in a manner that is intended to preserve for all parties any privilege with respect thereto). Notwithstanding anything to the contrary herein, the Parties may jointly retain counsel (in which case the cost of counsel shall be shared in proportion to their expected financial exposure, which costs shall be reallocated at such time as the expected financial exposure is finally determined in proportion to such finally determined financial exposure) or retain separate counsel (in which case each Party will bear the cost of its separate counsel) with respect to any Shared Matter. If the Parties jointly retain counsel and the expected financial exposure is not reasonably estimable, then the Parties shall equally share the cost of joint counsel until such time as the expected financial exposure is finally determined. The Party with the greater financial exposure to a Shared Matter shall manage such Shared Matter; provided, that any outside counsel employed by a Party managing the Third-Party Claim or Action with respect thereto shall be subject to the approval of the other Party (not to be unreasonably withheld, conditioned or delayed); provided, further, that (i) if the Third-Party Claim or Action involves the pursuit of any criminal sanctions or penalties or seeks equitable, injunctive or other non-monetary relief against any Party or a Subsidiary of a Party, that Party shall be entitled to control the investigation, the defense and the resolution of the claim against such Party and (ii) the Party managing the Third- Party Claim or Action shall not be entitled to enter into any Settlement or consent to the entry of any Order with respect to such Third-Party Claim or Action without the written consent of the other Party (not to be unreasonably withheld, conditioned or delayed) unless (1) such Settlement or Order complies with Section 11.4(b)(ii)(1) and (3) mutatis mutandis, and (2) any money damages are borne solely by the managing Party and, in such case, the managing Party shall notify the other Party in writing prior to effecting any Settlement or consenting to the entry of any Order and shall make available a copy of the Settlement. (h) In the event that any Indemnified Party has a claim against any Indemnifying Party under this Article XI for Losses not involving a Third-Party Claim that such Indemnified Party believes gives rise to a claim for indemnification or reimbursement in accordance with the terms of this Article XI (a “Direct Claim”), the Indemnified Party shall promptly notify the Indemnifying Party of the Direct Claim in a writing that meets the requirements set forth in Section 11.4(a); provided, however, that a delay in providing such notification in accordance with the requirements set forth in Section 11.4(a) shall not affect the rights of an Indemnified Party hereunder, except (and only to the extent that) any such delay has a material and prejudicial effect on the Indemnifying Party with respect to such Direct Claim (in which case, the Indemnifying Party shall be relieved only of any portion of the indemnification obligation hereunder that resulted from such delay). Upon receipt of such a notice of a Direct

137 Claim for indemnity from an Indemnified Party, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article XI. In the event the Indemnifying Party disputes its liability with respect to such Direct Claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the appropriate court of competent jurisdiction set forth in Section 12.8, and, within five (5) Business Days following the final determination of the merits and amount of such Direct Claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such Direct Claim as determined hereunder. (i) Notwithstanding anything in this Section 11.4 to the contrary, none of the Purchaser Parties nor the Seller shall be required to provide access to or disclose any information (i) that is subject to attorney-client privilege, work product protection or trade secret protection or other similar privilege or protection or (ii) if such access or disclosure would (A) or would reasonably be expected to cause material harm to such party or (B) violate applicable Law, contravene fiduciary duty or conflict with any Contract by which the applicable Purchaser Party, the Seller or any of their respective Affiliates are bound; provided that the party not providing access or disclosing information shall advise the other party that the party not providing access or disclosing information is withholding such information and shall use its commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) to the other party, whether by redacting parts of such materials or otherwise, in a manner that does not violate any of the foregoing clauses (i) or (ii). Section 11.5 Exclusive Remedy and Release. The Purchaser, the Purchaser Co-Investor, the Parent and the Seller acknowledge and agree that, except for claims of Fraud and as provided for in the R&W Insurance Policy, following the Closing, this Article XI and specific performance of this Agreement pursuant to Section 12.14 shall be the sole and exclusive remedies of the Seller Indemnified Parties and the Purchaser Indemnified Parties, respectively, for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that each Party may at any time suffer or incur, or become subject to, as a result of, relating to or in connection with this Agreement or the consummation of the transactions contemplated hereby, including any failure by any Party to perform or comply with any covenant or agreement that, by its terms, was to have been performed, or complied with, under this Agreement and the Ancillary Agreements (other than any indemnification obligations or other rights set forth in such other documents entered into in connection with the transactions contemplated hereby). Nothing in this Agreement shall limit (a) any remedy the Purchaser Parties may have against any Seller Related Party pursuant to Article XI, (b) the adjustments to the Estimated Purchase Price pursuant to Section 2.5 (c) any right or remedy pursuant to the R&W Insurance Policy, and (d) the Purchaser’s right to terminate this Agreement pursuant to Section 10.1(c). Section 11.6 Additional Indemnification Provisions. (a) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the

138 minimum extent necessary to remedy the breach that gives rise to such Loss; provided, however, that no Indemnified Party shall be required to take any action that could reasonably be expected to be materially detrimental to the reputation of the business, properties, assets or liabilities of itself or its Affiliates. (b) For purposes of recovery under Section 11.2 or Section 11.3 in determining whether there has been a breach of any representation or warranty, and in calculating the amount of any Loss with respect to any such breach, all qualifications in such representation or warranty referencing the terms “material,” “materiality,” “Material Adverse Effect,” and “in all material respects” or similar limitations shall be disregarded. Section 11.7 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement (including this Article XI), after the Closing, none of the Parties shall be liable to the other Parties or their respective Affiliates or any other Person, whether in contract, tort (including negligence and strict liability) or otherwise, at law or in equity, and “Losses” shall not include any amounts for any special, incidental, consequential or punitive damages, except, in the case of incidental and consequential damages only, to the extent such damages are a reasonably foreseeable consequence of the matter giving rise to the applicable Loss; provided that nothing herein shall prevent any Purchaser Indemnified Party or Seller Indemnified Party from being indemnified pursuant to this Article XI for all components of awards against them in any Third- Party Claim, including components of such Third-Party Claim relating to special, incidental, consequential or punitive damages, fines, penalties and attorneys’ fees. Notwithstanding any provision herein to the contrary, no indemnity may be sought hereunder in respect of any Losses to the extent such liability was taken into account in determining the Final Purchase Price as a reduction thereto. Section 11.8 Indemnity Payments. Except as otherwise required by applicable Law, the Seller, the Purchaser and their respective Affiliates shall treat any and all payments pursuant to this Article XI as an adjustment to the Purchase Price for U.S. federal (and applicable state and local and non-U.S.) income Tax purposes. Section 11.9 Indemnification Obligations Net of Insurance Proceeds and Other Amounts. Any Losses subject to indemnification pursuant to this Article XI shall be calculated (a) net of insurance proceeds actually received by the Indemnified Party for such liability that actually reduce the amount of the Loss (“Insurance Proceeds”) and (b) net of any indemnity or contribution proceeds actually received by the Indemnified Party from any third party for such liability that actually reduce the amount of the Loss (“Third Party Proceeds”); provided that for purposes of this Section 11.9, Insurance Proceeds and Third Party Proceeds shall be calculated net of any deductible, retention amount or increased insurance premiums and net of reasonable and documented costs of recovery incurred by the Indemnifying Party in obtaining such recovery. Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Article XI to any Indemnified Party pursuant to this Article XI shall be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnified Party in respect of the related Loss net of any deductible, retention amount or increased insurance premiums and net of reasonable and documented costs of recovery incurred by the Indemnifying Party in obtaining such recovery. If an Indemnified Party receives a payment required by this Agreement from an Indemnifying Party in respect of any Loss (an “Indemnity Payment”) and

139 subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnified Party shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made net of any deductible, retention amount or increased insurance premiums and net of reasonable and documented costs of recovery incurred by the Indemnifying Party in obtaining such recovery. The Indemnified Party shall use commercially reasonable efforts to seek to collect or recover any Insurance Proceeds and any Third Party Proceeds to which the Indemnified Party is entitled in connection with any Loss for which the Indemnified Party seeks indemnification pursuant to this Article XI; provided, however, that in no event shall the Indemnified Party be required to (A) file one or more lawsuits or commence any other Action against any insurer, reinsurer or Affiliate thereof (in its capacity as such) or (B) seek to first recover under the R&W Insurance Policy, if obtained, any insurance policy or any other third party; provided, further, that the Indemnified Party’s inability, following such efforts, to collect or recover any such Insurance Proceeds or Third Party Proceeds (despite having used commercially reasonable efforts, subject to the immediately preceding proviso) shall not limit the Indemnifying Party’s obligations hereunder. Section 11.10 Setoff. (a) Subject to the provisions of Section 2.5, this Article XI and the terms of the Adjustable Vendor Note, the Purchaser shall have the right to: (i) in the case of any indemnification claims by a Purchaser Indemnified Party pursuant to Section 11.2 (other than any indemnification claims for Specified Liabilities), withhold and setoff any amounts payable to the Seller pursuant to Section 2.6 or under the Adjustable Vendor Note against any amounts of indemnifiable Losses (the “Owed Amounts”) owed by the Seller and/or the Parent pursuant to Section 11.2 (other than any claims for Specified Liabilities); (ii) in the case of any claims for indemnification for any Specified Liabilities reduce, as a means of setoff, the principal amount outstanding under the Adjustable Vendor Note on a dollar-for-dollar basis by an amount not to exceed the applicable Owed Amounts for such Specified Liability; provided, that in the event any of the circumstances set forth in Item 1 of Section 11.2(c) of the Companies Disclosure Letter occur, the principal amount outstanding under the Adjustable Vendor Note shall be reduced by ten million dollars ($10,000,000); and (iii) in the case of any pending claims for indemnification by a Purchaser Indemnified Party pursuant to Section 11.2 (other than any indemnification claims for Specified Liabilities), withhold and setoff any amounts payable to the Seller pursuant to Section 2.6 or under the Adjustable Vendor Note against any amounts of indemnifiable Losses (the “Claimed Amounts”) subject to a pending indemnification claim by a Purchaser Indemnified Party pursuant to Section 11.2 irrespective of the fact that such Claimed Amounts may be contingent or unmatured; provided, however, that in the event any Earnout Consideration or amount payable under the Adjustable Vendor Note then due and payable to the Seller exceeds the amount of any Claimed Amount against which the

140 Purchaser has exercised its right of setoff pursuant to this Section 11.10(a)(iii), the Purchaser shall pay to the Seller the remainder of such Earnout Consideration (i.e., the amount by which such Earnout Payment exceeds the Claimed Amount so setoff) in accordance with Section 2.6 or the remainder of such Adjustable Vendor Note payment in accordance with the Adjustable Vendor Note. provided, that, (A) in each case of clauses (i) and (ii), such withholding, setoff or reduction, as applicable, shall only be available to the Purchaser to the extent such Owed Amounts (x) have been agreed to by the Seller in writing, (y) are undisputed, or (z) have been finally determined as being payable hereunder by a court or tribunal of competent jurisdiction or the applicable provisions of Section 2.5, and (B) in the case of clause (iii), in the event that Purchaser exercises its right of setoff of any amount payable pursuant to Section 2.6 or Adjustable Vendor Note with respect to any Claimed Amount, and Purchaser (or the applicable Purchaser Indemnified Party) is finally determined not to be entitled to indemnification for such Claimed Amount hereunder or if it is finally determined that the amount of indemnification to which the Purchaser (or such Purchaser Indemnified Party) is entitled (the “Final Amount” and the amount by which the applicable Claimed Amount exceeds the Final Amount, the “Excess Setoff Amount”) is less than the amount withheld and set off pursuant to clause (iii), then following such final determination, the Purchaser shall issue the applicable Earnout or Adjustable Vendor Note payments to the Seller in an amount equal to the Excess Setoff Amount. (b) Any amount set off in accordance with the provisions of Section 11.10(a) shall be deemed to have been paid to the Seller for all purposes of this Agreement and for Tax purposes to the extent permitted by Law. (c) For the avoidance of doubt, under no circumstances shall the Fixed Vendor Note be available for any set off pursuant to this Section 11.10. ARTICLE XII GENERAL PROVISIONS Section 12.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses (including any Taxes thereon) incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated; provided that (a) the HSR Act filing fee, (b) all fees, expenses and costs of the Escrow Agent pursuant to the Escrow Agreement, and (c) all costs to procure, maintain and make claims under the R&W Insurance Policy, if obtained, including all premiums, deductibles, retention amounts, taxes, fees, expenses and costs of any nature whatsoever will be borne by the Purchaser. Section 12.2 Amendments; Waivers. (a) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Seller and the Purchaser.

141 (b) At any time prior to the Closing, the Parent or the Purchaser may, to the extent permitted by applicable Law, (i) waive any inaccuracies in the representations and warranties of the Purchaser or any member of the Parent Group, respectively, contained herein or in any document, certificate or writing delivered by the Parent or the Purchaser (as applicable) pursuant hereto or (ii) waive compliance by the other Parties with any of the agreements or conditions contained herein. The Parent may effect any waiver on behalf of the Parent, the Seller and, prior to the Closing, the Companies. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written agreement signed on behalf of such Party. Any such waiver shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. This Section 12.2 is subject to Section 12.15. Section 12.3 Notices. All notices and other communications hereunder shall be shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other Parties in accordance with this Section 12.3): (a) if to the Seller, to: Obagi Holdings Company Ltd. Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive PO Box 2681 Grand Cayman Attention: Elisabeth Milan Email: elisabeth@waldencast.com with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 United States Attention: Maxim Mayer-Cesiano Email: Maxim.Mayercesiano@skadden.com (b) if to the Companies prior to the Closing, to: 81 Fulham Road London, SW3 6RD

142 United Kingdom Attention: Elisabeth Milan Email: elisabeth@waldencast.com with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 United States Attention: Maxim Mayer-Cesiano Email: Maxim.Mayercesiano@skadden.com (c) if to the Purchaser and, following the Closing, the Companies, to: Waypoint Bidco, LLC c/o Bridgepoint Advisers Limited acting as manager for and on behalf of Bridgepoint Europe VII LP and Bridgepoint Europe VII 2 LP 5 Marble Arch London W1H 7EJ United Kingdom Email: notices@bridgepoint.eu with a copy (which shall not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10022 Attention: David Allinson, Esq.; Jane Greyf, Esq. Email: David.Allinson@lw.com; Jane.Greyf@lw.com and to: Latham & Watkins LLP 45, rue Saint-Dominique Paris 75007 France Attention: Olivier du Mottay, Esq. Email: Olivier.duMottay@lw.com (d) if to the Purchaser Co-Investor, to: Gore Range Capital Fund III LLC c/o Gore Range Capital LLC 1560 E. Southlake Blvd. Southlake, Texas 76092 Attention: Ethan Rigel

143 Email: ethan@gorerangecapital.com with a copy (which shall not constitute notice) to: Shulman Rogers, P.A. 12505 Park Potomac Avenue, 6th Floor Potomac, Maryland 20854 Attention: Scott Museles, Esq. Email: SMuseles@shulmanrogers.com Section 12.4 Interpretation; Rules of Construction. When a reference is made in this Agreement to a Section, Subsection, Article, Exhibit or Schedule such reference shall be to a Section, Subsection, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All references to “dollars” or “$” in this Agreement refer to U.S. dollars. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this sentence is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof. With respect to the determination of any period of time, the word “from” means “from and including.” References in this Agreement to any statute shall be deemed to refer to such statute as amended through the date hereof and to any rules or regulations promulgated thereunder as amended through the date hereof (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder as amended through such specific date). Section 12.5 Entire Agreement. This Agreement and the Ancillary Agreements, together with the Exhibits and Schedules hereto, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements,

144 communications and understandings among the Parties with respect to the subject matter hereof and thereof. Section 12.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except with respect to the provisions of Section 7.17, Section 11.2, Section 12.12, Section 12.13 and Section 12.15 which, in each case, shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof. Skadden shall be a third-party beneficiary for the purposes of Section 12.20. The foregoing shall not limit the Companies’ rights pursuant to Section 10.3 of this Agreement upon and following any termination hereof. Section 12.7 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by, enforced and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State without the application of any conflicts of law principles that would result in the application of the laws of any other jurisdiction. Section 12.8 Submission to Jurisdiction; Service of Process. (a) Each of the Parties, by its execution hereof, hereby knowingly, irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court declines to accept jurisdiction, any United States District Court located in the State of Delaware or any state court of the State of Delaware) for the purpose of any Action among any of the Parties relating to or arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby, (ii) waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above- named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Action in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. (b) Each of the Parties (i) consents to service of process in any Action among any of the Parties relating to or arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby in any manner permitted by Delaware law, (ii) agrees that service of process made in accordance with the foregoing clause (i) or made by

145 registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.3, will constitute good and valid service of process in any such Action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with the foregoing clauses (i) or (ii) do not constitute good and valid service of process. This Section 12.8 shall not apply to any dispute that is required to be decided by the Accounting Firm. (c) Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Action, whether in Law or in equity, in contract, in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the transactions contemplated by this Agreement, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each party submits for itself and its property with respect to any such Action to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Action in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Financing Letter will be effective service of process against them for any such Action brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Action in any such court; and (v) any such Action will be governed and construed in accordance with the Laws of the State of New York. Section 12.9 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.9. Section 12.10 Disclosure Generally. Notwithstanding anything to the contrary contained in the Companies Disclosure Letter or in this Agreement, the information and disclosures contained in the Companies Disclosure Letter shall be deemed to be disclosed and incorporated by reference in any other section or subsection of the Companies Disclosure Letter (as though fully set forth in such section or subsection of the Companies Disclosure Letter) for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in the Companies Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the monetary thresholds and amounts set forth herein or therein shall not be used as a basis for interpreting the terms “material”, “Material Adverse Effect”, “Seller Material Adverse Effect” or

146 other similar terms in this Agreement. The inclusion of any item on the Companies Disclosure Letter shall not constitute an admission by any of the Seller or the Companies that such item is or is not material and shall not be deemed to constitute an admission of any liability by the Companies or any of the Seller to any third party. Section 12.11 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the Purchaser (in the case of an assignment by the Seller or the Companies) or the Seller (in the case of an assignment by the Purchaser), and any such assignment without such prior written consent shall be null and void ab initio; provided, that (x) each of the Purchaser and the Seller may, without the consent of any other Party, assign their respective rights and delegate its obligations hereunder (in whole or in part) to any of their respective Affiliates or any shareholders of the Parent owning in excess of 10% of the share capital of the Parent, (y) following the Closing, the Seller may, without the consent of the Purchaser, assign its rights and delegate its obligations with respect to the receipt of consideration under Section 2.6 and matters relating directly thereto, to any member of the Parent Group, so long as such assignment or delegation is not reasonably expected to adversely affect or adversely impair the Purchaser Parties and (z) the Purchaser may, without the consent of any other Party, transfer, pledge or assign this Agreement as security for any financing, including the Debt Financing; provided, however, that any such assignment shall not (i) limit the Purchaser Parties’, the Parent’s or the Seller’s respective Liabilities or obligations hereunder or (ii) in the case of clauses (x) and (z), reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Section 12.12 No Recourse. Notwithstanding anything to the contrary in this Agreement or any document or instrument delivered in connection herewith, this Agreement may only be enforced against, and any Action, right or remedy that may be based upon, arise out of or relate to this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement, may only be made against the Persons that are expressly identified as parties to this Agreement in their capacities as parties to this Agreement, and no Party shall at any time assert against any Person (other than a Party) which is a current, former or future director, officer, employee, equityholder, controlling Person, general or limited partner, member, manager, agent, assignee or Affiliate or Representative of another Party (each, a “Nonparty” or, in respect of such other Party, a “Related Party”), any claim, cause of action, right or remedy, or any other Action (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine), relating to this Agreement, the transactions contemplated by this Agreement or any failure of the transactions contemplated by this Agreement to occur, and, to the maximum extent permitted by applicable Law. each Party hereby waives and releases all such claims, causes of action, rights or remedies, or any other Action against any such Nonparties or Related Parties, except in each case with respect to any Nonparty or Related Party, to the extent named as a party to any Ancillary Agreement, and then only to the extent of the specific obligations of such parties subject to the terms and limitations as set forth therein, as applicable. The provisions of this Section 12.12 are for the benefit of and shall be enforceable by each Nonparty, which is an intended third-party beneficiary of this Section 12.12.

147 Section 12.13 Releases. (a) Purchaser and Purchaser Co-Investor Releases. From and after the Closing, each of the Purchaser and the Purchaser Co-Investor agrees, on behalf of itself and its Affiliates (and, from and after the Closing, shall cause, and shall be deemed through execution of this Agreement to have caused, the Companies and the Company Subsidiaries to agree) and their respective successors, assigns, executors, heirs, officers, directors, managers, equityholders, partners and employees (each, a “Purchaser Releasing Party”) that none of the Parent, the Seller, their Affiliates or their respective successors, assigns, officers, directors, managers, equityholders and employees and Representatives (in each case in their capacity as such), whether in any individual, corporate or any other capacity (the “Seller Released Parties”), shall have any liability or responsibility to the Purchaser or the Purchaser Co-Investor, on behalf of itself and the other Purchaser Releasing Parties, hereby knowingly, unconditionally and irrevocably waives, acquits, remises, discharges and forever releases (and from and after the Closing the Purchaser and the Purchaser Co-Investor shall cause, and shall be deemed through execution of this Agreement to have caused, the Companies and the Company Subsidiaries to knowingly, unconditionally and irrevocably waive, acquit, remise, discharge and forever release) the Seller Released Parties from any and all obligations or Liabilities of any kind or nature whatsoever, whether in the capacity of an equityholder of the Companies or otherwise, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at Law or in equity, in each case, by reason of, arising out of, arising from or relating to: (i) solely in such Seller Released Party’s capacity as a holder of equity interests or other securities of the Companies or the Company Subsidiaries, the management or operation of the businesses of any Company, any of the Company Subsidiaries or the Business relating to any matter, occurrence, action or activity on or prior to the Closing Date; (ii) the transactions contemplated hereby, except for covenants and agreements that contemplate performance after the Closing or otherwise expressly survive the Closing and the Surviving Representations, each of which shall survive in accordance with their terms; (iii) any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement, the Schedules and Exhibits hereto or in any certificate contemplated hereby and delivered in connection herewith, except, with respect to the Surviving Representations and the representations, warranties, covenants and agreements that contemplate performance after the Closing or otherwise expressly survive the Closing, each of which will survive in accordance with its terms; or (iv) any information (whether written or oral), documents or materials furnished by or on behalf of the Companies, the Company Subsidiaries or the Seller in connection with the transactions contemplated hereby, including the Confidential Information (as defined in the Confidentiality Agreement) (collectively, “Purchaser Claims”), except that the foregoing shall not apply to any claim with respect to (1) the performance of their obligations under this Agreement and the Ancillary Agreements by the Parties and any party thereto (as applicable), (2) any right or remedy to which a Purchaser Releasing Party is entitled to under this Agreement or any Ancillary Agreement or (3) Fraud. The Purchaser and the Purchaser Co-Investor shall, and shall cause the Purchaser Releasing Parties to, refrain from, directly or indirectly, asserting any Purchaser Claim, or commencing instituting or causing to be commenced any Actions of any kind against a Seller Released Party based upon any Purchaser Claim released pursuant to this Section 12.13.

148 (b) Seller Release. From and after the Closing, each of the Parent and the Seller agrees, on behalf of itself and its Affiliates (and, from and after the Closing, shall cause, and shall be deemed through execution of this Agreement to have caused, their respective Subsidiaries to agree) and their respective successors, assigns, executors, heirs, officers, directors, managers, equityholders, partners and employees (each, a “Seller Releasing Party”) that none of the Purchaser, the Purchaser Co-Investor, the Companies, their respective Affiliates (including the Company Subsidiaries) or their respective successors, assigns, officers, directors, managers, equityholders and employees and Representatives (in each case in their capacity as such), whether in any individual, corporate or any other capacity (the “Purchaser Released Parties”), shall have any liability or responsibility to the Parent or the Seller, on behalf of itself and the other Seller Releasing Parties, hereby knowingly, unconditionally and irrevocably waives, acquits, remises, discharges and forever releases (and from and after the Closing the Parent and the Seller shall cause, and shall be deemed through execution of this Agreement to have caused, their respective Subsidiaries to knowingly, unconditionally and irrevocably waive, acquit, remise, discharge and forever release) the Purchaser Released Parties from any and all obligations or Liabilities of any kind or nature whatsoever, whether in the capacity of an equityholder of the Companies or otherwise, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at Law or in equity, in each case, by reason of, arising out of, arising from or relating to: (i) solely in such Purchaser Released Party’s capacity as a holder of equity interests or other securities of the Companies or the Company Subsidiaries, the management or operation of the businesses of any Company, any of the Company Subsidiaries or the Business relating to any matter, occurrence, action or activity on or prior to the Closing Date; (ii) the transactions contemplated hereby, except for covenants and agreements that contemplate performance after the Closing or otherwise expressly survive the Closing, each of which shall survive in accordance with their terms; (iii) any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement, the Schedules and Exhibits hereto or in any certificate contemplated hereby and delivered in connection herewith, except, with respect to the representations, warranties, covenants and agreements that contemplate performance after the Closing or otherwise expressly survive the Closing, each of which will survive in accordance with its terms; or (iv) any information (whether written or oral), documents or materials furnished by or on behalf of any Purchaser Released Party in connection with the transactions contemplated hereby, including the Confidential Information (as defined in the Confidentiality Agreement) (collectively, “Seller Claims”), except that the foregoing shall not apply to any claim with respect to (1) the performance of their obligations under this Agreement and the Ancillary Agreements by the Parties and any party thereto (as applicable), (2) any right or remedy to which a Seller Releasing Party is entitled to under this Agreement or any Ancillary Agreement or (3) Fraud. Each of the Parent and the Seller shall, and shall cause the Seller Releasing Parties to, refrain from, directly or indirectly, asserting any Seller Claim, or commencing instituting or causing to be commenced any Actions of any kind against a Purchaser Released Party based upon any Seller Claim released pursuant to this Section 12.13. Section 12.14 Specific Performance. (a) The Parties agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the Parties hereto do

149 not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated hereby) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. Subject to Section 12.15(b), the Parties irrevocably acknowledge and agree that each of the Parties (i) shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches by any other Party of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at Law or in equity; and (ii) shall not oppose the granting of an injunction, specific performance and/or other equitable relief on any basis, including the basis that any other Party has an adequate remedy at Law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at Law or in equity. Any Party seeking (A) an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, (B) to enforce specifically the terms and provisions of this Agreement and/or (C) other equitable relief, shall not be required to show proof of actual harm or to provide any bond or other security in connection with any such remedy. Notwithstanding anything to the contrary contained herein, this Section 12.14 is not intended to, and shall not be construed to, limit in any way, and shall be subject in all respects to, the provisions of Section 10.4. (b) Notwithstanding anything to the contrary in this Agreement and without limiting any right of the Seller to enforce any other obligations of the Purchaser set forth herein, it is explicitly agreed that the Seller shall be entitled to obtain an injunction, or other appropriate form of specific performance or equitable relief, to cause the Purchaser and the Purchaser Co- Investor to cause the Closing to occur if, and only if, each of the following conditions has been satisfied: (i) all conditions in Sections 9.1 and 9.3 (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable as of such date of being satisfied at the Closing) have been satisfied at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, and remain so satisfied or waived at the time specific performance is granted, (ii) the financing provided for by the Debt Financing Letters has been funded in accordance with its terms or will be funded at the Closing in accordance with its terms if the Equity Financing is funded at the Closing, (iii) the Seller has irrevocably notified the Purchaser in writing that all conditions set forth in Section 9.1 and Section 9.2 (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable as of such date of being satisfied at the Closing) have been satisfied or waived (or that the Seller would be willing to waive any unsatisfied conditions in Section 9.1 or Section 9.2 for purposes of consummating the Closing), that the Companies, the Seller and the Parent stood ready, willing and able to consummate the transactions contemplated by this Agreement on such date and irrevocably confirmed that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Closing will occur and (iv) the Purchaser or the Purchaser Co-Investor fails to consummate the Closing within three (3) Business Days after delivery by the Seller to the Purchaser of the notice described in clause (iii) above. For the avoidance of doubt, the Seller may pursue a grant of specific performance of the type provided in the preceding sentence and the payment of the Reverse Termination Fee under Section 10.4; provided, however, that in no event shall the Purchaser be obligated to both (x) specifically perform the obligations to cause the Equity Financing to be funded or consummate the Closing and (y) pay the Reverse Termination Fee. Section 12.15 Debt Financing. Notwithstanding anything in this Agreement to the contrary, each of the Parties (other than the Purchaser), on behalf of itself and each of its Affiliates,

150 hereby (a) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim or any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Financing Letters) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such courts, (b) agrees that any such Action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees that service of process upon such Person in any such Action shall be effective if notice is given in accordance with Section 12.3 to the applicable address(es) set forth in the Debt Financing Letters, (d) agrees that notwithstanding anything to the contrary contained herein, none of the Companies, the Parent, the Seller, any of their respective Affiliates nor any of their respective stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives shall have any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, the Debt Financing, the Debt Financing Letters or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, (e) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY ACTION BROUGHT AGAINST ANY DEBT FINANCING SOURCE IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE DEBT FINANCING, THE DEBT FINANCING LETTERS, ANY FEE LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER and (f) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 12.15 and clause (y) of Section 12.11 (and such provisions, including but not limited to, the definitions of “Debt Financing”, “Debt Financing Sources” or “Debt Financing Letters” shall not be amended in any respect that is materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Financing Letters at such time). This Section 12.15 shall not limit the rights of the parties to the Debt Financing under the Debt Financing Letters or any other definitive agreement in respect of the Debt Financing. Section 12.16 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

151 Section 12.17 Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of electronic mail, portable document format (.pdf) or any other electronic means (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement or to any other agreement or instrument entered into in connection with this Agreement will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity. Section 12.18 Counterparts. This Agreement may be signed in any number of counterparts, including through use of Electronic Delivery, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Section 12.19 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement. Section 12.20 Legal Representation. Skadden has been engaged by the Seller to represent the Seller and the Companies in connection with the transactions contemplated hereby. The Purchaser (on its behalf and on behalf of its Affiliates (including, after the Closing, the Companies)) hereby: (a) agrees that, in the event that a dispute arises after the Closing between the Purchaser and/or any of its Affiliates, on the one hand, and the Seller and/or any of its Affiliates, on the other hand, Skadden may represent the Seller in such dispute even though the interests of the Seller may be directly adverse to the Purchaser, the Companies or any of their Affiliates and even though Skadden may have represented the Companies in a matter substantially related to such dispute, or may be handling ongoing matters for the Purchaser or the Companies; (b) waives any conflict in connection therewith; and (c) agrees that each shall not assert any claim against Skadden in respect of legal services provided to the Companies or their Affiliates by Skadden in connection with this Agreement or the transactions contemplated hereby. The Purchaser (on its behalf and on behalf of its Affiliates) further agrees that, notwithstanding anything in this Agreement to the contrary, all communications among Skadden, the Seller, the Companies and/or the Company Subsidiaries (including any of their respective directors, officers, managers, employees or agents) that relate in any way to this Agreement, the Ancillary Agreements, the Confidentiality Agreement or the transactions contemplated hereby or thereby or the negotiation of the same, shall be deemed protected by the attorney-client privilege, and, as to such communications, the attorney-client privilege and the expectation of client confidence belongs to the Seller, and shall be controlled by the Seller and shall not pass to or be claimed by the Purchaser, the Companies or any of their Affiliates after the Closing. The Purchaser (on its behalf and on behalf of its Affiliates) further understands and agrees that the Parties have each undertaken reasonable efforts to prevent the disclosure of confidential or attorney-client privileged information. Notwithstanding those efforts, the Purchaser (on its behalf and on behalf of its Affiliates) further understands and agrees that the consummation of the transactions contemplated by this Agreement may result in the inadvertent disclosure of information that may be confidential and/or subject to a claim of privilege. The Purchaser (on its behalf and on behalf of its Affiliates) further understands and agrees that any disclosure of information that may be confidential and/or

152 subject to a claim of privilege shall not prejudice or otherwise constitute a waiver of any claim of privilege. The Purchaser (on its behalf and on behalf of its Affiliates) agrees to use reasonable best efforts to return promptly any inadvertently disclosed information to the appropriate Person upon becoming aware of its existence. Notwithstanding the foregoing, in the event that a dispute arises after the Closing between the Purchaser, the Companies or any of their Affiliates and a third- party other than a Party to this Agreement, the Companies may assert the attorney-client privilege to prevent disclosure of confidential communications by Skadden to such third-party; provided, however, that, following the Closing, the Purchaser, the Companies and/or the Company Subsidiaries may not waive such privilege without the prior written consent of the Seller. Skadden shall be a third-party beneficiary for the purposes of this Section 12.20. Section 12.21 No Presumption Against Drafting Party. Each of the Purchaser, the Purchaser Co-Investor, the Parent, the Seller and the Companies acknowledge that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguity in this Agreement against the drafting Party has no application and is expressly waived. Section 12.22 Purchaser Parties Guaranty. To induce the Purchaser Parties to enter into this Agreement, Parent hereby irrevocably and unconditionally guarantees to the Purchaser Parties the full and timely performance and satisfaction of the Seller’s obligations as set forth in this Agreement and the Ancillary Agreements to which the Seller is a party, in each case as and when due (the “Guaranteed Obligations”). If, for any reason whatsoever, the Seller shall fail or be unable to make full and timely payment as set forth in this Agreement or perform any of its other Guaranteed Obligations, such payment of Guaranteed Obligations shall be due and payable for the purposes hereof and Parent will promptly pay and cause to be paid in lawful currency of the United States, or perform or cause to be performed, the Guaranteed Obligations. In no event shall the Purchaser Parties be obligated to take any action, obtain any judgment or file any claim against the Seller prior to enforcing the guarantee provided for in this Section 12.22 against Parent, and Parent hereby waives as to itself notice of the acceptance of this guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred, all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, and all suretyship defenses. This guarantee is to be a continuing security of the Purchaser Parties for the Guaranteed Obligations that may be owed by the Seller and is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a guarantor and including any amendment, extension, modification or waiver of any of the Seller’s payment or other obligations hereunder, or any insolvency, bankruptcy, liquidation or dissolution of the Seller or any assignment thereby. Notwithstanding anything to the contrary set forth in this Section 12.22, (i) to the extent that the Seller is relieved from the Guaranteed Obligations by satisfaction thereof or pursuant to any mutual written agreement between the Purchaser and the Seller, the Parent shall be similarly relieved of such Guaranteed Obligations and (ii) the Parent shall be permitted to assert any defenses to the exercise of the guaranty in this Section 12.22 by the Purchaser available to the Seller in accordance with the terms and conditions of the Agreement in connection with the Guaranteed Obligations (for the avoidance of doubt, except for any defense arising by operation of any bankruptcy, insolvency, disability, dissolution, receivership, reorganization or similar Law or by reason of lack

153 of limited partnership, corporate or other power of the Seller, lack of capacity, lack of authority or any other disability to the enforceability or validity of, or defense based on the unenforceability or invalidity of, the obligations against the Seller, or other defenses expressly waived hereby or thereby). This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time the Seller fails to perform any of the Guaranteed Obligations and shall terminate upon satisfaction of the Guaranteed Obligations. This is a guarantee of performance and payment, and not of collection only. Section 12.23 Notarial independence. The Parties acknowledge that the Notary is associated with Loyens & Loeff N.V., the firm that advises the Seller in the Transaction. With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) established by the Royal Notarial Professional Organisation (Koninklijke Notariële Beroepsorganisatie), the Parties hereby explicitly agree that: (a) the Notary shall execute any notarial deeds related to this Agreement; and (b) the Seller is and may in future be assisted and represented by Loyens & Loeff N.V. in relation to this Agreement and any documents that may be concluded, or disputes that may arise, in connection therewith. [The remainder of this page is intentionally left blank.]

[Signature Page to the Purchase and Sale Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. SELLER: OBAGI HOLDINGS COMPANY LIMITED By: /s/ Felipe Dutra Name: Felipe Dutra Title: Director PARENT: WALDENCAST PLC By: /s/ Felipe Dutra Name: Felipe Dutra Title: Director

[Signature Page to the Purchase and Sale Agreement and Plan of Merger] COMPANIES: OBAGI COSMECEUTICALS LLC By: /s/ Natasha Hodkinson Name: Natasha Hodkinson Title: Vice President and Secretary OBAGI NETHERLANDS B.V. By: /s/Christiaan Zandstra Name: Christiaan Zandstra Title: Director By: /s/Natasha Hodkinson Name: Natasha Hodkinson Title: Vice President and Secretary OBAGI ASIAPAC LIMITED By: /s/ Natasha Hodkinson Name: Natasha Hodkinson Title: Vice President and Secretary

[Signature Page to the Purchase and Sale Agreement and Plan of Merger] PURCHASER: WAYPOINT BIDCO, LLC By: /s/ Rupprecht Pranckh Name: Rupprecht Pranckh Title: President and Secretary PURCHASER CO-INVESTOR: GORE RANGE CAPITAL FUND III LLC By: Gore Range Managing Member III LLC Its: Managing Member By: /s/ Ethan Rigel Name: Ethan Rigel Title: Managing Member MERGER SUB I: WAYPOINT MERGER SUB I, LLC By: /s/ Rupprecht Pranckh Name: Rupprecht Pranckh Title: President and Secretary MERGER SUB II: WAYPOINT MERGER SUB II, LLC By: Gore Range Capital Fund III LLC Its: Sole Member By Gore Range Managing Member III LLC Its: Managing Member By: /s/ Ethan Rigel Name: Ethan Rigel Title: Managing Member

EXHIBIT A Form of First Certificate of Merger [Intentionally Omitted]

EXHIBIT B Form of Second Certificate of Merger [Intentionally Omitted]

EXHIBIT C Accounting Principles, Specific Accounting Policies and Sample Statement [Intentionally Omitted]

US-DOCS\168420049.45 EXHIBIT D Form of Escrow Agreement [Intentionally Omitted]

US-DOCS\171358691.5 EXHIBIT E Form of Fixed Vendor Note THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE FOR U.S. FEDERAL INCOME TAX PURPOSES, PLEASE CONTACT PAYOR AT [●]. THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO ALL SENIOR DEBT. FIXED VENDOR NOTE DATED [  ], 2026 $10,000,000 Waypoint Intermediate, Inc., a Delaware corporation (“Payor”), for value received, promises to pay Obagi Holdings Company Ltd., a private limited company formed under the laws of the Cayman Islands (together with its registered assignees, “Payee”, and together with Payor, the “Parties,” and each a “Party”), the aggregate principal amount of twenty million U.S. dollars ($10,000,000), together with accrued interest thereon, each calculated and payable as set forth below in this Fixed Vendor Note (this “Note”). The principal and interest on this Note are payable in lawful money of the United States of America in immediately available funds at such place in the United States as Payee may from time to time designate in writing to Payor. This Note is one of the “Vendor Notes” referred to in, and was executed and delivered in connection with, that certain Purchase and Sale Agreement and Agreement and Plan of Merger, dated as of June 1, 2026, by and among Payee, Payor, Waldencast plc, a public limited company incorporated under the laws of the Bailiwick of Jersey, the Companies and the other parties thereto (the “Acquisition Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement. 1. Payment of Principal and Interest 1.1 Calculation and Payment of Interest. (a) Interest on the principal balance of this Note outstanding from time to time shall accrue, at a rate per annum equal to (1) from the Note Date until the third anniversary of the Note Date, the Term SOFR plus 5.75% and (2) commencing on the third anniversary of the Note Date until the Maturity Date, the Term SOFR plus 6.25%, in each case, computed on the basis of a 365 or 366-day year (as appropriate) for the actual number of days elapsed, from and including the date hereof. The interest shall be paid in kind (“PIK Interest”) by automatically and without further action capitalizing and adding such PIK Interest quarterly in arrears on the last Business Day of each Interest Period to the then-outstanding principal

2 amount of this Note, and thereafter, such PIK Interest shall bear interest as provided hereunder as if it had been part of the outstanding principal of this Note. (b) Any and all payments by Payor under this Note or any Note Document shall be made net of any deduction or withholding for any taxes required by applicable Law. If the Payor is required by applicable Law to deduct or withhold any such amount, the Payor shall use commercially reasonable efforts to (x) notify the Payee at least five (5) days prior to making any such deduction or withholding and (y) cooperate with the Payee to reduce or eliminate any such withholding, including, without limitation, by taking into account any relevant forms or other documentation provided to the Payor by or on behalf of Payee (or its registered assignee); provided, that the Payor shall provide the Payee with any tax forms it is legally able to provide to the extent reasonably requested by the Payee to permit any payments made hereunder to be made without any deduction or withholding. Any amounts that are deducted and withheld pursuant to this Section 1.1(b) shall be (A) timely remitted to the appropriate Governmental Authority and (B) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary in this Section 1.1(b), except as otherwise required by a change in law or a “determination” within the meaning of Section 1313(a) of the Code, so long as the Payee (or an applicable registered assignee) delivers to Payor a certificate to the effect that the Payee is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Payor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, together with a duly executed and completed IRS Form W-8BEN-E, the Parties agree to treat any U.S-source interest payable to the Payee (or its applicable registered assignee) under this Note as “portfolio interest” as defined in Section 871(h) of the Code. 1.2 Payment on Maturity Date. (a) Subject to Section 0, the principal balance (including any PIK Interest) of, and any accrued and unpaid uncapitalized interest on, this Note shall be payable on the earlier of the date (the “Maturity Date”): (i) the occurrence of an Exit Event and (ii) the later of (A) [  ]1 and (B) six months after the date of the Payment in Full of the Senior Debt. 1.3 Prepayment. (a) Subject to Section 5, Payor may, at its option at any time, without premium or penalty, prepay all or any portion of this Note. (b) Any prepayment of this Note shall be applied as follows: first, to payment of accrued and uncapitalized interest; and second, to payment of principal (including PIK Interest). Upon any partial prepayment, at the request of either Payee or Payor, this Note shall be surrendered to Payor in exchange for a substitute note, which shall set forth the revised principal amount of this Note. 1.4 Payment Only on Business Days. Any payment hereunder which, but for this Section 1.4, would be payable on a day which is not a Business Day, shall instead be due and payable on (and interest shall continue to accrue, to and including) the next Business Day following such date for payment. 1 Note to Draft: To be the date that is 7.5 years after the Note Date.

3 2 Representations and Warranties of Payor Payor hereby represents and warrants to the Payee, as of the Note Date, that: 2.1 Existence. Payor (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and (b) has the power and authority to execute, deliver and perform its obligations under this Note. 2.2 Authorization; No Contravention. The execution, delivery and performance by Payor of this Note have been duly authorized by all necessary organizational action, and do not and will not (a) conflict with the terms of Payor’s organizational documents; or (b) violate any applicable laws in any material manner. No approval or consent by, or notice to, any governmental authority or any other person is required in connection with the execution, delivery or performance by, or enforcement against Payor, other than any approval, consent or notice that has been obtained or made, other than filings required by applicable state securities laws, if any. 2.3 Binding Effect. This Note constitutes the legal, valid and binding obligations of Payor, enforceable against Payor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. 3. Covenants of Payor 3.1 Until all amounts outstanding and payable to Payor under the Note Documents have been paid in cash in full, Payor covenants and agrees that: (a) Maintenance of Existence. Payor shall preserve, renew and keep in full force and effect its legal existence and good standing in all jurisdictions where the failure to do so would reasonably be likely to have a material adverse effect on the business of Payor. (b) [Reserved]. (c) Refinancings, Repricings and Amendments of Senior Debt. Notwithstanding anything to the contrary in this Note or any other Note Document, the Payor and its Affiliates shall be permitted, at any time and from time to time, without the consent of, or notice to, the Payee, to (i) amend, restate, amend and restate, supplement, modify, waive, refinance, replace, refund, repay, repurchase, redeem, reprice, increase, decrease or otherwise deal with any Senior Debt or any Senior Debt Agreement (including by entering into new credit facilities, indentures, note purchase agreements or other debt instruments), and (ii) change the identity of the lenders, agents, trustees, holders or other parties to any Senior Debt Agreement, in each case on such terms and conditions as the Payor may determine in its sole discretion. The only limitations on the foregoing shall be those expressly set forth in the definition of “Specified Refinancing”. 4. Events of Default 4.1 The following shall constitute “Events of Default” under this Note: (a) (1) failure by Payor to make any payment of principal required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and (2) failure by Payor to make any payment of interest required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and, with respect to this clause (2), the continuation of such failure for a period of five (5) Business Days; or (b) Payor pursuant to or within the meaning of any Bankruptcy Law:

4 (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for all or any substantial portion of its property or assets; or (iv) makes a general assignment for the benefit of its creditors; or (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Payor in an involuntary case or proceeding; (ii) appoints a Custodian of Payor or for all or substantially all of its properties; or (iii) orders the liquidation of Payor; and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days. (d) Payor fails to perform or observe any covenant or other agreement contained in this Note and such failure continues for a period of ten (10) Business Days after written notice thereof is received by the Payor from Payee, or any representation or warranty made by Payor in this Note shall prove to have been false or incorrect in any material respect at the time when made. 4.2 Subject to Section 5, if an Event of Default specified in Section 4.1(a) and Section 4.1(d) occurs and is continuing, the Payee may elect by written notice to Payor to declare the principal balance (including PIK Interest) and all accrued uncapitalized interest on this Note to become due and payable and if an Event of Default specified in Section 4.1(b) or Section 4.1(c) occurs and is continuing, the principal balance (including PIK Interest) and accrued uncapitalized interest on this Note shall become due and payable immediately without any declaration or other act on the part of Payee. 4.3 Subject to Section 5, if any Event of Default shall have occurred and be continuing, Payee may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Payee under this Note. 4.4 No right or remedy herein conferred upon or reserved to the Payee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. 5. Subordination 5.1 Subordination. (a) Notwithstanding anything to the contrary in this Note, each of Payor and Payee by its acceptance hereof agrees that the payment of the principal amount (including PIK Interest), any accrued and uncapitalized interest on this Note and all other amounts payable by Payor or any other person under any of the Note Documents (all of the foregoing, the “Subordinated Obligations”) shall, to the extent set forth in this Section 5, be subordinate to and subject in right of payment to the prior payment in cash in full of all Senior Debt in the form received (including, without limitation, termination of all commitments to provide Senior Debt, such events, collectively, being referred to as “Payment in Full”). Until Payment in Full, Payor shall not, directly or indirectly, make, nor shall Payee accept, take, receive or retain any payment or distribution on account of the Subordinated Obligations (including, without limitation, any cash payment of principal or interest, whether prior to or after maturity hereof) whether in cash or in kind (other than PIK Interest) or in any other

5 manner, and for the avoidance of doubt, any such payment or distribution shall be subject to Section 5.5. For the avoidance of doubt, the accrual and capitalization of PIK Interest shall not constitute a payment or distribution on account of the Subordinated Obligations for purposes of this Section 5. (b) Notwithstanding anything to the contrary in this Note or any Note Document, in the event of the institution of any Insolvency Proceeding relative to Payor, then the holders of Senior Debt shall be entitled to receive Payment in Full of all Senior Debt before Payee is entitled to receive any payment in respect of the Subordinated Obligations. This Section 5 is intended to be, and shall be, enforceable as a subordination agreement under Section 510(a) of the United States Bankruptcy Code and any analogous provision of any applicable Debtor Relief Law. 5.2 Standstill. Until Payment in Full of all Senior Debt, Payee shall not, and shall not attempt to, directly or indirectly (notwithstanding Sections 4.3 and 4.4: (i) accelerate this Note or declare any Subordinated Obligations due and payable, and any automatic acceleration provision shall be modified accordingly; (ii) commence, prosecute or participate in any suit, action or proceeding to collect or enforce any Subordinated Obligations; (iii) obtain or enforce any judgment, writ, levy, attachment, garnishment, execution or similar process; (iv) exercise any contractual, legal or equitable remedy with respect to any Subordinated Obligations; or (v) commence or join in any involuntary Insolvency Proceeding against Payor. Nothing herein shall prevent Payee from filing a proper claim or proof of debt or other document or amendment thereof required in any Insolvency Proceeding relative to Payor; provided that Payee shall not take any action inconsistent with the payment priority, turnover and non-contest provisions of this Section 5. 5.3 No Impairment. (a) No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Payor or Payee, or by any non-compliance by Payor or Payee with the terms, provisions and covenants of this Note or any Note Document, regardless of any knowledge thereof Payor or Payee, as applicable, may have or be otherwise charged with. (b) Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to Payee (which Payee hereby waives), without incurring responsibility and without impairing or releasing the subordination provided in this Section 5, do any one or more of the following, in each case, in accordance with the Credit Agreement: (i) change the manner, place or terms of payment or extend the time of payment of, or effect any Permitted Change to any Senior Debt or any Senior Debt Agreement evidencing the same or evidencing, governing, creating, guaranteeing or securing any Senior Debt; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; (iv) fail or delay in the perfection of Liens securing the Senior Debt; (v) exercise or refrain from exercising any rights against Payor and any other Person (including, without limitation, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor or any other Person, regardless of whether any such actions or omissions may affect the rights of the holders of the Senior Debt to a deficiency) and (vi) from time to time enter into agreements and settlements with Payor or any of its subsidiaries as it may determine, including, without limitation, any substitution of collateral, any release of any Lien and any release of Payor or any of its subsidiaries from their obligations under any Senior Debt Agreement. This Section 5.3(a) shall not limit the obligations of Payor or the rights of Payee set forth in this Note. (c) Payee acknowledges the reliance of the holders of any and all of the Senior Debt on these provisions. The Payor and Payee each acknowledges and agrees that (i) each of the provisions

6 set forth in this Section 5 shall be specifically enforceable against Payor and Payee by each Senior Debt Representative, and (ii) none of the amounts owing under this Note may at any time be secured by any collateral or guaranteed by any subsidiary or parent of Payor. 5.4 Non-Contest. Payee shall not contest, challenge, object to or support any contest, challenge or objection to the validity, enforceability, allowance, priority or amount of any Senior Debt, any Senior Debt Agreement, any Lien or security securing Senior Debt, any guarantee of Senior Debt, or any exercise of rights or remedies by any Senior Debt Representative or holder of Senior Debt. 5.5 Relative Rights. The provisions of this Section 5 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and Payee on the other hand, and nothing herein shall impair, as between Payor and Payee, the obligation of Payor, which is unconditional and absolute, to pay to Payee the principal amount hereof and interest hereon and the other amounts payable hereunder in accordance with the terms and provisions of this Note, subject to the rights, if any, of holders of Senior Debt under this Section 5. 5.6 Turnover of Payments. If, notwithstanding the provisions of this Section 5, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by Payee from any source whatsoever in contravention of this Section 5 and before Payment in Full of all Senior Debt in the form received, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Senior Debt (or any duly authorized Senior Debt Representative) for application of payment according to the priorities of such Senior Debt (except Payee may receive and retain Permitted Junior Securities). Pending such turnover, Payee shall segregate such payment, or distribution and shall not commingle it with any other funds or property. If a claim is made upon any holder or holders of Senior Debt for repayment or recovery of any amount (a “Voidable Transfer”) on account of any Senior Debt under any Federal, state or foreign law, whether by reason of preference, fraudulent conveyance, or otherwise and if such holder or holders of Senior Debt repay all or a portion of such amounts by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such holder or holders, or (ii) any settlement or compromise of any claim effected by such holder or holders based upon the reasonable advice of counsel, then, as to the amount that has been repaid, the provisions of this Section 0 shall be automatically reinstated and restored and the amount so repaid shall constitute Senior Debt entitled to the benefits of this Section 5 as if such Voidable Transfer never had been made. 5.7 Reliance by Holders of Senior Debt. Payor and Payee acknowledge and agree that the provisions of this Section 5 and Section 8.13 shall inure to the benefit of the holders of the Senior Debt who are intended to be express third-party beneficiaries of such provisions. 5.8 Notwithstanding anything to the contrary in this Note, no Event of Default shall be deemed to have occurred or exist solely as a result of Payor’s failure to make any payment, perform any covenant or obligation, in each case, to the extent such payment, performance, or obligation is prohibited by this Section 5 or the Senior Debt Agreement. Any amounts not paid due to this Section 5 shall remain Subordinated Obligations and shall become payable only to the extent permitted by this Section 5. 6 Cancellation of this Note. 6.1 Cancellation of Note. Once all amounts outstanding and payable to Payor under the Note Documents have been paid in cash in full, this Note shall automatically be deemed canceled, shall be surrendered to Payor for cancellation and shall not be reissued.

7 7 Certain Definitions 7.1 “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Payor. 7.2 “Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York or London, England. 7.3 [“Credit Agreement” means that certain credit agreement, dated as of [  ], 2026 among [  ] as borrower, MidCap Financial Trust, as administrative agent, and the other lenders party thereto, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time (including, any “Credit Agreement” (or similar debt agreement) entered into as a result of a Specified Refinancing).]2 7.4 “Companies” has the meaning set forth in the Acquisition Agreement. 7.5 “Company Entity” means the Payor and each subsidiary of the Payor. 7.6 “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law. 7.7 “Debtor Relief Laws” means Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. 7.8 “Debt to EBITDA Ratio” means a ratio where (a) the numerator is funded debt outstanding under the credit agreement or other principal debt instrument governing any Specified Refinancing (and in addition, any other outstanding debt for borrowed money of the “Borrower” and its “Subsidiaries” (each as defined in the Credit Agreement), any outstanding note or indenture under which the “Borrower” and its “Subsidiaries” (each as defined in the Credit Agreement) are obligated and any drawn (and not reimbursed or cash collateralized) letters of credit under which the “Borrower” and its “Subsidiaries” (each as defined in the Credit Agreement) are obligated), and (b) the denominator is EBITDA, in each case calculated in the manner set forth in, and using the definitions, conventions, addbacks, adjustments, pro forma adjustments and methodologies set forth in (or otherwise agreed with the lenders or other holders of indebtedness under), the documentation governing such Specified Refinancing. The calculation of the Debt to EBITDA Ratio shall be conclusively determined by the Payor in good faith based on the foregoing. 7.9 “EBITDA” means [“Consolidated Adjusted EBITDA”] (or the equivalent or analogous concept), as defined in the credit agreement or other principal debt instrument governing any Specified Refinancing, calculated to the satisfaction of the Payor and the lenders (or other holders of indebtedness) in connection with any Specified Refinancing. 7.10 “Event of Default” means any of the occurrences specified under Section 4.1(a) through Section 4.1(d) of this Note. 7.11 “Exit Event” means the consummation of a transaction or series of transactions (whether structured as a merger, sale, consolidation, recapitalization or otherwise) which, collectively, result in Sponsor no longer owning, directly or indirectly, at least fifty percent (50%) of the economic or voting interests of [Waypoint BidCo US, LLC].3 2 Note to Draft: To update for final Credit Agreement as required. 3 To be entity that is “Holdings” under the Credit Agreement.

8 7.12 “Insolvency Proceeding” means, with respect to any Person, the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or if such Person makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or such Person appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding. 7.13 “Interest Period” means, (i) with respect to the first Interest Period, the period commencing on the Note Date and ending on December 31st, 2026, and (2) thereafter, each successive quarterly period ending on the last Business Day of December, March, June and September. Interest shall compound quarterly on the last Business Day of each Interest Period. 7.14 “Note Date” means [  ], 2026. 7.15 “Note Documents” means this Note and, without limitation, all other promissory notes, credit agreements, loan agreements, and all other instruments, agreements, and documents, whether now or hereafter existing, executed in connection with this Note; provided that, any such documents executed after the Note Date shall be subject to the terms of Sections 5 set forth herein, but excluding, for the avoidance of doubt, the Fixed Vendor Note. 7.16 “Permitted Change” means, with respect to any Senior Debt Agreement, any written amendment, restatement, amendment and restatement, supplement, waiver, refinancing, replacement, repricing, increase, extension or other modification, in each case, on such terms as the Payor and the holders of the Senior Debt may agree, including that a Specified Refinancing with respect to any Senior Debt Agreement shall constitute a Permitted Change. 7.17 “Permitted Junior Securities” means debt or equity securities of Payor or any successor entity issued pursuant to a plan of reorganization or readjustment of Payor that has been adopted pursuant to an Insolvency Proceeding and confirmed or approved by a court having jurisdiction over such proceeding (a) which securities are subordinated to, and shall not have an earlier maturity date than the payment of all then-outstanding Senior Debt and (b) which securities are subordinated in right of payment to all Senior Debt, at least to the same extent that this Note is subordinated to the payment of all Senior Debt; provided that, so long as any holder of Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not indefeasibly paid in cash in full on such date, the holders of such Senior Debt not so paid in cash in full shall have consented to the terms of such plan of reorganization or readjustment. 7.18 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. 7.19 [“Senior Debt” means (a) the Obligations (as defined in the Credit Agreement) and all other obligations (including, without limitation, costs, expenses, penalties, indemnifications, damages or otherwise of Payor or any of its respective subsidiaries) owing under or arising pursuant to any Senior Debt Agreement, and (b) to the extent allowed under applicable law, post-petition interest,

9 fees and expenses on the liabilities referred to in the immediately preceding clause (a) accruing subsequent to the commencement of an Insolvency Proceeding.]4 7.20 “Senior Debt Agreement” means each instrument or agreement evidencing or governing the liabilities referred to in clause (a) of the definition of Senior Debt, including, without limitation, the Credit Agreement and the other [Loan Documents] (as defined in the Credit Agreement), in each case, subject to any Permitted Change thereto. 7.21 [“Senior Debt Representatives” means with respect to any Senior Debt Agreement, the lead administrative agent or trustee for the lenders, noteholders and/or creditors thereunder, which for the avoidance of doubt, shall include MidCap Financial Trust (and its successors and assigns) under the Credit Agreement.]5 7.22 “Specified Refinancing” means a refinancing, replacement or restructuring of the Credit Agreement, as in effect immediately prior to giving effect to such Specified Refinancing; provided that, after giving effect to such Specified Refinancing, the Debt to EBITDA Ratio on the date of such Specified Refinancing (giving effect thereto) will not exceed 7.50:1.00. 7.23 “Sponsor” means Bridgepoint Europe VII LP and Bridgepoint Europe VII 2 LP. 7.24 “Term SOFR” means a variable rate per annum equal to Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. 7.25 “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CME) (or a successor administrator of the Term SOFR Reference Rate as agreed between Payor and Payee). 7.26 “Term SOFR Reference Rate” means the prevailing 3-month term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform. 7.27 “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. 8 Miscellaneous 8.1 Section Headings. The section headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note. 8.2 Amendment and Waiver. Any term of this Agreement may be amended, terminated or waived only with the written consent of Payor, Payee and, solely with respect to Section 5 and Section 8.13, the Senior Debt Representative; provided that no amendment, supplement, modification, waiver or consent under this Note or any replacement Note or other Note Document that is adverse in any material respect to the holders of Senior Debt shall be effective without the prior written consent of the Senior Debt Representative. No failure or delay in exercising any right, power or privilege 4 Note to Draft: To update for final Credit Agreement as required. 5 Note to Draft: To update for final Credit Agreement as required.

10 hereunder shall imply or otherwise operate as a waiver of any rights of Payor or Payee, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. 8.3 Governing Law. This Note, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Note or the negotiation, execution or performance of this Note (including, without limitation, any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Note) will be governed by, enforced and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State without the application of any conflicts of law principles that would result in the application of the laws of any other jurisdiction. 8.4 Lost, Stolen, Destroyed or Mutilated Note. Upon receipt of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note and of indemnity arrangements reasonably satisfactory to Payor from or on behalf of the holder of this Note, and upon surrender or cancellation of this Note if mutilated, Payor shall make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note, at Payee’s expense. 8.5 Waiver of Presentment, Etc. Except as otherwise provided herein, presentment, demand, protest, notice of dishonor and all other demands and notices are hereby expressly waived by Payor. 8.6 Usury. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note. 8.7 Notices. All notices and other communications hereunder shall be shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other Party in accordance with this Section 8.7): If to Payor, addressed to: [  ] Attn: [  ] Email:[  ] with a copy (which shall not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attn: David Allinson; Jane Greyf Email: david.allinson@lw.com; jane.greyf@lw.com and

11 Latham & Watkins LLP 45, rue Saint-Dominique Paris, 75007 France Attn: Olivier du Mottay Email: Olivier.dumottay@lw.com If to Payee, addressed to: Obagi Holdings Company Ltd. Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive, PO Box 2681 Attn: Elisabeth Milan Email: elisabeth@waldencast.com with a copy (which shall not constitute notice): Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Attn: Maxim Mayer-Cesiano Email: maxim.mayercesiano@skadden.com In the event that any notice under this Note is required to be made on or as of a day which is not a Business Day, then such notice shall not be required to be made until the first (1st) day thereafter which is a Business Day. 8.8 Assignment. Payor may not assign any Note Document or any obligation under any Note Document, without the prior written consent of Payee, in the sole discretion of Payee; provided, that Payor may, without the consent of Payee, assign the Note Documents to any Affiliate of Payor; provided, however, that any such assignment shall not reasonably be expected to materially impair or materially adversely affect Payee or any of its Affiliates; provided further that, any such assignment in connection with a Specified Refinancing shall not be deemed to materially impair or materially adversely affect Payee or any of its Affiliates. Payee may not assign any Note Document or any right, title or interest in, to or under any Note Document without the prior written consent of Payor, in the sole discretion of Payor; provided, that Payee may, without the consent of Payor, assign the Note Documents to Parent or any Affiliates of Parent or any shareholders of Parent owning in excess of ten percent (10%) of the share capital of Parent; provided, however that any such assignment shall not reasonably be expected to materially impair or materially adversely affect Payor or any of its Affiliates. This Note will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. For the avoidance of doubt, Permitted assignees of this Note shall be subject to all of the terms and conditions of this Note including, without limitation, Section 5 and this Section 8.8. The Payee shall maintain a register of the principal and interest amounts owing from time to time pursuant to the terms hereof (the “Register”). In the event of a permitted assignment by Payee of all or any part of any Note, the Payee shall record such assignment in the Register. Promptly upon request by the applicable permitted assignee, the Payor shall execute and deliver to such permitted assignee (and, in the event of a partial permitted assignment of this Note, the Payee making such assignment) one or more new Notes issued in the name or names of the assignees thereof (and, in the event of a partial permitted

12 assignment of this Note, the Payee making such assignment). No assignment by any Payee shall be effective unless it has been recorded in the Register as provided above. The entries in the Register shall be conclusive absent manifest error. The Register shall be available for inspection by each of Payor and any Payee, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, the subordination provisions described in Section 5 hereof shall be binding upon all successors, permitted transferees and permitted assigns of the Payee and any one or more permitted assignees and subsequent permitted assignees. 8.9 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE, ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9. 8.10 Entire Agreement. The Note Documents and the Acquisition Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between this Note and the Acquisition Agreement, the latter shall prevail. 8.11 Severability. If any term, provision, covenant or restriction of this Note is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Note shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. 8.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 8.13 Security. This Note is unsecured and there shall be no guarantors or obligors other than Payor. Payee acknowledges that Payor has not and will not grant, and Payee has not and will not receive, any Lien or security interest in any property of Payor or any of its Affiliates or subsidiaries, or any guarantee by any such Person, to secure any Subordinated Obligations. [Remainder of page purposefully left blank; signature pages follow]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Note as of the date hereinabove first written. PAYOR: WAYPOINT INTERMEDIATE, INC. By: Name: Title:

PAYEE: OBAGI HOLDINGS COMPANY LTD. By: Name: Title:

US-DOCS\171358660.17 EXHIBIT F Form of Adjustable Vendor Note THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE FOR U.S. FEDERAL INCOME TAX PURPOSES, PLEASE CONTACT PAYOR AT [●]. THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO ALL SENIOR DEBT. ADJUSTABLE VENDOR NOTE DATED [  ], 2026 $20,000,000 Waypoint Intermediate, Inc., a Delaware corporation (“Payor”), for value received, promises to pay Obagi Holdings Company Ltd., a private limited company formed under the laws of the Cayman Islands (together with its registered assignees, “Payee”, and together with Payor, the “Parties,” and each a “Party”), the aggregate principal amount of twenty million U.S. dollars ($20,000,000), subject to any reduction pursuant to Section 6.1, together with accrued interest thereon, each calculated and payable as set forth below in this Adjustable Vendor Note (this “Note”). The principal and interest on this Note are payable in lawful money of the United States of America in immediately available funds at such place in the United States as Payee may from time to time designate in writing to Payor. This Note is one of the “Vendor Notes” referred to in, and was executed and delivered in connection with, that certain Purchase and Sale Agreement and Agreement and Plan of Merger, dated as of June 1, 2026, by and among Payee, Payor, Waldencast plc, a public limited company incorporated under the laws of the Bailiwick of Jersey, the Companies and the other parties thereto (the “Acquisition Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement. 1. Payment of Principal and Interest 1.1 Calculation and Payment of Interest. (a) Interest on the principal balance of this Note outstanding from time to time shall accrue, at a rate per annum equal to (1) from the Note Date until the third anniversary of the Note Date, the Term SOFR plus 5.75% and (2) commencing on the third anniversary of the Note Date until the Maturity Date, the Term SOFR plus 6.25%, in each case, computed on the basis of a 365 or 366-day year (as appropriate) for the actual number of days elapsed, from and including the date hereof. Subject to Section 6.1, the interest shall be paid in kind (“PIK Interest”) by automatically and without further action capitalizing and adding such PIK Interest quarterly in arrears on the last Business Day of each Interest Period to the then-

2 85102302.v2 outstanding principal amount of this Note, and thereafter, such PIK Interest shall bear interest as provided hereunder as if it had been part of the outstanding principal of this Note. (b) Any and all payments by Payor under this Note or any Note Document shall be made net of any deduction or withholding for any taxes required by applicable Law. If the Payor is required by applicable Law to deduct or withhold any such amount, the Payor shall use commercially reasonable efforts to (x) notify the Payee at least five (5) days prior to making any such deduction or withholding and (y) cooperate with the Payee to reduce or eliminate any such withholding, including, without limitation, by taking into account any relevant forms or other documentation provided to the Payor by or on behalf of Payee (or its registered assignee); provided, that the Payor shall provide the Payee with any tax forms it is legally able to provide to the extent reasonably requested by the Payee to permit any payments made hereunder to be made without any deduction or withholding. Any amounts that are deducted and withheld pursuant to this Section 1.1(b) shall be (A) timely remitted to the appropriate Governmental Authority and (B) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary in this Section 1.1(b), except as otherwise required by a change in law or a “determination” within the meaning of Section 1313(a) of the Code, so long as the Payee (or an applicable registered assignee) delivers to Payor a certificate to the effect that the Payee is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Payor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, together with a duly executed and completed IRS Form W-8BEN-E, the Parties agree to treat any U.S-source interest payable to the Payee (or its applicable registered assignee) under this Note as “portfolio interest” as defined in Section 871(h) of the Code. 1.2 Payment on Maturity Date. (a) Subject to Section 5, the principal balance (including any PIK Interest) of, and any accrued and unpaid uncapitalized interest on, this Note shall be payable on the earlier of the date (the “Maturity Date”): (i) the occurrence of an Exit Event and (ii) the later of (A) [  ]6 and (B) six months after the date of the Payment in Full of the Senior Debt; provided, that on or prior to the Maturity Date, any outstanding principal amount may be reduced pursuant to and in accordance with Section 6.1. 1.3 Prepayment. (a) Subject to Section 5, Payor may, at its option at any time, without premium or penalty, prepay all or any portion of this Note. (b) Any prepayment of this Note shall be applied as follows: first, to payment of accrued and uncapitalized interest; and second, to payment of principal (including PIK Interest). Upon any partial prepayment, at the request of either Payee or Payor, this Note shall be surrendered to Payor in exchange for a substitute note, which shall set forth the revised principal amount of this Note. 1.4 Payment Only on Business Days. Any payment hereunder which, but for this Section 1.4, would be payable on a day which is not a Business Day, shall instead be due and payable on (and interest shall continue to accrue, to and including) the next Business Day following such date for payment. 6 Note to Draft: To be the date that is 7.5 years after the Note Date.

3 85102302.v2 2. Representations and Warranties of Payor Payor hereby represents and warrants to the Payee, as of the Note Date, that: 2.1 Existence. Payor (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and (b) has the power and authority to execute, deliver and perform its obligations under this Note. 2.2 Authorization; No Contravention. The execution, delivery and performance by Payor of this Note have been duly authorized by all necessary organizational action, and do not and will not (a) conflict with the terms of Payor’s organizational documents; or (b) violate any applicable laws in any material manner. No approval or consent by, or notice to, any governmental authority or any other person is required in connection with the execution, delivery or performance by, or enforcement against Payor, other than any approval, consent or notice that has been obtained or made, other than filings required by applicable state securities laws, if any. 2.3 Binding Effect. This Note constitutes the legal, valid and binding obligations of Payor, enforceable against Payor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. 3. Covenants of Payor 3.1 Until all amounts outstanding and payable to Payor under the Note Documents have been paid in cash in full, Payor covenants and agrees that: (a) Maintenance of Existence. Payor shall preserve, renew and keep in full force and effect its legal existence and good standing in all jurisdictions where the failure to do so would reasonably be likely to have a material adverse effect on the business of Payor. (b) [Reserved]. (c) Refinancings, Repricings and Amendments of Senior Debt. Notwithstanding anything to the contrary in this Note or any other Note Document, the Payor and its Affiliates shall be permitted, at any time and from time to time, without the consent of, or notice to, the Payee, to (i) amend, restate, amend and restate, supplement, modify, waive, refinance, replace, refund, repay, repurchase, redeem, reprice, increase, decrease or otherwise deal with any Senior Debt or any Senior Debt Agreement (including by entering into new credit facilities, indentures, note purchase agreements or other debt instruments), and (ii) change the identity of the lenders, agents, trustees, holders or other parties to any Senior Debt Agreement, in each case on such terms and conditions as the Payor may determine in its sole discretion. The only limitations on the foregoing shall be those expressly set forth in the definition of “Specified Refinancing”. 4. Events of Default 4.1 The following shall constitute “Events of Default” under this Note: (a) (1) failure by Payor to make any payment of principal required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and (2) failure by Payor to make any payment of interest required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and, with respect to this clause (2), the continuation of such failure for a period of five (5) Business Days; or (b) Payor pursuant to or within the meaning of any Bankruptcy Law:

4 85102302.v2 (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for all or any substantial portion of its property or assets; or (iv) makes a general assignment for the benefit of its creditors; or (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Payor in an involuntary case or proceeding; (ii) appoints a Custodian of Payor or for all or substantially all of its properties; or (iii) orders the liquidation of Payor; and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days. (d) Payor fails to perform or observe any covenant or other agreement contained in this Note and such failure continues for a period of ten (10) Business Days after written notice thereof is received by the Payor from Payee, or any representation or warranty made by Payor in this Note shall prove to have been false or incorrect in any material respect at the time when made. 4.2 Subject to Section 5, if an Event of Default specified in Section 4.1(a) and Section 4.1(d) occurs and is continuing, the Payee may elect by written notice to Payor to declare the principal balance (including PIK Interest) and all accrued uncapitalized interest on this Note to become due and payable and if an Event of Default specified in Section 4.1(b) or Section 4.1(c) occurs and is continuing, the principal balance (including PIK Interest) and accrued uncapitalized interest on this Note shall become due and payable immediately without any declaration or other act on the part of Payee. 4.3 Subject to Section , if any Event of Default shall have occurred and be continuing, Payee may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Payee under this Note. 4.4 No right or remedy herein conferred upon or reserved to the Payee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. 5. Subordination 5.1 Subordination. (a) Notwithstanding anything to the contrary in this Note, each of Payor and Payee by its acceptance hereof agrees that the payment of the principal amount (including PIK Interest), any accrued and uncapitalized interest on this Note and all other amounts payable by Payor or any other person under any of the Note Documents (all of the foregoing, the “Subordinated Obligations”) shall, to the extent set forth in this Section5, be subordinate to and subject in right of payment to the prior payment in cash in full of all Senior Debt in the form received (including, without limitation, termination of all commitments to provide Senior Debt, such events, collectively, being referred to as “Payment in Full”). Until Payment in Full, Payor shall not, directly or indirectly, make, nor shall Payee accept, take, receive or retain any payment or distribution on account of the Subordinated Obligations (including, without limitation, any cash payment of principal or interest, whether prior to or after maturity hereof) whether in cash or in kind (other than PIK Interest) or in any other

5 85102302.v2 manner, and for the avoidance of doubt, any such payment or distribution shall be subject to Section 5.5. For the avoidance of doubt, each of (i) the accrual and capitalization of PIK Interest, (ii) the reduction of the principal amount outstanding of this Note contemplated by Section 6.1 and (iii) the set off and withholding of any amounts due to Payee under this Note, as contemplated by Section 6.2, shall not, in each case, constitute a payment or distribution on account of the Subordinated Obligations for purposes of this Section 5. (b) Notwithstanding anything to the contrary in this Note or any Note Document, in the event of the institution of any Insolvency Proceeding relative to Payor, then the holders of Senior Debt shall be entitled to receive Payment in Full of all Senior Debt before Payee is entitled to receive any payment in respect of the Subordinated Obligations. This Section 5 is intended to be, and shall be, enforceable as a subordination agreement under Section 510(a) of the United States Bankruptcy Code and any analogous provision of any applicable Debtor Relief Law. 5.2 Standstill. Until Payment in Full of all Senior Debt, Payee shall not, and shall not attempt to, directly or indirectly (notwithstanding Sections 4.3 and 4.4: (i) accelerate this Note or declare any Subordinated Obligations due and payable, and any automatic acceleration provision shall be modified accordingly; (ii) commence, prosecute or participate in any suit, action or proceeding to collect or enforce any Subordinated Obligations; (iii) obtain or enforce any judgment, writ, levy, attachment, garnishment, execution or similar process; (iv) exercise any contractual, legal or equitable remedy with respect to any Subordinated Obligations; or (v) commence or join in any involuntary Insolvency Proceeding against Payor. Nothing herein shall prevent Payee from filing a proper claim or proof of debt or other document or amendment thereof required in any Insolvency Proceeding relative to Payor; provided that Payee shall not take any action inconsistent with the payment priority, turnover and non-contest provisions of this Section 5. 5.3 No Impairment. (a) No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Payor or Payee, or by any non-compliance by Payor or Payee with the terms, provisions and covenants of this Note or any Note Document, regardless of any knowledge thereof Payor or Payee, as applicable, may have or be otherwise charged with. (b) Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to Payee (which Payee hereby waives), without incurring responsibility and without impairing or releasing the subordination provided in this Section 5, do any one or more of the following, in each case, in accordance with the Credit Agreement: (i) change the manner, place or terms of payment or extend the time of payment of, or effect any Permitted Change to any Senior Debt or any Senior Debt Agreement evidencing the same or evidencing, governing, creating, guaranteeing or securing any Senior Debt; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; (iv) fail or delay in the perfection of Liens securing the Senior Debt; (v) exercise or refrain from exercising any rights against Payor and any other Person (including, without limitation, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor or any other Person, regardless of whether any such actions or omissions may affect the rights of the holders of the Senior Debt to a deficiency) and (vi) from time to time enter into agreements and settlements with Payor or any of its subsidiaries as it may determine, including, without limitation, any substitution of collateral, any release of any Lien and any release of Payor or any of its subsidiaries from their obligations under any Senior Debt Agreement. This Section 5.3(a) shall not limit the obligations of Payor or the rights of Payee set forth in this Note.

6 85102302.v2 (c) Payee acknowledges the reliance of the holders of any and all of the Senior Debt on these provisions. The Payor and Payee each acknowledges and agrees that (i) each of the provisions set forth in this Section 5 shall be specifically enforceable against Payor and Payee by each Senior Debt Representative, and (ii) none of the amounts owing under this Note may at any time be secured by any collateral or guaranteed by any subsidiary or parent of Payor. 5.4 Non-Contest. Payee shall not contest, challenge, object to or support any contest, challenge or objection to the validity, enforceability, allowance, priority or amount of any Senior Debt, any Senior Debt Agreement, any Lien or security securing Senior Debt, any guarantee of Senior Debt, or any exercise of rights or remedies by any Senior Debt Representative or holder of Senior Debt. 5.5 Relative Rights. The provisions of this Section 5 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and Payee on the other hand, and nothing herein shall impair, as between Payor and Payee, the obligation of Payor, which is unconditional and absolute, to pay to Payee the principal amount hereof and interest hereon and the other amounts payable hereunder in accordance with the terms and provisions of this Note, subject to the rights, if any, of holders of Senior Debt under this Section 5. 5.6 Turnover of Payments. If, notwithstanding the provisions of this Section 5, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by Payee from any source whatsoever in contravention of this Section 5 and before Payment in Full of all Senior Debt in the form received, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Senior Debt (or any duly authorized Senior Debt Representative) for application of payment according to the priorities of such Senior Debt (except Payee may receive and retain Permitted Junior Securities). Pending such turnover, Payee shall segregate such payment, or distribution and shall not commingle it with any other funds or property. If a claim is made upon any holder or holders of Senior Debt for repayment or recovery of any amount (a “Voidable Transfer”) on account of any Senior Debt under any Federal, state or foreign law, whether by reason of preference, fraudulent conveyance, or otherwise and if such holder or holders of Senior Debt repay all or a portion of such amounts by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such holder or holders, or (ii) any settlement or compromise of any claim effected by such holder or holders based upon the reasonable advice of counsel, then, as to the amount that has been repaid, the provisions of this Section 5 shall be automatically reinstated and restored and the amount so repaid shall constitute Senior Debt entitled to the benefits of this Section 5 as if such Voidable Transfer never had been made. 5.7 Reliance by Holders of Senior Debt. Payor and Payee acknowledge and agree that the provisions of this Section 5 and Section 8.13 shall inure to the benefit of the holders of the Senior Debt who are intended to be express third-party beneficiaries of such provisions. 5.8 Notwithstanding anything to the contrary in this Note, no Event of Default shall be deemed to have occurred or exist solely as a result of Payor’s failure to make any payment, perform any covenant or obligation, in each case, to the extent such payment, performance, or obligation is prohibited by this Section 5 or the Senior Debt Agreement. Any amounts not paid due to this Section 5 shall remain Subordinated Obligations and shall become payable only to the extent permitted by this Section 5. 6. Setoff; Reduction in Principal; Cancellation of this Note. 6.1 Reduction in Principal. Payor shall have the right to reduce, as a means of set off, the principal amount outstanding of this Note on a dollar-for-dollar basis (i) in the event the Shortfall Amount exceeds the sum of the Escrow Funds plus $3,000,000, by an amount equal to the Shortfall Amount minus by the total amounts distributed to Payor pursuant to Section 2.5(c)(ii)(1)(A) and Section 2.5(c)(ii)(1)(B) of the Acquisition Agreement, and (ii) by any Owed Amounts for any claims for indemnification for Specified Liabilities pursuant to Section 11.2(c) of the Acquisition Agreement

7 85102302.v2 not to exceed the Owed Amount for such Specified Liability pursuant to Section 11.10(a)(ii) of the Acquisition Agreement; provided, that in the event any of the circumstances set forth in Item 1 of Section 11.2(c) of the Companies Disclosure Letter occur, the principal amount outstanding of this Note shall be reduced by ten million dollars ($10,000,000). No interest shall accrue on any portion of this Note that is cancelled or reduced pursuant to this Section 6.1. 6.2 In addition to Payor’s right to reduce the principal amount outstanding of this Note pursuant to Section 6.1, Payor shall have the right to set off and withhold any amounts due to Payee under this Note as set forth in Section 11.10(a) of the Acquisition Agreement. 6.3 Any such cancellation or reduction pursuant to this Section 6.1 shall be treated by Payor and Payee as a reduction of the Final Purchase Price under the Acquisition Agreement for all purposes, including, without limitation, for U.S. federal and applicable state income tax purposes (and as contemplated Section 108(e)(5) of the Code), except as otherwise required by applicable law. 6.4 Cancellation of Note. Once all amounts outstanding and payable to Payor under the Note Documents have been paid in cash in full, or reduced or offset as set forth in this Section 0, this Note shall automatically be deemed canceled, shall be surrendered to Payor for cancellation and shall not be reissued. 7 Certain Definitions 7.1 “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Payor. 7.2 “Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York or London, England. 7.3 [“Credit Agreement” means that certain credit agreement, dated as of [  ], 2026 among [  ] as borrower, MidCap Financial Trust, as administrative agent, and the other lenders party thereto, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time (including, any “Credit Agreement” (or similar debt agreement) entered into as a result of a Specified Refinancing).]7 7.4 “Companies” has the meaning set forth in the Acquisition Agreement. 7.5 “Company Entity” means the Payor and each subsidiary of the Payor. 7.6 “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law. 7.7 “Debtor Relief Laws” means Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. 7.8 “Debt to EBITDA Ratio” means a ratio where (a) the numerator is funded debt outstanding under the credit agreement or other principal debt instrument governing any Specified Refinancing (and in addition, any other outstanding debt for borrowed money of the “Borrower” and its “Subsidiaries” (each as defined in the Credit Agreement), any outstanding note or indenture under which the “Borrower” and its “Subsidiaries” (each as defined in the Credit Agreement) are obligated and any drawn (and not reimbursed or cash collateralized) letters of credit under which the “Borrower” and its “Subsidiaries” (each as defined in the Credit Agreement) are obligated), and (b) the denominator is EBITDA, in each case calculated in the manner set forth in, and using the 7 Note to Draft: To update for final Credit Agreement as required.

8 85102302.v2 definitions, conventions, addbacks, adjustments, pro forma adjustments and methodologies set forth in (or otherwise agreed with the lenders or other holders of indebtedness under), the documentation governing such Specified Refinancing. The calculation of the Debt to EBITDA Ratio shall be conclusively determined by the Payor in good faith based on the foregoing. 7.9 “EBITDA” means [“Consolidated Adjusted EBITDA”] (or the equivalent or analogous concept), as defined in the credit agreement or other principal debt instrument governing any Specified Refinancing, calculated to the satisfaction of the Payor and the lenders (or other holders of indebtedness) in connection with any Specified Refinancing. 7.10 “Event of Default” means any of the occurrences specified under Section 4.1(a) through Section 4.1(d) of this Note. 7.11 “Exit Event” means the consummation of a transaction or series of transactions (whether structured as a merger, sale, consolidation, recapitalization or otherwise) which, collectively, result in Sponsor no longer owning, directly or indirectly, at least fifty percent (50%) of the economic or voting interests of [Waypoint BidCo US, LLC].8 7.12 “Insolvency Proceeding” means, with respect to any Person, the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or if such Person makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or such Person appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding. 7.13 “Interest Period” means, (i) with respect to the first Interest Period, the period commencing on the Note Date and ending on December 31st, 2026, and (2) thereafter, each successive quarterly period ending on the last Business Day of December, March, June and September. Interest shall compound quarterly on the last Business Day of each Interest Period. 7.14 “Note Date” means [  ], 2026. 7.15 “Note Documents” means this Note and, without limitation, all other promissory notes, credit agreements, loan agreements, and all other instruments, agreements, and documents, whether now or hereafter existing, executed in connection with this Note; provided that, any such documents executed after the Note Date shall be subject to the terms of Sections 0 set forth herein, but excluding, for the avoidance of doubt, the Fixed Vendor Note. 7.16 “Permitted Change” means, with respect to any Senior Debt Agreement, any written amendment, restatement, amendment and restatement, supplement, waiver, refinancing, replacement, repricing, increase, extension or other modification, in each case, on such terms as the Payor and the holders of the Senior Debt may agree, including that a Specified Refinancing with respect to any Senior Debt Agreement shall constitute a Permitted Change. 7.17 “Permitted Junior Securities” means debt or equity securities of Payor or any successor entity issued pursuant to a plan of reorganization or readjustment of Payor that has been adopted pursuant to an 8 To be entity that is “Holdings” under the Credit Agreement.

9 85102302.v2 Insolvency Proceeding and confirmed or approved by a court having jurisdiction over such proceeding (a) which securities are subordinated to, and shall not have an earlier maturity date than the payment of all then-outstanding Senior Debt and (b) which securities are subordinated in right of payment to all Senior Debt, at least to the same extent that this Note is subordinated to the payment of all Senior Debt; provided that, so long as any holder of Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not indefeasibly paid in cash in full on such date, the holders of such Senior Debt not so paid in cash in full shall have consented to the terms of such plan of reorganization or readjustment. 7.18 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. 7.19 [“Senior Debt” means (a) the Obligations (as defined in the Credit Agreement) and all other obligations (including, without limitation, costs, expenses, penalties, indemnifications, damages or otherwise of Payor or any of its respective subsidiaries) owing under or arising pursuant to any Senior Debt Agreement, and (b) to the extent allowed under applicable law, post-petition interest, fees and expenses on the liabilities referred to in the immediately preceding clause (a) accruing subsequent to the commencement of an Insolvency Proceeding.]9 7.20 “Senior Debt Agreement” means each instrument or agreement evidencing or governing the liabilities referred to in clause (a) of the definition of Senior Debt, including, without limitation, the Credit Agreement and the other [Loan Documents] (as defined in the Credit Agreement), in each case, subject to any Permitted Change thereto. 7.21 [“Senior Debt Representatives” means with respect to any Senior Debt Agreement, the lead administrative agent or trustee for the lenders, noteholders and/or creditors thereunder, which for the avoidance of doubt, shall include MidCap Financial Trust (and its successors and assigns) under the Credit Agreement.]10 7.22 “Specified Refinancing” means a refinancing, replacement or restructuring of the Credit Agreement, as in effect immediately prior to giving effect to such Specified Refinancing; provided that, after giving effect to such Specified Refinancing, the Debt to EBITDA Ratio on the date of such Specified Refinancing (giving effect thereto) will not exceed 7.50:1.00. 7.23 “Sponsor” means Bridgepoint Europe VII LP and Bridgepoint Europe VII 2 LP. 7.24 “Term SOFR” means a variable rate per annum equal to Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. 7.25 “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CME) (or a successor administrator of the Term SOFR Reference Rate as agreed between Payor and Payee). 7.26 “Term SOFR Reference Rate” means the prevailing 3-month term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform. 9 Note to Draft: To update for final Credit Agreement as required. 10 Note to Draft: To update for final Credit Agreement as required.

10 85102302.v2 7.27 “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. 8. Miscellaneous 8.1 Section Headings. The section headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note. 8.2 Amendment and Waiver. Any term of this Agreement may be amended, terminated or waived only with the written consent of Payor, Payee and, solely with respect to Section 5 and Section 8.13, the Senior Debt Representative; provided that no amendment, supplement, modification, waiver or consent under this Note or any replacement Note or other Note Document that is adverse in any material respect to the holders of Senior Debt shall be effective without the prior written consent of the Senior Debt Representative. No failure or delay in exercising any right, power or privilege hereunder shall imply or otherwise operate as a waiver of any rights of Payor or Payee, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. 8.3 Governing Law. This Note, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Note or the negotiation, execution or performance of this Note (including, without limitation, any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Note) will be governed by, enforced and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State without the application of any conflicts of law principles that would result in the application of the laws of any other jurisdiction. 8.4 Lost, Stolen, Destroyed or Mutilated Note. Upon receipt of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note and of indemnity arrangements reasonably satisfactory to Payor from or on behalf of the holder of this Note, and upon surrender or cancellation of this Note if mutilated, Payor shall make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note, at Payee’s expense. 8.5 Waiver of Presentment, Etc. Except as otherwise provided herein, presentment, demand, protest, notice of dishonor and all other demands and notices are hereby expressly waived by Payor. 8.6 Usury. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note. 8.7 Notices. All notices and other communications hereunder shall be shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other Party in accordance with this Section 8.7): If to Payor, addressed to: [  ]

11 85102302.v2 Attn: [  ] Email:[  ] with a copy (which shall not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attn: David Allinson; Jane Greyf Email: david.allinson@lw.com; jane.greyf@lw.com and Latham & Watkins LLP 45, rue Saint-Dominique Paris, 75007 France Attn: Olivier du Mottay Email: Olivier.dumottay@lw.com If to Payee, addressed to: Obagi Holdings Company Ltd. Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive, PO Box 2681 Attn: Elisabeth Milan Email: elisabeth@waldencast.com with a copy (which shall not constitute notice): Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Attn: Maxim Mayer-Cesiano Email: maxim.mayercesiano@skadden.com In the event that any notice under this Note is required to be made on or as of a day which is not a Business Day, then such notice shall not be required to be made until the first (1st) day thereafter which is a Business Day. 8.8 Assignment. Payor may not assign any Note Document or any obligation under any Note Document, without the prior written consent of Payee, in the sole discretion of Payee; provided, that Payor may, without the consent of Payee, assign the Note Documents to any Affiliate of Payor; provided, however, that any such assignment shall not reasonably be expected to materially impair or materially adversely affect Payee or any of its Affiliates; provided further that, any such assignment in connection with a Specified Refinancing shall not be deemed to materially impair or

12 85102302.v2 materially adversely affect Payee or any of its Affiliates. Payee may not assign any Note Document or any right, title or interest in, to or under any Note Document without the prior written consent of Payor, in the sole discretion of Payor; provided, that Payee may, without the consent of Payor, assign the Note Documents to Parent or any Affiliates of Parent or any shareholders of Parent owning in excess of ten percent (10%) of the share capital of Parent; provided, however that any such assignment shall not reasonably be expected to materially impair or materially adversely affect Payor or any of its Affiliates. This Note will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. For the avoidance of doubt, Permitted assignees of this Note shall be subject to all of the terms and conditions of this Note including, without limitation, Section 5 and this Section 8.8. The Payee shall maintain a register of the principal and interest amounts owing from time to time pursuant to the terms hereof (the “Register”). In the event of a permitted assignment by Payee of all or any part of any Note, the Payee shall record such assignment in the Register. Promptly upon request by the applicable permitted assignee, the Payor shall execute and deliver to such permitted assignee (and, in the event of a partial permitted assignment of this Note, the Payee making such assignment) one or more new Notes issued in the name or names of the assignees thereof (and, in the event of a partial permitted assignment of this Note, the Payee making such assignment). No assignment by any Payee shall be effective unless it has been recorded in the Register as provided above. The entries in the Register shall be conclusive absent manifest error. The Register shall be available for inspection by each of Payor and any Payee, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, the subordination provisions described in Section 0 hereof shall be binding upon all successors, permitted transferees and permitted assigns of the Payee and any one or more permitted assignees and subsequent permitted assignees. 8.9 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE, ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9. 8.10 Entire Agreement. The Note Documents and the Acquisition Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between this Note and the Acquisition Agreement, the latter shall prevail. 8.11 Severability. If any term, provision, covenant or restriction of this Note is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Note shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13 85102302.v2 8.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 8.13 Security. This Note is unsecured and there shall be no guarantors or obligors other than Payor. Payee acknowledges that Payor has not and will not grant, and Payee has not and will not receive, any Lien or security interest in any property of Payor or any of its Affiliates or subsidiaries, or any guarantee by any such Person, to secure any Subordinated Obligations. [Remainder of page purposefully left blank; signature pages follow]

US-DOCS\168420049.45 IN WITNESS WHEREOF, each of the Parties has executed and delivered this Note as of the date hereinabove first written. PAYOR: WAYPOINT INTERMEDIATE, INC. By: Name: Title:

US-DOCS\168420049.45 PAYEE: OBAGI HOLDINGS COMPANY LTD. By: Name: Title:

US-DOCS\168420049.45 EXHIBIT G-1 Form of Dutch Notarial Deed [Intentionally Omitted]

US-DOCS\168420049.45 EXHIBIT G-2 Form of Hong Kong Instrument of Transfer and Bought and Sold Notes [Intentionally Omitted]

US-DOCS\168420049.45 EXHIBIT H Form of Transition Services Agreement [Intentionally Omitted]

US-DOCS\168420049.45 EXHIBIT I Form of Transitional Trademark License Agreement [Intentionally Omitted]

US-DOCS\168420049.45 EXHIBIT J Earnout Accounting Principles [Intentionally Omitted]